Exhibit 10.1

EXECUTION VERSION

Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been redacted.

LOAN AND SECURITY AGREEMENT

Dated as of December 10, 2020

by and among

EXELA RECEIVABLES 3, LLC,

as Borrower,

THE PERSONS FROM TIME TO TIME PARTY HERETO,

as Lenders,

ALTER DOMUS (US) LLC,

as Administrative Agent,

and

EXELA TECHNOLOGIES, INC.,

as Initial Servicer

Page

ARTICLE I DEFINITIONS		1

SECTION 1.01.	Certain Defined Terms	1

SECTION 1.02.	Other Interpretative Matters	33

SECTION 1.03.	LIBOR Rate Notification	34

SECTION 1.04.	Administrative Agent Decision Making	34

ARTICLE II TERMS OF THE LOANS		34

SECTION 2.01.	Loan Facility	34

SECTION 2.02.	Making Loans; Repayment of Loans	35

SECTION 2.03.	Interest and Fees	36

ARTICLE III [Reserved]		38

ARTICLE IV SETTLEMENT PROCEDURES AND PAYMENT PROVISIONS		38

SECTION 4.01.	Settlement Procedures	38

SECTION 4.02.	Payments and Computations, Etc.	31

ARTICLE V INCREASED COSTS; FUNDING LOSSES; TAXES; ILLEGALITY AND SECURITY INTEREST		41

SECTION 5.01.	Increased Costs	41

SECTION 5.02.	Funding Losses	43

SECTION 5.03.	Taxes	43

SECTION 5.04.	Making or Maintaining LIBOR Rate Loans	46

SECTION 5.05.	Security Interest	50

ARTICLE VI CONDITIONS to Effectiveness and CREDIT EXTENSIONS		52

SECTION 6.01.	Conditions Precedent to Effectiveness and the Initial Credit Extension	52

SECTION 6.02.	Conditions Precedent to All Credit Extensions	52

SECTION 6.03.	Conditions Precedent to All Releases	54

ARTICLE VII REPRESENTATIONS AND WARRANTIES		54

SECTION 7.01.	Representations and Warranties of the Borrower	54

SECTION 7.02.	Representations and Warranties of the Initial Servicer	62

ARTICLE VIII COVENANTS		66

SECTION 8.01.	Affirmative Covenants of the Borrower	66

SECTION 8.02.	Reporting Requirements of the Borrower	70

SECTION 8.03.	Negative Covenants of the Borrower	73

SECTION 8.04.	Affirmative Covenants of the Initial Servicer	76

i

TABLE OF CONTENTS―continued

iv

TABLE OF CONTENTS―continued

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Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been redacted.

TABLE OF CONTENTS―continued

Page

EXHIBITS

EXHIBIT A	–	Form of Loan Request
EXHIBIT B	–	Form of Assignment and Acceptance Agreement
EXHIBIT C	–	Notice of Conversion/Continuation
EXHIBIT D	–	Credit and Collection Policy*
EXHIBIT E	–	Form of Information Package*
EXHIBIT F	–	Form of Compliance Certificate
EXHIBIT G	–	Closing Memorandum*
EXHIBIT H	–	Form of Interim Report*
EXHIBIT I	–	Parent Change of Control
EXHIBIT J-1	–	Scheduled Contracts†
EXHIBIT J-2	–	Scheduled Contracts†
EXHIBIT K-1	–	Form of First Tier Receivables Purchase and Sale Agreement*
EXHIBIT K-2	–	Form of First Tier Inventory Purchase and Sale Agreement
EXHIBIT K-3	–	Form of First Tier IP Purchase and Sale Agreement
EXHIBIT L	–	Form of Performance Guaranty*
EXHIBIT M	–	Form of IP License
EXHIBIT N	–	Form of [***]*
EXHIBIT O	–	Form of Confirmation of Release*
EXHIBIT P-1	–	Form of PNC Account Control Agreement*
EXHIBIT P-2	–	Form of Bank of America Account Control Agreement*
EXHIBIT P-3	–	Form of Bank of Texas Account Control Agreement*

SCHEDULES

SCHEDULE I	–	Commitments
SCHEDULE II	–	Collection Accounts†
SCHEDULE III	–	Notice Addresses
SCHEDULE 7.01(l)	–	UCC Details
SCHEDULE 8.04(f)	–	Location of Records

* Omitted in accordance with Regulation S-K Item 601(a)(5)

† Omitted pursuant to Regulation S-K Item 601(b)(10) (iv).

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This LOAN AND SECURITY AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is entered into as of December 10, 2020 by and among the following parties:

(i)            EXELA RECEIVABLES 3, LLC, a Delaware limited liability company, as Borrower (together with its successors and assigns, the “Borrower”);

(ii)           the Persons from time to time party hereto as Lenders;

(iii)          ALTER DOMUS (US) LLC (“Alter Domus”), as Administrative Agent; and

(iv)          EXELA TECHNOLOGIES, INC., a Delaware corporation, in its individual capacity (“Exela”) and as initial servicer (in such capacity, the “Initial Servicer”).

PRELIMINARY STATEMENTS

The Borrower (i) has acquired, and will acquire from time to time, Receivables from the Pledgor pursuant to the Second Tier Purchase and Sale Agreement, (ii) has acquired, and will acquire from time to time, Inventory from the Pledgor pursuant to the Second Tier Inventory Purchase and Sale Agreement and (iii) has acquired Intellectual Property from the Pledgor pursuant to the Second Tier IP Purchase and Sale Agreement. The Borrower has requested that the Lenders make Loans from time to time to the Borrower on the terms, and subject to the conditions set forth herein, secured by, among other things, the Receivables, the Inventory and the Intellectual Property.

In consideration of the mutual agreements, provisions and covenants contained herein, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01.            Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“A/R Only Reserve Amount” means, an amount equal to the greater $30,000,000 and 27.0% of the Adjusted Net Pool Balance at such time.

“Account Control Agreement” means a valid and enforceable agreement, substantially in the form of Exhibit P-1, Exhibit P-2 and Exhibit P-3, as applicable, and otherwise in form and substance satisfactory to the Administrative Agent, among the Borrower, the Initial Servicer, the Administrative Agent and any Collection Account Bank, whereupon the Borrower, as sole owner of the related Collection Account(s) and the customer of the related Collection Account Bank in respect of such Collection Account(s), shall transfer to the Administrative Agent exclusive dominion and control over and otherwise perfect a first-priority security interest in, such Collection Account(s) and the cash, instruments or other property on deposit or held therein.

“Additional Eligible Receivables” means, as of any date of determination, without duplication of any Pool Receivable included as an Eligible Receivable, (a) during the IP Period, each Pool Receivable that would be an Eligible Receivable but for the application of clauses (g) and (h)(i) of the definition of “Eligible Receivable” and (b) at any time other than during the IP Period, each Pool Receivable that would be an Eligible Receivable but for the application of clause (g) and (h)(i) (but, in the case of clause (h)(i), only to the extent any such Pool Receivable is paid on or prior to the ninetieth (90th) day following its original invoice date) of the definition of “Eligible Receivable”.

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“Additional Excess Concentration Amount” means, as of any date of determination, the sum of the following amounts, without duplication:

(a)            the excess (if any) of (i) ninety percent (90%) of the aggregate Unpaid Balance of all Additional Eligible Receivables as to which any payment, or part thereof, remains unpaid for more than 60 days and less than 90 days from the original due date for such payment, over (ii) the lesser of $2,066,400 and 1.53% of the Adjusted Net Pool Balance at such time; plus

(b)            the excess (if any) of (i) ninety percent (90%) of the aggregate Unpaid Balance of all Additional Eligible Receivables as to which any payment, or part thereof, remains unpaid for more than 91 days from the original due date for such payment, over (ii) the lesser of $7,382,700 and 5.46% of the Adjusted Net Pool Balance at such time; plus

(c)            the excess (if any) of (i) ninety percent (90%) of the aggregate Unpaid Balance of all Additional Eligible Receivables that has a due date that is more than sixty (60) days after its original invoice date, over (ii) the lesser of $2,063,700 and 1.53% of the Adjusted Net Pool Balance at such time.

“Additional Net Pool Balance” means, at any time, an amount equal to (i) ninety percent (90%) of the aggregate Unpaid Balance of all Pool Receivables that are Additional Eligible Receivables determined at such time, minus (ii) the Additional Excess Concentration Amount at such time.

“Adjusted LIBOR Rate” means, for any Interest Rate Determination Date with respect to an Interest Period for a LIBOR Rate Loan, the greater of (a) the rate per annum obtained by dividing (i) (A) the rate per annum equal to the Intercontinental Exchange Benchmark Administration Ltd. (or such other Person that takes over the administration of such rate) LIBOR Rate (“ICE LIBOR”), as published by a nationally recognized service such as the Dow Jones Market Service (Telerate), Reuters or Bloomberg (or such other commercially available source providing quotations of ICE LIBOR as may be designated by the Administrative Agent from time to time), or a comparable or successor rate that has been approved by the Administrative Agent, at approximately 11:00 a.m., London time on the Interest Rate Determination Date, for U.S. Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period or (B) if such rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in U.S. Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the LIBOR Rate Loan being made, continued or converted and with a term equivalent to such Interest Period would be offered to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) on the Interest Rate Determination Date, by (ii) an amount equal to (A) one, minus (B) the Applicable Reserve Requirement, and (b) 1.50% per annum. Any determination of LIBOR shall be conclusive absent manifest error.

“Adjusted Net Pool Balance” means, at any time of determination, an amount equal to (a) the Net Pool Balance as of such date of determination plus (b) an amount equal to the Additional Net Pool Balance as of such date of determination.

“Administrative Agent” means Alter Domus, in its capacity as contractual representative for the Credit Parties, and any successor thereto in such capacity appointed pursuant to Section 11.07 or Section 14.03(i).

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“Administrative Agent’s Account” means the account(s) from time to time designated in writing by the Administrative Agent to the Borrower and Servicer for purposes of receiving payments hereunder.

“Adverse Claim” means any claim of ownership or any Lien; it being understood that any such claim or Lien in favor of, or assigned to, the Administrative Agent (for the benefit of the Secured Parties) under the Transaction Documents shall not constitute an Adverse Claim.

“Affected Lender” has the meaning assigned thereto in Section 5.04(a).

“Affected Person” means each Credit Party, the Backup Servicer and each of their respective Affiliates.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling (including any member of the senior management group of such Person), controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power (a), except as used in the definition of “Change in Control”, to vote 10.00% or more of the Capital Stock having ordinary voting power for the election of directors of such Person, or (b) to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise. Notwithstanding anything herein to the contrary, in no event shall Administrative Agent or any Lender or any of their Affiliates be considered an “Affiliate” of any Exela Party.

“AG Fee Letter” has the meaning specified in Section 2.03(a).

“Agent Fee Letter” means that certain fee letter dated as of the date hereof, by and between Borrower and Alter Domus, as amended, amended and restated, supplemented or otherwise modified from time to time.

“Agent Fees” has the meaning specified in Section 2.03(a)

“Aggregate Interest” means, at any time of determination, the aggregate accrued and unpaid Interest on the Loans of all Lenders at such time.

“Aggregate Loan Amount” means, at any time, the aggregate outstanding principal amounts of the Term Loans of each lender.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Alter Domus” has the meaning set forth in the preamble to this Agreement.

“Alternative Currency” means any currency other than U.S. Dollars.

“Amortization Event” shall mean the occurrence of any of the following:

(a)            The Borrower shall fail to make any payment or deposit or transfer any monies to be made by it hereunder or under any other Transaction Document as and when due;

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(b)            (i) any Exela Party (other than the Bankruptcy Remote Entities) or any Subsidiary shall fail to pay the principal of any Debt that is outstanding in an aggregate amount exceeding $25,000,000 at the stated final maturity thereof or (ii) or any “event of default” (or similar event) shall occur under the Credit Agreement or the Notes Indenture; provided that a breach of the net first lien leverage ratio in Section 6.11 of the Credit Agreement (as amended, amended and restated, supplemented or otherwise modified or waived from time to time) shall not, by itself constitute an “event of default” for purposes of this clause (ii) unless all or any portion of the obligations under the Credit Agreement have been accelerated as a result of such breach; provided further, that this clause (b) shall not apply to any secured Debt that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Debt if such sale or transfer is permitted hereunder and under the documents providing for such Debt;

(c)            any Bankruptcy Remote Entity shall (x) fail at any time (other than for ten (10) Business Days following notice of the death or resignation of any Independent Manager) to have the required number of Independent Managers who satisfy each requirement and qualification specified in Section 8.03(c) of this Agreement for Independent Managers, (y) fail to timely notify the Administrative Agent of any replacement or appointment of any Person that is to serve as an Independent Manager for such Bankruptcy Remote Entity as required pursuant to Section 8.03(c) of this Agreement or (z) terminate any Independent Manager;

(d)            (i) the IP License is canceled, rescinded, rejected, amended, waived or otherwise modified without the prior written consent of the Required Lenders, or (ii) any Exela Party shall fail to make any payment to be made by it under the IP License as and when due, and such failure shall remain unremedied for two (2) Business Days (provided, that such grace period shall not be in addition to any otherwise applicable grace period for such payment);

(e)            an Event of Bankruptcy shall have occurred with respect to any Exela Party; or

(f)            solely during the IP Period, any Exela Party, or any creditor or creditor representative of any Exela Party, shall make any challenge to, or adverse claim against (i) the Conveyance (as defined in the Purchase and Sale Agreements) of any Inventory or Intellectual Property that constitutes Collateral to the Pledgor and/or the Borrower or (ii) the Liens (including the first priority nature thereof) granted on any Collateral hereunder (and the Purchase and Sale Agreements, if applicable); provided that this clause (f) shall not apply with respect to any Collateral which was subject to a Conveyance in which a Confirmation of Release was delivered by the requisite agent and/or trustee as the secured party under the Existing Specified Secured Debt Security Agreement.

“Anti-Corruption Laws” means any Applicable Law relating to anti-bribery or anti-corruption, including, without limitation, the Foreign Corrupt Practices Act of 1977, as amended.

“Anti-Money Laundering Laws” means any Applicable Law relating to terrorism or money laundering, including, without limitation, the Currency and Foreign Transactions Reporting Act (31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959) (the “Bank Secrecy Act”), as amended by the PATRIOT Act

“Applicable Law” means, with respect to any Person, (x) all provisions of law, statute, treaty, constitution, ordinance, rule, regulation, ordinance, requirement, restriction, permit, executive order, certificate, decision, directive or order of any Governmental Authority applicable to such Person or any of its property and (y) all judgments, injunctions, orders, writs, decrees and awards of all courts and arbitrators in proceedings or actions in which such Person is a party or by which any of its property is bound. For the avoidance of doubt, FATCA shall constitute an “Applicable Law” for all purposes of this Agreement.

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“Applicable Margin” means (a) with respect to LIBOR Rate Loans, 9.75%, and (b) with respect to Base Rate Loans, 8.75%.

“Applicable Reserve Requirement” means, at any time, for any LIBOR Rate Loan, the maximum rate, expressed as a decimal, at which reserves (including, without limitation, any basic marginal, special, supplemental, emergency or other reserves) are required to be maintained with respect thereto against “Eurocurrency liabilities” (as such term is defined in Regulation D) under regulations issued from time to time by the Board of Governors of the Federal Reserve System or other applicable banking regulator. Without limiting the effect of the foregoing, the Applicable Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (a) any category of liabilities which includes deposits by reference to which the applicable Adjusted LIBOR Rate or any other interest rate of a Loan is to be determined, or (b) any category of extensions of credit or other assets which include LIBOR Rate Loans. A LIBOR Rate Loan shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credit for proration, exceptions or offsets that may be available from time to time to the applicable Lender. The rate of interest on LIBOR Rate Loans shall be adjusted automatically on and as of the effective date of any change in the Applicable Reserve Requirement.

“Approved Alternative Currency” means (i) CAD and (ii) such other Alternative Currency consented to in writing from time to time by the Required Lenders in writing.

“Assignment and Acceptance Agreement” means an assignment and acceptance agreement entered into by a Lender, an Eligible Assignee and the Administrative Agent, and, if required, the Borrower, pursuant to which such Eligible Assignee may become a party to this Agreement, in substantially the form of Exhibit B hereto or any other form approved by the Administrative Agent.

“Attorney Costs” means and includes all fees, costs, expenses and disbursements of any law firm or other external counsel.

“Backup Servicer” means Vervent, Inc. or such other Person selected by the Required Lenders from time to time.

“Backup Servicing Agreement” means each agreement, in form and substance satisfactory to the Administrative Agent, among the Borrower, the Initial Servicer, the Administrative Agent and the Backup Servicer, governing the roles and responsibilities to be provided by the Backup Servicer.

“Bankruptcy Code” means the United States Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.), as amended from time to time.

“Bankruptcy Remote Entity” means each of the Borrower and the Pledgor.

“Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 0.50% and (c) the Adjusted LIBOR Rate (which rate shall be calculated based upon an Interest Period of one month and determined on a daily basis) plus 1.00%. Any change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBOR Rate shall be effective on the effective day of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBOR Rate, respectively.

“Base Rate Loan” means a Loan bearing interest at a rate determined by reference to the Base Rate.

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“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“BIS” means the Bureau of Industry and Security of the U.S. Department of Commerce.

“Blocked Person” means any Person: (a) identified on a Sanctions- or Export Controls- related list of designated Persons, including the Specially Designated Nationals and Blocked Persons List maintained by OFAC and the Entity List maintained by BIS; (b) domiciled, organized or resident in, or the government or any agency or instrumentality of the government of, any Sanctioned Country; or (c) owned or controlled by, or acting for or on behalf of, directly or indirectly, any Person described in the foregoing clauses (a) or (b).

“Borrower” has the meaning specified in the preamble to this Agreement.

“Borrower Indemnified Amounts” has the meaning set forth in Section 13.01(a).

“Borrower Indemnified Party” has the meaning set forth in Section 13.01(a).

“Borrower Obligations” means all present and future indebtedness, reimbursement obligations, and other liabilities and obligations (howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or due or to become due) of the Borrower to any Credit Party, Borrower Indemnified Party and/or any Affected Person, arising under or in connection with this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby, and shall include, without limitation, all outstanding principal and Interest on the Loans, all Fees, Prepayment Premium and all other amounts due or to become due under the Transaction Documents (whether in respect of fees, costs, expenses, premiums, indemnifications or otherwise), including interest, fees, premiums and other obligations that accrue after the commencement of any Event of Bankruptcy with respect to the Borrower (in each case whether or not allowed as a claim in such proceeding).

“Borrowing Base” means, at any time of determination,

(1) prior to the Inventory/IP Contribution Date, an amount equal to (a) the Adjusted Net Pool Balance, plus (b) Unrestricted Cash of the Borrower minus (c) the Required Reserves in effect at such time, and

(2) on and after the Inventory/IP Contribution Date, an amount equal to (a) the Adjusted Net Pool Balance at such time, plus (b) (i) at all times prior to the IP Release Date, fifty percent (50%) of the Value of Eligible Inventory (provided that this clause (b)(i) shall not exceed the lesser of $4,584,893 and 3.64% of the Borrowing Base at such time) at such time and (ii) at all times on and after the IP Release Date, zero percent (0%) of the Value of Eligible Inventory at such time, plus (c) Unrestricted Cash of the Borrower minus (d) the Required Reserves in effect at such time.

“Borrowing Base Deficit” means, at any time of determination, the amount, if any, by which (a) the Aggregate Loan Amount at such time, exceeds (b) the Borrowing Base at such time.

“Breakage Amount” has the meaning assigned thereto in Section 5.02(a).

“Business Day” means (a) any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close, and (b) with respect to all notices, determinations, fundings and payments in connection with the Adjusted LIBOR Rate, the term “Business Day” shall mean any day which is a Business Day described in clause (a) and which is also a day for trading by and between banks in U.S. Dollar deposits in the London interbank market.

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“CAD” or “Canadian Dollars” means dollars in lawful money of Canada.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

“Certificate of Beneficial Ownership” shall mean, for the Borrower, a certificate in form and substance acceptable to the Administrative Agent (as amended or modified by the Administrative Agent from time to time in its sole discretion), certifying, among other things, the beneficial owner of the Borrower.

“Change in Control” means the occurrence of any of the following:

(a)            The Originators cease to own, directly, 100% of the issued and outstanding Capital Stock and all other equity interests of the Pledgor free and clear of all Adverse Claims;

(b)            The Pledgor ceases to own, directly, 100% of the issued and outstanding Capital Stock and all other equity interests of the Borrower free and clear of all Adverse Claims;

(c)            Parent ceases to own, directly or indirectly, 100% of the issued and outstanding Capital Stock of any Originator, Initial Servicer or Borrower;

(d)            Any Parent Change of Control.

“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all reports, notes, requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to the agreements reached by the Basel Committee on Banking Supervision in “Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems” (as amended, supplemented or otherwise modified or replaced from time to time), shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

“Closing Date” means December 10, 2020.

“Code” means the Internal Revenue Code of 1986, as amended or otherwise modified from time to time.

“Collateral” has the meaning set forth in Section 5.05(a).

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“Collection Account” means each Interim Collection Account and each Continuing Collection Account.

“Collection Account Bank” means any bank at which the Borrower maintains one or more Collection Accounts.

“Collections” means, (a) with respect to any Pool Receivable: (i) all funds that are received by any Originator, the Borrower, the Servicer or any other Person on their behalf in payment of any amounts owed or payable in respect of such Pool Receivable (including purchase price, service charges, finance charges, interest fees and all other charges), or applied to amounts owed or payable in respect of such Pool Receivable (including insurance payments, proceeds of drawings under supporting letters of credit and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related Obligor or any other Person directly or indirectly liable for the payment of such Pool Receivable and available to be applied thereon), (ii) all Deemed Collections, (iii) all proceeds of all Related Security with respect to such Pool Receivable and (iv) all other proceeds of such Pool Receivable, (b) with respect to any Inventory: (i) all funds that are received by the Borrower, the Servicer or any other Person on their behalf in payment of amounts owed or payable in respect of such Inventory and (ii) all other proceeds of such Inventory and (c) with respect to Intellectual Property: (i), all funds that are received by the Borrower, the Servicer or any other person on their behalf in payment of amounts owed or payable in respect of such Intellectual Property (including, for the avoidance of doubt, amounts paid under the IP License) and (ii) all other proceeds of such Intellectual Property.

“Collections Control Agreement” means a valid and enforceable agreement substantially in the forms of Exhibit-2 and Exhibit P-3 and otherwise in form and substance satisfactory to the Administrative Agent, among the Borrower, the Administrative Agent and any Collection Account Bank, whereupon the Borrower, as sole owner of the related Interim Collection Account(s) and the customer of the related Collection Account Bank in respect of such Interim Collection Account(s), shall transfer to the Administrative Agent exclusive dominion and control over all cash proceeds of the Pool Receivables credited to the Interim Collection Account.

“Commingled Inventory” means Inventory of the Borrower that is commingled (whether pursuant to a consignment, a toll manufacturing agreement or otherwise) with Inventory of another Person at a location owned or leased by the Borrower (or the Servicer on behalf of the Borrower) to the extent that such Inventory is not readily identifiable as separate from such Inventory of such other Person.

“Commitment” means, with respect to each Lender, such Lender’s Term Commitment.

“Concentration Percentage” means, at any time, (i) for any Investment Grade Obligor, 10.00%, and (ii) for any other Obligor, 5.00%; provided, that (a) the Borrower may designate in writing to the Administrative Agent no more than two (2) Investment Grade Obligors (each, a “Special Obligor”) which together may constitute no more than 25% in the aggregate, as long as no one Special Obligor at any time exceeds 15% and (b) at no time may the top five (5) Investment Grade Obligors (including Special Obligors), together, exceed 40.00% in the aggregate. In the event that any other Obligor is or becomes an Affiliate of a Special Obligor, the Concentration Percentage shall apply to both such Obligor and such Special Obligor and shall be calculated as if such Obligor and such Special Obligor were a single Obligor.

“Confirmation of Release” means that certain Confirmation of Release substantially in the form of Exhibit O, dated as of the Inventory/IP Contribution Date.

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“Continuing Collection Account” means each account at any time designated as a “Continuing Collection Account” by the Administrative Agent at the direction of the Required Lenders, which accounts shall initially be maintained by the Borrower at PNC Bank, National Association.

“Contra Account Amount” means the outstanding balance (but not less than $0) of a Pool Receivable that is offset by a corresponding payable due from the Originator (or one of its Affiliates) to the related Obligor (or one of its Affiliates).

“Contract” means, with respect to any Receivable, the contract or contracts (including any purchase order or invoice), between an Originator and an Obligor, pursuant to which such Receivable arises or which evidences such Receivable and which has been sold or contributed to Borrower pursuant to the Second Tier Purchase and Sale Agreement. A “related” Contract with respect to a Pool Receivable means a Contract under which such Pool Receivable arises or which is relevant to the collection or enforcement of such Receivable.

“Copyrights” means all works of authorship, copyright registrations and applications for copyright registrations set forth on Annex 3 to the First Tier IP Purchase and Sale Agreement (as deemed to be updated from time to time in accordance with the terms thereof), including all renewals, supplements and extensions thereof, all rights to recover for past, present or future infringements thereof and all other rights whatsoever accruing thereunder or pertaining thereto.

“Credit Agreement” means that certain First Lien Credit Agreement, dated as of July 12, 2017, by and among Exela Intermediate Holdings LLC, a Delaware limited liability company, Exela Intermediate LLC, a Delaware limited liability company, as the borrower, each “Subsidiary Loan Party” from time to time party thereto and Royal Bank of Canada, as administrative agent, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

“Credit and Collection Policy” means the credit and collection policies and practices of the Originators in effect on the Closing Date and described in Exhibit D, as modified in compliance with this Agreement.

“Credit Extension” means the making of any Loan.

“Credit Party” means each Lender and the Administrative Agent.

“Days’ Sales Outstanding” means, with respect to any Settlement Period, the number of days equal to: (a) the average of the Unpaid Balance of the Pool Receivables (other than Unbilled Receivables) on the last day of each of the three most recently ended Settlement Periods, divided by (b) the amount obtained by dividing (i) the aggregate initial Unpaid Balance of Pool Receivables (other than Unbilled Receivables) which were originated during the three mostly recently ended Settlement Periods by (ii) 90.

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“Debt” means, as applied to any Person, without duplication, (a) all indebtedness for borrowed money; (b) that portion of obligations with respect to capital leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (c) all obligations of such Person evidenced by notes, bonds or similar instruments or upon which interest payments are customarily paid and all obligations in respect of notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (d) any obligation owed for all or any part of the deferred purchase price of property or services, including any earn-outs or other deferred payment obligations in connection with an acquisition to the extent such earn-outs and deferred payment obligations are fixed and non-contingent (excluding any such obligations incurred under ERISA and excluding trade payables incurred in the ordinary course of business and repayable in accordance with customary trade terms); (e) all obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person; (f) all indebtedness secured by any Adverse Claim on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person; (g) the face amount of any letter of credit or letter of guaranty issued, bankers’ acceptances facilities, surety bonds and similar credit transactions issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (h) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another; (i) any obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that the obligation of the obligor thereof will be paid or discharged, or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof; (j) any liability of such Person for an obligation of another through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (i) or (ii) of this clause (j), the primary purpose or intent thereof is as described in clause (i) above; (k) all obligations of such Person in respect of any exchange traded or over the counter derivative transaction, including, without limitation, any interest rate agreement and currency agreement, whether entered into for hedging or speculative purposes and (l) disqualified Capital Stock. The Debt of any Person shall include the Debt of any partnership or joint venture in which such Person is a general partner or joint venturer, unless such Debt is expressly non-recourse to such Person

“Deemed Collections” has the meaning set forth in Section 4.01(d)(ii).

“Default Ratio” means, for any Settlement Period, a fraction (expressed as a percentage), (a) the numerator of which is the aggregate Unpaid Balance of all Pool Receivables that first became Defaulted Receivables during such Settlement Period, and (b) the denominator of which is the aggregate initial Unpaid Balance of all Pool Receivables that were originated by the Originators during the calendar month that is three calendar months before such Settlement Period.

“Defaulted Receivable” means a Pool Receivable: (a) as to which any payment, or part thereof, remains unpaid for more than 60 days from the original due date for such payment with respect to such Pool Receivable, (b) as to which any Obligor thereof is subject to an Event of Bankruptcy that has occurred and is continuing and the Borrower or the Servicer has received written notice or has actual knowledge of such proceeding or (c) which, consistent with the Credit and Collection Policy, would be or should have been written off in whole or in part as uncollectible.

“Delinquency Ratio” means, with respect to any Settlement Period, a fraction (expressed as a percentage), (a) the numerator of which is the aggregate Unpaid Balance of all Pool Receivables that are Delinquent Receivables, and (b) the denominator of which is the aggregate Unpaid Balance of all Pool Receivables.

“Delinquent Receivable” means a Pool Receivable (a) as to which any payment, or part thereof, remains unpaid for more than 60 days from the original due date for such payment or (b) which, consistent with the Credit and Collection Policy, is or should have been classified as past due by the applicable Originator or Servicer.

“Diluted Receivable” means a Pool Receivable the entire or partial Unpaid Balance of which is reduced or cancelled due to Dilution.

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“Dilution” means the amount by which the Unpaid Balance of a Diluted Receivable is reduced or cancelled due to returns, defect, refunds, allowances, cash discounts, rebates, disputes, rejections, set off, netting, deficit, failure to perform on the part of the related Originator or Servicer, adjustment or any other similar reason other than with respect to the credit-worthiness of any related Obligor.

“Dilution Ratio” means, with respect to any Settlement Period, a fraction (expressed as a percentage), (a) the numerator of which is the aggregate amount of all Dilutions in respect of Pool Receivables which occurred during such Settlement Period and (b) the denominator of which is the aggregate initial Unpaid Balance of all Pool Receivables which were originated by the Originators during the calendar month that is one calendar month prior to such Settlement Period.

“Eligible Assignee” means (i) any Lender or any Affiliate (other than a natural person) of a Lender, (ii) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets or net worth in excess of $100,000,000, (iii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country and which has total assets or net worth in excess of $100,000,000, provided that such bank is acting through a branch or agency located in the United States, (iv) a finance company, insurance company, or other financial institution or fund that is engaged in making, purchasing, or otherwise investing in commercial loans in the ordinary course of its business and having (together with its Affiliates) total assets or net worth in excess of $100,000,000, and (v) any other Person (other than a natural Person) approved by the Administrative Agent; provided, (i) neither Parent nor any Affiliate of Parent shall, in any event, be an Eligible Assignee, and (ii) no Person owning or controlling any trade debt or Debt of any Exela Party other than the Borrower Obligations or any Capital Stock of any Exela Party (in each case, unless approved by Administrative Agent) shall, in any event, be an Eligible Assignee.

“Eligible Foreign Obligor” means an Obligor that is organized in and that has a head office (domicile), registered office and chief executive office that is located in Canada or such other jurisdictions outside of the United States and Canada as may be approved in writing by the Administrative Agent and Required Lenders from time to time.

“Eligible Inventory” means, as of any date of determination, Inventory owned by the Borrower that the Lender Representative, in its Permitted Discretion, deems to be Eligible Inventory. Without limiting the foregoing, no Inventory shall be Eligible Inventory unless it (a) is finished goods or raw materials, and packaging or shipping materials, labels, samples, display items, bags, replacement parts or manufacturing supplies; (b) is not held on consignment, nor subject to any deposit or down payment; (c) is in new and saleable condition and is not damaged, defective, shopworn or otherwise unfit for sale; (d) is not slow-moving, perishable, obsolete or unmerchantable, and does not constitute returned or repossessed goods; (e) meets all standards imposed by any Governmental Authority, has not been acquired from a Person that is the target of any Sanction or on any specially designated nationals list maintained by OFAC, and does not constitute hazardous materials under any Environmental Law; (f) conforms with the covenants and representations herein; (g) is subject to Administrative Agent’s duly perfected, first priority Lien, and no other Lien; (h) is within the continental United States, is not in transit, and is not consigned to any Person; (i) is not subject to any warehouse receipt or negotiable document; (j) is not subject to any license or other arrangement that restricts such Borrower’s, Servicer’s or the Administrative Agent’s right to dispose of such Inventory, unless the Administrative Agent has received an appropriate Landlord Waiver; (k) is not Commingled Inventory; (l) is not located on leased premises or in the possession of a warehouseman, processor, repairman, mechanic, shipper, freight forwarder or other Person, (A) unless the lessor or such Person has delivered a Landlord Waiver or (B) the Administrative Agent has established a Landlord Reserve Amount with respect to such location; and (m) is reflected in the details of the most recent Information Package.

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“Eligible Receivable” means, as of any date of determination, each Pool Receivable, except:

(a)          subject to clause (p) of this definition, any Pool Receivable that (i) does not arise from the sale of goods or the performance of services by the related Originator in the ordinary course of its business and in accordance with its Credit and Collection Policy or (ii) constitutes a loan or other similar financial accommodation being provided by the applicable Originator;

(b)          any Pool Receivable (i) for which the right to receive payment thereon is contingent upon the fulfillment of any condition whatsoever (including “guaranteed” or “conditional” sales), (ii) the related Contract for which is an executory contract within the meaning of Section 365 of the Bankruptcy Code or (iii) with respect to which the related Originator is not able to bring suit or otherwise enforce the Contract in accordance with its terms against the Obligor thereof;

(c)          any Pool Receivable (i) that is subject to any active defense, counterclaim, setoff or dispute, (ii) the Originator of which (or one of its Affiliates) has established or has outstanding a Contra Account Amount or other payable in favor of the related Obligor (or one of its Affiliates), but only to the extent of such Contra Account Amount or such other payable(s) or (iii) the Contract for which expressly permits the Obligor thereof to withhold or reduce some or all of the amount of its payments owing on any Receivable in respect of any claim or set-off. The contracts listed in Exhibit J-1 (as updated from time to time with the consent of the Required Lenders (such consent not to be unreasonably withheld, delayed or conditioned taking into account previously approved contracts)) shall not be excluded from the definition of Eligible Receivable due to this clause (c)(iii) unless such contract is subject to any active defense, counterclaim, setoff or dispute;

(d)          any Pool Receivable that is not an Eligible Unbilled Receivable, for which an invoice has not been sent to the applicable Obligor of such Receivable;

(e)          any Pool Receivable that is subject to any Adverse Claim or any Pool Receivable to which the Borrower (or immediately prior to its transfer to the Borrower, the related Originator) does not have good and marketable title;

(f)          any Pool Receivable that is subject to a payment plan;

(g)          any Pool Receivable that has a due date that is more than sixty (60) days after its original invoice date;

(h)          any Pool Receivable:

(i)            that is a Delinquent Receivable or otherwise remains unpaid on the one-hundred-twentieth (120th) day following its original invoice date; or

(ii)           the Obligor of which is (A) subject to an Event of Bankruptcy, (B) a natural Person, (C) a Blocked Person, (D) an Affiliate of any Exela Party or (E) a material supplier to any Originator or an Affiliate of a material supplier;

(i)           any Pool Receivable for which the Obligor thereof is the Obligor with respect to other Pool Receivables 50.00% or more of which (based on Unpaid Balance) are not Eligible Receivables;

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(j)             any Pool Receivable that is not an “account” or “payment intangible” or is evidenced by “instruments” or “chattel paper” within the meaning of Article 9 of the UCC;

(k)            any Pool Receivable (i) that is payable in any currency other than U.S. Dollars or an Approved Alternative Currency, (ii) the Obligor of which is not a U.S. Obligor or an Eligible Foreign Obligor, (iii) the Originator thereof is organized in a jurisdiction other than (x) a State of the United States of America or (y) subject to the approval of the Administrative Agent and each Lender, Canada (or a subdivision thereof), or (iv) the Contract for which is not governed by the law of the United States of America or of any state thereof (or Canada or a subdivision thereof to the extent the Obligor of such Pool Receivable was approved by the Administrative Agent);

(l)            any Pool Receivable the Obligor of which is a Governmental Authority associated with a state of the United States or the United States where the Borrower has not (x) made filings under the Federal Assignment of Claims Act (or any other similar state and local Applicable Law) with respect to the Receivables of such Obligor in form and substance reasonably acceptable to the Lender Representative prior to the two (2) month anniversary of the Funding Date (with respect to existing Obligors on the Closing Date) or on the date such Obligor is to become an Obligor hereunder in the case of any Obligors added after the Closing Date and (y) received back any required acknowledgements or acceptances with respect to the same in form and substance reasonably acceptable to the Lender Representative prior to the four (4) month anniversary of the Funding Date (with respect to existing Obligors on the Closing Date) or on the date such Obligor is to become an Obligor hereunder in the case of any Obligors added after the Closing Date;

(m)            any Pool Receivable for which payments thereunder are subject to any withholding Tax;

(n)            any Pool Receivable that has been re-dated, extended, compromised, settled, adjusted or otherwise modified, discounted or subject to any Dilution unless (i) such action is permitted by Section 9.02 and (ii) a corresponding Deemed Collection payment in respect of the related Pool Receivable has been made, in full, in connection therewith;

(o)            any Pool Receivable the Obligor of which is located in a jurisdiction requiring the filing of a notice of business activities report or similar report in order to permit any Exela Party to seek judicial enforcement in such jurisdiction of payment of such Receivable, unless the related Exela Party has qualified to do business in such state, has filed a notice of business activities report or equivalent report for the then-current year or if such failure to file and inability to seek judicial enforcement is capable of being remedied without any material delay or material cost;

(p)            any Pool Receivable acquired or originated in a permitted acquisition (unless the Administrative Agent and the Required Lenders have given the Servicer its prior written consent following completion of a customary due diligence investigation as to such Receivables and such acquired person, which investigation may, at the sole discretion of the Administrative Agent and the Required Lenders, include a field examination);

(q)            any Pool Receivable that is subject to a credit that has been earned but not taken, subject to reduction as a result of a deferred revenue account, or a chargeback, to the extent of such rebate, deferred revenue account or chargeback;

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(r)            any Pool Receivable (or its related Contract) that contravenes any Applicable Law (including, without limitation, laws, rules and regulations relating to usury, consumer protection, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy);

(s)            any Pool Receivable the Contract for which (A) unless any such consent by the Obligor has been obtained in writing, (x) requires the Obligor thereunder to consent to any transfer, sale or assignment of any rights and duties thereunder and (y) either (1) by its terms restricts any assignment of any rights to payment thereunder or (2) the related Obligor (or any of its Affiliates) is then withholding or then threatening to withhold any payments under such Contract in connection with any breach of any anti-assignment provision set forth therein (B) contains a confidentiality provision that purports to restrict the ability of the Borrower or the Secured Parties to exercise rights with respect to any Contract, including their right to review the Contract, provided that the contracts listed in Exhibit J-2 shall not be excluded from the definition of Eligible Receivables due to this clause (s);

(t)            any Pool Receivable the transfer, sale or assignment of which contravenes any Applicable Law;

(u)            any Pool Receivable the Obligor of which has (i) not been directed and required to remit Collections in respect thereof directly to a Continuing Collection Account after the date that such initial instruction is to be delivered pursuant to Sections 8.01(h) and 8.04(h) or (ii) at any time after the 90th day after the Funding Date, remitted Collections to an account other than a Continuing Collection Account;

(v)            any Pool Receivable that does not (A) satisfy all applicable requirements of the Credit and Collection Policy or (B) comply with such other criteria and requirements (other than those relating to the collectability of such Receivable) as the Administrative Agent and the Secured Parties may from time to time specify;

(w)            any Pool Receivable that has not been transferred by an Originator to the Pledgor and subsequently by the Pledgor to the Borrower pursuant to the Purchase and Sale Agreements or, with respect to which transfer, any conditions precedent to such transfer under any Purchase and Sale Agreement have not been met;

(x)            any Pool Receivable which (i) arises from a sale of accounts made as part of a sale of a business or constitutes an assignment for the purpose of collection only, (ii) is a transfer of a single account made in whole or partial satisfaction of a preexisting indebtedness or an assignment of a right to payment under a contract to an assignee that is also obligated to perform under the contract or (iii) is a transfer of an interest in or an assignment of a claim under a policy of insurance;

(y)            any Pool Receivable (i) which relates to the sale of any consigned goods or finished goods which have incorporated any consigned goods into such finished goods or (ii) representing unapplied cash;

(z)            any Pool Receivable for which the related Originator has not recognized the related revenue on its financial books and records in accordance with GAAP;

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(aa)          any Pool Receivable with respect to which not all consents, licenses, approvals or authorizations of, or registrations or declarations with or notices to, any Governmental Authority or other Person required to be obtained, effected or given by an Originator in connection with the creation of such Receivable, the execution, delivery and performance by such Originator of the related Contract or the assignment thereof under the Purchase and Sale Agreements have been duly obtained, effected or given and are in full force and effect;

(bb)          any Pool Receivable the purchase of which is not a “current transaction” within Section 3(a)(3) of the Securities Act;

(cc)          any Pool Receivable which does not represent all or a part of the sale of “merchandise,” “insurance” or “services” within the meaning of Section 3(c)(5) of the Investment Company Act or which is not an “eligible asset” as defined in Rule 3a-7 under the Investment Company Act;

(dd)          any Pool Receivable the purchase of which by the Borrower under the Second Tier Purchase and Sale Agreement, or the transactions contemplated hereby, constitutes a Security;

(ee)          any Pool Receivable which is supported by the actual or inchoate mechanics, supplier, materialmen, laborers, employees or repairman liens or other rights to file or assert any of the foregoing;

(ff)           any Pool Receivable that is an Unbilled Receivable unless such Receivable is an Eligible Unbilled Receivable;

(gg)          any Pool Receivable that is, or the related Obligor thereof is, otherwise unacceptable to the Lender Representative in its Permitted Discretion and is so designated in a written notice to the Servicer; or

(hh)          any Pool Receivable (i) for which the related Originator has classified as “due immediately” or any other internal classification now existing or hereinafter created that has the same or any similar meaning as the foregoing or (ii) which is subject to cash-on-delivery or cash-in-advance payment terms.

“Eligible Unbilled Receivable” means, at any time, any Unbilled Receivable if (a) the related Originator has recognized the related revenue on its financial books and records under GAAP, and (b) not more than thirty (30) days have expired since the date such Unbilled Receivable arose.

“Equipment” means “equipment” as such term is defined in Article 9 of the UCC.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any final rule or regulation issued thereunder and in effect.

“ERISA Affiliate” means, with respect to any Person, any corporation, trade or business which together with the Person is a member of a controlled group of corporations or a controlled group of trades or businesses and would be deemed a “single employer” within the meaning of Sections 414(b), (c) or (m) of the Code or Section 4001 of ERISA.

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“Event of Bankruptcy” shall be deemed to have occurred with respect to a Person if either:

(a)            (i) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, examinership, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, examiner, assignee, sequestrator (or other similar official) for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any Applicable Law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts; or (ii) an order for relief in respect of such Person shall be entered in an involuntary case under federal bankruptcy laws or other similar Applicable Laws now or hereafter in effect; or

(b)            such Person (i) shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, (ii) shall consent to the appointment of or taking possession by a receiver, liquidator, examiner, assignee, trustee, custodian, sequestrator (or other similar official) for, such Person or for any substantial part of its property, or (iii) shall make any general assignment for the benefit of creditors, or shall fail to, or admit its potential inability to, pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors (or any board or Person holding similar rights to control the activities of such Person) shall vote to implement any of the foregoing.

“Event of Default” has the meaning specified in Section 10.01. For the avoidance of doubt, any Event of Default that occurs shall be deemed to be continuing at all times thereafter unless and until waived in accordance with Section 14.01.

“Excess Concentration Amount” means the sum of the following amounts, without duplication:

(a)            the sum of the amounts calculated for each of the Obligors equal to the excess (if any) of (i) the aggregate Unpaid Balance of the Eligible Receivables of such Obligor, over (ii) the product of (x) such Obligor’s Concentration Percentage, multiplied by (y) the aggregate Unpaid Balance of all Eligible Receivables then in the Receivables Pool; plus

(b)            the excess (if any) of (i) the aggregate Unpaid Balance of all Eligible Receivables denominated in an Approved Alternative Currency, over (ii) $2,500,000; plus

(c)            the excess (if any) of the lesser of (i), during the IP Period, eighty-six percent (86%) and at any time other than the IP Period, seventy-four percent (74%) of the aggregate Unpaid Balance of all Eligible Receivables, the Obligors of which are Eligible Foreign Obligors and (ii) (A) the aggregate Unpaid Balance of all Eligible Receivables, the Obligors of which are Eligible Foreign Obligors, over (B) $7,000,000; plus

(d)            the excess (if any) of (i)  the aggregate Unpaid Balance of all Eligible Receivables that are Unbilled Receivables, over (ii) the Unbilled Receivable Concentration Limit; plus

(e)            the excess (if any) of (i) the aggregate Unpaid Balance of all Eligible Receivables, the Obligors of which are a Governmental Authority, over (ii) the lesser of (x) $20,000,000 and (y) 14% of the Borrowing Base; plus

(f)            the aggregate amount of customer deposits or advance payments held by any Exela Party (or an Affiliate thereof) on behalf of each Person (or any Affiliate thereof) that is an Obligor with respect to any Eligible Receivables then in the Receivables Pool to the extent of such Eligible Receivables.

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“Exchange Act” means the Securities Exchange Act of 1934, as amended or otherwise modified from time to time.

“Excluded Receivable” means any Receivable (as defined without giving effect to the proviso in the definition thereof) owed to Exela Enterprise Solutions, Inc. by Energizer Holdings, Inc., which has been or is required to be sold, transferred or pledged by Exela Enterprise Solutions, Inc. pursuant to that certain Supplier Agreement, between Exela Enterprise Solutions, Inc. and Citibank, N.A., as amended and described on that certain Delaware financing statement, file number 20152826468, filed on June 30, 2015.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Lender or required to be withheld or deducted from a payment to a Lender: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Affected Person being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in the Loans or Commitment pursuant to a law in effect on the date on which (i) such Lender makes a Loan or its Commitment or (ii) such Lender changes its lending office, except in each case to the extent that amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) any U.S. federal withholding Taxes imposed pursuant to FATCA and (d) Taxes imposed as a result of the failure of any Lender or Affected Person failing to satisfy the requirements of Section 5.03(f) hereof.

“Exela” has the meaning set forth in the preamble to this Agreement.

“Exela Parties” means Exela, the Initial Servicer, the Borrower, the Pledgor, the Parent, each Originator, the IP Licensee and the Performance Guarantor.

“Existing Receivables Financing Agreement” means that certain Loan and Security Agreement, dated as of January 10, 2020, by and among Exela Receivables 1, LLC, as borrower, Exela Technologies, Inc., as initial servicer, the lenders party thereto from time to time, and TPG Specialty Lending, Inc., as administrative agent, as amended from time to time prior to the date hereof.

“Existing Specified Secured Debt” means any Debt evidenced by the Credit Agreement or the Notes Indenture.

“Existing Specified Secured Debt Documents” means the Credit Agreement, Notes Indenture, Existing Specified Secured Debt Security Agreement and any other “Credit Agreement Documents” and “Notes Indenture Documents” (each as defined in the Existing Specified Secured Debt Security Agreement).

“Existing Specified Secured Debt Security Agreement” means the Collateral Agency and Security Agreement (First Lien), dates as of July 12, 2017, among Exela Intermediate LLC, the subsidiary borrowers party thereto, and Royal Bank of Canada, as collateral agent, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

“Export Controls” means any and all laws, rules and regulations imposed, administered or enforced by the United States (including by BIS) of or relating to the control or export of any goods, technology or services.

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“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreements entered into in connection with the implementation of the foregoing and any fiscal or regulatory legislation, rules or official practices implemented to give effect to any such intergovernmental agreements.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“Federal Funds Effective Rate” means for any day, the rate per annum (expressed, as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (ii) if no such rate is published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate charged to major banks on such day on such transactions as determined by the Administrative Agent.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.

“Fees” has the meaning specified in Section 2.03(a).

“Final Payout Date” means the date on or after the Term Final Maturity Date when (i) the Aggregate Loan Amount and Aggregate Interest have been paid in full in cash, (ii) [reserved], (iii) all Borrower Obligations shall have been paid in full in cash, (iv) all other amounts owing to the Credit Parties and any other Borrower Indemnified Party or Affected Person hereunder and under the other Transaction Documents have been paid in full in cash and (v) all accrued Servicing Fees have been paid in full in cash.

“Financial Officer” of any Person means, the chief executive officer, the chief financial officer, the chief accounting officer, the principal accounting officer, the controller, the treasurer or the assistant treasurer of such Person.

“First Tier Purchase and Sale Agreement” means each of the First Tier Receivables Purchase and Sale Agreement, the First Tier Inventory Purchase and Sale Agreement and First Tier IP Purchase and Sale Agreement.

“First Tier Receivables Purchase and Sale Agreement” means the First Tier Receivables Purchase and Sale Agreement substantially the form of Exhibit K-1, dated as of the Funding Date, among the Initial Servicer, the Originators, as sellers, and the Pledgor, as buyer, as such agreement may be amended, supplemented or otherwise modified from time to time.

“First Tier Inventory Purchase and Sale Agreement” means the First Tier Inventory Purchase and Sale Agreement substantially the form of Exhibit K-2, dated as of the Inventory/IP Contribution Date, among the Initial Servicer, the Originators, as sellers, and the Pledgor, as buyer, as such agreement may be amended, supplemented or otherwise modified from time to time.

“First Tier IP Purchase and Sale Agreement” means the First Tier IP Purchase and Sale Agreement substantially the form of Exhibit K-3, dated as of the Inventory/IP Contribution Date, among the Initial Servicer, the Originators, as sellers, and the Pledgor, as buyer, as such agreement may be amended, supplemented or otherwise modified from time to time.

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“Foreign Jurisdiction” means any jurisdiction other than the United States and Canada.

“Funding Date” means the date on which the conditions specified in Section 6.02 are satisfied (or waived in accordance with Section 14.01) as confirmed in writing by the Lender Representative.

“GAAP” means generally accepted accounting principles in the United States of America, consistently applied.

“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

“Guarantee and Collateral Agreement” means that certain Guarantee and Collateral Agreement in form and substance satisfactory to the Lender Representative entered into between Exela Receivables 1, LLC and Alter Domus (US) LLC dated as of the Funding Date, in favor of the Administrative Agent for the benefit of the Secured Parties, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower or any of its Affiliates under any Transaction Document and (b) to the extent not otherwise described in clause (a) above, Other Taxes.

“Independent Manager” means a person selected by a Bankruptcy Remote Entity (a) with prior experience as an independent director, independent manager or independent member, (b) with at least three (3) years of employment experience, (c) one of which is (a) Patrick Bartels or another Independent Manager acceptable to the Lender Representative and the other of which is (b) an individual provided by Global Securitization Services, LLC, Corporation Service Company, CT Corporation, National Registered Agents, Inc., Stewart Management Company, Wilmington Trust Company, or, if none of those companies is then providing professional independent managers, another nationally-recognized company, (d) who is duly appointed as an Independent Manager and is not, will not be while serving as Independent Manager (except as provided herein) and shall not have been at any time during the preceding five (5) years, any of the following: (i) a stockholder, director (other than as an independent director), officer, employee, partner, attorney or counsel of such Bankruptcy Remote Entity, any Affiliate of such Bankruptcy Remote Entity or any direct or indirect parent of such Bankruptcy Remote Entity; (ii) a customer, supplier or other Person who derives any of its purchases or revenues from its activities with such Bankruptcy Remote Entity or any Affiliate of such Bankruptcy Remote Entity; (iii) a Person or other entity controlling or under common control with any such stockholder, partner, customer, supplier or other Person; or (iv) a member of the immediate family of any such stockholder, director, officer, employee, partner, customer, supplier or other Person. A natural person who otherwise satisfies the foregoing definition and satisfies subparagraph (i) by reason of being the independent director or independent manager of a “special purpose entity” affiliated with such Bankruptcy Remote Entity shall be qualified to serve as an Independent Manager, provided that the fees that such individual earns from serving as independent manager of Affiliates of such Bankruptcy Remote Entity in any given year constitute in the aggregate less than five percent (5%) of such individual’s annual income for that year. A natural person who satisfies the foregoing definition other than clause (ii) shall not be disqualified from serving as an Independent Manager of such Bankruptcy Remote Entity if such individual is an independent director, independent manager or special manager provided by a nationally recognized service company that provides professional independent directors, independent managers and special managers and also provides other corporate services in the ordinary course of its business.

“Ineligible Institution” means the persons identified in writing to the Lender Representative by the Borrower on or prior to the Closing Date, and as may be identified in writing to the Administrative Agent by the Borrower from time to time with the consent of the Administrative Agent and the Lender Representative (not to be unreasonably withheld or delayed) as competitors of the Borrower, by delivery of a notice thereof to the Administrative Agent setting forth such person or persons (or the person or persons previously identified to the Administrative Agent that are to be no longer considered “Ineligible Institutions”) which designation shall become effective two (2) Business Days after it is delivered to the Administrative Agent, but which shall not apply retroactively to disqualify any Person that has previously acquired any assignment or participation in the Loan solely with respect to such previously acquired Loan or participation.

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“Information Package” means a report, in substantially the form of Exhibit E.

“Initial Servicer Indemnified Amounts” has the meaning set forth in Section 13.02(a).

“Initial Servicer Indemnified Party” has the meaning set forth in Section 13.02(a).

“Initial Servicer Replacement Event” has the meaning set forth in Section 9.04(a).

“Intellectual Property” means the (a) Copyrights, (b) Patents, (c) Trade Secrets, (d) domain names and (e) all other intellectual property, whether registered or unregistered, including social media accounts, unregistered copyrights in software and source code and applications to register any of the foregoing, in each case that is conveyed pursuant to Second Tier IP Purchase and Sale Agreement, from time to time. For the avoidance of doubt, Trademarks shall not be included in the definition of “Intellectual Property”.

“Intended Tax Treatment” has the meaning set forth in Section 14.14.

“Interest” means, for each Loan for any day during any Interest Period (or portion thereof), the amount of interest accrued on the outstanding principal of such Loan during such Interest Period (or portion thereof) in accordance with Section 2.03.

“Interest Period” means, with respect to each Loan, (a) before the Term Final Maturity Date: (i) initially, the period commencing on the date such Loan is made pursuant to Section 2.01 (or in the case of any fees payable hereunder, commencing on the Funding Date) and ending on (but not including) the end of such Settlement Period and (ii) thereafter, each Settlement Period and (b) on and after the Term Final Maturity Date, such period (including a period of one day) as shall be selected from time to time by the Administrative Agent (with the consent or at the direction of the Required Lenders) or, in the absence of any such selection, each Settlement Period.

“Interest Rate” means the applicable rate of interest set forth in Section 2.03.

“Interest Rate Determination Date” means, with respect to any Interest Period, the date that is two Business Days prior to the first day of such Interest Period.

“Interim Collection Account” means any of the accounts (and any related lock-box or post office box) so specified in Schedule II as updated on the Funding Date maintained at a Collection Account Bank in the name of an Originator.

“Interim Report” means a report, in substantially the form of Exhibit H.

“Inventory” means “inventory” as such term is defined in Article 9 of the UCC and shall include Equipment.

“Inventory/IP Contribution Date” means, the date that each of the conditions to funding on such date have been satisfied or waived in accordance with the terms hereof and all Inventory and Intellectual Property required to be contributed on such date shall have been contributed in accordance with the terms of the Transaction Documents.

“Investment Company Act” means the Investment Company Act of 1940, as amended or otherwise modified from time to time.

“Investment Grade Obligor” means an Obligor (or its parent or majority owner, as applicable, if such Obligor is not rated) with a rating of (a) “BBB-” or better by S&P on such Obligor’s or its parent’s long-term senior unsecured and uncredit-enhanced debt securities, and (b) “Baa3” or better by Moody’s on such Obligor’s or its parent’s long-term senior unsecured and uncredit-enhanced debt securities. Notwithstanding the foregoing, any Obligor that is a Subsidiary of an Obligor that satisfies the definition of “Investment Grade Obligor” shall be deemed to be an Investment Grade Obligor and shall be aggregated with the Obligor that satisfies such definition for the purposes of determining clause (a) of the definition of “Excess Concentration Amount” for such Obligors.

“IP License” means the Intellectual Property License Agreement substantially in the form of Exhibit M, dated as of the Inventory/IP Contribution Date, among the Borrower as licensor and SourceCorp BPS, Inc. as licensee (the “IP Licensee”), as the same may be amended, supplemented, waived or otherwise modified from time to time.

“IP Lien Release” has the meaning set forth in Section 5.05(d)

“IP Option” has the meaning set forth in Section 5.05(d).

“IP Period” means the period commencing on the Inventory/IP Contribution Date and ending on the IP Release Date.

“IP Release Date” has the meaning set forth in Section 5.05(d).

“IP Services” means the following services, (a) filing and prosecuting applications to register Intellectual Property and maintaining registrations for the Intellectual Property (which may for example include, as applicable, timely filing of evidence of use, applications for renewal and affidavits of use and/or incontestability, timely paying of all registration and maintenance fees, responding to any office actions, or other office or examiner requests, reviews, or requirements); (b) enforcing the Intellectual Property against third parties (which may for example include, as applicable, monitoring third-party use and applications to register intellectual property that would conflict with the Intellectual Property Collateral, taking any actions the Servicer deems appropriate to oppose or contest such use or application to register, and taking actions the Servicer deems appropriate to prevent or stop third parties from infringing, diluting, misappropriating or otherwise violating any of the Intellectual Property); (c) defending the Intellectual Property against challenges to its validity or enforceability (which may for example include, as applicable, responding to third-party oppositions of applications or challenges to registrations, responding to reexaminations, interferences, inter partes reviews, or post-grant reviews); (d) performing such other functions and tasks that the applicable Originators performed in the ordinary course of business prior to the Closing Date with respect to the management of the Intellectual Property Collateral; and (e) preparing, executing and delivering grants of security interests, or any similar instruments as are necessary and required, or as the Administrative Agent may, from time to time, reasonably request, that are intended to evidence such security interests in the Intellectual Property Collateral and recording such grants or other instruments with the relevant.

“Junior IP Financing Debt” shall mean any Debt that is permitted to be incurred and permitted to be so secured under this Agreement; provided that in the case of any Debt referred to in this definition:

(a)           such Debt does not have a final maturity earlier than the date that is one hundred and eighty (180) days following the Term Final Maturity Date or any mandatory or scheduled payments or sinking fund obligations prior to the date that is one hundred and eighty (180) days following the Term Final Maturity Date (except with respect to payments of interest);

(b)           on or before the date on which such Debt is incurred by the Borrower, the Borrower shall deliver to the Administrative Agent, complete copies of each applicable Junior Lien Document (which shall provide that each secured party with respect to such Debt shall be subject to and bound by the Junior Lien Intercreditor Agreement), along with a certificate of a Responsible Officer certifying as to such Junior Lien Documents and identifying the obligations constituting Junior Lien Obligations;

(c)           on or before the date on which any such Debt is incurred by the Borrower, such Debt is designated by the Borrower, in a certificate of a Responsible Officer delivered to the Administrative Agent as “Junior IP Financing Debt” under this Agreement;

(d)           such Debt is secured by a junior priority Lien on the Intellectual Property and the proceeds of such Intellectual Property and is not secured on any other assets of the Borrower or any other Person;

(e)           such Debt shall not be guaranteed by any Person or have recourse to any Person other than the Borrower;

(f)           such Debt shall be issued solely in exchange for, or in connection with, an exchange of Debt under the Credit Agreement;

(g)           all other requirements set forth in the Junior Lien Intercreditor Agreement as to the confirmation, grant or perfection of the Liens of the holders of a Junior IP Financing Debt to secure such Debt or obligations in respect thereof are satisfied;

(h)           the terms of such Debt (other than interest rate) may be no more restrictive than the provisions of this Agreement; and

(i)            no Event of Default has occurred and is continuing, and no Event of Default would result from such incurrence.

“Junior Lien Documents” shall mean, collectively, any indenture, note, security document and each of the other agreements, documents and instruments providing for or evidencing any Junior Lien Obligations, and any other document or instrument executed or delivered at any time in connection with any Junior Lien Obligations, to the extent such are effective at the relevant time, and any other credit agreement, indenture or other agreement, document or instrument evidencing, governing, relating to or securing any Junior IP Financing Debt.

“Junior Lien Intercreditor Agreement” shall mean an intercreditor agreement which subordinates the Lien of the holders of the Junior IP Financing Debt to the Lien of each of the Secured Parties, in form and substance satisfactory to the Required Lenders.

“Junior Lien Obligations” means Junior IP Financing Debt and all other obligations in respect thereof including, without limitation interest and premium (if any), and all guarantees of any of the foregoing.

“Landlord Reserve Amount” means, as to each location at which the Borrower has Inventory and as to which a Landlord Waiver has not been received by the Administrative Agent, a reserve in an aggregate amount equal to 3 months’ rent, storage charges, fees or other amounts under the lease or other applicable agreement relative to such location or, if greater and the Required Lenders so elect, the number of months’ rent, storage charges, fees or other amounts for which the landlord, bailee, processor, warehouseman or other property owner will have, under applicable law, a Lien in the Inventory of the Borrower to secure the payment of such amounts under the lease or other applicable agreement relative to such location. For the avoidance of doubt, at all times prior to the Inventory/IP Contribution Date, the Landlord Reserve Amount shall be $0.

“Landlord Waiver” means a Landlord Waiver and Personal Property Collateral Access Agreement in form and substance reasonably satisfactory to the Required Lenders.

“Lender’s Account” means, with respect to any Lender, the account(s) from time to time designated in writing by the applicable Lender to the Administrative Agent for purposes of receiving payments to or for the account of the members of such Lender hereunder.

“Lender Fees” has the meaning specified in Section 2.03(a).

“Lender Representative” means, Angelo, Gordon & Co. (the “Initial Lender Representative”) or any other Lender appointed in writing by the Initial Lender Representative to replace the Initial Lender Representative as the Lender Representative hereunder.

“Lenders” means each Person that is or becomes a party to this Agreement in the capacity of a Term Lender.

“LIBOR Rate Loan” means a Loan bearing interest at a rate determined by reference to the Adjusted LIBOR Rate.

“Lien” means (a) any lien, mortgage, pledge, assignment, hypothec, deed of trust, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing, and (b) in the case of Capital Stock, any purchase option, call or similar right of a third party with respect to such Capital Stock.

“Liquidity” means, at any time, the sum of (a) the Unrestricted Cash held by the Parent and its Subsidiaries at such time (provided, that all amounts then on deposit in any Collection Account, shall be considered “restricted” for such purpose; provided, further that if an Interim Report has been delivered not more than seven (7) days prior to the date of calculation, the following amounts in a Continuing Collection Account shall be deemed “unrestricted” (and may be included in “Liquidity”): the positive excess, if any, of amounts in a Continuing Collection Account over the sum of (i) all accrued and unpaid Servicing Fees, Interest, Fees and Breakage Amounts, in each case, through such date of determination and (ii) the aggregate amount of all other unpaid Borrower Obligations then due and owing through such date of determination), plus (b) the aggregate amount of cash then available to be borrowed (but which has not been borrowed) by the Parent and its Subsidiaries under their respective committed credit facilities (excluding, for the avoidance of doubt, the transactions contemplated by this Agreement) and which may be drawn within not more than three (3) Business Days subject only to satisfaction of customary conditions precedent (such as delivery of a borrowing request) that do not include (i) the counterparty thereunder having any discretion to approve such borrowing or having to waive any conditions precedent to such borrowing or (ii) the satisfaction of any borrowing base or similar collateral tests that are not then satisfied

“Loan” means a Term Loan.

“Loan Request” means a letter in substantially the form of Exhibit A hereto executed and delivered by the Borrower to the Administrative Agent pursuant to Section 2.02(b).

“Material Action” is defined in the Borrower’s limited liability company agreement.

“Material Adverse Effect” means, with respect to any event or circumstance, a material adverse effect on:

(a)            (i) if a particular Person is specified, the ability of such Person to perform its obligations under this Agreement or any other Transaction Document or (ii) if a particular Person is not specified, the ability of any Exela Party to perform its obligations under this Agreement or any other Transaction Document;

(b)            (i) the validity or enforceability of any Transaction Document (including, for the avoidance of doubt, the IP License) or (ii) the value, validity, enforceability or collectability of the Pool Receivables, the Related Security with respect thereto or, in each case, any non-de minimis portion thereof, including if such event or circumstance would increase the days to pay or Dilution with respect to the Pool Receivables or any portion thereof;

(c)            the status, existence, perfection, priority, enforceability or other rights and remedies of any Credit Party under the Transaction Documents or associated with its respective interest in the Collateral; or

(d)            (i) if a particular Person is specified, the business, assets, liabilities, property, operations, financial condition, results of operations or cash flows of such Person or (ii) if a particular Person is not specified, the business, assets, liabilities, properties, operations, financial condition results of operations or cash flows of any Exela Party.

“Monthly Settlement Date” means the fifteenth (15th) day of each calendar month (or if such day is not a Business Day, the next occurring Business Day); provided, however, that the initial Monthly Settlement Date shall be January 15, 2020.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally recognized statistical rating organization.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which any Exela Party or any of their respective ERISA Affiliates is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

“Net Pool Balance” means, at any time, an amount equal to the aggregate Unpaid Balance of all Pool Receivables that are Eligible Receivables determined at such time, minus the Excess Concentration Amount at such time.

“Notes Indenture” means the indenture governing the 10.00% first-priority senior secured notes due 2023, dated as of July 12, 2017, among Exela Intermediate LLC and Exela Finance Inc., as issuers, and Wilmington Trust, National Association, as trustee, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

“Notice of Conversion/Continuation” means a written notice in substantially the form of Exhibit C hereto executed and delivered by the Borrower to the Administrative Agent pursuant to Section 2.03(e).

“Obligor” means any Person obligated to make payments with respect to a Receivable, including any guarantor thereof or co-obligor.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury

“OFAC Sanctions Programs” means (a) the Requirements of Law and Executive Orders administered by OFAC, including but not limited to, Executive Order No. 13224, and (b) the list of Specially Designated Nationals and Blocked Persons administered by OFAC, in each case, as renewed, extended, amended, or replaced.

“Originator” has the meaning set forth in the applicable First Tier Purchase and Sale Agreement, as the same may be modified from time to time by adding new Originators or removing Originators in accordance with the terms of the applicable First Tier Purchase and Sale Agreement; provided that, (i) after the Inventory/IP Contribution Date, for the purposes of the definition of “Eligible Receivable” such term shall include the Borrower with respect to any Receivable created or originated in connection with the sale of Eligible Inventory and (ii) if the PNC deposit account ending * 2108 is not a Continuing Collection Account, for purposes of provisions relating to Interim Collection Accounts, Exela Receivables 1, LLC.

“Other Connection Taxes” means, with respect to any Affected Person, Taxes imposed as a result of a present or former connection between such Affected Person and the jurisdiction imposing such Tax (other than connections arising from such Affected Person having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Loan or Transaction Document).

“Other Taxes” means any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes arising from any payment made hereunder or from the execution, delivery, performance, filing, registration or enforcement of, from the receipt or perfection of a security interest under, or otherwise in respect of, this Agreement, the other Transaction Documents and the other documents or agreements to be delivered hereunder or thereunder, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Parent” means Exela Technologies, Inc., a Delaware corporation.

“Parent Change of Control” has the meaning set forth on Exhibit I.

“Participant Register” has the meaning set forth in Section 14.03(g).

“Patents” means all issued patents and patent applications set forth on Annex 3 to the First Tier IP Purchase and Sale Agreement (as deemed to be updated from time to time in accordance with the terms thereof), including the inventions and improvements described and claimed therein together with all parents, provisionals, reissues, reexaminations, divisions, continuations, renewals, extensions and continuations-in-part thereof, all income, royalties, damages and payments now or hereafter due and/or payable with respect thereto, all damages and payments for past or future infringements thereof and rights to sue therefor, and all rights corresponding thereto throughout the world.

“PATRIOT Act” means the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001).

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA or Section 412 of the Code, and that is maintained by or contributed to by any Exela Party or any of their respective ERISA Affiliates, or to which any such entity is obligated to contribute.

“Percentage” means with respect to all payments, computations and other matters relating to the Term Loans of any Lender the percentage obtained by dividing (i) the Term Loans of such Lender, by (ii) the aggregate Term Loans of all Lenders.

“Performance Guarantor” means the Parent.

“Performance Guaranty” means the Performance Guaranty substantially in the form of Exhibit L, dated as of the Funding Date, by the Performance Guarantor in favor of the Administrative Agent for the benefit of the Secured Parties, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

“Permitted Discretion” means, with respect to any Person, such Person’s judgment as to any factor, event, condition or other circumstance arising after the Closing Date or based on facts not known to such Person as of the Closing Date which the such Person reasonably determines (a) with respect to the Collateral, will or could be expected to adversely affect in any material respect the value or collectability of the Collateral, the enforceability or priority of the Administrative Agent’s interest therein or the amount which the Administrative Agent or the Lenders would be likely to timely receive in the collection or liquidation of such Collateral or (b) with respect to any Exela Party, will or could be expected to adversely affect in any material respect such Exela Party’s ability to perform its duties with the appropriate standard of care, including without limitation, if such factors, events, conditions or other circumstances suggest any report or financial information delivered to the Administrative Agent or the Lenders by any Exela Party is incomplete, inaccurate or misleading in any material respect. In exercising such judgment, such Person may consider, without duplication, factors already included in or tested by the definition of Eligible Receivables or Eligible Inventory, as applicable, and any other factors arising after the Closing Date that may change the creditworthiness of the transaction.

“Person” means a natural individual, partnership, sole proprietorship, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company, any Governmental Authority or any other entity of whatever nature.

“Pledge and Guaranty Agreement” means that certain Pledge and Guaranty Agreement, dated as of the Closing Date, by the Pledgor in favor of the Administrative Agent for the benefit of the Secured Parties, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

“Pledgor” means Exela Receivables 3 HoldCo, LLC.

“Pool Receivable” means a Receivable in the Receivables Pool.

“Prepayment Premium” has the meaning set forth in the AG Fee Letter.

“Prime Rate” means the rate of interest quoted in The Wall Street Journal, Money Rates Section as the Prime Rate (currently defined as the base rate on corporate loans posted by at least 75% of the nation’s thirty (30) largest banks), as in effect from time to time, or if such rate is no longer quoted therein, any similar rate quoted therein as determined by the Administrative Agent. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Any Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

“Purchase and Sale Agreement” means each of the First Tier Receivables Purchase and Sale Agreement, the Second Tier Receivables Purchase and Sale Agreement, the First Tier Inventory Purchase and Sale Agreement, the Second Tier Inventory Purchase and Sale Agreement, the First Tier IP Purchase and Sale Agreement and the Second Tier IP Purchase and Sale Agreement.

“Purchase and Sale Termination Event” has the meaning set forth in the applicable Purchase and Sale Agreement.

“Receivable” means any account receivable or other right to payment from a Person, whether constituting an account, chattel paper, payment intangible, instrument or a general intangible, in each case, including the right to payment of any interest, finance charges, fees and other payment obligations of such Person with respect thereto; provided, however, that Excluded Receivables shall not constitute Receivables.

“Receivables Pool” means at any time all then outstanding Receivables (i) sold or contributed or purported to be sold or contributed to Borrower pursuant to the Second Tier Receivables Purchase and Sale Agreement or (ii) created or originated by the Borrower pursuant to a sale of Eligible Inventory.

“Receivables Transfer Agreement” means the Receivables Transfer Agreement, dated as of the Funding Date, between Exela Receivables 1, LLC, as seller, and Pledgor, as purchaser.

“Records” means all Contracts and other documents, instruments, books, records, purchase orders, agreements, reports and other information (including computer programs, tapes, disks, other information storage media, data processing software and related property and rights) prepared or maintained by any Exela Party with respect to, or that evidence or relate to, the Pool Receivables, the Obligors of such Pool Receivables, any Related Security or the origination, collection or servicing of any of the foregoing and all other documents, instruments, books, records, purchase orders, agreements, reports and other information prepared or maintained by any Exela Party with respect to the Inventory and the Intellectual Property.

“Register” has the meaning set forth in Section 14.03(c).

“Related Security” means, with respect to any Receivable:

(a)           all of the Borrower’s and each Originator’s interest in any goods (including returned goods), and documentation of title evidencing the shipment or storage of any goods (including returned goods), the sale of which gave rise to such Receivable;

(b)           all instruments and chattel paper that may evidence such Receivable;

(c)           all of the Borrower’s and each Originator’s rights, interests and claims under all insurance contracts and insurance payments with respect to, or otherwise allocable to, such Receivable or any property that generated such Receivable;

(d)           all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all UCC financing statements or similar filings relating thereto;

(e)           all of the Borrower’s and each Originator’s rights, interests and claims under the related Contracts and all guaranties, indemnities, insurance, letter of credit rights and other agreements (including the related Contract) or arrangements of whatever character from time to time supporting or securing payment of such Receivable or otherwise relating to such Receivable, whether pursuant to the Contract related to such Receivable or otherwise;

(f)           all books and records of the Borrower and each Originator to the extent related to any of the foregoing, including all Records related to the foregoing; and

(g)           all of the Borrower’s rights, interests and claims under the First Tier Receivables Purchase and Sale Agreement, the Second Tier Receivables Purchase and Sale Agreement and the other Transaction Documents.

“Release” has the meaning set forth in Section 4.01(a).

“Release Certificate” means, with respect to any Release, a certificate of a Responsible Officer, together with all relevant information and calculations reasonably requested by the Administrative Agent, setting out the amount of such Release and demonstrating compliance with each condition applicable to the making of Release under Section 6.03 and Section 9.03(c).

“Reportable Event” means any reportable event as defined in Section 4043(c) of ERISA or the regulations issued thereunder with respect to a Pension Plan, other than an event for which the 30-day notice period is waived.

“Required Lenders” means, at any time of determination, Lenders the total of whose outstanding Loans and unused portion of the Commitments equals or exceeds fifty percent (50%) of the outstanding Loans and unused portion of the Commitments of all Lenders entitled to vote hereunder.

“Required Reserves” means, on any day, the sum of (a) the Landlord Reserve Amount plus (b) at all times other than during the IP Period, the A/R Only Reserve Amount.

“Resignation Effective Date” has the meaning set forth in Section 11.07(a).

“Responsible Officer” means the chief executive officer, president, general counsel, any vice president, the chief financial officer, the controller, the treasurer or the assistant treasurer or other similar officer of the applicable Exela Party or any employee of any Exela Party responsible for the administration of the obligations of any Exela Party under this Agreement or any other Transaction Document.

“Restricted Cash” means, at any time of determination cash which is listed as “Restricted” on the consolidated balance sheet of the Borrower at such time.

“S&P” means Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business, and any successor thereto that is a nationally recognized statistical rating organization.

“Sanctioned Country” means, a country or territory that is the subject of country-wide or territory-wide Sanctions broadly restricting or prohibiting dealings with, in or involving such country or territory.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered, or enforced from time to time by the U.S. government (including OFAC and the U.S. Department of State), the United Nations Security Council, Her Majesty’s Treasury of the United Kingdom, or the European Union or any relevant member states thereof.

“SEC” means the U.S. Securities and Exchange Commission or any successor governmental agencies.

“Second Tier Purchase and Sale Agreement” means each of the Second Tier Receivables Purchase and Sale Agreement, the Second Tier Inventory Purchase and Sale Agreement and the Second Tier IP Purchase and Sale Agreement.

“Second Tier Receivables Purchase and Sale Agreement” means the Second Tier Purchase and Sale Agreement, dated as of the Funding Date, among the Initial Servicer, the Pledgor, as seller, and the Borrower, as buyer, as such agreement may be amended, supplemented or otherwise modified from time to time.

“Second Tier Inventory Purchase and Sale Agreement” means the Second Tier Inventory Purchase and Sale Agreement, dated as of the Inventory/IP Contribution Date, among the Initial Servicer, the Pledgor, as seller, and the Borrower, as buyer, as such agreement may be amended, supplemented or otherwise modified from time to time.

“Second Tier IP Purchase and Sale Agreement” means the Second Tier IP Purchase and Sale Agreement, dated as of the Inventory/IP Contribution Date, among the Initial Servicer, the Pledgor, as seller, and the Borrower, as buyer, as such agreement may be amended, supplemented or otherwise modified from time to time.

“Secured Parties” means each Credit Party, each Borrower Indemnified Party and each Affected Person.

“Securities Act” means the Securities Act of 1933, as amended or otherwise modified from time to time.

“Security” is defined in Section 2(a)(1) of the Securities Act.

“Servicer” means (a) at any time prior to the Servicing Transfer Date, the Initial Servicer and (b) thereafter, the Successor Servicer.

“Servicing Fee” means the fee referred to in Section 9.07(a) of this Agreement.

“Servicing Transfer Date” means (a) any date following the occurrence of an Initial Servicer Replacement Event designated as such by the Required Lenders in a written notice to the Borrower, Successor Servicer, Backup Servicer, Administrative Agent and each other Lender or (b) the expiration date of any Short-Term Servicing Arrangement.

“Servicing Transition Expenses” means reasonable costs and expenses (including Attorney Costs) incurred by or payable to a Successor Servicer in connection with the transfer of servicing to a Successor Servicer following the Servicing Transfer Date, including, without limitation, costs and expenses incurred in connection with transferring all necessary servicing files and records relating to the Contracts, Receivables and Related Security and amending this Agreement to reflect the transfer of servicing, which shall be approved in writing by the Administrative Agent.

“Settlement Date” means with respect to any Loan for any Interest Period or any Interest or Fees, (i) the Monthly Settlement Date and (ii) each day selected from time to time by the Administrative Agent (with the consent or at the direction of the Required Lenders) (it being understood that the Administrative Agent (with the consent or at the direction of the Required Lenders) may select such Settlement Date to occur as frequently as daily).

“Settlement Period” means (a) the period from the Funding Date to the end of the next calendar month thereafter and (b) thereafter, each subsequent calendar month; provided, that the last Settlement Period shall end on the Final Payout Date.

“Short-Term Servicing Arrangement” has the meaning set forth in Section 9.04.

“Solvent” means, with respect to any Person, that as of the date of determination, both (a)(i) the sum of such Person’s debt (including contingent liabilities) does not exceed the present fair saleable value of such Person’s present assets; (ii) such Person’s capital is not unreasonably small in relation to its business as contemplated on the Funding Date and reflected in any projections or with respect to any transaction contemplated or undertaken after the Funding Date; and (iii) such Person has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise); and (b) such Person is “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No.5).

“Special Obligor” has the meaning set forth in the definition of Concentration Percentage.

“Spot Rate” means, on any day, (i) for the purpose of exchanging U.S. Dollars to Alternative Currency or Alternative Currency to U.S. Dollars in connection with applying funds to pay amounts owing hereunder or under the Transaction Documents in accordance with this Agreement, shall be based on the exchange rate at which U.S. Dollars may be exchanged into Alternative Currency as set forth at approximately 11:00 a.m. New York City time, on such day as published on the Bloomberg Key Cross-Currency Rates Page for U.S. Dollars. In the event that such rate does not appear on any Bloomberg Key Cross Currency Rates Page, the Spot Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be selected by the Administrative Agent (at the direction of the Required Lenders) or, in the absence of such an agreement, such Spot Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent (at the direction of the Required Lenders) in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 11:00 a.m. New York City time, on such date for the purchase of U.S. Dollars with the applicable Alternative Currency for delivery two (2) Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

“Sub-Servicer” has the meaning set forth in Section 9.01(d).

“Sub-Servicing Agreement” means the Sub-Servicing Agreement, dated as of the Funding Date, among Exela Technologies, Inc., as servicer, and the Originators from time to time party thereto as sub-servicers.

“Subordinated Note” has the meaning set forth in the Receivables Transfer Agreement.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

“Successor Servicer” means such Person as may be appointed by the Administrative Agent in accordance with Article IX.

“Sweep Instructions” means irrevocable instructions issued by the applicable Originator to each Collection Account Bank with respect to any Interim Collection Account stating that (i) such Interim Collection Account shall be a zero balance account and all funds therein shall be automatically transferred to a Continuing Collection Account and (ii) no amounts on deposit therein may be withdrawn by any Person other than the Administrative Agent other than pursuant to the automatic transfer pursuant to clause (i) to a Continuing Collection Account, which instructions shall consist of (x) an instruction letter from the applicable Originator to the Collection Account Bank on the Funding Date in a form acceptable to the Administrative Agent and (y) not later than the 45th day after the Funding Date, a Collections Control Agreement provided that the Initial Servicer shall exercise its best efforts to cause each applicable Originator to deliver such Collections Control Agreements on as soon as possible after the Funding Date.

“Targeted Interim Collection Account Deposit Amount” means, (a) during the period beginning on the 60th day after the Funding Date through the 120th day after the Funding Date, an amount equal to 10% of all Collections received during such Settlement Period and (b) thereafter, 5% of all Collections received during such Settlement Period.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, assessments, fees, charges or withholdings (including backup withholding) imposed by any Governmental Authority and all interest, penalties, additions to tax and any similar liabilities with respect thereto.

“Term Commitment” means the commitment of a Lender to make or otherwise fund any Term Loan and “Term Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s Term Commitment, if any, is set forth on Schedule I or in the applicable Assignment and Acceptance Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof.

“Term Final Maturity Date” means (i) the fifth (5th) anniversary of the Funding Date or (ii) such earlier date on which the Loans become due and payable pursuant to Section 10.01.

“Term Lender” means a Lender with a Term Commitment, a Term Loan at such time.

“Term Loan” means a Loan made by a Lender to the Borrower pursuant to Section 2.01.

“Trade Secrets” is defined in the IP License Agreement.

“Trademarks” means all trademarks, service marks, certification marks, trade dress, uniform resource locations (URLs), internet domain names, social media accounts, corporate names and trade names, whether registered or unregistered, all registrations and applications for the foregoing, set forth on Annex 3 of the First Tier IP Purchase and Sale Agreement (as deemed to be updated from time to time in accordance with the terms thereof), together, in each case, with the goodwill symbolized thereby, including all renewals and extensions thereof, all rights to recover for all past, present and future infringements thereof and all rights to sue therefor, and all rights corresponding thereto throughout the world.

“Transaction Documents” means this Agreement, each Purchase and Sale Agreement, the Account Control Agreements, the IP License, Sweep Instructions, the Guarantee and Collateral Agreement, the AG Fee Letter, the Agent Fee Letter, the Backup Servicing Agreement, Sub-Servicing Agreement, the Performance Guaranty, the Receivables Transfer Agreement, the Subordinated Note, the Pledge and Guaranty Agreement, the Limited Liability Company Agreement of the Borrower and the Limited Liability Company Agreement of the Pledgor and all other certificates, instruments, UCC financing statements, reports, notices, agreements and documents executed or delivered under or in connection with this Agreement, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with this Agreement.

“Type of Loan” means a Base Rate Loan or a LIBOR Rate Loan.

“UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.

“Unbilled Receivable” means, at any time, any Receivable as to which the invoice or bill with respect thereto has not yet been sent to the Obligor thereof.

“Unbilled Receivable Concentration Limit” means, at any time of determination, an amount equal to the product of (x) 7.50%, multiplied by (y)  the aggregate Unpaid Balance of all Eligible Receivables then in the Receivables Pool.

“Unmatured Event of Default” means any event which, with the giving of notice or lapse of time, or both, would become an Event of Default.

“Unpaid Balance” means, at any time of determination, with respect to any Receivable, the then outstanding principal balance thereof. The Unpaid Balance (or any portion thereof) of any Receivable (or portion thereof) denominated or payable in a currency other than U.S. Dollars shall be expressed as the applicable U.S. Dollar Equivalent thereof in accordance with Section 4.02(f).

“Unrestricted Cash” shall mean at any time of determination (x) with respect to the Parent, cash or cash equivalents of the Parent or any of its Subsidiaries organized under the laws of the United States, or any state thereof, that would not appear as “restricted” on a consolidated balance sheet of the Parent or any of such Subsidiaries at such time and (y) with respect to the Borrower, the sum of (i) cash or cash equivalents of the Borrower held in an account that is subject to an Account Control Agreement, that is not Restricted Cash at such time minus (ii) without duplication of any Restricted Cash, the aggregate amount of the Required Reserves at such time.

“U.S. Dollar Equivalent” means, on any date on which a determination thereof is to be made, with respect to (a) any amount denominated in U.S. Dollars, such amount and (b) any amount denominated in an Alternative Currency, the U.S. Dollar equivalent of such amount of such Alternative Currency determined by reference to the Spot Rate determined as of such determination date.

“U.S. Dollars” means dollars in lawful money of the United States of America.

“U.S. Obligor” means an Obligor of that is organized under the laws of the United States of America, any state thereof or the District of Columbia.

“U.S. Person” means any Person that is a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 5.03(f)(ii)(B)(3).

“Value” shall mean, with respect to Eligible Inventory, the lower of (i) the cost thereof computed on a first-in first-out basis in accordance with GAAP and (ii) the orderly liquidation value thereof as determined by the Lender Representative in its Permitted Discretion.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means the Borrower, the Performance Guarantor, and the Administrative Agent.

SECTION 1.02.     Other Interpretative Matters. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York and not specifically defined herein, are used herein as defined in such Article 9. Unless otherwise expressly indicated, all references herein to “Article,” “Section,” “Schedule”, “Exhibit” or “Annex” shall mean articles and sections of, and schedules, exhibits and annexes to, this Agreement. For purposes of this Agreement, the other Transaction Documents and all such certificates and other documents, unless the context otherwise requires: (a) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; (b) the words “hereof,” “herein” and “hereunder” and words of similar import refer to such agreement (or the certificate or other document in which they are used) as a whole and not to any particular provision of such agreement (or such certificate or document); (c) references to any Section, Schedule or Exhibit are references to Sections, Schedules and Exhibits in or to such agreement (or the certificate or other document in which the reference is made), and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (d) the term “including” means “including without limitation”; (e) references to any Applicable Law refer to that Applicable Law as amended from time to time and include any successor Applicable Law; (f) references to any agreement refer to that agreement as from time to time amended, restated or supplemented or as the terms of such agreement are waived or modified in accordance with its terms; (g) references to any Person include that Person’s permitted successors and assigns; (h) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof; (i) unless otherwise provided, in the calculation of time from a specified date to a later specified date, the term “from” means “from and including”, and the terms “to” and “until” each means “to but excluding”; (j) terms in one gender include the parallel terms in the neuter and opposite gender; (k) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; (l) if any calculation to be made hereunder refers to a Settlement Period (or any portion thereof) that would have occurred prior to the Funding Date, such reference shall be deemed to be a reference to a calendar month; and (m) the term “or” is not exclusive.

SECTION 1.03.  LIBOR Rate Notification. Section 5.04(b) of this Agreement provides a mechanism for determining an alternative rate of interest in the event that the London interbank offered rate is no longer available or in certain other circumstances. No Credit Party warrants or accepts any responsibility for and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “LIBOR Rate” or with respect to any alternative or successor rate thereto, or replacement rate therefor.

SECTION 1.04.  Administrative Agent Decision Making. Notwithstanding anything else contained herein to the contrary, to the extent any document, action, report or other item is required to be satisfactory or acceptable to the Administrative Agent (including exercising the Administrative Agent’s Permitted Discretion, if applicable), the Administrative Agent shall take direction from the Lender Representative as to whether such document, action, report or other items is reasonably satisfactory or acceptable and to the extent the Administrative Agent may request any document, report or other time, the Lender Representative shall be deemed to be permitted to so request such documents, report or other item on behalf of the Administrative Agent.

SECTION 1.05.  Application of IP and Inventory Provisions. Notwithstanding anything to the contrary contained herein or in the other Transaction Documents, no provision or term of any Transaction Document which relates to IP or Inventory shall apply until the Inventory/IP Contribution Date shall have occurred and prior to such date none of such provisions or terms shall have any effectiveness or application hereunder or under any other Transaction Document.

ARTICLE II

TERMS OF THE LOANS

SECTION 2.01.      Loan Facility.

Subject to the terms and conditions hereof, each Lender severally agrees to make Term Loans to the Borrower in an aggregate amount up to but not exceeding such Lender’s Term Commitment. The Borrower may make only two borrowings under this Section 2.01 which shall be on the Funding Date and the Inventory/IP Contribution Date. Any amount borrowed under this Section 2.01 and subsequently repaid or prepaid may not be reborrowed. Each Lender’s Term Loan Commitment shall terminate immediately and without further action after giving effect to any funding prior to such date, on (i) with respect to all commitments hereunder, on the seven day anniversary of the Closing Date if the Funding Date has not occurred on or prior to such date and (ii) with respect to any commitments to fund amounts with respect to the Inventory/IP Contribution Date, the four month anniversary of the Closing Date if the Inventory/IP Contribution Date has not occurred on our prior to such date and (iii) in all other cases, upon the initial funding of all commitments hereunder.

The Borrower may from time to time by notice to the Lender Representative and the Administrative Agent, request an incremental term facility from the Lender Representative (or lender entities determined by the Lender Representative) which the Lender Representative may elect to provide or decline to provide in its sole discretion; provided that at the time when any incremental loan is made (and after giving effect thereto), no Amortization Event, Event of Default or Borrowing Base Deficit shall exist.  The incremental term facility shall be provided solely by the Lender Representative (or lender entities designated by the Lender Representative) in its and/or their sole discretion and shall be in an aggregate principal amount that is not more than the aggregate principal amount of Term Loans repaid from time to time (other than prepayments in connection with the exercise of the IP Option). The terms of the incremental term facility shall be consistent with the terms of the Term Loans or shall otherwise be satisfactory to the Lender Representative and the Administrative Agent. The incremental term facility shall be documented under this Agreement pursuant to an amendment to this agreement executed by the Borrower, the Lender Representative, the lender entities determined by the Lender Representative and the Administrative Agent but shall not require the consent of any existing Lender.

SECTION 2.02.      Making Loans; Repayment of Loans.

(a)            Loans may only be requested in U.S. Dollars and the Lenders are only obligated to fund Loans in U.S. Dollars. For the avoidance of doubt, no Loans may be requested in, nor shall any Loan be funded in, an Alternative Currency.

(b)            The Borrower shall deliver to the Administrative Agent a fully executed Loan Request no later than 10:00 a.m. (New York City time) at least three (3) Business Days in advance of the proposed Loan (or such shorter period as may be acceptable to the Administrative Agent, in consultation with the Lender Representative).

(c)            [Reserved].

(d)            Each Lender shall make the amount of its Loan, if any, available to the Administrative Agent not later than 12:00 p.m.  (New York City time) on the date specified in the applicable Loan Request by wire transfer of same day funds in U.S. Dollars, to the Administrative Agent’s Account. Except as provided herein, upon satisfaction or waiver of the conditions precedent specified in this Article II or Article VI and receipt of the requested loan funds, the Administrative Agent shall make the proceeds of such Loans available to the Borrower on the date specified in the applicable Loan Request by causing an amount of same day funds in U.S. Dollars equal to the proceeds of all such Loans received by Administrative Agent from the Lenders to be credited to the account set forth in the related Loan Request.

(e)            [Reserved]

(f)            Unless the Administrative Agent shall have been notified by any Lender prior to the date of the applicable Credit Extension that such Lender does not intend to make available to the Administrative Agent the amount of such Lender’s Loan requested on the date of such Credit Extension, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date and the Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Borrower a corresponding amount on such date. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from the date of such Credit Extension until the date such amount is paid to the Administrative Agent, at the customary rate set by the Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent together with interest thereon, for each day from the date of such Credit Extension until the date such amount is paid to the Administrative Agent, at the Base Rate. Nothing in this Section 2.02(f) shall be deemed to relieve any Lender from its obligation to fulfill its Commitment hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder.

(g)          Voluntary Prepayments; Commitment Reductions; Mandatory Prepayments.

(i)           Any time after the Funding Date, the Borrower may prepay any such Loans on any Business Day in whole or in part (together with any Breakage Amounts) in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess of that amount; provided, that:

(A)            all such prepayments shall be made, upon not less than three Business Days’ (given by 3:00 pm New York time) prior written notice given to Administrative Agent on the date required (and Administrative Agent will promptly notify each Lender of the receipt of such notice). Upon the giving of any such notice, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein;

(B)            any such voluntary prepayment hereunder shall be accompanied with the Prepayment Premium (if any) in accordance with the AG Fee Letter;

(C)            any such voluntary prepayment hereunder shall be applied to the Loans and Lenders ratably based on Percentages; and

(D)            any accrued Interest and Fees and any associated Breakage Amount in respect of such prepaid Loans shall be paid on the immediately following Settlement Date (to the extent such prepayment date is not a Settlement Date).

(ii)          In connection with any disposition of any assets of the Borrower constituting Collateral in connection with a Business Unit Sale, the Borrower shall prepay the Loans in an amount equal to 100% of the net proceeds of such disposition attributable to such Collateral included in such Business Unit Sale, as reasonably determined by the Borrower and the Lender Representative.

SECTION 2.03.  Interest and Fees.

(a)           On each Settlement Date, the Borrower shall, in accordance with the terms and priorities for payment set forth in Section 4.01, pay to (i) each Lender, certain fees (collectively, the “Lender Fees”) in the amounts set forth below and in any fee letter agreements from time to time entered into, among the Borrower and the Lenders (each such fee letter agreement, as amended, restated, supplemented or otherwise modified from time to time, collectively being referred to herein as the “AG Fee Letter”) and (ii) the Administrative Agent such other fees (the “Agent Fees”; together with the Lender Fees, collectively, the “Fees”) in the amounts separately agreed upon under the Agent Fee Letter.

(b)          Except as otherwise set forth herein, each Loan shall bear Interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof as follows: (i) if a Base Rate Loan, at the Base Rate plus the Applicable Margin applicable to Base Rate Loans; or (ii) if a LIBOR Rate Loan, at the Adjusted LIBOR Rate plus the Applicable Margin applicable to LIBOR Rate Loans. The Borrower shall pay all Interest, Fees and Breakage Amounts accrued during each Interest Period on each Settlement Date in accordance with the terms and priorities for payment set forth in Section 4.01.

(c)          [Reserved].

(d)          [Reserved].

(e)          Conversion/Continuation.

(i)           The Borrower shall have the option:

(A)          to convert at any time all or any part of any Loan equal to $1,000,000 and integral multiples of $500,000 in excess of that amount from one Type of Loan to another Type of Loan; provided, that a LIBOR Rate Loan may only be converted on the expiration of the Interest Period applicable to such LIBOR Rate Loan unless Borrower shall pay all amounts due under Section 5.02 in connection with any such conversion, no Base Rate Loan may be converted into a LIBOR Rate Loan when an Unmatured Event of Default or Event of Default exists and no LIBOR Rate Loan may be continued as a LIBOR Rate Loan when an Unmatured Event of Default or Event of Default exists; or

(B)           upon the expiration of any Interest Period applicable to any LIBOR Rate Loan, to continue all or any portion of such Loan equal to $1,000,000 and integral multiples of $500,000 in excess of that amount as a LIBOR Rate Loan.

(ii)          The Borrower shall deliver a Notice of Conversion/Continuation to Administrative Agent no later than 10:00 a.m. (New York City time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a LIBOR Rate Loan). Except as otherwise provided herein, a Notice of Conversion/Continuation of, any LIBOR Rate Loans (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and the Borrower shall be bound to effect a conversion or continuation in accordance therewith. If the Borrower fails to deliver a timely Notice of Conversion/Continuations with respect to a LIBOR Rate Loan prior to the end of the Interest Period applicable thereto, then, unless such LIBOR Rate Loan is repaid as provided herein, at the end of such Interest Period such LIBOR Rate Loan shall be continued as a LIBOR Rate Loan.

(f)          Upon the occurrence and during the continuance of an Event of Default, the principal amount of all Loans outstanding and, to the extent permitted by Applicable Law, any interest payments on the Loans or fees or other amounts owed hereunder (including any Prepayment Premium, if applicable), shall thereafter bear Interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable on demand at a rate that is 2.00% per annum in excess of the Interest Rate otherwise payable hereunder with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2.00% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans); provided, any LIBOR Rate Loans shall immediately become Base Rate Loans and shall thereafter bear Interest payable upon demand at a rate which is 2.00% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans.  Payment or acceptance of the increased rates of Interest provided for in this Section 2.03(f) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Administrative Agent or any Lender.

ARTICLE III

[Reserved]

ARTICLE IV

SETTLEMENT PROCEDURES AND PAYMENT PROVISIONS

SECTION 4.01.  Settlement Procedures.

(a)          All Collections shall be held in the Continuing Collection Accounts until their application in accordance with the priority of payments set forth below; provided, however, that so long as each of the conditions precedent set forth in Section 6.03 and Section 9.03(c) are satisfied on such date, the Administrative Agent may release to the Borrower from such Collections the amount (if any) necessary to (i) pay the purchase price for Receivables purchased by the Borrower on such date in accordance with the terms of the Second Tier Receivables Purchase and Sale Agreement, (ii) after the Inventory/IP Contribution Date, pay the purchase price for Inventory purchased by the Borrower on such date in accordance with the terms of the Second Tier Inventory Purchase and Sale Agreement, (iii) [reserved] or (iv) so long as no Borrowing Base Deficit, Amortization Event, Event of Default or Unmatured Event of Default exists at such time or would result therefrom, for distribution to the Pledgor as a return on the Pledgor’s equity interest; provided that the Borrower may only make one distribution of the type described in this clause (iv) during any single Settlement Period and Borrower shall have delivered (or caused to be delivered) the certification required by Section 6.03(d) hereof as a condition to making such distribution(each such release, a “Release”). On each Settlement Date, the Administrative Agent shall, distribute such Collections in the following order of priority:

(i)            first, (A) to the Servicer for the payment of the accrued Servicing Fees payable for the immediately preceding Interest Period (plus, if applicable, the amount of Servicing Fees payable for any prior Interest Period to the extent such amount has not been distributed to the Servicer) and (B) to the Administrative Agent for the payment of all fees, costs, expenses (including expenses of any counsel), indemnities and obligations with respect to this Agreement and the other Transaction Documents;

(ii)            second, (A) expenses (excluding Servicing Transition Expenses) and indemnities then due to the Backup Servicer (up to an amount not to exceed $150,000 per calendar year) and (B) if the Backup Servicer has succeeded the Initial Servicer as Servicer and the Initial Servicer has not timely paid the Servicing Transition Expenses, Servicing Transition Expenses (up to an amount not to exceed $300,000);

(iii)         third, to each Lender and other Credit Party (ratably, based on the amount then due and owing to such Credit Party), all accrued and unpaid Interest, Fees and Breakage Amount due to such Lender and other Credit Party for the immediately preceding Interest Period (including any additional amounts or indemnified amounts payable under Sections 5.03 and 13.01 in respect of such payments), plus, if applicable, the amount of any such Interest, Fees and Breakage Amounts (including any additional amounts or indemnified amounts payable under Sections 5.03 and 13.01 in respect of such payments) payable for any prior Interest Period to the extent such amount has not been distributed to such Lender or Credit Party;

(iv)         fourth, as set forth in clause (x), (y) or (z) below, as applicable:

(x)            prior to the occurrence of the Term Final Maturity Date, to the extent that a Borrowing Base Deficit exists on such date: to the Lenders (ratably by Percentages) for the payment of a portion of the outstanding principal amount of the Loans at such time, in an aggregate amount equal to the amount necessary to reduce the Borrowing Base Deficit to zero ($0);

(y)            prior to the occurrence of the Term Final Maturity Date, to the extent an Amortization Event has occurred and is continuing: to the Lenders (ratably by Percentages) for payment in full in cash of the aggregate principal amount of the Loans, including any Prepayment Premium (if any) in accordance with the AG Fee Letter; or

(z)            on and after the occurrence of the Term Final Maturity Date: to the Lenders (ratably by Percentages) for payment in full in cash of the aggregate principal amount of the Loans, including any Prepayment Premium (if any) in accordance with the AG Fee Letter;

(v)          fifth, to the Backup Servicer, for the payment of all amounts due to the Backup Servicer to the extent not paid under clause (ii) on that Settlement Date;

(vi)         sixth, to the Credit Parties, the Affected Persons and the Borrower Indemnified Parties (ratably, based on the amount due and owing at such time), for the payment of all other Borrower Obligations then due and owing by the Borrower to the Credit Parties, the Affected Persons and the Borrower Indemnified Parties; and

(vii)        seventh, the balance, if any, to be paid to, or at the direction of, the Borrower for its own account.

(b)         All payments or distributions to be made to the Lenders (or their respective related Affected Persons and the Borrower Indemnified Parties) hereunder shall be paid or distributed to the Administrative Agent’s Account for distribution by the Administrative Agent to the related Lender at its Lender’s Account. Each Lender, upon its receipt in the applicable Lender’s Account of any such payments or distributions, shall distribute such amounts to its applicable related Affected Persons and the Borrower Indemnified Parties. Notwithstanding anything to the contrary set forth in this Section 4.01, the Administrative Agent shall have no obligation to distribute or pay any amount under this Section 4.01 except to the extent actually received by the Administrative Agent. Each payment by the Servicer or the Borrower to the Administrative Agent for the account of any Credit Party hereunder shall be deemed to constitute payment by the Servicer or the Borrower directly to such Credit Party, provided, however, that in the event any such payment by the Servicer or Borrower is required to be returned to the Servicer or Borrower for any reason whatsoever, then the Servicer’s or Borrower’s obligation to such Lender with respect to such payment shall be deemed to be automatically reinstated. Additionally, each Lender hereby covenants and agrees to provide timely and accurate responses to each of the Administrative Agent’s requests for information necessary for the Administrative Agent to make the allocations to the Lenders required to be made by the Administrative Agent hereunder, including the applicable account of each Lender for which amounts should be distributed.

(c)          If and to the extent the Administrative Agent, any Credit Party, any Affected Person or any Borrower Indemnified Party shall be required for any reason to pay over to any Person any amount received on its behalf hereunder, such amount shall be deemed not to have been so received but rather to have been retained by the Borrower and, accordingly, the Administrative Agent, such Credit Party, such Affected Person or such Borrower Indemnified Party, as the case may be, shall have a claim against the Borrower for such amount.

(d)          For the purposes of this Section 4.01:

(i)           if on any day the Unpaid Balance of any Pool Receivable is reduced or adjusted as a result of any defective, rejected, returned, repossessed or foreclosed goods or services, or any revision, cancellation, allowance, rebate, credit memo, discount or other adjustment made by the Borrower, any Originator, the Servicer or any Affiliate of the Servicer, or any setoff, counterclaim or dispute between the Borrower or any Affiliate of the Borrower, an Originator or any Affiliate of an Originator, or the Servicer or the Parent or any Affiliate thereof, and an Obligor, the Borrower shall be deemed to have received on such day a Collection of such Pool Receivable in the amount of such reduction or adjustment and shall immediately pay any and all such amounts in respect thereof to a Continuing Collection Account (or as otherwise directed by the Administrative Agent at such time) for the benefit of the Credit Parties for application pursuant to Section 4.01(a);

(ii)          if on any day any of the representations or warranties in Section 7.01 is not true with respect to any Pool Receivable, the Borrower shall be deemed to have received on such day a Collection of such Pool Receivable in full and shall immediately pay the amount of such deemed Collection to a Continuing Collection Account (or as otherwise directed by the Administrative Agent at such time) for the benefit of the Credit Parties for application pursuant to Section 4.01(a) (Collections deemed to have been received pursuant to this Section 4.01(d) are hereinafter sometimes referred to as “Deemed Collections”);

(iii)         except as provided in clauses (i) or (ii) above or otherwise required by Applicable Law or the relevant Contract, all Collections received from an Obligor of any Receivable shall be applied to the Receivables of such Obligor in the order of the age of such Receivables, starting with the oldest such Receivable, unless such Obligor designates in writing its payment for application to specific Receivables; and

(iv)         if and to the extent the Administrative Agent, any Credit Party, any Affected Person or any Borrower Indemnified Party shall be required for any reason to pay over to an Obligor (or any trustee, receiver, custodian or similar official in any insolvency proceeding) any amount received by it hereunder, such amount shall be deemed not to have been so received by such Person but rather to have been retained by the Borrower and, accordingly, such Person shall have a claim against the Borrower for such amount, payable when and to the extent that any distribution from or on behalf of such Obligor is made in respect thereof.

SECTION 4.02.   Payments and Computations, Etc. All amounts to be paid by the Borrower or the Servicer to the Administrative Agent, any Credit Party, any Affected Person or any Borrower Indemnified Party hereunder shall be paid in U.S. Dollars no later than noon (New York City time) on the day when due in same day funds to the applicable Lender’s Account.

(a)          Each of the Borrower and the Servicer shall, to the extent permitted by Applicable Law, pay interest on any amount not paid or deposited by it when due hereunder, at an interest rate per annum equal to 2.00% per annum above the Base Rate, payable on demand.

(b)          All computations of interest under subsection (a) above and all computations of Interest, Fees and other amounts hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of such payment or deposit.

(c)          In making the distributions and payments out of Collections hereunder and in setting aside and reserving Collections for future distributions and payments hereunder (including, without limitation, distributions and payments in respect of Releases, principal, Interest and fees), to the extent Collections are available therefor and subject to any applicable priorities of payment set forth herein, (i) first, Collections received in a particular currency shall be applied to amounts distributable or payable in such currency, and (ii) second, to the extent that Collections received in a particular currency are not sufficient to distribute, pay, set aside or reserve for amounts distributable or payable in such currency, any excess Collections received in another currency shall be applied to such amounts.

(d)          If on any Settlement Date or any other day a payment is due and payable hereunder it is necessary for funds in one currency to be converted into any other currency in order to make any payment required to be made hereunder, the Servicer shall effect such exchange on such Settlement Date or other day, as the case may be.

(e)          On any day when any computation or calculation hereunder requires the aggregation of amounts denominated in more than one currency, all amounts that are denominated in an Alternative Currency shall be deemed to be the U.S. Dollar Equivalent thereof on such day for purposes of such computation or calculation.

ARTICLE V

INCREASED COSTS; FUNDING LOSSES; TAXES; ILLEGALITY AND SECURITY INTEREST

SECTION 5.01.   Increased Costs.

(a)          Increased Costs Generally. If any Change in Law shall:

(i)           impose, modify or deem applicable any reserve, special deposit, liquidity, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Affected Person;

(ii)          subject any Affected Person to any Taxes (except to the extent such Taxes are Indemnified Taxes for which relief is sought under Section 5.03) on its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)         impose on any Affected Person or any other condition, cost or expense (other than Taxes) (A) affecting the Collateral, this Agreement, any other Transaction Document, any Loan or (B) affecting its obligations or rights to make Loans;

and the result of any of the foregoing shall be to increase the cost to such Affected Person of (A) acting as the Administrative Agent or a Lender hereunder with respect to the transactions contemplated hereby, (B) funding or maintaining any Loan or (C) maintaining its obligation to fund or maintain any Loan or to reduce the amount of any sum received or receivable by such Affected Person hereunder, then, upon request of such Affected Person, the Borrower shall pay to such Affected Person such additional amount or amounts as will compensate such Affected Person for such additional costs incurred or reduction suffered.

(b)          Capital and Liquidity Requirements. If any Affected Person determines that any Change in Law affecting such Affected Person or any lending office of such Affected Person or such Affected Person’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of (x) increasing the amount of capital required to be maintained by such Affected Person or Affected Person’s holding company, if any, (y) reducing the rate of return on such Affected Person’s capital or on the capital of such Affected Person’s holding company, if any, or (z) causing an internal capital or liquidity charge or other imputed cost to be assessed upon such Affected Person or Affected Person’s holding company, if any, in each case, as a consequence of (A) this Agreement or any other Transaction Document, (B) the commitments of such Affected Person hereunder or under any other Transaction Document, (C) the Loans made or issued by such Affected Person, or (D) any Capital, to a level below that which such Affected Person or such Affected Person’s holding company could have achieved but for such Change in Law (taking into consideration such Affected Person’s policies and the policies of such Affected Person’s holding company with respect to capital adequacy and liquidity), then from time to time, upon request of such Affected Person, the Borrower will pay to such Affected Person such additional amount or amounts as will compensate such Affected Person or such Affected Person’s holding company for any such increase, reduction or charge.

(c)          Adoption of Changes in Law. The Borrower acknowledges that any Affected Person may institute measures in anticipation of a Change in Law (including, without limitation, the imposition of internal charges on such Affected Person’s interests or obligations under any Transaction Document), and may commence allocating charges to or seeking compensation from the Borrower under this Section 5.01 in connection with such measures, in advance of the effective date of such Change in Law, and the Borrower agrees to pay such charges or compensation to such Affected Person, following demand therefor in accordance with the terms of this Section 5.01, without regard to whether such effective date has occurred.

(d)          Certificates for Reimbursement. A certificate of an Affected Person setting forth the amount or amounts necessary to compensate such Affected Person or its holding company, as the case may be, as specified in clause (a) or (b) of this Section and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall, subject to the priorities of payment set forth in Section 4.01, pay such Affected Person the amount shown as due on any such certificate on the first Settlement Date occurring after the Borrower’s receipt of such certificate.

(e)          Delay in Requests. Failure or delay on the part of any Affected Person to demand compensation pursuant to this Section shall not constitute a waiver of such Affected Person’s right to demand such compensation.

SECTION 5.02.   Funding Losses.

(a)          The Borrower shall compensate each Lender, upon written request by such Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid or calculated to be due and payable by such Lender to lenders of funds borrowed by it to make or carry its LIBOR Rate Loans and any loss, expense or liability sustained by such Lender in connection with the liquidation or re-employment of such funds but excluding loss of anticipated profits) which such Lender may sustain (any such amount, a “Breakage Amount”): (i) if for any reason (other than a default by such Lender) a borrowing of any LIBOR Rate Loan does not occur on a date specified therefor in a Loan Request or a telephonic request for borrowing; (ii) if any prepayment or other principal payment of, or any conversion of, any of its LIBOR Rate Loans occurs on any day other than the last day of an Interest Period applicable to that Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or (iii) if any prepayment of any of its LIBOR Rate Loans is not made on any date specified in a notice of prepayment given by the Borrower.

(b)          A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender, as specified in clause (a) above and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall, subject to the priorities of payment set forth in Section 4.01, pay such Lender the amount shown as due on any such certificate on the first Settlement Date occurring after the Borrower’s receipt of such certificate. Any Breakage Amounts that are not paid on such first Settlement Date shall continue to be owing under this Agreement until paid in full in cash.

SECTION 5.03.   Taxes.

(a)          Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Transaction Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of the applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment to a Credit Party, Affected Person or Borrower Indemnified Party, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law, and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section), the applicable Credit Party, Affected Person or Borrower Indemnified Party receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)          Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or, at the option of the Administrative Agent, timely reimburse it for the payment of, any Other Taxes.

(c)          Indemnification by the Borrower. The Borrower shall indemnify each Affected Person, within ten days after demand therefor, for the full amount of any (i) Indemnified Taxes (including Taxes imposed or asserted on or attributable to amounts payable under this Section 5.03) payable or paid by such Affected Person or required to be withheld or deducted from a payment to such Affected Person and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority and (ii) Taxes that arise because a Loan is not treated in a manner consistent with the Intended Tax Treatment (including Taxes imposed or asserted on or attributable to amounts payable under this clause (ii)). Promptly upon having knowledge that any such Indemnified Taxes have been levied, imposed or assessed, and promptly upon notice by the Administrative Agent or any Affected Person, the Borrower shall pay such Indemnified Taxes directly to the relevant taxing authority or Governmental Authority; provided that neither the Administrative Agent nor any Affected Person shall be under any obligation to provide any such notice to the Borrower. A certificate as to the amount of such payment or liability delivered to the Borrower by an Affected Person (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of an Affected Person, shall be conclusive absent manifest error. Notwithstanding anything to the contrary herein, the Initial Servicer shall indemnify each Affected Person for the full amount of any Taxes described in clause (i) or clause (ii) of this Section 5.03(c) to the extent that the Borrower has not already indemnified such Affected Person for such Taxes and without limiting any obligation of the Borrower to do so.

(d)          Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender or any of its respective Affiliates that are Affected Persons (but only to the extent that the Borrower and its Affiliates have not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting any obligation of the Borrower, the Initial Servicer or their Affiliates to do so), (ii) any Taxes attributable to the failure of such Lender or any of its respective Affiliates that are Affected Persons to comply with Section 14.03(h) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender or any of its respective Affiliates that are Affected Persons, in each case, that are payable or paid by the Administrative Agent in connection with any Transaction Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or any of its Affiliates that are Affected Persons under any Transaction Document or otherwise payable by the Administrative Agent to such Lender or any of its Affiliates that are Affected Persons from any other source against any amount due to the Administrative Agent under this clause (d).

(e)          Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 5.03, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f)           Status of Lenders. (i) Any Lenders that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Transaction Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 5.03(f)(ii)(A), 5.03(f)(ii)(B) and 5.03(g)) shall not be required if, in the Lender’s reasonable judgment, such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)          Without limiting the generality of the foregoing:

(A)         a Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent from time to time upon the reasonable request of the Borrower or the Administrative Agent, copies of executed Internal Revenue Service Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax; and

(B)          any Lender that is not a U.S. Person shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) from time to time upon the reasonable request of the Borrower or the Administrative Agent, whichever of the following is applicable:

(1)            in the case of such a Lender claiming the benefits of an income tax treaty to which the United States is a party, (x) with respect to payments of interest under any Transaction Document, copies of executed of Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Transaction Document, Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)            copies of executed Internal Revenue Service Form W-8ECI;

(3)            in the case of such a Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) copies of executed Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E, as applicable; or

(4)            to the extent such Lender is not the beneficial owner, copies of executed Internal Revenue Service Form W-8IMY, accompanied by Internal Revenue Service Form W-8ECI, Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate, Internal Revenue Service Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that, if such Lender is a partnership and one or more direct or indirect partners of such Lender are claiming the portfolio interest exemption, such Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner.

(g)          Documentation Required by FATCA. If a payment made to a Lender under any Transaction Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Applicable Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (g), “FATCA” shall include any amendments made to FATCA after the date of this Agreement and any fiscal or regulatory legislation, rules or practices adopted after the date of this Agreement pursuant to any intergovernmental agreement entered into in connection with FATCA.

(h)          Survival. Each party’s obligations under this Section 5.03 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Credit Party or any other Affected Person, the termination of the Commitments and the repayment, satisfaction or discharge of all the Borrower Obligations and the Servicer’s obligations hereunder.

(i)           Updates. Each Affected Person agrees that if any form or certification it previously delivered pursuant to this Section 5.03 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

SECTION 5.04.   Making or Maintaining LIBOR Rate Loans.

(a)          Interest Rate Inadequate or Unfair. In the event that Administrative Agent or any Lender (an “Affected Lender”) shall have determined that:

(i)           reasonable means do not exist for ascertaining the Adjusted LIBOR Rate applicable pursuant to Section 2.03 hereof for any Interest Period;

(ii)          Dollar deposits in the relevant amount and for the relevant maturity are not available in the London interbank LIBOR market, with respect to an outstanding or proposed Loan accruing interest by reference to the Adjusted LIBOR Rate;

(iii)         the making, maintenance or funding of any Loan accruing interest by reference to the Adjusted LIBOR Rate has been made impracticable or unlawful by compliance by Administrative Agent or such Affected Lender in good faith with any Applicable Law or any interpretation or application thereof by any Governmental Authority or with any request or directive of any such Governmental Authority (whether or not having the force of Law); or

(iv)         the Adjusted LIBOR Rate will not adequately and fairly reflect the cost to such Lender of the establishment or maintenance of any Loan accruing interest by reference to the Adjusted LIBOR Rate, then Administrative Agent or such Lender, as applicable, shall give the Borrower and Administrative Agent or each Lender, as applicable, prompt written notice of such determination. If such notice is given prior to a Benchmark Replacement Date (as defined in clause (b) below) or prior to the date on which Section 5.04(b) applies, then any outstanding or requested LIBOR Rate Loan shall begin accruing interest by reference to the Base Rate. Until such notice has been withdrawn, neither Administrative Agent nor Lenders shall have any obligation to make any Loan accruing interest by reference to the Adjusted LIBOR Rate or maintain outstanding affected LIBOR Rate Loans.

(b)          Successor LIBOR Rate Index.

(i)           Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Transaction Document, if the Administrative Agent determines that a Benchmark Transition Event or an Early Opt-in Event has occurred, Administrative Agent and the Borrower may amend this Agreement to replace the Adjusted LIBOR Rate with a Benchmark Replacement; and any such amendment will become effective at 5:00 p.m. New York City time on the fifth (5th) Business Day after the Administrative Agent has provided such proposed amendment to all Lenders, so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from the Required Lenders. Until the Benchmark Replacement is effective, each advance, conversion and renewal of a Loan accruing interest by reference to the Adjusted LIBOR Rate will continue to bear interest with reference to the Adjusted LIBOR Rate; provided however, during a Benchmark Unavailability Period (i) any pending selection of, conversion to or renewal of a Loan bearing interest at the Adjusted LIBOR Rate that has not yet gone into effect shall be deemed to be a selection of, conversion to or renewal of the Loan accruing interest by reference to the Base Rate with respect to such Loan, (ii) all outstanding Loans bearing interest at the Adjusted LIBOR Rate shall automatically be converted to a Loan accruing interest by reference to the Base Rate at the expiration of the existing Interest Period (or sooner, if Administrative Agent cannot continue to lawfully maintain such affected Loan accruing interest by reference to the Adjusted LIBOR Rate) and (iii) the component of the Base Rate based upon the Adjusted LIBOR Rate will not be used in any determination of the Base Rate.

(ii)          Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(iii)         Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement, (ii) the effectiveness of any Benchmark Replacement Conforming Changes and (iii) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by Administrative Agent or the Lenders pursuant to this Section 5.04(b) including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 5.04(b).

(iv)         Certain Defined Terms. As used in this Section 5.04(b):

“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the Adjusted LIBOR Rate for U.S. dollar-denominated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the Adjusted LIBOR Rate with an alternate benchmark rate for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower (a) giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the Adjusted LIBOR Rate with the applicable Benchmark Replacement (excluding such spread adjustment) by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for such replacement of the Adjusted LIBOR Rate for U.S. dollar-denominated credit facilities at such time and (b) which may also reflect adjustments to account for (i) the effects of the transition from the Adjusted LIBOR Rate to the Benchmark Replacement and (ii) yield- or risk-based differences between the Adjusted LIBOR Rate and the Benchmark Replacement.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the Adjusted LIBOR Rate:

(1)          in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Adjusted LIBOR Rate permanently or indefinitely ceases to provide the Adjusted LIBOR Rate; or

(2)          in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the Adjusted LIBOR Rate:

(1)          a public statement or publication of information by or on behalf of the administrator of the Adjusted LIBOR Rate announcing that such administrator has ceased or will cease to provide the Adjusted LIBOR Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Adjusted LIBOR Rate;

(2)          a public statement or publication of information by a Governmental Authority having jurisdiction over the Administrative Agent, the regulatory supervisor for the administrator of the Adjusted LIBOR Rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the Adjusted LIBOR Rate, a resolution authority with jurisdiction over the administrator for the Adjusted LIBOR Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the Adjusted LIBOR Rate, which states that the administrator of the Adjusted LIBOR Rate has ceased or will cease to provide the Adjusted LIBOR Rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Adjusted LIBOR Rate; or

(3)          a public statement or publication of information by the regulatory supervisor for the administrator of the Adjusted LIBOR Rate or a Governmental Authority having jurisdiction over the Administrative Agent announcing that the Adjusted LIBOR Rate is no longer representative.

“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Adjusted LIBOR Rate and solely to the extent that the Adjusted LIBOR Rate has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the Adjusted LIBOR Rate for all purposes hereunder in accordance with Section 5.04(b) and (y) ending at the time that a Benchmark Replacement has replaced the Adjusted LIBOR Rate for all purposes hereunder pursuant to Section 5.04(b).

“Early Opt-in Event” means a determination by the Administrative Agent that U.S. dollar-denominated credit facilities being executed at such time, or that include language similar to that contained in this Section 5.04(b), are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the Adjusted LIBOR Rate for loans in Dollars.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

(c)          Booking of Loans. Any Lender may make, carry or transfer LIBOR Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of such Lender.

(d)          Assumptions Concerning Funding of LIBOR Rate Loans. Calculation of all amounts payable to a Lender under Section 5.02 shall be made as though such Lender had actually funded each of its relevant Loans through the purchase of a LIBOR deposit bearing interest at the rate obtained pursuant to clause (a)(i) of the definition of Adjusted LIBOR Rate in an amount equal to the amount of such Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such LIBOR deposit from an offshore office of such Lender to a domestic office of such Lender in the United States of America; provided, however, each Lender may fund each of its Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under Section 5.02.

SECTION 5.05.   Security Interest.

(a)          As security for the performance by the Borrower of all the terms, covenants and agreements on the part of the Borrower to be performed under this Agreement or any other Transaction Document, including the punctual payment when due of the principal amount of the Loans and all Interest in respect of the Loans and all other Borrower Obligations, the Borrower hereby grants to the Administrative Agent for its benefit and the ratable benefit of the Secured Parties, a continuing security interest in, all of the Borrower’s right, title and interest in, to and under all of the following, whether now or hereafter owned, existing or arising (collectively, the “Collateral”): (i) all Pool Receivables, (ii) all Related Security with respect to such Pool Receivables, (iii) all Collections with respect to such Pool Receivables, (iv) the Continuing Collection Accounts and all amounts on deposit therein, and all certificates and instruments, if any, from time to time evidencing the Continuing Collection Accounts and amounts on deposit therein, (v) all Collections on deposit in any Interim Collection Account, and all certificates and instruments, if any, from time to time evidencing the Collections on deposit therein, (vi) all Inventory, (vii) all Collections with respect to such Inventory, (viii) all Intellectual Property, (ix) all Collections with respect to such Intellectual Property, (x) the IP License, all payments and receivables of any kind payable by the licensee(s) under the IP License, all rights of the Borrower thereunder and all supporting obligations in respect thereof, including any right to payments as a result of any termination event thereunder; (xi) all rights (but none of the obligations) of the Borrower under the Purchase and Sale Agreements, (xii) all other personal and fixture property or assets of the Borrower of every kind and nature, including all goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts, chattel paper (whether tangible or electronic), deposit accounts, securities accounts, securities entitlements, letter-of-credit rights, commercial tort claims, securities and all other investment property, supporting obligations, money, any other contract rights or rights to the payment of money, insurance claims and proceeds, and all general intangibles (including all payment intangibles) (each as defined in the UCC) and (xiii) all proceeds of, and all amounts received or receivable under any or all of, the foregoing.

(b)          The Administrative Agent (for the benefit of the Secured Parties) shall have, with respect to all the Collateral, and in addition to all the other rights and remedies available to the Administrative Agent (for the benefit of the Secured Parties), all the rights and remedies of a secured party under any applicable UCC. The Borrower hereby authorizes the Administrative Agent to file (i) financing statements describing as the collateral covered thereby as “all of the debtor’s personal property or assets” or words to that effect, notwithstanding that such wording may be broader in scope than the collateral described in this Agreement and (ii) any customary patent security agreement or copyright security agreement required or necessary to ensure the recordation of appropriate evidence of any lien in any Intellectual Property.

(c)          Immediately upon the occurrence of the Final Payout Date, the Collateral shall be automatically released from the lien created hereby, and this Agreement and all rights and obligations (other than those expressly stated to survive such termination) of the Administrative Agent, the Lenders and the other Credit Parties hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Borrower; provided, however, that promptly following written request therefor by the Borrower delivered to the Administrative Agent following any such termination, and at the expense of the Borrower, the Administrative Agent shall execute and deliver to the Borrower UCC-3 termination statements and such other documents as the Borrower shall reasonably request to evidence such termination.

(d)          On any date after the Inventory/IP Contribution Date, the Borrower shall have the option (the “IP Option”) at any time to release the Lien over all (but not less than all) of the Intellectual Property (the “IP Lien Release” and the date of such release, the “IP Release Date”), subject to the following conditions:

(i)           no event has occurred and is continuing and no condition exists, or would result from exercising the IP Option, that constitutes or may reasonably be expected to constitute an Amortization Event, Event of Default or Unmatured Event of Default.

(ii)          the Borrower has delivered to the Required Lenders an Information Package signed by the Servicer setting forth the Borrowing Base on a pro forma basis after giving effect to the IP Release Date, and an Interim Report current as of the preceding Business Day and on pro forma basis after giving effect to the IP Release Date;

(iii)         to the extent necessary, and prior to or concurrently with the IP Lien Release, the Borrower shall repay the portion of the outstanding principal amount of the Loans (together with the Prepayment Premium (if any) in accordance with the AG Fee Letter) at such time, in an aggregate amount necessary to reduce the Borrowing Base Deficit (calculated after giving effect to the IP Release Date) to zero ($0) (for the avoidance of doubt, the parties hereby agree that the calculation of the Borrowing Base Deficit for the purposes of this clause (iii) shall be made using the adjusted Borrowing Base in effect after the occurrence of the IP Release Date);

(iv)         no Junior IP Financing Debt has been incurred prior to or is outstanding at such time, or if any Junior IP Financing Debt has been incurred prior to exercising the IP Option, (x) such Junior IP Financing Debt is indefeasibly repaid in full on or prior to the IP Release Date and (y) and the Administrative Agent has received a payoff letter and customary evidence of the repayment of such Junior IP Financing Debt and that the liens related thereto have been released, in each case in form and substance satisfactory to the Lender Representative; and

(v)          receipt by the Required Lenders of a certificate signed by the Financial Officer of the Borrower and certifying that the foregoing conditions have been satisfied,

the Administrative Agent shall execute such documents prepared by and at the expense of the Borrower and take such other actions as are necessary to effect such IP Lien Release as reasonably requested by the Borrower.

Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been redacted.

ARTICLE VI

CONDITIONS to Effectiveness and CREDIT EXTENSIONS

SECTION 6.01.   Conditions Precedent to Effectiveness. This Agreement shall become effective as of the Closing Date when (a) the Administrative Agent shall have received each of the documents and other deliverables listed on the closing memorandum attached as Exhibit G hereto which are indicated as being required to be delivered on the Closing Date, in each case, in form and substance acceptable to the Administrative Agent and (b) all fees and expenses payable by the Borrower on the Closing Date to the Credit Parties have been paid in full in accordance with the terms of the Transaction Documents; provided that the Closing Date shall be deemed not to have occurred (and this Agreement shall be deemed terminated (other than with respect to those provisions which expressly survive termination)) if the initial Funding Date does not occur on or prior to 5:00pm (NYC) on the seventh (7th) day following the Closing Date (or such later date as agreed by the Borrower and the Lender Representative in their sole discretion, which agreement may be evidenced via email).

SECTION 6.02.   Conditions Precedent to All Credit Extensions. Each Credit Extension hereunder on or after the Funding Date (except as otherwise expressly set forth below or waiver by the Lender Representative in its sole discretion) shall be subject to the conditions precedent that:

(a)          the Administrative Agent shall have received (in fully executed form), in each case in form and substance acceptable to the Lender Representative in its sole discretion,

(i)           documentation to be reasonably agreed between the Lender Representative and the Borrower evidencing the transfer of the Receivables, constituting the Receivables Pool on the Funding Date, from Exela Receivables 1, LLC to the Borrower;

(ii)          the Guarantee and Collateral Agreement; provided that there shall be no requirement to deliver the Guarantee and Collateral Agreement if the Borrower is the sole owner of the PNC deposit account ending * 2108,

(iii)         with respect to any funding on the Inventory/IP Contribution Date, the First Tier Inventory Purchase and Sale Agreement substantially in the form of Exhibit K-2 and the Second Tier Inventory Purchase and Sale Agreement on substantially similar terms with such changes as are necessary for the second tier sale arrangement,

(iv)         with respect to any funding on the Inventory/IP Contribution Date, the First Tier IP Purchase and Sale Agreement substantially in the form of Exhibit K-3 and the Second Tier IP Purchase and Sale Agreement on substantially similar terms with such changes as are necessary for the second tier sale arrangement,

(v)          the Performance Guaranty, substantially in the form of Exhibit L,

(vi)         with respect to any funding on the Inventory/IP Contribution Date, the IP License, substantially in the form of Exhibit M,

(vii)        the [***] substantially in the form of Exhibit N,

(viii)       an updated Schedule II setting forth each of the Interim Collection Accounts and the Continuing Collection Account,

(ix)         the Account Control Agreements covering each Collection Account, each substantially in the form of Exhibit P-1, Exhibit P-2 and Exhibit P-3, as applicable,

(x)          with respect to any funding on the Inventory/IP Contribution Date, a fully executed Confirmation of Release executed by the collateral agent to the Existing Specified Secured Debt Security Agreement and substantially in form of Exhibit O hereto;

(xi)         Exhibit J-1 and Exhibit J-2; and

(xii)        each other document, agreement (in fully executed form), opinions of counsel, lien search results, UCC filings, certificates and other deliverables listed on the closing memorandum attached as Exhibit G hereto and denoted as being a “Funding Date Deliverable”, in each case, in form and substance acceptable to the Administrative Agent and the Lender Representative.

(b)          the Borrower shall have delivered to the Administrative Agent a Loan Request for such Loan in accordance with Section 2.02(b);

(c)          the Servicer shall have delivered to the Administrative Agent and each Lender all Information Packages and Interim Reports required to be delivered hereunder;

(d)          on the date of such Credit Extension the following statements shall be true and correct (and upon the occurrence of such Credit Extension, the Borrower and the Initial Servicer shall be deemed to have represented and warranted that such statements are then true and correct):

(i)           the representations and warranties of the Borrower and the Initial Servicer contained in Sections 7.01 and 7.02 are true and correct in all material respects on and as of the date of such Credit Extension as though made on and as of such date unless such representations and warranties by their terms refer to an earlier date (except for the representations and warranties set forth in Section 7.01(cc), which shall be deemed to be as of the Funding Date for purposes hereof), in which case they shall be true and correct in all material respects on and as of such earlier date;

(ii)          no Amortization Event, Event of Default or Unmatured Event of Default has occurred and is continuing, and no Event of Default or Unmatured Event of Default would result from such Credit Extension; and

(iii)         no Borrowing Base Deficit exists or would exist after giving effect to such Credit Extension.

Notwithstanding anything to the contrary contained herein, the Inventory/IP Contribution Date shall occur no later than the four month anniversary of the Closing Date (or such later date as the Lender Representative may agree in writing in its sole discretion) and if the Inventory/IP Contribution Date shall not have occurred by such date, the Borrower shall have no right to fund any Inventory or Intellectual Property under this Agreement after such date.

Based on the information provided by Exela as of the date hereof to the Lender Representative, the Lender Representative acknowledges that (i) the Borrowing Base as of the date hereof and calculated based on such information would be $91,947,000, and (ii) if the IP/Inventory Contribution Date had occurred on the date hereof, the Borrowing Base would be $137,000,000.

SECTION 6.03.   Conditions Precedent to All Releases. Each Release hereunder on or after the Funding Date shall be subject to the conditions precedent that:

(a)          after giving effect to such Release, the Continuing Collection Accounts shall have on deposit an amount of Collections sufficient to pay the sum of (x) all accrued and unpaid Servicing Fees, Interest, Fees and Breakage Amounts, in each case, owing through the date of the immediately following Settlement Date (as reasonably estimated by the Administrative Agent), (y) the amount of any Borrowing Base Deficit and (z) the amount of all other unpaid Borrower Obligations then due and owing through the date of the immediately following Settlement Date (as reasonably estimated by the Administrative Agent), in each case, as demonstrated in a Qualifying Release Report delivered pursuant to Section 9.03(c);

(b)          the Borrower shall use the proceeds of such Release (i) solely to pay the purchase price for Receivables, or after the Inventory/IP Contribution Date, Inventory or Intellectual Property, as applicable, purchased by the Borrower in accordance with the terms of the applicable Second Tier Purchase and Sale Agreement or (ii) for distribution to the Pledgor as a return on the Pledgor’s equity interest in the Borrower; and

(c)          on the date of such Release the following statements shall be true and correct (and upon the occurrence of such Release, the Borrower and the Initial Servicer shall be deemed to have represented and warranted that such statements are then true and correct):

(i)           other than any representation or warranty with respect to the occurrence or continuation of an Initial Servicer Replacement Event, the representations and warranties of the Borrower and the Initial Servicer contained in Sections 7.01 and 7.02 are true and correct in all material respects on and as of the date of such Release as though made on and as of such date unless such representations and warranties by their terms refer to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date;

(ii)          no Amortization Event or Event of Default has occurred and is continuing, and no Amortization Event or Event of Default would result from such Release; and

(iii)         no Borrowing Base Deficit exists or would exist after giving effect to such Release; and

(d)          the Administrative Agent and the Lender Representative shall have received a Release Certificate no later than 10:00am (NYC) two Business Days prior to the date of such Release.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES

SECTION 7.01.   Representations and Warranties of the Borrower. The Borrower represents and warrants to each Credit Party, as of the Closing Date (except as otherwise expressly provided herein), the Funding Date, the Inventory/IP Contribution Date, each Settlement Date, the date of each Release and each day on which a Credit Extension shall have occurred, as follows:

(a)          Organization and Good Standing. It has been duly and solely organized in, and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with limited liability company power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted and will be conducted as contemplated herein, and had at all relevant times, and now has, all necessary power, authority, and legal right to acquire and own the Pool Receivables, the Inventory and the Intellectual Property.

(b)          Due Qualification. It is in good standing in the State of Delaware, and has obtained all necessary licenses, approvals and qualifications, if any, in connection with its execution and delivery of the Transaction Documents to which it is a party, the purchase of Collateral pursuant to the applicable Purchase and Sale Agreement and the performance by it of its obligations contemplated in the Transaction Documents.

(c)          Power and Authority; Due Authorization. It (i) has all necessary limited liability company power, authority and legal right to (A) execute and deliver this Agreement and the other Transaction Documents to which it is a party, (B) carry out the terms of and perform its obligations under the Transaction Documents to which it is a party, (C) acquire the Collateral pursuant to the applicable Purchase and Sale Agreement and own, pledge, hold and maintain the Collateral and (D) grant a security interest in the Collateral on the terms and conditions herein provided and (ii) has duly authorized by all necessary action the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party in any capacity and the grant of a security interest in the Collateral on the terms and conditions herein provided.

(d)          Valid Security; Binding Obligations. This Agreement constitutes a granting of a valid security interest in the Collateral to the Administrative Agent (on behalf of the Secured Parties), enforceable against creditors of, and purchasers from, the Borrower; and this Agreement constitutes, and each other Transaction Document to be signed by the Borrower when duly executed and delivered by it will constitute, a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar Applicable Laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(e)          No Violation. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents and the fulfillment of the terms hereof and thereof by it will not, (i) conflict with, result in any breach or (without notice or lapse of time or both) a default under, (A) its certificate of formation or limited liability company agreement, or (B) any Debt, (ii) result in the creation or imposition of any Adverse Claim upon any of the Borrower’s properties pursuant to the terms of any such Debt, other than any Adverse Claim created in connection with this Agreement and the other Transaction Documents, (iii) conflict with, result in any breach or (without notice or lapse of time or both) a default under any other agreement or instrument to which the Borrower is a party or by which it or any of its properties is bound, (iv) result in the creation or imposition of any Adverse Claim upon any of the Borrower’s properties pursuant to the terms of any such other agreement or instrument to which it is a party or by which it or any of its properties is bound, other than any Adverse Claim created in connection with this Agreement and the other Transaction Documents, or (v) violate any Applicable Law applicable to it or any of its properties except, in the cases of clauses (iii), (iv) and (v) to the extent that any such conflict or violation could not reasonably be specified to have a Material Adverse Effect.

(f)           No Proceedings. There are no actions, suits, proceedings or investigations pending, or to its knowledge threatened, before any Governmental Authority (i) asserting the invalidity of this Agreement or any other Transaction Document, (ii) seeking to prevent the grant of a security interest in any portion of the Collateral or the consummation of the purposes of this Agreement or of any of the other Transaction Documents, (iii) seeking any determination or ruling that has had or could reasonably be expected to have a Material Adverse Effect or (iv) seeking to adversely affect, or in which there is a reasonable likelihood of a determination adversely affecting, in either case, the federal income tax attributes of the Loans or Releases hereunder.

(g)          Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by it of this Agreement or any other Transaction Document to which it is a party, except for the filing of the UCC financing statements referred to in Article VI, all of which, at the time required in Article VI, shall have been duly filed and shall be in full force and effect.

(h)          Litigation. No injunction, decree or other decision has been issued or made by any Governmental Authority against the Borrower or any material portion of the Collateral, and, to its knowledge, no threat by any Person has been made to attempt to obtain any such decision against it or its properties.

(i)           Use of Proceeds. The use of all funds obtained by the Borrower under this Agreement will not conflict with or contravene any of Regulations T, U and X promulgated by the Federal Reserve Board.

(j)           Quality of Title. The Borrower has acquired, for fair consideration and reasonably equivalent value, all of the right, title and interest of the applicable Originator in (i) each Pool Receivable and the Related Security, (ii) all Inventory and (iii) the Intellectual Property. All of the Collateral is owned by Borrower free and clear of any Adverse Claim; the Administrative Agent shall have acquired and shall at all times thereafter continuously maintain a valid and perfected first priority perfected security interest in the Collateral and Collections and proceeds of any of the foregoing, free and clear of any Adverse Claim; and no financing statement or other instrument similar in effect covering any Collateral and any interest therein is on file in any recording office except such as may be filed (i) in favor of the Borrower in accordance with any Transaction Document (and assigned to the Administrative Agent), (ii) in favor of the Administrative Agent in accordance with this Agreement or any Transaction Document and (iii) solely (x) with respect to the Inventory and Intellectual Property, prior to the Inventory/IP Contribution Date, an “all asset” financing statements filed in connection with the Existing Specified Secured Debt and (y) with respect to the Receivables, prior to the Funding Date, an “all asset” financing statement filed in connection with the Existing Receivables Financing Agreement.

(k)          Accurate Information. No Information Package, Interim Report or any other information, exhibit, financial statement, document, book, record or report furnished or to be furnished by or on behalf of any Exela Party or any of their respective Affiliates to Administrative Agent, any Lender or any other Secured Party in connection with the Collateral, this Agreement or the other Transaction Documents, whether before or after the date of this Agreement: (i) was or will be untrue or inaccurate in any material respect as of the date it was or will be dated or as of the date so furnished; or (ii) contained or will contain when furnished any material misstatement of fact or omitted or will omit to state a material fact or any fact necessary to make the statements contained therein not misleading; provided, however, that with respect to projected financial information and information of a general economic or industry specific nature, the Borrower represents only that such information has been prepared in good faith based on assumptions believed by the Borrower to be reasonable at the time such information was delivered; and provided, further, that such information are not to be viewed as facts, are subject to significant uncertainties and contingencies beyond the control of the Borrower, no assurance can be given that any particular projection or other information will be realized and actual results during the period or periods covered by such information may differ from such projections and that the differences may be material.

(l)           UCC Details. The Borrower’s true legal name as registered in the sole jurisdiction in which it is organized, the jurisdiction of such organization, its organizational identification number, if any, as designated by the jurisdiction of its organization, its federal employer identification number, if any, and the location of its chief executive office and principal place of business are specified in Schedule 7.01(l) and the offices where the Borrower keeps all its Records are located at the addresses specified in Schedule 7.01(l) (or at such other locations, notified to the Administrative Agent in accordance with Section 8.01(f)), in jurisdictions where all actions required under Section 9.06 have been taken and completed. Except as described in Schedule 7.01(l), the Borrower has no, and has never had any, trade names, fictitious names, assumed names or “doing business as” names and the Borrower has never changed the location of its chief executive office or its true legal name, identity or corporate structure. The Borrower is organized only in a single jurisdiction.

(m)         Collection Accounts. The account numbers of the Collection Accounts and related Collection Account Banks are specified in Schedule II.

(n)          Eligible Receivables. Each Receivable included in the Adjusted Net Pool Balance as an Eligible Receivable or an Additional Eligible Receivable, as applicable, on the date of any Credit Extension or on the date of any Information Package or Interim Report constitutes an Eligible Receivable on such date.

(o)          No Disclosure Required. Under Applicable Law, the Borrower is not required to file a copy of this Agreement or any other Transaction Document with the SEC or any other Governmental Authority, except for the filing of the UCC financing statements referred to in Article VI, all of which, at the time required in Article VI, shall have been duly filed and shall be in full force and effect and any filings with the SEC to be made by Parent.

(p)          Security. The Loans being provided for hereunder do not constitute a Security.

(q)          Adverse Change. Since the date of its formation, no event or occurrence exists that has caused, or could reasonably be expected to cause, a Material Adverse Effect.

(r)           Credit and Collection Policies. It has complied with the Credit and Collection Policies in all material respects and it has engaged Servicer to service the Pool Receivables in accordance with the Credit and Collection Policies and all Applicable Law, and such policies have not changed since the Closing Date, except in accordance with this Agreement.

(s)          Compliance with Law. It has complied in all material respects with all Applicable Laws to which it may be subject (but not including Sanctions or Anti-Corruption Laws, which are discussed in Section 7.01(bb)).

(t)           Financial Information. All financial statements of the Borrower delivered to Administrative Agent in accordance with Section 8.02(a) were prepared in accordance with GAAP in effect on such date such statements were prepared and fairly present in all material respects the financial position of the Borrower and its results of operations as of the date and for the period presented or provided (other than in the case of annual financial statements, subject to the absence of footnotes and year-end audit adjustments), as applicable.

(u)          Investment Company Act. The Borrower is not (i) required to register as an “Investment Company” or (ii) “controlled” by an “Investment Company”, under (and as to each such term, as defined in) the Investment Company Act.

(v)          Covered Fund. The Borrower is not a “covered fund” under Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder (the “Volcker Rule”).  In determining that the Borrower is not a “covered fund” under the Volcker Rule, Borrower is entitled to rely on the exemption from the definition of “investment company” set forth in Section 3(c)(5)(A) or (B) of the Investment Company Act.

(w)         No Other Obligations. The Borrower does not have outstanding any Security of any kind, except membership interests issued to Pledgor in connection with its organization and has not incurred, assumed, guaranteed or otherwise become directly or indirectly liable for, or in respect of, any Debt and no Person has any commitment or other arrangement to extend credit to the Borrower, in each case, other than as will occur in accordance with the Transaction Documents.

(x)          Representations and Warranties in Other Transaction Documents. The Borrower hereby makes for the benefit of the Administrative Agent and each Credit Party all of the representations and warranties it makes, in any capacity, in the other Transaction Documents to which it is a party as if such representations and warranties (together with the related and ancillary provisions) were set forth in full herein.

(y)          Ordinary Course of Business. Each remittance of Collections by or on behalf of the Borrower pursuant to the Transaction Documents and any related accounts of amounts owing hereunder in respect of the Loans will have been (i) in payment of a debt incurred by the Borrower in the ordinary course of business or financial affairs of the Borrower and (ii) made in the ordinary course of business or financial affairs of the Borrower.

(z)          Tax Status. The Borrower (i) has timely filed all material Tax returns required to be filed by it and (ii) has paid, or caused to be paid, all material Taxes, assessments and other governmental charges, other than Taxes, assessments and other governmental charges being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in accordance with GAAP.

(aa)        Disregarded Entity. The Borrower is, and shall at all relevant times continue to be, a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3 that is disregarded as separate from U.S. Person and is not and will at all relevant times not be required to withhold from any (direct or indirect) equity owner(s) under Sections 1441, 1445, 1446 and 1461 of the Code.

(bb)       Sanctions; Anti-Corruption; Export Controls; Anti-Money Laundering

(i)           Each Exela Party, its Subsidiaries and the officers and directors and, to the knowledge of the Borrower, employees, Affiliates and agents of each Exela Party and its Subsidiaries is in compliance with (A) Anti-Corruption Laws and applicable Sanctions, and (B) in all material respects, Anti-Money Laundering Laws and Export Controls. The Borrower has instituted and maintains in effect policies and procedures designed to promote and achieve compliance by the Borrower and its directors, officers, employees and agents with Anti-Corruption Laws, Anti-Money Laundering Laws, Export Controls and applicable Sanctions.

(ii)          The Borrower will not use any part of the proceeds of the Loans directly or indirectly: (A) in any manner that would constitute a violation of the Anti-Corruption Laws, (B) to finance any dealings of, with or involving a Blocked Person, or (C) in any other manner that would constitute a violation of Sanctions by any party hereto, including any Lender

(iii)         None of the Exela Parties, their respective Subsidiaries or the officers or directors or, to the knowledge of the Borrower, employees, Affiliates or agents of the Exela Parties or their respective Subsidiaries: (A) is a Blocked Person, or (B) has, in the past five years, engaged in any dealings of, with or involving a Blocked Person.

(cc)        Solvency. The Borrower is Solvent.

(dd)       Opinions. The facts regarding each Exela Party, the Receivables, the Related Security, the IP License, the transactions contemplated by the Transaction Documents and the related matters set forth or assumed in each of the opinions of counsel delivered in connection with this Agreement and the Transaction Documents are true and correct in all material respects.

(ee)        Perfection Representations.

(i)           This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Borrower’s right, title and interest in, to and under the Collateral which, (A)  security interest has been perfected and is enforceable against creditors of and purchasers from the Borrower and (B) will be free of all Adverse Claims in such Collateral.

(ii)          The Receivables constitute “accounts” or “general intangibles” within the meaning of Section 9-102 of the UCC.

(iii)         The Borrower owns and has good and marketable title to the Collateral free and clear of any Adverse Claim of any Person.

(iv)         All appropriate UCC financing statements, UCC financing statement amendments, UCC continuation statements, patent assignment agreements, patent security agreements, copyright assignment agreements, and copyright security agreements have been filed in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect (and continue the perfection of) the sale and contribution of the assets sold and contributed from each Originator to the Pledgor pursuant to each First Tier Purchase and Sale Agreement, the sale and contribution of the assets sold from the Pledgor to the Borrower pursuant to each Second Tier Purchase and Sale Agreement and the grant by the Borrower of a security interest in the Collateral to the Administrative Agent pursuant to this Agreement, in each case.

(v)          Other than the security interest granted to the Administrative Agent pursuant to this Agreement, the Borrower has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral except as permitted by this Agreement and the other Transaction Documents. The Borrower has not authorized the filing of and is not aware of any financing statements or other lien filing filed against the Borrower that include a description of collateral covering the Collateral other than any financing statement (i) in favor of the Administrative Agent or (ii) that has been terminated. The Borrower is not aware of any judgment lien, ERISA lien or tax lien filings against the Borrower.

(ff)         Collection Accounts.

(i)           Nature of Collection Accounts. Each Collection Account constitutes a “deposit account” within the meaning of the applicable UCC.

(ii)          Ownership. Each Continuing Collection Account is in the name of the Borrower, and the Borrower owns and has good and marketable title to each Continuing Collection Account free and clear of any Adverse Claim. Each Interim Collection Account is in the name of the applicable Originator and no Interim Collection Account is subject to the “control” (as defined in Section 9-104 of the UCC) of any other Person.

(iii)         Perfection. The Borrower has delivered to the Administrative Agent (x) on or prior to the Funding Date, with respect to any Continuing Collection Account, a fully executed Account Control Agreement and (y) on or prior to the Funding Date, with respect to any Interim Collection Account, Sweep Instructions, in each case, pursuant to which each applicable Collection Account Bank has been instructed to comply with the instructions originated by the Administrative Agent directing the disposition of funds in such Collection Account without further consent by the Borrower, the Servicer or any other Person. The Administrative Agent has “control” (as defined in Section 9-104 of the UCC) over each Continuing Collection Account and each Continuing Collection Account is subject to an Account Control Agreement.

(iv)         Instructions. None of the Continuing Collection Accounts is in the name of any Person other than the Borrower. None of the Interim Collection Accounts is in the name of any Person other than the applicable Originator. No Exela Party has consented to the applicable Collection Account Bank complying with instructions of any Person other than the Administrative Agent.

(gg)       [Reserved].

(hh)       No Default. No event has occurred and is continuing and no condition exists, or would result from any Loan or Release or from the application of proceeds therefrom, that constitutes or may reasonably be expected to constitute an Initial Servicer Replacement Event, Amortization Event, Event of Default or Unmatured Event of Default.

(ii)          Certificate of Beneficial Ownership. As of the Closing Date, the Borrower is an entity that is organized under the laws of the United States or of any state and at least 51% of whose common stock or analogous equity interest is owned directly or indirectly by a company listed on the New York Stock Exchange or the American Stock Exchange or designated as a NASDAQ National Market Security listed on the NASDAQ stock exchange and is excluded on that basis from the definition of “Legal Entity Customer” as defined in the Beneficial Ownership Regulation.

(jj)          ERISA. Except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Exela Party and their respective ERISA Affiliates (i) have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Pension Plan; (ii) are in compliance in all material respects with the applicable provisions of ERISA and the Code with respect to each Pension Plan and Multiemployer Plan; (iii) have not incurred any liability to the PBGC or to any Pension Plan or Multiemployer Plan under Title IV of ERISA, other than a liability to the PBGC for premiums under Section 4007 of ERISA already paid or not yet due; (iv) have not incurred any liability to the PBGC or to any Pension Plan under Title IV of ERISA with respect to a plan termination under Section 4041 of ERISA; and (v) have not incurred any Withdrawal Liability to a Multiemployer Plan. No steps have been taken by any Person to terminate any Pension Plan the assets of which are not sufficient to satisfy all of its benefit liabilities under Title IV of ERISA.

(kk)        Securitization Assets.

(i)            None of the Collateral is subject to any Lien of any Debt of Exela or any of its Affiliates other than the Lien of the Administrative Agent under this Agreement. Without limiting the foregoing, all of the Collateral satisfies the definition of “Securitization Assets” sold to a “Special Purpose Securitization Subsidiary” in connection with a “Permitted Securitization Financing,” and therefore is “Excluded Property” that is free and clear of any Adverse Claim of any Existing Specified Secured Debt or Debt evidenced by the Existing Receivables Financing Agreement.

(ii)            As of the Closing Date, the Exela Parties are not obligated (whether as a borrower, guarantor or otherwise) under any secured Debt outstanding in an aggregate amount exceeding $75,000,000 other than the Existing Specified Secured Debt and this Agreement.

(ll)           Intellectual Property. Each of the Exela Parties owns, or has a valid license or right to use, all of the intellectual property rights necessary for the conduct of its business as currently conducted. The Borrower owns all of the Intellectual Property set forth on Annex 3 to the First Tier IP Purchase and Sale Agreement, and all such Intellectual Property owned by the Borrower is subsisting, in full force and effect, and, to the knowledge of the Borrower, valid and enforceable, has not been abandoned, canceled or terminated, and is not subject to any outstanding order, judgment or decree restricting its use or adversely affecting the Borrower’s rights thereto. Except for the IP License, no such Intellectual Property is the subject of any licensing agreement as to which the Borrower is a party. To the knowledge of the Borrower, there is no infringement by others of any Intellectual Property. No name, brand or slogan or other advertising device, product, process, method, substance or service or goods bearing or using any Intellectual Property used or employed by the Borrower or any Exela Party, has infringed or violated, or infringes or violates, intellectual property rights of any other Person in any material respect, and no claim or litigation regarding any of the foregoing is pending or, to the knowledge of the Borrower, threatened in writing. Each Person (including any current or former employees, contractors or consultants) who have developed, created, conceived or reduced to practice any Intellectual Property has assigned all right, title and interest in and to all such Intellectual Property pursuant to a valid and enforceable written contract, by operation of law or has otherwise permitted the use of such Intellectual Property by Exela. The Intellectual Property that has been assigned to the Borrower pursuant to the Purchase and Sale Agreements on the Inventory/IP Contribution Date includes all material intellectual property rights (other than Trademarks) necessary and required to operate the business of the Exela Parties as operated on the Inventory/IP Contribution Date. As of the Funding Date, after the Intellectual Property has been so assigned, if Exela did not have the rights to such Intellectual Property granted under the IP License, it would not be able to operate its business as operated on the Inventory/IP Contribution Date.

SECTION 7.02.      Representations and Warranties of the Initial Servicer. The Initial Servicer represents and warrants to each Credit Party, as of the Closing Date (except as otherwise expressly provided herein), the Funding Date, the Inventory/IP Contribution Date, each Settlement Date, the date of each Release and each day on which a Credit Extension shall have occurred, as follows:

(a)            Organization and Good Standing. It has been duly organized and is validly existing and in good standing under the Applicable Laws of its jurisdiction of organization, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted.

(b)            Due Qualification. It is duly qualified to do business, is in good standing, and has obtained all necessary qualifications, licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Collateral) requires such qualifications, licenses or approvals, except where the failure to be in good standing or to hold any such qualifications, licenses and approvals could not reasonably be expected to have a Material Adverse Effect.

(c)            Power and Authority; Due Authorization. It (i) has all necessary power, authority and legal right to (A) execute and deliver this Agreement and the other Transaction Documents to which it is a party, (B) carry out the terms of and perform its obligations under the Transaction Documents to which it is a party, and (C) service the Collateral, in each case in accordance with the provisions hereof and (ii) has duly authorized by all necessary corporate action the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and the servicing of the Collateral, in each case in accordance with the provisions hereof.

(d)            Binding Obligations. This Agreement constitutes, and each other Transaction Document to be signed by it when duly executed and delivered by it will constitute, a legal, valid and binding obligation of it, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar Applicable Laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(e)            No Violation. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents and the fulfillment of the terms hereof and thereof by it will not, (i) conflict with, result in any breach or (without notice or lapse of time or both) a default under, (A) its certificate of formation or limited liability company agreement, as applicable, or (B) any indenture, loan agreement, asset purchase agreement, mortgage, deed of trust, or other agreement or instrument to which it is a party or by which it or any of its properties is bound if such conflict, breach or default could reasonably be expected to have a Material Adverse Effect, (ii) result in the creation or imposition of any Adverse Claim upon any of its properties pursuant to the terms of any such indenture, loan agreement, asset purchase agreement, mortgage, deed of trust, or other agreement or instrument to which it is a party or by which it or any of its properties is bound, other than any Adverse Claim created in connection with this Agreement and the other Transaction Documents or otherwise permitted by this Agreement or other Transaction Documents, or (iii) violate any Applicable Law applicable to it or any of its properties if such violation of Applicable Law could reasonably be expected to have a Material Adverse Effect.

(f)            No Proceedings. There are no actions, suits, proceedings or investigations pending, or to its knowledge threatened, before any Governmental Authority (i) asserting the invalidity of this Agreement or any other Transaction Document, (ii) seeking to prevent the servicing of the Collateral or the consummation of the purposes of this Agreement or of any of the other Transaction Documents, (iii) seeking any determination or ruling that has had or could reasonably be expected to have a Material Adverse Effect or (iv) seeking to adversely affect, or in which there is a reasonable likelihood of a determination adversely affecting, in either case, the federal income tax attributes of the Loans or Releases hereunder.

(g)            Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by it of this Agreement or any other Transaction Document to which it is a party, except for the filing of the UCC financing statements referred to in Article VI, all of which, at the time required in Article VI, shall have been duly filed and shall be in full force and effect.

(h)            Financial Condition. It has furnished to the Administrative Agent the consolidated balance sheet and statements of income, stockholders equity and cash flows of the Parent as of and for the fiscal year ended December 31, 2019, reported on by its independent public accountants. All financial statements of the Parent and its consolidated Subsidiaries referenced above or delivered to the Administrative Agent pursuant to Section 8.05(a) were prepared in accordance with GAAP in effect on the date such statements were prepared and fairly present in all material respects the consolidated financial condition, business, and operations of the Parent and its consolidated Subsidiaries as of the date and for the period presented or provided (other than in the case of annual financial statements, subject to the absence of footnotes and year-end audit adjustments). Since December 31, 2019, there has been no change in the business, property, operation or condition of the Parent and its Subsidiaries, taken as a whole, which could reasonably be expected to have a Material Adverse Effect.

(i)            Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to its knowledge, threatened in writing or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Exela Party or any of their Subsidiaries or against any material portion of their properties that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(j)            Accurate Information. No Information Package, Interim Report or any other information, exhibit, financial statement, document, book, record or report furnished by any Exela Party or any of their respective Affiliates to Administrative Agent, any Lender or any other Secured Party in connection with the Collateral, this Agreement or the other Transaction Documents, whether before or after the date of this Agreement: (i) was or will be untrue or inaccurate in any material respect as of the date it was or will be dated or as of the date so furnished or (ii) contained or will contain when furnished any material misstatement of fact or omitted or will omit to state a material fact or any fact necessary to make the statements contained therein not misleading; provided, however, that with respect to projected financial information and information of a general economic or industry specific nature, it represents only that such information has been prepared in good faith based on assumptions believed by it to be reasonable at the time such information was delivered; and provided, further, that such information are not to be viewed as facts, are subject to significant uncertainties and contingencies beyond the control of the Borrower, no assurance can be given that any particular projection or other information will be realized and actual results during the period or periods covered by such information may differ from such projections and that the differences may be material.

(k)            Collection Accounts.

(i)            Nature of Collection Accounts. Each Collection Account constitutes a “deposit account” within the meaning of the applicable UCC.

(ii)           Ownership. Each Continuing Collection Account is in the name of the Borrower, and the Borrower owns and has good and marketable title to each Continuing Collection Account free and clear of any Adverse Claim. Each Interim Collection Account is in the name of the applicable Originator and no Interim Collection Account is subject to the “control” (as defined in Section 9-104 of the UCC) of any other Person.

(iii)          Perfection. The Borrower has delivered to the Administrative Agent (x) on or prior to the Funding Date, with respect to any Continuing Collection Account, a fully executed Account Control Agreement and (y) on or prior to the Funding Date, with respect to any Interim Collection Account, Sweep Instructions, in each case, pursuant to which each applicable Collection Account Bank has been instructed to comply with the instructions originated by the Administrative Agent directing the disposition of funds in such Collection Account without further consent by the Borrower, the Servicer or any other Person. The Administrative Agent has “control” (as defined in Section 9-104 of the UCC) over each Continuing Collection Account and each Continuing Collection Account is subject to an Account Control Agreement.

(iv)          Instructions. None of the Continuing Collection Accounts is in the name of any Person other than the Borrower. None of the Interim Collection Accounts is in the name of any Person other than the applicable Originator. No Exela Party has consented to the applicable Collection Account Bank complying with instructions of any Person other than the Administrative Agent.

(v)           The account numbers of the Collection Accounts and related Collection Account Banks are specified in Schedule II as of the Funding Date.

(l)            Servicing Programs. No license or approval is required for the Administrative Agent’s use of any software or other computer program used by it, any Originator or any Sub-Servicer in the servicing of the Receivables, other than those which have been obtained and are in full force and effect.

(m)          Eligible Receivables. Each Receivable included in the Adjusted Net Pool Balance as an Eligible Receivable or an Additional Eligible Receivable, as applicable, on the date of any Credit Extension or on the date of any Information Package or Interim Report constitutes an Eligible Receivable on such date.

(n)           Servicing of Collateral. Since the Closing Date there has been no material adverse change in the ability of it or any Sub-Servicer to service and administer the Collateral and collect the Pool Receivables and the Related Security.

(o)           Credit and Collection Policies. It has complied with the Credit and Collection Policies in all material respects and such policies have not changed in any material respect since the Closing Date except as permitted under Sections 8.03(c) and 8.06(c).

(p)           Adverse Change. Since December 31, 2019, no event or occurrence exists that has caused, or could reasonably be expected to cause, a Material Adverse Effect.

(q)           Compliance with Law. It has complied in all material respects with all Applicable Law (but not including Sanctions or Anti-Corruption Laws, which are discussed in Section 7.02(v)).

(r)            Investment Company Act. It is not (i) required to register as an “investment company” or (ii) “controlled” by an “investment company”, under (and as to each such term, as defined in) the Investment Company Act.

(s)           ERISA. Except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Exela Party and their respective ERISA Affiliates (i) have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Pension Plan; (ii) are in compliance in all material respects with the applicable provisions of ERISA and the Code with respect to each Pension Plan or Multiemployer Plan; (iii) have not incurred any liability to the PBGC or to any Pension Plan or Multiemployer Plan under Title IV of ERISA, other than a liability to the PBGC for premiums under Section 4007 of ERISA already paid or not yet due; (iv) have not incurred any liability to the PBGC or to any Pension Plan under Title IV of ERISA with respect to a plan termination under Section 4041 of ERISA; and (v) have not incurred any Withdrawal Liability to a Multiemployer Plan. No steps have been taken by any Person to terminate any Pension Plan the assets of which are not sufficient to satisfy all of its benefit liabilities under Title IV of ERISA.

(t)            Adverse Change in Receivables. Since December 31, 2019, there has been no material adverse change in the value, validity, enforceability, collectability or payment of its receivable or of all or a material portion of the Pool Receivables.

(u)           Tax Status. It (i) has timely filed all material Tax returns required to be filed by it and (ii) has paid or caused to be paid all material Taxes, assessments and other governmental charges, other than Taxes, assessments and other governmental charges being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in accordance with GAAP.

(v)           Sanctions; Anti-Corruption; Export Controls; Anti-Money Laundering.

(i)            Each Exela Party, its Subsidiaries and the officers and directors and, to the knowledge of the Initial Servicer, employees, Affiliates and agents of each Exela Party and its Subsidiaries is in compliance with (A) Anti-Corruption Laws and applicable Sanctions, and (B) in all material respects, Anti-Money Laundering Laws and Export Controls. The Initial Servicer has instituted and maintains in effect policies and procedures designed to promote and achieve compliance by the Borrower and its directors, officers, employees and agents with Anti-Corruption Laws, Anti-Money Laundering Laws, Export Controls and applicable Sanctions.

(ii)            None of the Exela Parties, their respective Subsidiaries or the officers or directors or, to the knowledge of the Initial Servicer, employees, Affiliates or agents of the Exela Parties or their respective Subsidiaries: (A) is a Blocked Person, or (B) has, in the past five years, engaged in any dealings of, with or involving a Blocked Person.

(w)          Opinions. The facts regarding each Exela Party, the Receivables, the Related Security, the IP License, the transactions contemplated by the Transaction Documents and the related matters set forth or assumed in each of the opinions of counsel delivered in connection with this Agreement and the Transaction Documents are true and correct in all material respects.

(x)           [Reserved].

(y)          No Default. No event has occurred and is continuing and no condition exists, or would result from any Loan or Release or from the application of proceeds therefrom, that constitutes or may reasonably be expected to constitute an Initial Servicer Replacement Event, Amortization Event, Event of Default or Unmatured Event of Default.

(z)           Securitization Assets.

(i)            None of the Collateral is subject to any Lien of any Debt of Exela or any of its Affiliates other than the Lien of the Administrative Agent under this Agreement. Without limiting the foregoing, all of the Collateral satisfies the definition of “Securitization Assets” sold to a “Special Purpose Securitization Subsidiary” in connection with a “Permitted Securitization Financing,” and therefore is “Excluded Property” that is free and clear of any Adverse Claim of any Existing Specified Secured Debt or Debt evidenced by the Existing Receivables Financing Agreement.

(ii)            As of the Closing Date, the Exela Parties are not obligated (whether as a borrower, guarantor or otherwise) under any secured Debt outstanding in an aggregate amount exceeding $75,000,000 other than the Existing Specified Secured Debt and this Agreement.

(aa)         Representations and Warranties in Other Transaction Documents. It hereby makes for the benefit of the Administrative Agent and each Credit Party all of the representations and warranties it makes, in any capacity, in the other Transaction Documents to which it is a party as if such representations and warranties (together with the related and ancillary provisions) were set forth in full herein.

(bb)        Margin Stock. None of the Exela Parties or any Subsidiaries thereof engages or intends to engage principally, or as one of its important activities, in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulation U, T or X as promulgated by the Board of Governors of the Federal Reserve System). No part of the proceeds of any Credit Extension has been or will be used, immediately, incidentally or ultimately, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or which is inconsistent with the provisions of the regulations of the Board of Governors of the Federal Reserve System. None of the Exela Parties or any Subsidiaries thereof holds or intends to hold margin stock in such amounts that more than 25% of the reasonable value of the assets of any Exela Party or any Subsidiaries thereof are or will be represented by margin stock.

ARTICLE VIII

COVENANTS

SECTION 8.01.      Affirmative Covenants of the Borrower. At all times from the Closing Date until the Final Payout Date, the Borrower shall, unless the Administrative Agent and the Required Lenders shall otherwise consent in writing:

(a)            Compliance with Laws, Etc. Comply in all material respects with all Applicable Laws (but not including Sanctions or Anti-Corruption Laws, which are discussed in Section 8.01(m)) with respect to it, its business and its properties (including the Collateral).

(b)            Preservation of Existence. Preserve and maintain its existence, rights (including Intellectual Property), franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified in good standing as a foreign company in each jurisdiction except where the failure to qualify or preserve or maintain such existence, rights, franchises or privileges or to be so qualified could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c)            Inspections. (i) From time to time, upon reasonable notice and during regular business hours permit each Lender, the Administrative Agent or any of their respective agents, regulators or representatives including certified public accountants or other auditors or consultants acceptable to the Administrative Agent or such Lender, as applicable (at the sole cost and expense of the Borrower), (A) to examine and make copies of and abstracts from all Records in the possession or under the control of the Borrower or its Affiliates or agents, and (B) to visit the offices and properties of the Borrower or its agents for the purpose of examining such materials described in clause (A) above, and to discuss matters relating to the Collateral and the Borrower’s performance hereunder or the Borrower’s financial condition and results of operations with any of the officers or employees of the Borrower or its Affiliates having knowledge of such matters; and (ii) without limiting the provisions of clause (i) above, from time to time on request of the Administrative Agent or such Lender with reasonable notice and during reasonable business hours, permit certified public accountants or other consultants or auditors acceptable to Administrative Agent or such Lender to conduct, at Borrower’s expense, a review of Borrower’s books and records relating to the Collateral; provided that, unless an Amortization Event, Event of Default or Unmatured Event of Default shall have occurred and be continuing at the time any such audit/inspection is requested, the Borrower shall only be required to reimburse any Person for reasonable, documented costs and expenses related to two such audit/inspections during any calendar year.

(d)            Keeping of Records and Books of Account; Delivery; Location of Records. Maintain and implement, or cause to be maintained and implemented, administrative and operating procedures (including an ability to recreate records evidencing the Pool Receivables and Related Security in the event of the destruction of the originals thereof, backing up on at least a daily basis on a separate backup computer from which electronic file copies can be readily produced and distributed to third parties being agreed to suffice for this purpose), and keep and maintain, or cause to be kept and maintained (or transferred to Servicer), all documents, books, records and other information necessary or advisable to maintain and protect the Collateral and for the collection of all Pool Receivables and Related Security (including records adequate to permit the daily identification of each new Pool Receivable and all Collections of and adjustments to each existing Pool Receivable received, made or otherwise processed on that day) and any other amounts owed under the IP License. At any time during the continuation of an Initial Servicer Replacement Event or Event of Default, upon the request of the Administrative Agent, deliver or cause the Servicer to deliver the originals of all Contracts to the Administrative Agent or its designee, together with electronic and other files applicable thereto, and other Records necessary to enforce the related Receivable against any Obligor thereof.

(e)            Performance and Compliance with Borrowing Base Assets. At its expense, timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the assets included within the Borrowing Base, including without limitation, the Contracts and the Pool Receivables, unless an Originator or the Borrower makes a Deemed Collection in respect of the entire Unpaid Balance thereof in accordance with Section 3.2 of the Second Tier Purchase and Sale Agreement.

(f)            Location of Records. Keep its principal place of business and chief executive office, and the offices where it keeps its Records (and all original documents relating thereto), at the address(es) of the Borrower referred to in Section 7.01(l) or, upon ten (10) days’ prior written notice to the Administrative Agent, at such other locations in jurisdictions where all action required by Section 9.06 shall have been taken and completed.

(g)            Credit and Collection Policies. Cause the Servicer to service the Pool Receivables in accordance with the Credit and Collection Policies in all material respects and not agree to any material changes thereto except as permitted under Sections 8.03(c) and 8.06(c).

(h)            Collections. Within seven (7) Business Days of the Funding Date, deliver written instructions to all Obligors to remit Collections of existing and newly generated Pool Receivables and the Related Security to a Continuing Collection Account (or if such Obligors are currently remitting Collections to the Continuing Collection Account, deliver written notice that Continuing Collection Account is owned by the Borrower). At all times after the Funding Date, (i) on the related invoice, instruct all Obligors to remit Collections of Pool Receivables and the Related Security to a Continuing Collection Account and (ii) to the extent that any Obligor remits any Collections to an Interim Collection Account, promptly (within four (4) Business Days) notify such Obligor in writing and by telephone to remit any future Collections to a Continuing Collection Account. In the event any Exela Party receives any Collections, any such Collections shall be held in trust by such Exela Party and such Exela Party shall deposit such Collections in a Continuing Collection Account within four (4) Business Days of such receipt thereof. In the event that any funds other than Collections are deposited into any Collection Account, the Borrower (or the Initial Servicer on its behalf) shall within four (4) Business Days of receipt thereof identify such funds and provide instructions to the Administrative Agent to transfer such funds to the appropriate Person entitled to such funds. The Borrower shall at all times maintain or cause to be maintained such documents, books, records and other information necessary or advisable to (i) on a daily basis identify Collections of Pool Receivables, Inventory and Intellectual Property, as applicable, received from time to time and (ii) segregate within four (4) Business Days Collections of Pool Receivables, Inventory and Intellectual Property, as applicable from property of any Exela Party and their respective Affiliates other than the Borrower. The Borrower shall ensure that no disbursements are made from any Collection Account, other than such disbursements that are made in connection with any Sweep Instructions or in accordance with this Section or Section 4.01.

(i)            Right and Title. Hold all right, title and interest in (i) each Pool Receivable, (ii) all Inventory and (iii) the Intellectual Property except to the extent that any such right, title or interest has been transferred or granted to (x) the Administrative Agent (on behalf of the Secured Parties) and (y) the IP Licensee (solely pursuant to the IP License).

(j)            Transaction Documents. Comply with each of its covenants and agreements under each Transaction Document to which it is a party in any capacity and its certificate of formation and limited liability company agreement.

(k)            Enforcement of Second Tier Purchase and Sale Agreement and IP License. On its own behalf and on behalf of the Credit Parties and the Administrative Agent, (x) promptly enforce all covenants and obligations of Pledgor contained in each Second Tier Purchase and Sale Agreement and the IP License and (y) deliver to the Administrative Agent all consents, approvals, directions, notices and waivers and take other actions under each Second Tier Purchase and Sale Agreement and the IP License as may be reasonably directed by the Administrative Agent (in consultation with the Lender Representative).

(l)            Filing of Financing Statements; Etc. (i) On the date hereof, the Borrower shall cause the financing statements and other lien filings described in Section 6.01 to be duly filed in the appropriate jurisdictions and (ii) it shall promptly provide the Administrative Agent with acknowledgment copies of all financing statements and other filings described in Section 6.01 and the officer’s certificate described in Section 8.02(o).

(m)            Sanctions; Anti-Corruption; Export Controls; Anti-Money Laundering. The Exela Parties and their respective employees, Affiliates and agents shall:

(i)            not conduct any business or engage in any transaction or dealing of, with or involving any Blocked Person,

(ii)           comply with (A) Anti-Corruption Laws or applicable Sanctions, or (B) in any material respect, Anti-Money Laundering Laws or Export Controls, and

(iii)          continue to maintain and enforce policies and procedures designed to promote and achieve compliance by the Borrower and its directors, officers, employees and agents with Anti-Corruption Laws, Anti-Money Laundering Laws, Export Controls and applicable Sanctions.

The Borrower shall deliver to the Lenders any certification or other evidence requested from time to time by any Lender in its sole discretion, confirming the Borrower’s compliance herewith.

(n)            Assignment of Claims Act; Etc. If requested by the Administrative Agent, the Borrower shall prepare and make any filings under the Federal Assignment of Claims Act (or any other similar state and local Applicable Law) with respect to Receivables from Obligors that are Governmental Authorities, that are necessary or desirable in order for the Administrative Agent to enforce such Receivable against the Obligor thereof.

(o)            Disregarded Entity. The Borrower will at all relevant times continue to be, a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3 that is disregarded as separate from a U.S. Person and is not and will at all relevant times not be required to withhold from any (direct or indirect) equity owner(s) under Sections 1441, 1445, 1446 and 1461 of the Code.

(p)            [reserved].

(q)            Exchange Act Disclosure. The Borrower will file a Current Report on Form 8-K under the Exchange Act to report the transactions contemplated by this Agreement and in its future Forms 10-K and 10-Q until the Final Payout Date. The disclosure in each of such Exchange Act filings shall include an explicit statement that any amendment or modification to any Existing Specified Secured Debt Documents is prohibited if such amendment or modification could: (i) by its terms cause any Exela Party to be unable to perform its obligations under the Transaction Documents, (ii) cause any inaccuracy or breach of any representation, warranty or covenant of any Exela Party (iii) could subject any existing or subsequently arising Collateral to an Adverse Claim or (iv) adversely affect any rights or remedies of the Credit Parties under the Transaction Documents.

(r)            Inventory. On an after the Inventory/IP Contribution Date, with respect to the Inventory:

(i)            at all times (or cause the Servicer to) maintain, records (in all material respects) of Inventory reasonably satisfactory to the Required Lenders, keep correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, the cost therefore and daily withdrawals therefrom and additions thereto;

(ii)            upon the reasonable request of the Administrative Agent, conduct (or cause the Servicer to conduct) a physical count of the Inventory, and, in each case, promptly following such physical inventory count shall supply the Administrative Agent with a report in the form and with such specificity as may be reasonably satisfactory to the Administrative Agent concerning such physical count;

(iii)           not sell (or cause the Servicer not to sell) Inventory to any customer on approval, or any other basis outside the ordinary course of business which entitles the customer to return (except for the rights of customers for Inventory which is defective or non-conforming) or may obligate the Borrower to repurchase such Inventory; and

(iv)           keep (or cause the Servicer to keep) the Inventory in good and marketable condition (damage by any casualty event excepted).

(s)            Intellectual Property. On an after the Inventory/IP Contribution Date, the Borrower will (or cause the Initial Servicer to) maintain and pursue each application relating to any Patent and/or Copyright (and obtain the relevant grant or registration) and maintain (i) each issued Patent and (ii) the registrations of each Copyright, including, when applicable and necessary, timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees. In the event that the Borrower has reason to believe that any Intellectual Property has been or is about to be infringed, misappropriated or violated by a third party, the Borrower promptly shall notify the Administrative Agent and shall, if consistent with its reasonable business judgment, (or cause the Initial Servicer to) promptly take appropriate action to end such infringement, misappropriation or violation, and take such other action as is appropriate under the circumstances to protect such Collateral, including, if it believes necessary in its reasonable business judgment, to initiate opposition, interference and cancellation proceedings against third parties.

SECTION 8.02.     Reporting Requirements of the Borrower. From the date hereof until the Final Payout Date, the Borrower shall furnish or cause to be furnished to the Administrative Agent and each Lender:

(a)            Financial Statements. As soon as available and in any event within 105 days after the end of each fiscal year of the Borrower, copies of the annual income statement and balance sheet of the Borrower, prepared in conformity with GAAP, duly certified by a Financial Officer of the Borrower with respect to such fiscal year.

(b)            Information Packages and Interim Reports. As soon as available and in any event not later than three (3) Business Days prior to each Settlement Date, (i) an Information Package (which shall contain, among other things, the Contra Account Amounts and all other payables owed to an Obligor by any Exela Party on an Obligor broken out on an Obligor by Obligor basis) signed by the Servicer and for the most recently completed Settlement Period and (ii) an Interim Report current as of the preceding Business Day; provided, that the Administrative Agent, acting with the consent of the Required Lenders, may (and at the direction of the Required Lenders, shall) modify, in any reasonable respect, the information required to be provided by Servicer in, or the form of, the Information Package or the Interim Report upon reasonable prior notice to the Borrower.

(c)            ERISA. (i) Promptly after the filing or receiving thereof, copies of (I) all reports and notices with respect to any Reportable Event with respect to any Pension Plan, which any Exela Party or any of their respective ERISA Affiliates files under ERISA with the Internal Revenue Service, the PBGC or the U.S. Department of Labor or which any Exela Party or any of their respective ERISA Affiliates receives from the Internal Revenue Service, the PBGC or the U.S. Department of Labor, and (II) all reports and documents which it files under any other applicable pension benefits legislation that relate to matters concerning, or that would or could individually or in the aggregate reasonably be expected to affect, the Collateral (including the value, the validity, the collectability, or the enforceability of the Receivables), the transactions contemplated by the Transaction Documents, or the performance of the Borrower (or any of its Affiliates), or the ability of the Borrower (or any of its Affiliates) to perform, thereunder.

(ii)            Promptly after the Borrower becomes aware of the occurrence of any of the events listed in clauses (1) through (6) below, a notice indicating that such event has occurred:

(1)            the Secretary of the Treasury issues a notice to any Exela Party that a Pension Plan has ceased to be a plan described in Section 4021(a)(2) of Title IV of ERISA or when the Secretary of Labor determines that any such plan is not in compliance with Title I of ERISA;

(2)            the Secretary of the Treasury determines that there has been a termination or a partial termination within the meaning of Section 411(d)(3) of the Code of any Pension Plan; or there has been a termination, or notice of a termination, of any Pension Plan under Section 4041 or Section 4042 of ERISA;

(3)            any Pension Plan fails to meet the minimum funding standards under Section 412 of the Code or Section 302 of ERISA;

(4)            any Pension Plan is unable to pay benefits thereunder when due;

(5)            any Exela Party or any of their respective ERISA Affiliates liquidates in a case under the Bankruptcy Code, or under any similar law as now or hereafter in effect; or

(6)            any Exela Party or any of their respective ERISA Affiliates incurs Withdrawal Liability.

(d)            Defaults. Notice of the occurrence of any Initial Servicer Replacement Event, Amortization Event, Event of Default or Unmatured Event of Default, accompanied by a written statement of a Responsible Officer of the Borrower setting forth details of such event and the action that the Borrower proposes to take with respect thereto, such notice to be provided promptly (but not later than two (2) Business Days) after the Borrower obtains knowledge of any such event.

(e)            Litigation. Promptly, and in any event within three (3) Business Days after the Borrower obtains knowledge thereof, notice of (i) any litigation, investigation or proceeding (including a contingency thereof) initiated against any Exela Party and (ii) any development in litigation previously disclosed by it, in each case, relates to an amount in controversy in excess of $10,000,000 (or, in the case of the Borrower or Pledgor, $20,000) or that could otherwise reasonably be expected to have a Material Adverse Effect.

(f)            Agreed Upon Procedures Report. Not later than the last day of each fiscal year of the Initial Servicer (at the sole cost and expense of the Borrower), a report of an accounting firm or consulting firm reasonably acceptable to the Administrative Agent and the Required Lenders, addressed to the Administrative Agent and each Lender and setting forth the results of such firm’s performance of agreed upon procedures with respect to the performance of Initial Servicer for the prior fiscal year. The scope of the above agreed upon procedures report or other reports shall be as reasonably requested by the Administrative Agent or any Lender.

(g)           Change in Credit and Collection Policies or Business. At least thirty (30) days prior to (i) the effectiveness of any change in or amendment to the Credit and Collection Policy that could be adverse to the interests of the Credit Parties, a description or, if available, a copy of the Credit and Collection Policy then in effect and a written notice (A) indicating such change or amendment and (B) requesting the Administrative Agent’s and the Required Lenders’ consent thereto and (ii) any change in the character of the Borrower’s business, a written notice indicating such change and requesting the Administrative Agent’s and the Required Lenders’ consent thereto.

(h)           Change in Accountants or Accounting Policy. Promptly notify the Administrative Agent and each Lender of any change in (i) the external accountants of any Exela Party or (ii) any material accounting policy of the Borrower or any Originator (it being understood that any change to the manner in which the Borrower or any Originator accounts for the assets constituting Collateral or the transactions contemplated under the Transaction Documents shall be deemed “material” for such purpose).

(i)            Other Information. Promptly, from time to time, such Records or other information, documents, records or reports respecting the condition or operations, financial or otherwise, of the Borrower or any other Exela Party as the Administrative Agent or any Lender may from time to time reasonably request in order to protect the interests of the Administrative Agent or any Credit Party under or as contemplated by this Agreement or any other Transaction Document or to comply with any Applicable Law or any Governmental Authority.

(j)            Notices Under any Purchase and Sale Agreement and IP License. A copy of each notice received by the Borrower pursuant to any provision of the IP License or any Purchase and Sale Agreement.

(k)           Purchase and Sale Agreements. The occurrence of a Purchase and Sale Termination Event under any Purchase and Sale Agreement or the occurrence of any breach or other event which may permit any party to terminate the IP License.

(l)            Agreed Upon Procedures. In addition, the Borrower shall cooperate with the Initial Servicer and the designated accountants or consultants for each annual agreed upon procedures report required pursuant to Sections 8.02(f) and 8.05(g).

(m)          Notice of Change in Board of Directors. With reasonable promptness, written notice of any change in the Board of Directors (or similar governing body) of Parent or any of its Subsidiaries.

(n)           Notice Regarding Material Contracts. Promptly (but in any event within fifteen (15) Business Days) (i) after any material contract of Parent or any of its Subsidiaries is terminated or amended in a manner that is materially adverse to Parent or such Subsidiary, as the case may be, or (ii) any new material contract is entered into, a written statement describing such event, with copies of such material amendments or new contracts, delivered to the Administrative Agent, and an explanation of any actions being taken with respect thereto.

(o)           Annual Collateral Verification. Within 21 days after the Funding Date and, each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to Section 8.02(a), Borrower shall deliver to the Administrative Agent an officer’s certificate (a) either confirming that there has been no change in such information since the date of the most recent certificate delivered pursuant to this Section 8.02(o) and/or identifying such changes, or (b) certifying that all UCC financing statements (including fixtures filings, as applicable) or other appropriate filings, recordings or registrations, have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified in such certificate or pursuant to clause (a) above to the extent necessary to protect and perfect the security interests under the Transaction Documents for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period).

(p)           Beneficial Ownership Regulation.  Promptly following any change that would result in a change to the status as an excluded “Legal Entity Customer” under (and as defined in) the Beneficial Ownership Regulation, the Borrower shall execute and deliver to the Administrative Agent a Certification of Beneficial Owner(s) complying with the Beneficial Ownership Regulation, in form and substance reasonably acceptable to the Administrative Agent.

(q)           Excluded Receivables. With reasonable promptness, written notice if the total amount of Excluded Receivables originated in any calendar month exceeds $150,000.

SECTION 8.03.     Negative Covenants of the Borrower. From the date hereof until the Final Payout Date, the Borrower shall not, without the prior written consent of the Administrative Agent and the Required Lenders, do or permit to occur any act or circumstance with which it has covenanted not to do or permit to occur in any Transaction Document to which it is a party in any capacity, or:

(a)           Sales, Adverse Claims, Etc. Except as otherwise expressly provided herein or in the other Transaction Documents and except for (x), so long as no Amortization Event, Borrowing Base Deficit, Event of Default or Unmatured Event of Default exists at such time or would result therefrom, sales, assignments or other dispositions of assets for fair market value in connection with a sale by the Initial Servicer or any of its Subsidiaries of a business unit or division or other severable part of its business (a “Business Unit Sale”); provided that 100% of the consideration of a Business Unit Sale with respect to assets constituting Collateral shall be in the form of cash and the proceeds thereof shall be applied to repay the Loans in accordance with Section 2.02(g)(ii) and (y) sales of Inventory in the ordinary course of business, sell, assign (by operation of law or otherwise), transfer, contribute or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, any of its assets, including any Pool Receivable, any Related Security, any Inventory, any Intellectual Property or any proceeds of any of the foregoing, or any interest therein, or any Continuing Collection Account to which any Collections of any of the foregoing are sent, or any right to receive income or proceeds from or in respect of any of the foregoing or purport to do any of the foregoing.

(b)            Extension or Amendment of Receivables. Except as permitted under Section 9.02(a), extend, amend or otherwise modify the payment terms of any Pool Receivable or amend, modify or waive any payment term or condition of any related Contract, in each case unless a corresponding Deemed Collection payment in respect of the related Pool Receivable is made, in full, in connection therewith.

(c)            Change in Credit and Collection Policies, Business or Organizational Documents. (i) Make or consent to any change in, or waive any of the provisions of, the Credit and Collection Policies in a manner that could be adverse to the interests of the Credit Parties without the prior written consent of the Administrative Agent and the Required Lenders, (ii) make any change in the character of its business or amend, waive or otherwise modify its limited liability company agreement or certificate of formation without the prior written consent of Administrative Agent and the Required Lenders or (iii) amend, waive or otherwise modify any other Transaction Document to which the Borrower is a party or consent to any amendment, waiver or modification of any Transaction Document, in each case, without the prior written consent of the Administrative Agent and the Required Lenders.

(d)            Change in Collection Account Banks. (i) Add any bank account not listed on Schedule II as of the Funding Date as a Collection Account unless the Administrative Agent and the Required Lenders shall have previously approved and received duly executed copies of all Account Control Agreements and/or amendments thereto covering each such new account, (ii) terminate any Collection Account or related Account Control Agreement or Sweep Instructions without the prior written consent of the Administrative Agent and the Required Lenders and, in each case, only if all of the payments from Obligors that were being sent to such Collection Account will, upon termination of such Collection Account and at all times thereafter, be deposited in a Continuing Collection Account covered by an Account Control Agreement or (iii) amend, supplement or otherwise modify any Account Control Agreement or Sweep Instructions without the prior written consent of Administrative Agent and the Required Lenders.

(e)            Subsidiaries. Without the prior written consent of the Administrative Agent and the Required Lenders, have any Subsidiaries.

(f)            Deposits to Accounts. (i) Deposit or otherwise credit, or cause or permit to be so deposited or credited, or direct any Obligor to deposit or remit, any Collection or proceeds thereof to any account other than a Continuing Collection Account or (ii) except as remitted from an Interim Collection Account pursuant to Sweep Instructions, permit funds other than Collections to be deposited into any Continuing Collection Account.

(g)            Debt and Business Activity. (i) Incur, assume, guarantee or otherwise become directly or indirectly liable for or in respect of any Debt or other obligation; provided that the Borrower may, solely during the IP Period, incur Junior IP Financing Debt in an aggregate principal amount not to exceed $230.0 million at any time outstanding, (ii) purchase any asset, (iii) make any investment by share purchase loan or otherwise, (iv) make any dividend or other distribution of any nature on any equity interest in the Borrower, other than distributions made in cash in accordance with Section 4.01(a)(ii) or (iii) and, in connection with an IP Lien Release, in the form of Intellectual Property or (v) engage in any other activity (whether or not pursued for gain or other pecuniary advantage), in any case, other than as will occur in accordance with this Agreement or the other Transaction Documents and as is permitted by its certificate of formation and limited liability company agreement.

(h)            Name Change, Mergers, Acquisitions, Sales, etc. Without the prior written consent of the Administrative Agent and the Required Lenders, (i) change its jurisdiction of organization or its name, identity or corporate structure or undertake any division of its rights, assets, obligations, or liabilities pursuant to a plan of division or otherwise pursuant to Applicable Law, (ii) merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) or (iii) make any other change such that any financing statement or other lien filing filed or other action taken to perfect Administrative Agent’s interests under this Agreement would become seriously misleading or would otherwise be rendered ineffective. The Borrower shall not amend or otherwise modify or waive its limited liability company agreement or certificate of formation or any provision thereof without the prior written consent of Administrative Agent and the Required Lenders. Any termination or alteration of any arrangements with respect to the Collection Accounts shall be a Material Action requiring the consent of all its members and Independent Managers. Borrower shall at all times maintain its jurisdiction of organization in the State of Delaware.

(i)            Actions Impairing Quality of Title. Take any action that could cause any Collateral, not to be owned by it free and clear of any Adverse Claim; or take any action that could reasonably be expected to cause Administrative Agent not to have a valid ownership interest or first priority perfected security interest in the Collateral and Continuing Collection Accounts and, to the extent such security interest can be perfected by filing a financing statement or the execution of an account control agreement, any Related Security (or any portion thereof) and all cash proceeds of any of the foregoing, in each case, free and clear of any Adverse Claim; or suffer the existence of any financing statement or other instrument similar in effect covering any Collateral on file in any recording office except such as may be filed (i) in favor of the Borrower in accordance with any Transaction Document or (ii) in favor of Administrative Agent in accordance with this Agreement or any Transaction Document or (iii) an “all asset” financing statements filed in connection with the Existing Specified Secured Debt.

(j)            Actions by Originators. Notwithstanding anything to the contrary set forth in any Purchase and Sale Agreement, the Borrower will not consent to (i) any change or removal of any notation required to be made by any Originator pursuant to Section 3.03 of each First Tier Purchase and Sale Agreement, or (ii) any waiver of or departure from any term set forth in Article V of any Purchase and Sale Agreement, in each case without the prior written consent of the Administrative Agent.

(k)            Disregarded Entity. No action will be taken that would cause the Borrower to (i) be treated other than as a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3 that is disregarded as separate from U.S. Person for U.S. federal income tax purposes or (ii) become an association taxable as a corporation or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

(l)            Exclusivity. Cause or permit any Exela Party (i) to sell, factor, pledge, assign or otherwise finance any Receivable (other than Excluded Receivables) except as contemplated by this Agreement and the Transaction Documents or (ii) to enter into any contract which evidences a Receivable with any Obligor which is not sold or contributed to the Borrower pursuant to the Second Tier Receivables Purchase and Sale Agreement; provided that, so long as the Receivables Pool is not adversely effected (as reasonably determined by the Lender Representative), any Exela Party (other than the Bankruptcy Remote Entities) may enter into an agreement to sell, factor, pledge, assign or otherwise finance any Receivable that (i) is originated or acquired under a Contract governed by the laws of a Foreign Jurisdiction and (ii) the Obligor of which is located in a Foreign Jurisdiction and is not an Obligor with respect to any other Receivable that is sold or contributed to the Borrower pursuant to the Second Tier Receivables Purchase and Sale Agreement.

(m)            Restrictions on Exela Secured Debt. Permit any Exela Party or any Affiliate thereof to incur any new secured Debt or consent to any amendment or modification to any Debt of Exela or any of its Affiliates, including (without limitation) any Existing Specified Secured Debt Documents, the effect of which could: (i) by its terms cause any Exela Party to be unable to perform its obligations under the Transaction Documents, (ii) cause any inaccuracy or breach of any representation, warranty or covenant of any Exela Party (iii) could subject any existing or subsequently arising Collateral to an Adverse Claim or (iv) adversely affect any rights or remedies of the Credit Parties under the Transaction Documents.

(n)            Use of Proceeds. The Borrower shall not use any part of the proceeds of the Loans directly or indirectly: (i) in any manner that would constitute a violation of the Anti-Corruption Laws, (ii) to finance any dealings of, with or involving a Blocked Person, or (iii) in any other manner that would constitute a violation of Sanctions by any party hereto, including any Lender.

SECTION 8.04.     Affirmative Covenants of the Initial Servicer. At all times from the Closing Date until the Final Payout Date, the Initial Servicer shall, unless the Administrative Agent and the Required Lenders shall otherwise consent in writing:

(a)            Compliance with Laws, Etc. Comply in all material respects with all Applicable Laws (but not including Sanctions or Anti-Corruption Laws, which are discussed in Section 8.04(n)) with respect to it, its business and its properties and with respect to its servicing of the Collateral, including the Pool Receivables, the related Contracts and the servicing and collection thereof.

(b)            Preservation of Existence. Preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified in good standing as a foreign company in each jurisdiction except where the failure to qualify or preserve or maintain such existence, rights, franchises or privileges or to be so qualified could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c)            Inspections. (i) From time to time, upon reasonable notice and during regular business hours, permit each Lender, the Administrative Agent or any of their respective agents, regulators or representatives including certified public accountants or other auditors or consultants acceptable to the Administrative Agent or such Lender, as applicable (at the sole cost and expense of Initial Servicer), (A) to examine and make copies of and abstracts from all Records in the possession or under the control of Initial Servicer or its Affiliates or agents, and (B) to visit the offices and properties of Initial Servicer or its agents for the purpose of examining such materials described in clause (A) above, and to discuss matters relating to the Collateral, Initial Servicer’s performance hereunder or the Initial Servicer’s financial condition and results of operations with any of the officers or employees of Initial Servicer or its Affiliates having knowledge of such matters; and (ii) without limiting the provisions of clause (i) above, from time to time on request of the Administrative Agent or such Lender with reasonable notice and during reasonable business hours, permit certified public accountants or other consultants or auditors acceptable to Administrative Agent or such Lender to conduct, at Initial Servicer’s expense, a review of Borrower’s books and records relating to the Collateral; provided that, unless an Amortization Event, Event of Default or Unmatured Event of Default shall have occurred and be continuing at the time any such audit/inspection is requested, the Initial Servicer shall only be required to reimburse any Person for reasonable, documented costs and expenses related to two such audit/inspections during any calendar year.

(d)            Keeping of Records and Books of Account; Delivery; Location of Records. Maintain and implement, or cause to be maintained and implemented, administrative and operating procedures (including an ability to recreate records evidencing the Pool Receivables and Related Security in the event of the destruction of the originals thereof, backing up on at least a daily basis on a separate backup computer from which electronic file copies can be readily produced and distributed to third parties being agreed to suffice for this purpose), and keep and maintain, or cause to be kept and maintained, all documents, books, records and other information necessary or advisable to maintain and protect the Collateral and for the collection of all Pool Receivables and Related Security (including records adequate to permit the daily identification of each new Pool Receivable and all Collections of and adjustments to each existing Pool Receivable received, made or otherwise processed on that day) and any other amounts owed under the IP License. At any time during the continuation of an Initial Servicer Replacement Event or an Event of Default, upon the request of the Administrative Agent, deliver the originals of all Contracts to the Administrative Agent or its designee, together with electronic and other files applicable thereto, and other Records necessary to enforce the related Receivable against any Obligor thereof.

(e)            Performance and Compliance with Pool Receivables and Contracts. At its expense, timely and fully perform and comply (or cause the Borrower to comply) in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts and the Pool Receivables, unless, with respect to a Pool Receivable, a Deemed Collection occurs in respect of the entire Unpaid Balance thereof in accordance with Section 3.2 of the Second Tier Purchase and Sale Agreement.

(f)            Location of Records. Keep its principal place of business and chief executive office, and the offices where it keeps its Records (and all original documents relating thereto), at the address(es) of the Initial Servicer referred to in Schedule 8.04(f) or, upon ten (10) days’ prior written notice to the Administrative Agent, at such other locations in jurisdictions where all action required by Section 9.06 shall have been taken and completed.

(g)            Credit and Collection Policy. Comply in all material respects with the applicable Credit and Collection Policy in regard to each Pool Receivable and the other Related Security, the related Contract and the servicing and collection thereof.

(h)            Collections. Within seven (7) Business Days of the Funding Date, instruct all Obligors to remit Collections of existing and newly generated Pool Receivables and the Related Security to a Continuing Collection Account (or if such Obligors are currently remitting Collections to the Continuing Collection Account, deliver written notice that Continuing Collection Account is owned by the Borrower). At all times after the Funding Date, (i) on the related invoice, instruct all Obligors to remit Collections of Pool Receivables and the Related Security to a Continuing Collection Account and (ii) to the extent that any Obligor remits any Collections to an Interim Collection Account, promptly (within four (4) Business Days) notify such Obligor in writing and by telephone to remit any future Collections to a Continuing Collection Account. In the event any Exela Party receives any Collections, any such Collections shall be held in trust by such Exela Party and such Exela Party shall deposit such Collections in a Continuing Collection Account within four (4) Business Days of such receipt thereof. In the event that any funds other than Collections are deposited into any Collection Account, the Initial Servicer shall within four (4) Business Days of receipt thereof identify such funds and provide instructions to the Administrative Agent to transfer such funds to the appropriate Person entitled to such funds. The Initial Servicer shall at all times maintain or cause to be maintained such documents, books, records and other information necessary or advisable to (i) maintain and protect the Pool Receivables and the Related Security, (ii) on a daily basis identify Collections of Pool Receivables, Inventory and Intellectual Property, as applicable, received from time to time and (iii) segregate within four (4) Business Days Collections of Pool Receivables, Inventory and Intellectual Property, as applicable, from property of any Exela Party and their respective Affiliates other than the Initial Servicer. The Initial Servicer shall ensure that no disbursements are made from any Collection Account, other than such disbursements that are made in connection with any Sweep Instructions or in accordance with this Section or Section 4.01.

(i)            Transaction Documents. Comply with each of its covenants and agreements under each Transaction Document to which it is a party in any capacity.

(j)            [Reserved].

(k)            Frequency of Billing. Prepare and deliver (or cause to be prepared or delivered) invoices with respect to each Pool Receivable in accordance with the Credit and Collection Policy, but in any event no less frequently than as required under the Contract related to such Pool Receivable.

(l)            Insurance. Keep its insurable properties insured at all times by financially sound and responsible insurers; maintain insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies of the same or similar size in the same or similar businesses in the same geographic area; maintain in full force and effect public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it, in such amounts and with such deductibles as are customary with companies of the same or similar size in the same or similar businesses and in the same geographic area; and maintain such other insurance as may be required by Applicable Law.

(m)            Maintenance of Assets. Maintain all of its assets used or useful in its business in good repair, working order and condition (normal wear and tear excepted and except as may be disposed of in the ordinary course of business and in accordance with the terms of the Transaction Documents) and from time to time to make all necessary repairs, renewals and replacements thereof, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(n)            Sanctions; Anti-Corruption; Anti-Money Laundering. The Exela Parties and their respective employees, Affiliates and agents shall:

(i)            not conduct any business or engage in any transaction or dealing of, with or involving any Blocked Person,

(ii)           comply with (A) Anti-Corruption Laws or applicable Sanctions, or (B) in any material respect, Anti-Money Laundering Laws or Export Controls, and

(iii)          continue to maintain and enforce policies and procedures designed to promote and achieve compliance by the Borrower and its directors, officers, employees and agents with Anti-Corruption Laws, Anti-Money Laundering Laws, Export Controls and applicable Sanctions.

The Initial Servicer shall deliver to the Lenders any certification or other evidence requested from time to time by any Lender in its sole discretion, confirming the Initial Servicer’s compliance herewith.

(o)            Assignment of Claims Act; Etc. If requested by the Administrative Agent, the Initial Servicer shall prepare and make any filings under the Federal Assignment of Claims Act (or any other similar state and local Applicable Law) with respect to Receivables from Obligors that are Governmental Authorities, that are necessary or desirable in order for the Administrative Agent to enforce such Receivable against the Obligor thereof.

(p)            [Reserved].

(q)            Program Participants. Upon the Parent’s creation or acquisition of any Subsidiary organized under the laws of the United States or Canada, or any state, province or subdivision thereof that originates Receivables, generates Inventory or creates Intellectual Property, the Initial Servicer shall notify the Administrative Agent and, if so requested by the Administrative Agent, cause the joinder of such Person to the applicable First Tier Purchase and Sale Agreement on or prior to such time as the Administrative Agent may designate.

(r)            Exchange Act Disclosure. The Initial Servicer will file a Current Report on Form 8-K under the Exchange Act to report the transactions contemplated by this Agreement and in its future Forms 10-K and 10-Q until the Final Payout Date. The disclosure in each of such Exchange Act filings shall include an explicit statement that any amendment or modification to any Existing Specified Secured Debt Documents is prohibited if such amendment or modification could: (i) by its terms cause any Exela Party to be unable to perform its obligations under the Transaction Documents, (ii) cause any inaccuracy or breach of any representation, warranty or covenant of any Exela Party (iii) could subject any existing or subsequently arising Collateral to an Adverse Claim or (iv) adversely affect any rights or remedies of the Credit Parties under the Transaction Documents.

(s)            [Reserved].

(t)            Inventory. On an after the Inventory/IP Contribution Date, with respect to the Inventory:

(i)            at all times maintain, records (in all material respects) of Inventory reasonably satisfactory to the Required Lenders, keep correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, the cost therefore and daily withdrawals therefrom and additions thereto;

(ii)           upon the reasonable request of the Administrative Agent, conduct a physical count of the Inventory, and, in each case, promptly following such physical inventory count shall supply the Administrative Agent with a report in the form and with such specificity as may be reasonably satisfactory to the Administrative Agent concerning such physical count;

(iii)          not sell Inventory to any customer on approval, or any other basis outside the ordinary course of business which entitles the customer to return (except for the rights of customers for Inventory which is defective or non-conforming) or may obligate the Borrower to repurchase such Inventory; and

(iv)            keep the Inventory in good and marketable condition (damage by any casualty event excepted).

(u)            Intellectual Property. On an after the Inventory/IP Contribution Date, the Initial Servicer will maintain and pursue and service each application relating to any Patent and/or Copyright (and obtain the relevant grant or registration) and maintain (i) each issued Patent and (ii) the registrations of each Copyright, including, when applicable and necessary, timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees. In the event that the Initial Servicer has reason to believe that any Intellectual Property has been or is about to be infringed, misappropriated or violated by a third party, the Initial Servicer promptly shall notify the Administrative Agent and shall, if consistent with its reasonable business judgment, promptly take appropriate action to end such infringement, misappropriation or violation, and take such other action as is appropriate under the circumstances to protect such Collateral, including, if it believes necessary in its reasonable business judgment, to initiate opposition, interference and cancellation proceedings against third parties.

SECTION 8.05.     Reporting Requirements of the Initial Servicer. From the date hereof until the Final Payout Date, the Initial Servicer shall furnish to the Administrative Agent and each Lender each of the following:

(a)            (i)            Monthly Reports and Quarterly Financial Statements. (A) Within sixty (60) days after the end of the first three fiscal quarters of each fiscal year of Parent, a consolidated balance sheet of Parent and its Subsidiaries as at the end of such fiscal quarter, and the related (x) consolidated statement of comprehensive income for such fiscal quarter and for the portion of the fiscal year then ended and (y) consolidated statement of cash flows for the portion of the fiscal year then ended, setting forth, in each case of the preceding clauses (x) and (y), in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, accompanied by an officer’s certificate of Parent stating that such financial statements fairly present in all material respects the financial condition, results of operations and cash flows of Parent and its Subsidiaries in accordance with GAAP, subject to normal year-end adjustments and the absence of footnotes and (B) within thirty (30) days after the end of each calendar month of each fiscal year of Parent, reports of Parent and its Subsidiaries that include (x) sales, (y) cash receipts and (z) disbursements, in each case, of the Parent and its Subsidiaries on a consolidated basis for such calendar month.

(ii)            Annual Financial Statements. Within 105 days after the end of each fiscal year of Parent, a consolidated balance sheet of Parent and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of comprehensive income and cash flows for such fiscal year, together with related notes thereto, setting forth in each case in comparative form the figures for the previous fiscal year, in reasonable detail and all prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent registered public accounting firm of nationally recognized standing, which report and opinion (a) shall be prepared in accordance with generally accepted auditing standards and (b) shall not include any qualification, exception or explanatory paragraph expressing substantial doubt about the ability of Parent or any of its Subsidiaries to continue as a going concern or any qualification or exception as to the scope of such audit (other than solely with respect to, or resulting solely from, an upcoming maturity date under any series of Debt occurring within one year from the time such opinion is delivered or any potential inability to satisfy a financial maintenance covenant on a future date or in a future period).

(iii)           Compliance Certificate. Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit F signed by a Financial Officer of Parent and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.

(b)          Financial Statements and Other Information. The Initial Servicer will furnish to the Administrative Agent and each Lender:

(i)            promptly after the sending thereof, copies of all proxy statements, financial statements and regular or special reports which the Parent sends to its stockholders;

(ii)           promptly upon its receipt of any material notice, request for consent, financial statements, certification, report or other communication under or in connection with any Transaction Document from any Person other than the Borrower, the Administrative Agent or any Lender, copies of the same;

(iii)          promptly following a request therefor, any documentation or other information (including with respect to any Exela Party) that the Administrative Agent or any Lender reasonably requests in order to comply with its ongoing obligations under the applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act; and

(iv)          from time to time such further information regarding the business, affairs and financial condition of the Exela Parties as the Administrative Agent or any Lender shall reasonably request.

(c)           Information Packages and Interim Reports. As soon as available and in any event not later than three (3) Business Days prior to each Settlement Date, (i) an Information Package (which shall contain, among other things, the Contra Account Amounts and all other payables owed to an Obligor by any Exela Party on an Obligor broken out on an Obligor by Obligor basis) signed by the Initial Servicer and for the most recently completed Settlement Period and (ii) an Interim Report current as of the preceding Business Day; provided, that the Administrative Agent, acting with the consent of the Required Lenders, may (and at the direction of the Required Lenders, shall) modify, in any reasonable respect, the information required to be provided by Initial Servicer in, or the form of, the Information Package or the Interim Report upon reasonable prior notice to the Borrower.

(d)           ERISA. (i) Promptly after the filing or receiving thereof, copies of (I) all reports and notices with respect to any Reportable Event with respect to any Pension Plan, which any Exela Party or any of their respective ERISA Affiliates files under ERISA with the Internal Revenue Service, the PBGC or the U.S. Department of Labor or which any Exela Party or any of their respective ERISA Affiliates receives from the Internal Revenue Service, the PBGC or the U.S. Department of Labor and (II) all reports and documents which it files under any other applicable pension benefits legislation that relate to matters concerning, or that would or could, individually or in the aggregate, reasonably be expected to affect the Collateral (including the value, the validity, the collectability, or the enforceability of the Receivables), the priority of the Administrative Agent’s lien therein or the enforceability thereof, the transactions contemplated by the Transaction Documents, or the performance of the Initial Servicer, or the ability of the Initial Servicer or any of its Affiliates to perform, thereunder.

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(ii)            Promptly after the Initial Servicer becomes aware of the occurrence of any of the events listed in clauses (1) through (6) below, a notice indicating that such event has occurred:

(1)            the Secretary of the Treasury issues a notice to any Exela Party that a Pension Plan has ceased to be a plan described in Section 4021(a)(2) of Title IV of ERISA or when the Secretary of Labor determines that any such plan is not in compliance with Title I of ERISA;

(2)            the Secretary of the Treasury determines that there has been a termination or a partial termination within the meaning of Section 411(d)(3) of the Code of any Pension Plan; or there has been a termination, or notice of a termination, of any Pension Plan under Section 4041 or Section 4042 of ERISA;

(3)            any Pension Plan fails to meet the minimum funding standards under Section 412 of the Code or Section 302 of ERISA;

(4)            any Pension Plan is unable to pay benefits thereunder when due;

(5)            any Exela Party or any of their respective ERISA Affiliates liquidates in a case under the Bankruptcy Code, or under any similar law as now or hereafter in effect; or

(6)            any Exela Party or any of their respective ERISA Affiliates incurs Withdrawal Liability.

(e)           Events of Default. Notice of the occurrence of any Initial Servicer Replacement Event, Amortization Event, Event of Default or Unmatured Event of Default, accompanied by a written statement of a Responsible Officer of the Initial Servicer setting forth details of such event and the action that the Initial Servicer proposes to take with respect thereto, such notice to be provided promptly (but not later than two (2) Business Days) after the Initial Servicer obtains knowledge of any such event.

(f)           Litigation. Promptly, and in any event within two (2) Business Days after the Initial Servicer obtains knowledge thereof, notice of (i) any litigation, investigation or proceeding (including a contingency thereof) initiated against any Exela Party and (ii) any development in litigation previously disclosed by it, in each case, that could reasonably be expected to have a Material Adverse Effect.

(g)           Agreed Upon Procedures Report. Not later than the last day of each fiscal year of the Initial Servicer (at the sole cost and expense of the Initial Servicer), a report of an accounting firm or consulting firm reasonably acceptable to the Administrative Agent and the Required Lenders, addressed to the Administrative Agent and each Lender and setting forth the results of such firm’s performance of agreed upon procedures with respect to the performance of the Initial Servicer for the prior fiscal year. The scope of the above agreed upon procedures report or other reports shall be as reasonably requested by the Administrative Agent or any Lender.

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(h)           Change in Credit and Collection Policies or Business. At least thirty (30) days prior to (i) the effectiveness of any change in or amendment to the Credit and Collection Policy, a description or, if available, a copy of the Credit and Collection Policy then in effect and a written notice (A) indicating such change or amendment and (B) if such proposed change or amendment would be reasonably likely to materially and adversely affect the collectability of the Pool Receivables or decrease the credit quality of any newly created Receivables, requesting the Administrative Agent’s and the Required Lenders’ consent thereto and (ii) any change in the character of the Initial Servicer’s business that has or could reasonably be expected to materially and adversely affect the ability of the Initial Servicer to perform its obligations hereunder or that would prevent the Initial Servicer from conducting its business operations relating to the Receivables, its servicing of the Receivables or the performance of its duties and obligations hereunder or under the other Transaction Documents, a written notice indicating such change and requesting the Administrative Agent’s and the Required Lenders’ consent thereto.

(i)           Change in Accountants or Accounting Policy. Promptly notify the Administrative Agent and each Lender of any change in (i) the external accountants of the Borrower, the Initial Servicer, the Performance Guarantor or any Originator or (ii) any material accounting policy of the Borrower or any Originator (it being understood that any change to the manner in which the Borrower or any Originator accounts for the Pool Receivables or the transactions contemplated under the Transaction Documents shall be deemed “material” for such purpose).

(j)           Other Information. Promptly, from time to time, such Records or other information, documents, records or reports respecting the condition or operations, financial or otherwise, of the Initial Servicer or any other Exela Party as the Administrative Agent or any Lender may from time to time reasonably request in order to protect the interests of the Administrative Agent or any Credit Party under or as contemplated by this Agreement or any other Transaction Document or to comply with any Applicable Law or any Governmental Authority.

(k)           Servicing Programs. If a Successor Servicer has been appointed or if any Initial Servicer Replacement Event or Event of Default has occurred and is continuing and a license or approval is required for the Administrative Agent’s or such Successor Servicer’s use of any software or other computer program used by Exela in the servicing of the Receivables, then at the request of the Administrative Agent or a Successor Servicer, Exela shall at its own expense arrange for the Administrative Agent or such Successor Servicer to receive any such required license or approval.

(l)           Notice of Change in Board of Directors. With reasonable promptness, written notice of any change in the Board of Directors (or similar governing body) of Parent or any of its Subsidiaries.

(m)          Notice Regarding Material Contracts. Promptly (but in any event within ten (10) Business Days) (i) after any material contract of Parent or any of its Subsidiaries is terminated or amended in a manner that is materially adverse to Parent or such Subsidiary, as the case may be, or (ii) any new material contract is entered into, a written statement describing such event, with copies of such material amendments or new contracts, delivered to the Administrative Agent, and an explanation of any actions being taken with respect thereto.

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(n)          Annual Collateral Verification. Within 21 days after the Funding Date and, each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to Section 8.05(a), Initial Servicer shall deliver to the Administrative Agent an officer’s certificate (a) either confirming that there has been no change in such information since the date of the most recent certificate delivered pursuant to this Section 8.05(n) and/or identifying such changes, or (b) certifying that all UCC financing statements (including fixtures filings, as applicable) or other appropriate filings, recordings or registrations, have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified in such certificate or pursuant to clause (a) above to the extent necessary to protect and perfect the security interests under the Transaction Documents for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period).

(o)           Excluded Receivables. With reasonable promptness, written notice if the total amount of Excluded Receivables originated in any calendar month exceeds $150,000.

(p)           Backup Servicer. From time to time, such information as the Backup Servicer may reasonably request; provided that such information is of the type otherwise prepared by an Exela Party in connection with this Agreement or the other Transaction Documents or in the ordinary course of its business with respect to the Receivables, Inventory or Intellectual Property.

SECTION 8.06.    Negative Covenants of the Initial Servicer. From the date hereof until the Final Payout Date, the Initial Servicer shall not, without the prior written consent of the Administrative Agent and the Required Lenders, do or permit to occur any act or circumstance with which it has covenanted not to do or permit to occur in any Transaction Document to which it is a party in any capacity, or:

(a)            Interference. Take any action that would cause the Borrower, the Pledgor or any Originator to breach any of its representations, undertakings, obligations or covenants under any of the Transaction Documents.

(b)            Extension or Amendment of Receivables. Except as permitted under Section 9.02(a), extend, amend or otherwise modify the payment terms of any Pool Receivable or amend, modify or waive any payment term or condition of any related Contract, in each case unless a corresponding Deemed Collection payment in respect of the related Pool Receivable is made, in full, in connection therewith.

(c)            Change in Credit and Collection Policies, Business or Organizational Documents. (i) Make or consent to any change in, or waive any of the provisions of, the Credit and Collection Policies in a manner that could be adverse to the interests of the Credit Parties without the prior written consent of the Administrative Agent and the Required Lenders, (ii) make any change in the character of its business that has or could reasonably be expected to materially and adversely affect its ability to perform its obligations hereunder or that would prevent it from conducting its business operations relating to the Receivables, its servicing of the Receivables or the performance of its duties and obligations hereunder or under the other Transaction Documents, without the prior written consent of the Administrative Agent and the Required Lenders or (iii) amend, waive or otherwise modify any other Transaction Document to which it is a party, in any capacity, or consent to any amendment, waiver or modification of any Transaction Document, in each case, without the prior written consent of Administrative Agent and the Required Lenders.

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(d)            Change in Collection Account Banks. (i) Add any bank account not listed on Schedule II as of the Funding Date as a Collection Account unless the Administrative Agent and the Required Lenders shall have previously approved and received duly executed copies of all Account Control Agreements and/or amendments thereto covering each such new account, (ii) terminate any Collection Account or related Account Control Agreement or Sweep Instructions without the prior written consent of the Administrative Agent and the Required Lenders and, in each case, only if all of the payments from Obligors that were being sent to such Collection Account will, upon termination of such Collection Account and at all times thereafter, be deposited in Continuing Collection Account covered by an Account Control Agreement or (iii) amend, supplement or otherwise modify any Account Control Agreement or Sweep Instructions without the prior written consent of Administrative Agent and the Required Lenders.

(e)            Deposits to Accounts. (i) Deposit or otherwise credit, or cause or permit to be so deposited or credited, or direct any Obligor to deposit or remit, any Collection or proceeds thereof to any account other than a Continuing Collection Account or (ii) except as remitted from an Interim Collection Account pursuant to Sweep Instructions, permit funds other than Collections to be deposited into any Continuing Collection Account.

(f)            Mergers, Acquisitions, Sales, Etc. Consolidate with or merge with any Person, or convey, transfer or lease substantially all of its assets as an entirety to any Person, unless in the case of any merger or consolidation (i) it shall be the surviving entity and no Change in Control shall result or (ii) (A) the surviving entity shall be an entity organized or existing under the laws of the United States, any state or commonwealth thereof, the District of Columbia or any territory thereof, (B) the surviving entity shall execute and deliver to Administrative Agent and each Lender an agreement, in form and substance reasonably satisfactory to Administrative Agent, containing an assumption by the surviving entity of the due and punctual performance and observance of each obligation, covenant and condition of it under this Agreement and each other Transaction Document, (C) no Change in Control shall result, (D) Performance Guarantor reaffirms in a writing, in form and substance reasonably satisfactory to the Administrative Agent, that its obligations under the Performance Guaranty shall apply to the surviving entity, (E) the Administrative Agent and the Required Lenders provide prior written consent to such transaction and (F) the Administrative Agent and each Lender receives such additional certifications, documents, instruments, agreements and opinions of counsel as it shall reasonably request, including as to the necessity and adequacy of any new UCC financing statements or amendments to existing UCC financing statements.

(g)            Actions Contrary to Separateness. Take any action inconsistent with the terms of Section 8.08.

(h)            Sales, Liens, Etc. Except as otherwise provided herein, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, any Collateral, or any interest therein, or any proceeds of any of the foregoing, or any account to which any Collections of any Pool Receivable are sent, or any right to receive income or proceeds from or in respect of any of the foregoing.

(i)            Actions Evidencing Transfers by Originators. Notwithstanding anything to the contrary set forth in any Purchase and Sale Agreement, Initial Servicer shall not consent to (i) any change or removal of any notation required to be made by any Originator pursuant to Section 3.03 of each First Tier Purchase and Sale Agreement, or (ii) any waiver of or departure from any term set forth in Article V of any Purchase and Sale Agreement, in each case, without the prior written consent of the Administrative Agent.

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(j)             No Adverse Claim on Borrower. Create or permit to exist any Adverse Claim on any Capital Stock of the Borrower.

(k)            Exclusivity. Cause or permit any Subsidiary of the Parent, (i) to sell, factor, pledge, assign or otherwise finance any Receivable (other than Excluded Receivables) except as contemplated by this Agreement and the Transaction Documents or (ii) to enter into any Contract which evidences a Receivable with any Obligor which is not sold or contributed to the Borrower pursuant to the Second Tier Receivables Purchase and Sale Agreement; provided that, so long as the Receivables Pool is not adversely effected (as reasonably determined by the Lender Representative), any Exela Party (other than the Bankruptcy Remote Entities) may enter into an agreement to sell, factor, pledge, assign or otherwise finance any Receivable that (i) is originated or acquired under a Contract governed by the laws of a Foreign Jurisdiction and (ii) the Obligor of which is located in a Foreign Jurisdiction and is not an Obligor with respect to any other Receivable that is sold or contributed to the Borrower pursuant to the Second Tier Receivables Purchase and Sale Agreement.

(l)            Restrictions on Exela Secured Debt. Permit any Exela Party or any Affiliate thereof to incur any new secured Debt or consent to any amendment or modification to any Debt of Exela or any of its Affiliates, including (without limitation) any Existing Specified Secured Debt Documents, the effect of which could: (i) by its terms cause any Exela Party to be unable to perform its obligations under the Transaction Documents, (ii) cause any inaccuracy or breach of any representation, warranty or covenant of any Exela Party (iii) could subject any existing or subsequently arising Collateral to an Adverse Claim or (iv) adversely affect any rights or remedies of the Credit Parties under the Transaction Documents.

SECTION 8.07.   Full Recourse. Notwithstanding any limitation on recourse contained herein or in any other Transaction Document: (i) the Borrower has the obligation to pay all Loans, Interest, Fees, and all other amounts payable by the Borrower hereunder (which obligation shall be full recourse general obligations of the Borrower), and (ii) all obligations of the Initial Servicer so specified hereunder shall be full recourse general obligations of the Initial Servicer.

SECTION 8.08.   Separate Existence of Bankruptcy Remote Entities. Each of the Borrower and the Initial Servicer hereby acknowledges that the Secured Parties, the Lenders and the Administrative Agent are entering into the transactions contemplated by this Agreement and the other Transaction Documents in reliance upon each Bankruptcy Remote Entity’s identity as a legal entity separate from any other Exela Party and their Affiliates. Therefore, each of the Borrower and Initial Servicer shall take all steps specifically required by this Agreement or reasonably required by the Administrative Agent or any Lender to continue each Bankruptcy Remote Entity’s identity as a separate legal entity and to make it apparent to third Persons that each Bankruptcy Remote Entity is an entity with assets and liabilities distinct from those of any other Exela Party and any other Person, and is not a division of another Exela Party or any other Person. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, each of the Borrower, Pledgor and the Initial Servicer hereby agrees to comply with, and cause each Exela Party to comply with, the Special Purpose Provisions under and as defined in the Limited Liability Company Agreement as in effect on the date hereof of each of the Borrower and the Pledgor, and the parties hereto agree that such Specified Purpose Provisions are hereby incorporated in this Section 8.08.

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ARTICLE IX

ADMINISTRATION AND COLLECTION
OF RECEIVABLES

SECTION 9.01.     Appointment of the Servicer.

(a)            The servicing, administering and collection of Collateral (including the Pool Receivables) shall be conducted by the Person so designated from time to time as the Servicer in accordance with this Section 9.01. Until the Servicing Transfer Date, the Initial Servicer is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof.

(b)            Upon the occurrence of the Servicing Transfer Date, unless the Administrative Agent (with the consent of the Required Lenders or at the direction of the Required Lenders) designates as Servicer any other Person (including itself) to succeed the Initial Servicer, the Backup Servicer shall succeed the Initial Servicer as Servicer and the Initial Servicer agrees that it will terminate its activities as Servicer hereunder in a manner that the Administrative Agent reasonably determines will facilitate the transition of the performance of such activities to the Successor Servicer, and Initial Servicer shall cooperate with and assist such Successor Servicer. Such cooperation shall include access to and transfer of records (including all Contracts) related to the Collateral and use by the new Successor Servicer of all licenses (or the obtaining of new licenses), hardware or software necessary or reasonably desirable to service and administer the Collateral and collect the Pool Receivables and the Related Security. All Servicing Transition Expenses shall be paid by the Initial Servicer within five Business Days’ of its presentment therewith. In no event shall the Backup Servicer, if it becomes the Successor Servicer, be responsible for any Servicing Transition Expenses. If the Initial Servicer fails to pay the Servicing Transition Expenses, the Servicing Transition Expenses shall be payable pursuant to Section 4.01.

(c)            Initial Servicer acknowledges that, in making its decision to execute and deliver this Agreement, the Administrative Agent and each other Credit Party have relied on Initial Servicer’s agreement to act as Servicer hereunder. Accordingly, Initial Servicer agrees that it will not voluntarily resign as Servicer without the prior written consent of the Administrative Agent and the Required Lenders.

(d)            The Initial Servicer may delegate its duties and obligations hereunder to any subservicer (each a “Sub-Servicer”); provided, that, in each such delegation: (i) such Sub-Servicer shall agree in writing to perform the delegated duties and obligations of the Initial Servicer pursuant to the terms hereof, (ii) the Initial Servicer shall remain liable for the performance of the duties and obligations so delegated, (iii) the Borrower, the Administrative Agent and each Lender shall have the right to look solely to the Initial Servicer for performance, (iv) the terms of any agreement with any Sub-Servicer shall provide that the Administrative Agent may (or at the direction of the Required Lenders, shall) terminate such agreement upon an Initial Servicer Replacement Event hereunder by giving notice of its desire to terminate such agreement to the Initial Servicer (and the Initial Servicer shall provide appropriate notice to each such Sub-Servicer) and (v) if such Sub-Servicer is not an Originator, the Administrative Agent and the Required Lenders shall have consented in writing in advance to such delegation.

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SECTION 9.02.     Duties of the Servicer.

(a)            The Servicer shall take or cause to be taken all such action as may be necessary or reasonably advisable to service (including the IP Services), administer and collect the Collateral (including each Pool Receivable) from time to time, all in accordance with this Agreement and all Applicable Laws, with reasonable care and diligence, and in accordance with the IP License, the Credit and Collection Policy and consistent with the past practices of the Originators. The Servicer shall set aside, for the accounts of each Lender, the amount of Collections to which each such Lender is entitled in accordance with Article IV hereof. The Servicer may, in accordance with the Credit and Collection Policy and consistent with past practices of the Originators, take such action, including modifications, waivers or restructurings of Pool Receivables and related Contracts, as the Servicer may reasonably determine to be appropriate to maximize Collections thereof or reflect adjustments expressly permitted under the Credit and Collection Policy or as expressly required under Applicable Laws or the applicable Contract; provided, that for purposes of this Agreement: (i) such action shall not, and shall not be deemed to, change the number of days such Pool Receivable has remained unpaid from the date of the original due date related to such Pool Receivable, (ii) such action shall not alter the status of such Pool Receivable as a Delinquent Receivable or a Defaulted Receivable or limit the rights of any Secured Party under this Agreement or any other Transaction Document, (iii) the Servicer may not modify, waive, restructure or adjust any Pool Receivable or any related Contract if any Borrowing Base Deficit exists or shall exist after giving effect thereto, (iv) unless a Deemed Collection payment is made in accordance with Section 4.01(d) with respect to such Pool Receivable, the Servicer shall not extend the due date of any Pool Receivable or extend the due date of any Pool Receivable after the original due date thereof and (v) if an Initial Servicer Replacement Event or an Event of Default has occurred and is continuing, the Servicer may take such action only upon the prior written consent of the Administrative Agent. The Borrower shall deliver to the Servicer and the Servicer shall hold for the benefit of the Administrative Agent (individually and for the benefit of each Lender), in accordance with their respective interests, all records and documents (including Records, computer tapes and disks) with respect to each Pool Receivable, the IP License and the other Collateral. Notwithstanding anything to the contrary contained herein, if an Initial Servicer Replacement Event or an Event of Default has occurred and is continuing, the Administrative Agent may (or at the direction of the Required Lenders, shall) direct the Servicer to commence or settle any legal action to enforce collection of any Pool Receivable that is a Defaulted Receivable or to foreclose upon or repossess any Related Security with respect to any such Defaulted Receivable or take any other enforcement action with respect to the other Collateral.

(b)            The Servicer shall, as soon as practicable following actual receipt of collected funds, turn over to the Person entitled thereto, the collections of any indebtedness that is not with respect to assets constituting Collateral, less, if Initial Servicer or an Affiliate thereof is not the Servicer, all reasonable and appropriate out-of-pocket costs and expenses of such Servicer of servicing, collecting and administering such collections. The Servicer, if other than Initial Servicer or an Affiliate thereof, shall, as soon as practicable upon demand, deliver to the Borrower all records in its possession that evidence or relate to any indebtedness that is with respect to assets constituting Collateral, and copies of records in its possession that evidence or relate to any indebtedness that is with respect to assets constituting Collateral.

(c)            The Servicer’s obligations hereunder shall terminate on the Final Payout Date. Promptly following the Final Payout Date, the Servicer shall deliver to the Borrower all books, records and related materials that the Borrower previously provided to the Servicer, or that have been obtained by the Servicer, in connection with this Agreement.

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SECTION 9.03.      Collection Account Arrangements.

(a)            On the Funding Date, the Borrower shall have (i) opened in, or assigned into, its name one or more Continuing Collection Accounts with PNC Bank, National Association and (ii) either (x) with respect to any Interim Collection Accounts (if any), delivered Sweep Instructions to the applicable Collection Account Banks or (y) with respect to any Continuing Collection Accounts, (A) entered into Account Control Agreements with all related Collection Account Banks and (B) delivered a notice to each of the applicable Obligors of the Borrower’s ownership interest in the Continuing Collection Account and, in each case, delivered executed counterparts of each to the Administrative Agent. The Borrower hereby agrees the Administrative Agent shall have exclusive control (for the benefit of the Secured Parties) of the proceeds (including Collections) of all Collateral and the Borrower hereby further agrees to take any action that the Administrative Agent may reasonably request to transfer such control. Any proceeds of Collateral received by the Borrower, the Servicer or an Originator thereafter shall be sent immediately to a Continuing Collection Account or as otherwise instructed by the Administrative Agent.

(b)            Exela shall cause to be delivered Sweep Instructions with respect to any Interim Collection Account (if any).

(c)            To access Collections during any Settlement Period in connection with any Release, on any Business Day, the Borrower may cause the Initial Servicer to deliver (x) with respect to any Release that does not occur on a Settlement Date, an Interim Report and (y) with respect to any Release that occurs on a Settlement Date, the Information Package, in each case, along with a request for a release of Collections. Upon receipt of any such Information Package or Interim Report, as applicable, by the Lender Representative and the Administrative Agent, the Lender Representative and the Administrative Agent shall promptly review such Information Package or Interim Report, as applicable, to determine if such Information Package or such Interim Report constitutes a Qualifying Release Report. In the event that the Lender Representative and the Administrative Agent reasonably determine that such Information Package or Interim Report constitute a Qualifying Release Report, so long as no Amortization Event, Event of Default or Unmatured Event of Default has occurred and is continuing, the Administrative Agent (at direction of the Lender Representative) shall promptly remit to the Borrower from the Continuing Collection Account the amount requested on such Qualifying Release Report so long as the remaining Collections on deposit in the Continuing Collection Account (after giving effect to such release) exceed the amount necessary to pay the sum of (x) amounts payable under clauses 4.01(a)(i) through 4.01(a)(vi), in each case, owing through the date of the immediately following Settlement Date (as reasonably estimated by the Administrative Agent) and (y) the amount of all other unpaid Borrower Obligations then due and owing through the date of the immediately following Settlement Date (as reasonably estimated by the Administrative Agent). For purposes of this clause (c), “Qualifying Release Report” shall mean any Interim Report or Information Package that satisfies each of the following conditions: (A) such Interim Report or Information Package is calculated as of the immediately prior Business Day and (B) the Lender Representative does not in good faith reasonably believe that any of the information or calculations set forth in such Interim Report or Information Package are false or incorrect in any material respect (and notice of any such determination shall be provided promptly to the Servicer); provided, that a report delivered in connection with any release of amounts in excess of the purchase price then payable for Receivables then being purchased under the Second Tier Purchase and Sale Agreement shall be in the form of an Information Package or Interim Report, as applicable (with all information and calculations current as of the preceding Business Day).

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SECTION 9.04.    Initial Servicer Replacement Event; Enforcement Rights.

(a)            If (i) any Event of Default (whether or not waived) shall occur or (ii) Liquidity shall fail to exceed $35,000,000 on such day, a “Initial Servicer Replacement Event” shall occur. An Initial Servicer Replacement Event shall continue until cured either by (x) the Administrative Agent and the Required Lenders waiving such Initial Servicer Replacement Event in writing or (y) if arising under clause (ii) of the preceding sentence, Liquidity shall exceed $35,000,000 for forty-five (45) consecutive calendar days. At any time an Initial Servicer Replacement Event is then continuing:

(A)            the Administrative Agent (at the Borrower’s expense) may (or at the direction of the Required Lenders, shall) direct the Obligors that payment of all amounts payable under any Collateral (including any Pool Receivable or any payment or fee under the IP License) is to be made directly to the Administrative Agent or its designee;

(B)            the Administrative Agent may (or at the direction of the Required Lenders, shall) instruct the Borrower or the Initial Servicer to give notice of the Secured Parties’ interest in Pool Receivables to each Obligor, which notice shall direct that payments be made directly to the Administrative Agent or its designee (on behalf of the Secured Parties), and the Borrower or the Initial Servicer, as the case may be, shall give such notice at the expense of the Borrower or the Initial Servicer, as the case may be; provided, that if the Borrower or the Initial Servicer, as the case may be, fails to so notify each Obligor within two (2) Business Days following instruction by the Administrative Agent, the Administrative Agent (at the Borrower’s or the Initial Servicer’s, as the case may be, expense) may so notify the Obligors;

(C)            the Administrative Agent may (or at the direction of the Required Lenders, shall) request the Initial Servicer to, and upon such request the Initial Servicer shall: (x) assemble all of the records necessary or desirable to collect the Pool Receivables and the Related Security, and transfer or license to a Successor Servicer the use of all software necessary or desirable service and administer the Collateral and to collect the Pool Receivables and the Related Security, and make the same available to the Administrative Agent or its designee (for the benefit of the Secured Parties) at a place selected by the Administrative Agent and the Required Lenders and (y) segregate all cash, checks and other instruments received by it from time to time constituting Collections in a manner reasonably acceptable to the Administrative Agent and the Required Lenders and, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Administrative Agent or its designee;

(D)            the Administrative Agent may (or at the direction of the Required Lenders, shall) instruct the Borrower or the Initial Servicer to give notice of the Secured Parties’ interest in IP License to the IP Licensee, which notice shall direct that payments be made directly to the Administrative Agent or its designee (on behalf of the Secured Parties), and the Borrower or the Initial Servicer, as the case may be, shall give such notice at the expense of the Borrower or the Initial Servicer, as the case may be; provided, that if the Borrower or the Initial Servicer, as the case may be, fails to so notify such IP Licensee within two (2) Business Days following instruction by the Administrative Agent, the Administrative Agent (at the Borrower’s or the Initial Servicer’s, as the case may be, expense) may so notify the IP Licensee;

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(E)            the Administrative Agent may (or, at the direction of the Required Lenders, shall) either (x) replace the Initial Servicer and, in connection therewith, designate a date as the Servicing Transfer Date and a Successor Servicer (if other than the Backup Servicer) upon or (y) reduce the term of the Initial Servicer’s duties hereunder to a period of thirty (30) days (any such arrangement, a “Short-Term Servicing Arrangement”) and, upon the expiration of such Short-Term Servicing Arrangement, the Servicing Transfer Date shall occur; provided, that (x) the Administrative Agent may extend any Short-Term Servicing Arrangement for succeeding periods of thirty (30) days and (y) if the related Initial Servicer Replacement Event is cured, any then-effective Short-Term Servicing Arrangement shall cease and the Initial Servicer’s initial term shall be restored until any subsequent occurrence of an Initial Servicer Replacement Event.

(F)            the Administrative Agent may (or at the direction of the Required Lenders, shall) collect any amounts due from an Originator or Pledgor under any Purchase and Sale Agreement or the Performance Guarantor under the Performance Guaranty.

(b)            The Borrower hereby authorizes the Administrative Agent (on behalf of the Secured Parties), and irrevocably appoints the Administrative Agent as its attorney-in-fact with full power of substitution and with full authority in the place and stead of the Borrower, which appointment is coupled with an interest, to take any and all steps in the name of the Borrower and on behalf of the Borrower necessary or desirable, in the reasonable determination of the Administrative Agent, after the occurrence and during the continuation of an Initial Servicer Replacement Event or an Event of Default, to collect any and all amounts or portions thereof due under any and all Collateral, including endorsing the name of the Borrower on checks and other instruments representing Collections and enforcing such Collateral. Notwithstanding anything to the contrary contained in this subsection, none of the powers conferred upon such attorney-in-fact pursuant to the preceding sentence shall subject such attorney-in-fact to any liability if any action taken by it shall prove to be inadequate or invalid, nor shall they confer any obligations upon such attorney-in-fact in any manner whatsoever.

(c)            The Initial Servicer hereby authorizes the Administrative Agent (on behalf of the Secured Parties), and irrevocably appoints the Administrative Agent as its attorney-in-fact with full power of substitution and with full authority in the place and stead of the Initial Servicer, which appointment is coupled with an interest, to take any and all steps in the name of the Initial Servicer and on behalf of the Initial Servicer necessary or desirable, in the reasonable determination of the Administrative Agent, after the occurrence and during the continuation of an Initial Servicer Replacement Event or an Event of Default, to collect any and all amounts or portions thereof due under any and all Collateral, including endorsing the name of the Initial Servicer on checks and other instruments representing Collections and enforcing such Collateral. Notwithstanding anything to the contrary contained in this subsection, none of the powers conferred upon such attorney-in-fact pursuant to the preceding sentence shall subject such attorney-in-fact to any liability if any action taken by it shall prove to be inadequate or invalid, nor shall they confer any obligations upon such attorney-in-fact in any manner whatsoever.

SECTION 9.05.      Responsibilities of the Borrower.

(a)            Anything herein to the contrary notwithstanding, the Borrower shall: (i) perform all of its obligations under (A) the IP License and (B), if any, under the Contracts related to the Pool Receivables to the same extent as if interests in such Pool Receivables had not been transferred hereunder, and, in each case the exercise by the Administrative Agent, or any other Credit Party of their respective rights hereunder shall not relieve the Borrower from such obligations, (ii) pay when due any taxes, including any sales taxes payable in connection with the Pool Receivables and their creation and satisfaction and (iii) timely file all tax returns required to be filed by it. None of the Credit Parties shall have any obligation or liability with respect to any Collateral, nor shall any of them be obligated to perform any of the obligations of the Borrower, the Initial Servicer or any Originator thereunder.

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(b)            Initial Servicer hereby irrevocably agrees that if at any time it shall cease to be the Servicer hereunder, it shall act (if the Successor Servicer so requests) as the data-processing agent of the Successor Servicer and, in such capacity, Initial Servicer shall conduct the data-processing functions of the administration of the Collateral and the Collections thereon in substantially the same way that Initial Servicer conducted such data-processing functions while it acted as the Servicer. In connection with any such processing functions, the Borrower shall pay to Initial Servicer its reasonable and documented out-of-pocket costs and expenses from the Borrower’s own funds (subject to the priority of payments set forth in Section 4.01).

SECTION 9.06.     Further Actions. Borrower agrees that from time to time, at its expense, it shall (or cause Servicer to) promptly execute and deliver all further instruments and documents, and take all further actions, that Administrative Agent or its designee may reasonably request or that are necessary in order to perfect, protect or more fully evidence the transactions contemplated by the other Transaction Documents.

SECTION 9.07.     Servicing Fee.

(a)            Subject to clause (b) below, the Borrower shall pay the Servicer a fee (the “Servicing Fee”) equal to 1.00% per annum (the “Servicing Fee Rate”) of the daily average aggregate Unpaid Balance of the Pool Receivables. Accrued Servicing Fees shall be payable from Collections to the extent of available funds in accordance with Section 4.01.

(b)            If the Servicer ceases to be Initial Servicer or an Affiliate thereof, the Servicing Fee shall be determined between the Administrative Agent and the Successor Servicer.

SECTION 9.08.     Backup Servicer.

(a)            Within forty-five (45) days of the Funding Date, the Initial Servicer shall be delivering reporting reasonably satisfactory to the Backup Servicer for the Backup Servicer to perform the role of backup servicer with respect to the servicing, administration of the Collateral and collection of the Receivables. The Backup Servicer shall perform such roles and responsibilities set forth in the Backup Servicing Agreement. Each of the Initial Servicer and the Borrower hereby covenant and agree to perform each of the roles and responsibilities set forth therein to be performed by the Borrower and/or Initial Servicer.

(b)            Until the Backup Servicer or another Successor Servicer succeeds Initial Servicer as Servicer upon the occurrence of the Servicing Transfer Date, Initial Servicer shall continue to perform all servicing functions in accordance with the Transaction Documents, notwithstanding the appointment of the Backup Servicer. The Initial Servicer hereby covenants and agrees that the Initial Servicer shall provide the Backup Servicer with all necessary servicing files and records relating to the Contracts, Receivables and Related Security and the other Collateral and the Initial Servicer shall provide to the Backup Servicer reasonable access to and use by the Backup Servicer of all licenses, software, hardware, equipment, telephone, personnel, servicing systems, employees, facilities or other accommodations necessary or desirable to perform the backup servicing functions as set forth in the Backup Servicing Agreement.

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(c)            Notwithstanding anything to the contrary set forth in this Section 9.08, each of the Borrower and the Initial Servicer shall execute and deliver any and all additional papers, documents and other assurances, and shall do any and all acts and things reasonably necessary in connection with the appointment of a Backup Servicer and to enable the Backup Servicer to perform all of its duties and obligations under the Backup Servicing Agreement and to carry out the intent of the parties hereto.

ARTICLE X

EVENTS OF DEFAULT

SECTION 10.01.              Events of Default. If any of the following events (each an “Event of Default”) shall occur:

(a)            Any of the following events:

(i)            any Exela Party shall fail to perform or observe any term, covenant or agreement as and when required hereunder or under any other Transaction Document (other than as referred to in clause (a)(ii) below) and such failure, solely to the extent capable of cure, shall remain unremedied for five (5) Business Days after the earlier of (x) written notice to such Exela Party (which may be by email) by the Administrative Agent and (y) actual knowledge of such Exela Party;

(ii)           any of the following shall occur: (A) any Exela Party shall fail to make any payment or deposit or transfer any monies to be made by it hereunder or under any other Transaction Document as and when due and, such failure shall remain unremedied for two (2) Business Days (provided, that (x) such grace period shall not apply with respect to amounts owing on the Term Final Maturity Date and (y) shall not be in addition to any otherwise applicable grace period for such payment), (B) the Borrower or the Servicer shall fail to deliver an Information Package or Interim Report pursuant to this Agreement or (C) the Borrower or Initial Servicer, as applicable, shall breach any provision of Sections 8.03, or any of Sections 8.04(e), 8.04(h), 8.06(a), 8.06(b), 8.06(c), 8.06(d), 8.06(i), 8.06(j), 8.06(k) or 8.08;

(b)            any representation or warranty set forth in any Transaction Document shall prove to have been false or incorrect when made or deemed to be made any Exela Party and such breach shall remain uncured (to the extent such breach may be cured) for a period of five (5) Business Days after the earlier of (x) written notice to such Exela Party (which may be by email) by the Administrative Agent, and (y) actual knowledge of such Exela Party;

(c)            any event or condition occurs that (a) results in any Debt that is outstanding in an aggregate amount exceeding $25,000,000 to become due prior to its scheduled maturity (with all applicable grace periods having expired) or (b) enables or permits (with all applicable grace periods having expired) the holder or holders of any Debt that is outstanding in an aggregate amount exceeding $25,000,000 or any trustee or agent on its or their behalf to cause such debt to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity (whether acted upon or not); provided that a breach of the net first lien leverage ratio in Section 6.11 of the Credit Agreement (as amended, amended and restated, supplemented or otherwise modified or waived from time to time) shall not, by itself constitute an “event of default” for purposes of this clause (c) unless all or any portion of the obligations under the Credit Agreement have been accelerated as a result of such breach; provided further, that this clause (c) shall not apply to any secured Debt that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Debt if such sale or transfer is permitted hereunder and under the documents providing for such Debt;

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(d)            an Event of Bankruptcy shall have occurred with respect to any Bankruptcy Remote Entity;

(e)            the occurrence of any litigation, arbitration proceedings or proceedings of any Governmental Authority (or in each case the occurrence of any development in respect thereof) which would reasonably be expected to result in fines, awards, assessments or damages (or the economic equivalent thereof) equal to or in excess of $10,000,000 (or solely with respect to the Borrower and the Pledgor, $20,000);

(f)            the average of the Default Ratios for the three preceding Settlement Periods shall at any time exceed 7.00%;

(g)           the average of the Dilution Ratios for the three preceding Settlement Periods shall at any time exceed 7.25%;

(h)           the average of the Delinquency Ratios for the three preceding Settlement Periods shall at any time exceed 13.50%;

(i)            the Days’ Sales Outstanding for any Settlement Period shall at any time be more than 75 days;

(j)            a Borrowing Base Deficit shall occur, and shall not have been cured within two (2) Business Days after the Borrower’s knowledge or receipt of notice thereof;

(k)           a Change in Control shall occur not otherwise consented to by the Administrative Agent and the Required Lenders;

(l)            there shall have occurred any event which materially adversely affects the ability of any Originator or Pledgor to originate, or to transfer pursuant to the terms of any Purchase and Sale Agreement, Receivables of a credit quality which are at least of the credit quality of the Pool Receivables, with related Obligors that are similar to those included in the initial Credit Extension hereunder;

(m)          the Administrative Agent, for the benefit of the Secured Parties, fails at any time to have a first priority perfected security interest in all the Collateral or any Continuing Collection Account (other than such Collection Account Bank’s right to set off or deduct from the Collection Accounts customary banking fees and charges pursuant to the Account Control Agreements), in each case, free and clear of any Adverse Claim;

(n)          a Material Adverse Effect shall occur with respect to any Exela Party;

(o)          either (i) the Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Code with regard to any assets of any Exela Party and such lien shall not have been released within five (5) days, or (ii) the PBGC shall, or shall indicate its intention to, file notice of a lien pursuant to Section 303(k) or Section 4068 of ERISA with regard to any of the assets of any Exela Party or any of their ERISA Affiliates;

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(p)           (i) the occurrence of a Reportable Event; (ii) the adoption of an amendment to a Pension Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code; (iii) the failure to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA with respect to any Pension Plan; (iv) the incurrence of any liability under Title IV of ERISA with respect to the termination of any Pension Plan or the withdrawal or partial withdrawal of any Exela Party or any of their respective ERISA Affiliates from any Multiemployer Plan; (v) the receipt by any of any Exela Party or any of their respective ERISA Affiliates from the PBGC or any plan administrator of any notice relating to the intention to terminate any Pension Plan or Multiemployer Plan or to appoint a trustee to administer any Pension Plan or Multiemployer Plan; (vi) the receipt by any Exela Party or any of their respective ERISA Affiliates of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA; (vii) the occurrence of a prohibited transaction with respect to any Exela Party or any of their respective ERISA Affiliates (pursuant to Section 4975 of the Code); or (viii) the occurrence or existence of any other similar event or condition with respect to a Pension Plan or a Multiemployer Plan;

(q)           (i) any Exela Party shall be required to register as an “investment company” within the meaning of the Investment Company Act or (ii) the Borrower becomes a “covered fund” under the Volcker Rule;

(r)            any Transaction Document shall cease to be the valid and binding obligation enforceable against any Exela Party;

(s)            any Bankruptcy Remote Entity shall (x) fail at any time (other than for ten (10) Business Days following notice of the death or resignation of any Independent Manager) to have the required number of Independent Managers who satisfy each requirement and qualification specified in Section 8.03(c) of this Agreement for Independent Managers, (y) fail to timely notify the Administrative Agent of any replacement or appointment of any Person that is to serve as an Independent Manager for such Bankruptcy Remote Entity as required pursuant to Section 8.03(c) of this Agreement or (z) terminate any Independent Manager for any reason other than for cause;

(t)            the Borrower shall fail to pay in full all of its obligations to the Credit Parties hereunder and under each other Transaction Documents on or prior to the Term Final Maturity Date;

(u)           one or more judgments for the payment of money in an aggregate amount in excess of $75,000,000 (other than judgments fully covered by insurance issued by an insurer that has irrevocably accepted coverage and has the ability to pay such judgments) shall be rendered against any Exela Party or any Subsidiary of any Exela Party or any combination thereof and the same shall remain undischarged for a period of thirty (30) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Exela Party or any Subsidiary of any Exela Party to enforce any such judgment which is not effectively stayed for a period of ten (10) consecutive days;

(v)            one or more judgments shall be rendered against the Borrower;

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(w)           the incurrence of, or occurrence of any amendment or modification to, any Debt of Exela or any of its Affiliates, including (without limitation) any Existing Specified Secured Debt Documents, the effect of which could: (i) by its terms cause any Exela Party to be unable to perform its obligations under the Transaction Documents, (ii) cause any inaccuracy or breach of any representation, warranty or covenant of any Exela Party (iii) could subject any existing or subsequently arising Collateral to an Adverse Claim or (iv) adversely affect any rights or remedies of the Credit Parties under the Transaction Documents;

(x)            (i) the occurrence of a Purchase and Sale Termination Event (except pursuant to clause (d) of the definition thereof) under any Purchase and Sale Agreement or (ii) Receivables cease being sold or contributed pursuant to any Purchase and Sale Agreement;

(y)            the Performance Guaranty is canceled, rescinded, amended, waived or otherwise modified without the prior written consent of the Required Lenders;

(z)            (i) the IP License is canceled, rescinded, rejected, amended, waived or otherwise modified without the prior written consent of the Required Lenders, or (ii) any Exela Party shall fail to make any payment to be made by it under the IP License as and when due, and such failure shall remain unremedied for two (2) Business Days (provided, that (x) such grace period shall not apply with respect to amounts owing on the Term Final Maturity Date and (y) shall not be in addition to any otherwise applicable grace period for such payment);

(aa)         any Exela Party shall terminate or modify any Sweep Instructions without the express written consent of the Administrative Agent and the Required Lenders;

(bb)         Collections in an amount exceeding the Targeted Interim Collection Account Deposit Amount at such time shall be deposited in any Interim Collection Account;

(cc)         any amount on deposit in an Interim Collection Account shall fail to be automatically transferred to a Continuing Collection Account pursuant to Sweep Instructions;

(dd)        any amount on deposit in an Interim Collection Account shall be withdrawn by any Person other than the Administrative Agent other than pursuant to the automatic transfer to a Continuing Collection Account pursuant to Sweep Instructions; or

(ee)       the incurrence of, or occurrence of any amendment or modification to, any Debt of Exela or any of its Affiliates, including (without limitation) any Existing Specified Secured Debt Documents, the effect of which could: (i) by its terms cause any Exela Party to be unable to perform its obligations under the Transaction Documents, (ii) cause any inaccuracy or breach of any representation, warranty or covenant of any Exela Party (iii) could subject any existing or subsequently arising Collateral to an Adverse Claim or (iv) adversely affect any rights or remedies of the Credit Parties under the Transaction Documents.

then, and in any such event, the Administrative Agent may (or, at the direction of the Required Lenders, shall) by notice to the Borrower (x) declare the Term Final Maturity Date to have occurred and (y) declare the Loans, Prepayment Premium and all other Borrower Obligations to be immediately due and payable (in which case the Loans and all other Borrower Obligations shall be immediately due and payable); provided that, automatically upon the occurrence of any event (without any requirement for the giving of notice) described in subsection (d) of this Section 10.01 with respect to the Borrower, the Term Final Maturity Date shall occur and the Loans, Prepayment Premium and all other Borrower Obligations shall be immediately due and payable. Upon any such declaration or designation or upon such automatic termination, the Administrative Agent and the other Secured Parties shall have, in addition to the rights and remedies which they may have under this Agreement and the other Transaction Documents, all other rights and remedies provided after default under the UCC and under other Applicable Law, which rights and remedies shall be cumulative. Any proceeds from liquidation of the Collateral shall be applied in the order of priority set forth in Section 4.01.

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SECTION 10.02.             Remedies.

(a)            Without limiting the generality of the foregoing, after the occurrence of an Event of Default, the Administrative Agent on behalf of the Secured Parties without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Borrower, the Servicer or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith, deliver an activation or control notice or similar notice under any Account Control Agreement, collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), at public or private sale or sales, at any exchange, auction or office of the Administrative Agent or elsewhere upon such terms and conditions and at prices that are consistent with the prevailing market for similar collateral as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Borrower, which right or equity is hereby waived or released. The Administrative Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent hereunder, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Borrower Obligations, in accordance with the priority of payments set forth in Section 4.01(a), and only after such application and after the payment by the Administrative Agent of any other amount required or permitted by any provision of law, including Section 9 504(1)(c) of the UCC, need the Administrative Agent account for the surplus, if any, to the Borrower.

(b)            After the occurrence of an Event of Default, the Borrower further agrees, at the Administrative Agent’s request, to instruct the Servicer to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at the Borrower’s premises or elsewhere.

(c)            Each of the Borrower and the Servicer agrees, to the full extent that it may lawfully so agree, that neither it nor anyone claiming through or under it will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption law now or hereafter in force in any locality where any part of the Collateral may be situated in order to prevent, hinder or delay the enforcement or foreclosure of this Agreement, or the absolute sale of any of the Collateral or any part thereof, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof, and each of the Borrower and the Servicer, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may be lawful so to do, the benefit of all such laws, and any and all right to have any of the properties or assets constituting the Collateral marshaled upon any such sale, and agrees that the Administrative Agent or any court having jurisdiction to foreclose the security interests granted in this Agreement may sell the Collateral as an entirety or in such parcels as the Administrative Agent or such court may determine.

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(d)            To the extent permitted by Applicable Law, the Borrower waives all claims, damages and demands it may acquire against the Secured Parties arising out of the exercise by any of the Secured Parties of any of its rights hereunder, other than those claims, damages and demands arising from the gross negligence or willful misconduct of such Secured Party. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) Business Days before such sale or other disposition. The Borrower shall remain liable for any deficiency (plus accrued interest thereon) if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Borrower Obligations and the reasonable fees and disbursements of any attorneys employed by any of the Secured Parties to collect such deficiency.

ARTICLE XI

THE ADMINISTRATIVE AGENT

SECTION 11.01.              Appointment of Administrative Agent.

(a)            Alter Domus is hereby appointed Administrative Agent hereunder and under the other Transaction Documents and each other Credit Party hereby authorizes Alter Domus, in such capacity, to act as its agent in accordance with the terms hereof and the other Transaction Documents, including, without limitation, to make loans, on behalf of the applicable Lenders as provided in this Agreement or any other Transaction Document and to perform, exercise and enforce any and all other rights and remedies of the Lenders with respect to the Exela Parties, the Borrower Obligations or otherwise related to any of same to the extent reasonably incidental to the exercise by the Administrative Agent of the rights and remedies specifically authorized to be exercised by the Administrative Agent by the terms of this Agreement or any other Exela Parties.

(b)            The Administrative Agent hereby agrees to act upon the express conditions contained herein and the other Transaction Documents, as applicable. The provisions of this Article XI are solely for the benefit of the Administrative Agent and Lenders and no Exela Party shall have any rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties hereunder, the Administrative Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Parent or any of its Subsidiaries.

SECTION 11.02.              Powers and Duties. Each Lender irrevocably authorizes Administrative Agent to take such action on such Lender’s behalf and to exercise such powers, rights and remedies hereunder and under the other Transaction Documents as are specifically delegated or granted to the Administrative Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. The Administrative Agent shall have only those duties and responsibilities that are expressly specified herein and the other Transaction Documents. The Administrative Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. The Administrative Agent shall not have, by reason hereof or any of the other Transaction Documents, a fiduciary relationship in respect of any Lender or any party; and nothing herein or any of the other Transaction Documents, expressed or implied, is intended to or shall be so construed as to impose upon Administrative Agent any obligations in respect hereof or any of the other Transaction Documents except as expressly set forth herein or therein.

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SECTION 11.03.              General Immunity.

(a)            No Responsibility for Certain Matters. The Administrative Agent shall not be responsible for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or any other Transaction Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished to the Lenders or by or on behalf of any Exela Party to the Administrative Agent or any Credit Party in connection with the Transaction Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Exela Party or any other Person liable for the payment of any Borrower Obligations, nor shall the Administrative Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Transaction Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Initial Servicer Replacement Event, Event of Default or Unmatured Event of Default or to make any disclosures with respect to the foregoing. Anything contained herein to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans.

(b)            Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, partners, directors, employees or agents shall be liable for any action taken or omitted by the Administrative Agent (i) at the direction or instruction of the Required Lenders or (ii) under or in connection with any of the Transaction Documents except to the extent caused by the Administrative Agent’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final, non-appealable order. The Administrative Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Transaction Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until the Administrative Agent shall have received instructions in respect thereof from the Required Lenders (or such Lenders as may be required to give such instructions under Section 14.01) and, upon receipt of such instructions from the Required Lenders (or such other Lenders, as the case may be), the Administrative Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) the Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Parent and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or (where so instructed) refraining from acting hereunder or any of the other Transaction Documents in accordance with the instructions of the Required Lenders (or such other Lender as may be required to give such instructions under Section 14.01). Notwithstanding anything contained herein to the contrary, no action taken or not taken by the Administrative Agent with the consent or at the request of the Lender Representative or the Required Lenders (or such other number or percentage of Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary under the circumstances) shall constitute gross negligence or willful misconduct.

(c)            Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Initial Servicer Replacement Event, Amortization Event, Unmatured Event of Default or Event of Default, unless Administrative Agent shall have received written notice from a Lender or Exela Party referring to this Agreement, describing such Initial Servicer Replacement Event, Amortization Event, Unmatured Event of Default or Event of Default and stating that such notice is a “notice of default.” Administrative Agent will notify the Lenders of its receipt of any such notice. Administrative Agent shall take such action with respect to any such Initial Servicer Replacement Event, Amortization Event, Unmatured Event of Default or Event of Default as may be directed by the Required Lenders in accordance with Articles IX or XI; provided, however, that unless and until Administrative Agent has received any such direction, Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Initial Servicer Replacement Event, Amortization Event, Unmatured Event of Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

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SECTION 11.04.              Administrative Agent Entitled to Act as Lender. The Person serving as Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as an Administrative Agent hereunder in its individual capacity, if applicable. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, the Administrative Agent in its individual capacity as a Lender hereunder, if applicable. Administrative Agent and its Affiliates may accept deposits from, lend money to, own securities of, and generally engage in any kind of banking, trust, financial advisory or other business with Parent or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Borrower or any Exela Party for services in connection herewith and otherwise without having to account for the same to Lenders.

SECTION 11.05.              Lenders’ Representations, Warranties and Acknowledgment.

(a)            Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of the Exela Parties in connection with Credit Extensions hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of the Exela Parties. Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of the Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and the Administrative Agent shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to the Lenders.

(b)            Each Lender, by delivering its signature page to this Agreement or an Assignment and Acceptance Agreement and funding any Loans hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Transaction Document and each other document required to be approved by Administrative Agent, Required Lenders or Lenders, as applicable on the Closing Date or as of the date of funding of such new Loans.

SECTION 11.06.              Right to Indemnity. EACH LENDER, IN PROPORTION TO ITS PERCENTAGE, SEVERALLY AGREES TO INDEMNIFY ADMINISTRATIVE AGENT, ITS AFFILIATES AND THEIR RESPECTIVE OFFICERS, PARTNERS, DIRECTORS, TRUSTEES, EMPLOYEES AND AGENTS (EACH, AN “INDEMNITEE AGENT PARTY”), TO THE EXTENT THAT SUCH INDEMNITEE AGENT PARTY SHALL NOT HAVE BEEN TIMELY REIMBURSED BY ANY EXELA PARTY, FOR AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES (INCLUDING COUNSEL FEES AND DISBURSEMENTS) OR DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST SUCH INDEMNITEE AGENT PARTY IN EXERCISING ITS POWERS, RIGHTS AND REMEDIES OR PERFORMING ITS DUTIES HEREUNDER OR UNDER THE OTHER TRANSACTION DOCUMENTS OR OTHERWISE IN ITS CAPACITY AS SUCH INDEMNITEE AGENT PARTY IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY, OR SOLE NEGLIGENCE OF SUCH INDEMNITEE AGENT PARTY; PROVIDED, NO LENDER SHALL BE LIABLE FOR ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS RESULTING FROM SUCH INDEMNITEE AGENT PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, AS DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL, NON-APPEALABLE ORDER. IF ANY INDEMNITY FURNISHED TO ANY INDEMNITEE AGENT PARTY FOR ANY PURPOSE SHALL, IN THE OPINION OF SUCH INDEMNITEE AGENT PARTY, BE INSUFFICIENT OR BECOME IMPAIRED, SUCH INDEMNITEE AGENT PARTY MAY CALL FOR ADDITIONAL INDEMNITY AND CEASE, OR NOT COMMENCE, TO DO THE ACTS INDEMNIFIED AGAINST UNTIL SUCH ADDITIONAL INDEMNITY IS FURNISHED; PROVIDED, IN NO EVENT SHALL THIS SENTENCE REQUIRE ANY LENDER TO INDEMNIFY ANY INDEMNITEE AGENT PARTY AGAINST ANY LIABILITY, OBLIGATION, LOSS, DAMAGE, PENALTY, ACTION, JUDGMENT, SUIT, COST, EXPENSE OR DISBURSEMENT IN EXCESS OF SUCH LENDER’S PERCENTAGE THEREOF; AND PROVIDED FURTHER, THIS SENTENCE SHALL NOT BE DEEMED TO REQUIRE ANY LENDER TO INDEMNIFY ANY INDEMNITEE AGENT PARTY AGAINST ANY LIABILITY, OBLIGATION, LOSS, DAMAGE, PENALTY, ACTION, JUDGMENT, SUIT, COST, EXPENSE OR DISBURSEMENT DESCRIBED IN THE PROVISO IN THE IMMEDIATELY PRECEDING SENTENCE. FOR PURPOSES OF THIS SECTION 11.06, A LENDER’S “PERCENTAGE” SHALL BE DETERMINED BASED UPON ITS SHARE OF THE OUTSTANDING LOANS AT SUCH TIME (OR IF SUCH INDEMNITY PAYMENT IS SOUGHT AFTER THE DATE ON WHICH THE TERM LOAN HAS BEEN PAID IN FULL IN ACCORDANCE WITH SUCH LENDER’S PERCENTAGE IMMEDIATELY PRIOR TO THE DATE ON WHICH THE TERM LOAN IS PAID IN FULL).

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SECTION 11.07.            Successor Administrative Agent.

(a)            Administrative Agent may resign at any time by giving thirty days’ (or such shorter period as shall be agreed by the Required Lenders) prior written notice thereof to the Lenders and Borrower and the Administrative Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to the Borrower and the Administrative Agent signed by the Required Lenders. Upon any such notice of resignation or removal, the Required Lenders shall have the right, upon five Business Days’ notice to Borrower, to appoint a successor Administrative Agent. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring or removed Administrative Agent gives notice of its resignation (the “Resignation Effective Date”), then the retiring or removed Administrative Agent may, on behalf of the Lenders appoint a successor Administrative Agent from among the Lenders. Whether or not a successor has been appointed, such resignation or removal shall become effective in accordance with such notice on the Resignation Effective Date. With effect from the Resignation Effective Date, (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Transaction Documents and (ii) all payments, communications and determinations provided to be made by, or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent shall (to the extent not already discharged as provided above) be discharged from all of its duties and obligations hereunder or under the other Transaction Documents, and the retiring or removed Administrative Agent shall promptly (i) transfer to such successor Administrative Agent all sums and Collateral held under the Transaction Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Administrative Agent under the Transaction Documents, and (ii) execute and deliver to such successor Administrative Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Administrative Agent of the security interests created under the Transaction Documents, whereupon such retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder. After any resignation or removal hereunder as Administrative Agent the provisions of this Article XI and Section 13.01 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent hereunder.

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(b)            Notwithstanding anything herein to the contrary, Administrative Agent may assign its rights and duties as Administrative Agent hereunder without the prior written consent of, or prior written notice to, Borrower or the Lenders; provided that the Borrower and the Lenders may deem and treat the assigning Administrative Agent as the Administrative Agent for all purposes hereof, unless and until such assigning Administrative Agent provides written notice to Borrower and the Lenders of such assignment. Upon such assignment such Person shall succeed to and become vested with all rights, powers, privileges and duties as Administrative Agent hereunder and under the other Transaction Documents.

(c)            Administrative Agent may perform any and all of its duties and exercise its rights and powers under this Agreement or under any other Transaction Document by or through any one or more sub-agents appointed by Administrative Agent. Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory, indemnification and other provisions of Section 11.03, Section 11.06 and of this Section 11.07 shall apply to any of the Affiliates of Administrative Agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. All of the rights, benefits and privileges (including the exculpatory and indemnification provisions) of Section 11.03, Section 11.06 and of this Section 11.07, shall apply to any such sub-agent and to the Affiliates of any such sub-agent, and shall apply to their respective activities as sub-agent as if such sub-agent and Affiliates were named herein. Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by Administrative Agent, (i) such sub-agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory and rights to indemnification) and shall have all of the rights, benefits and privileges of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of the Exela Parties and the Lenders, (ii) such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub-agent, and (iii) such sub-agent shall only have obligations to Administrative Agent and not to any Exela Party, Lender or any other Person and no Exela Party, Lender or any other Person shall have the rights, directly or indirectly, as a third party beneficiary or otherwise, against such sub-agent.

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SECTION 11.08.            Transaction Documents.

(a)            Administrative Agent under Transaction Documents. Each Lender hereby further authorizes Administrative Agent, on behalf of and for the benefit of the Lenders, to be the agent for and representative of the Lenders with respect to the Collateral and the other Transaction Documents. Subject to Section 14.01, without further written consent or authorization from the Lenders, Administrative Agent may execute any documents or instruments necessary to release any Adverse Claim encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted hereby or to which such other Lenders as may be required to give such consent under Section 14.01) have otherwise consented.

(b)            Right to Realize on Collateral and Enforce Guaranty. Anything contained in any of the Transaction Documents to the contrary notwithstanding, Borrower, Servicer, Administrative Agent, and each Lender hereby agree that (i) no Lender shall have any right individually to realize upon any of the Collateral or to enforce the Performance Guaranty, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the Administrative Agent, on behalf of Lenders in accordance with the terms hereof and all powers, rights and remedies under the Transaction Documents may be exercised solely by the Administrative Agent, and (ii) in the event of a foreclosure by Administrative Agent on any of the Collateral pursuant to a public or private sale or any sale of the Collateral in a case under the Bankruptcy Code, Administrative Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and the Administrative Agent, as agent for and representative of Secured Parties (but not any other Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Borrower Obligations as a credit on account of the purchase price for any collateral payable by Administrative Agent at such sale.

SECTION 11.09.            Agency for Perfection. Administrative Agent and each Lender hereby appoints Administrative Agent and each other Lender as agent and bailee for the purpose of perfection the security interests in and liens upon the Collateral in assets which, in accordance with Article 9 of the UCC, can be perfected only by possession or control (or where the security interest of a secured party with possession or control has priority over the security interest of another secured party) and Administrative Agent and each Lender hereby acknowledges that it holds possession of or otherwise controls any such Collateral for the benefit of Administrative Agent and the Lenders as secured party. Should any Lender obtain possession or control of any such Collateral, such Lender shall notify Administrative Agent thereof, and, promptly upon Administrative Agent’s request therefore shall deliver such Collateral to Administrative Agent or in accordance with Administrative Agent’s instructions. In addition, Administrative Agent shall also have the power and authority hereunder to appoint such other sub-agents as may be necessary or required under applicable state law or otherwise to perform its duties and enforce its rights with respect to the Collateral and under the Transaction Documents. Each Exela Party by its execution and delivery of this Agreement hereby consents to the foregoing.

SECTION 11.10.            Reports and Other Information; Confidentiality; Disclaimers. By becoming a party to this Agreement, each Lender:

(a)            is deemed to have requested that Administrative Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report with respect to any Exela Party (each a “Report” and collectively, “Reports”) prepared by or at the request of Administrative Agent, and the Administrative Agent shall so furnish each Lender with such Reports;

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(b)            expressly agrees and acknowledges that Administrative Agent does not (i) make any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report;

(c)            expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Administrative Agent or other party performing any audit or examination will inspect only specific information regarding the Exela Parties and will rely significantly upon the Exela Parties books and records, as well as on representations of such Person’s personnel;

(d)            agrees to keep all Reports and other material, non-public information regarding the Exela Parties and their operations, assets, and existing and contemplated business plans in a confidential manner in accordance with this Agreement, and

(e)            without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Administrative Agent and any other Lender preparing a Report harmless from any action the indemnifying Lender may take or fail to take or any conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrower, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a loan or loans of the Borrower, and (ii) to pay and protect, and indemnify, defend and hold Administrative Agent, and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorneys fees and costs) incurred by Administrative Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

In addition to the foregoing: (x) any Lender may from time to time request of Administrative Agent in writing that Administrative Agent provide to such Lender a copy of any report or document provided by any Exela Party to Administrative Agent that has not been contemporaneously provided by any Exela Party to such Lender, and, upon receipt of such request, Administrative Agent promptly shall provide a copy of same to such Lender, (y) to the extent that Administrative Agent is entitled, under any provision of the Transaction Documents, to request additional reports or information from the Exela Parties or any Lender may, from time to time, reasonably request Administrative Agent to exercise such right as specified in such Lender’s notice to Administrative Agent, whereupon Administrative Agent promptly shall request of any Exela Party the additional reports or information reasonably specified by such Lender and, upon receipt thereof from any Exela Party, Administrative Agent promptly shall provide a copy of same to such Lender, and (z) any time that Administrative Agent renders to the Borrower a statement regarding the Loans, the Administrative Agent shall send a copy of such statement to each Lender.

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ARTICLE XII

[Reserved]

ARTICLE XIII

INDEMNIFICATION

SECTION 13.01.            Indemnities by the Borrower.

(a)            Without limiting any other rights that the Administrative Agent, the Credit Parties, the Affected Persons and their respective assigns, officers, directors, agents and employees (each, a “Borrower Indemnified Party”) may have hereunder or under Applicable Law, the Borrower hereby agrees to indemnify each Borrower Indemnified Party from and against any and all claims, losses and liabilities (including Attorney Costs) (all of the foregoing being collectively referred to as “Borrower Indemnified Amounts”) arising out of or resulting from this Agreement or any other Transaction Document or the use of proceeds of the Credit Extensions or the security interest in respect of any Pool Receivable or any other Collateral; excluding, however, (a) Borrower Indemnified Amounts (x) resulted solely from the gross negligence or willful misconduct by the Borrower Indemnified Party seeking indemnification, as determined by a final non-appealable judgment of a court of competent jurisdiction or (y) that constitute recourse with respect to a Pool Receivable by reason of an Event of Bankruptcy or insolvency, or the financial or credit condition or financial default, of the related Obligor, and (b) Taxes that are otherwise indemnified under Section 5.03 (other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax Claim or that are specifically described below). Without limiting or being limited by the foregoing, the Borrower shall pay on demand (it being understood that if any portion of such payment obligation is made from Collections, such payment will be made at the time and in the order of priority set forth in Section 4.01), to each Borrower Indemnified Party any and all amounts necessary to indemnify such Borrower Indemnified Party from and against any and all Borrower Indemnified Amounts relating to or resulting from any of the following (but excluding Borrower Indemnified Amounts and Taxes described in clauses (a) and (b) above):

(i)            any Pool Receivable which the Borrower or the Servicer includes as (i) an Eligible Receivable as part of the Net Pool Balance but which is not an Eligible Receivable at such time or (ii) an Additional Eligible Receivable as part of the Additional Net Pool Balance but which is not an Additional Eligible Receivable at such time;

(ii)           any representation, warranty or statement made or deemed made by the Borrower (or any of its officers) under or in connection with this Agreement, any of the other Transaction Documents, any Information Package, any Interim Report or any other information or report delivered by or on behalf of the Borrower pursuant hereto which shall have been untrue or incorrect when made or deemed made;

(iii)          the failure by the Borrower to comply with any Applicable Law with respect to any Pool Receivable or the related Contract; or the failure of any Pool Receivable or the related Contract to conform to any such Applicable Law;

(iv)          the failure to vest in the Administrative Agent a first priority perfected security interest in all or any portion of the Collateral, in each case free and clear of any Adverse Claim;

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(v)           the failure to have filed, or any delay in filing, financing statements, financing statement amendments, continuation statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other Applicable Laws with respect to any Pool Receivable and the other Collateral and Collections in respect thereof, whether at the time of any Credit Extension or at any subsequent time;

(vi)          any dispute, claim, offset or defense (other than discharge in bankruptcy) of an Obligor to the payment of any Pool Receivable (including a defense based on such Pool Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), any other claim resulting from or relating to collection activities with respect to such Pool Receivable, or any other claim resulting from the sale of goods or rendering of services related to such Pool Receivable or the furnishing or failure to furnish any such goods or services or other similar claim or defense not arising from the financial inability of nay Obligor to pay undisputed indebtedness;

(vii)         any failure of the Borrower to perform any of its duties or obligations in accordance with the provisions hereof and of each other Transaction Document related to Pool Receivables or to timely and fully comply with the Credit and Collection Policy in regard to each Pool Receivable;

(viii)        any products liability, environmental or other claim arising out of or in connection with any Pool Receivable or other merchandise, goods or services which are the subject of or related to any Pool Receivable;

(ix)           the commingling of Collections of Pool Receivables at any time with other funds (other than other Collections of Collateral);

(x)            any investigation, litigation or proceeding (actual or threatened) related to this Agreement or any other Transaction Document or the use of proceeds of any Credit Extensions or in respect of any Pool Receivable or other Collateral or any related Contract (except to the extent relating to a credit losses on the Pool Receivable by reason of an Event of Bankruptcy or insolvency, or the financial or credit condition or financial default, of the related Obligor);

(xi)           any failure of the Borrower to comply with its covenants, obligations and agreements contained in this Agreement or any other Transaction Document;

(xii)          any failure by any Exela Party to obtain any Obligor’s consent to any transfer, sale or assignment of any rights and duties under a Contract that requires the Obligor thereunder to consent to any such transfer, sale or assignment of any rights and duties thereunder;

(xiii)         any setoff with respect to any Pool Receivable;

(xiv)        any failure of the Borrower or any Originator to perform any of their respective duties or obligations under any Contract related to any Receivable;

(xv)         any claim brought by any Person other than a Borrower Indemnified Party arising from any activity by the Borrower or any Affiliate of the Borrower in servicing, administering or collecting any Pool Receivable;

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(xvi)        the failure by the Borrower to pay when due any Taxes, including sales, excise or personal property taxes;

(xvii)       any failure of a Collection Account Bank to comply with the terms of the applicable Account Control Agreement or Sweep Instructions or any amounts payable by the Administrative Agent to a Collection Account Bank under any Account Control Agreement or Sweep Instructions;

(xviii)      any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Pool Receivable (including a defense based on such Pool Receivable or the related Contract or agency letter not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of goods or the rendering of services related to such Pool Receivable or the furnishing or failure to furnish any such goods or services or other similar claim or defense not arising from the financial inability of any Obligor to pay undisputed indebtedness;

(xix)         the use of proceeds of any Credit Extension; or

(xx)          any reduction in Loans as a result of the distribution of Collections if all or a portion of such distributions shall thereafter be rescinded or otherwise must be returned for any reason.

(b)            If for any reason the foregoing indemnification is unavailable to any Borrower Indemnified Party or insufficient to hold it harmless, then the Borrower shall contribute to such Borrower Indemnified Party the amount paid or payable by such Borrower Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative economic interests of the Borrower and its Affiliates on the one hand and such Borrower Indemnified Party on the other hand in the matters contemplated by this Agreement as well as the relative fault of the Borrower and its Affiliates and such Borrower Indemnified Party with respect to such loss, claim, damage or liability and any other relevant equitable considerations. The reimbursement, indemnity and contribution obligations of the Borrower under this Section shall be in addition to any liability which the Borrower may otherwise have, shall extend upon the same terms and conditions to each Borrower Indemnified Party, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Borrower and the Borrower Indemnified Parties.

(c)            Any indemnification or contribution under this Section shall survive the payment in full of the Borrower Obligations and the termination of this Agreement.

For the avoidance of doubt, there shall be no recourse to the Servicer for Borrower Indemnified Amounts other than to the extent expressly provided for in this Agreement or in any other Transaction Document.

SECTION 13.02.            Indemnification by the Initial Servicer.

(a)            The Initial Servicer hereby agrees to indemnify and hold harmless the Borrower, the Administrative Agent, the Credit Parties, the Affected Persons and their respective assigns, officers, directors, agents and employees (each, a “Initial Servicer Indemnified Party”), from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of activities of the Initial Servicer pursuant to this Agreement or any other Transaction Document, including any judgment, award, settlement, Attorney Costs and other reasonable and documented out-of-pocket costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim (all of the foregoing being collectively referred to as, “Initial Servicer Indemnified Amounts”); excluding (i) Initial Servicer Indemnified Amounts (x) resulted solely from the gross negligence or willful misconduct by the Initial Servicer Indemnified Party seeking indemnification, as determined by a final non-appealable judgment of a court of competent jurisdiction or (y) that constitute recourse with respect to a Pool Receivable by reason of an Event of Bankruptcy or insolvency, or the financial or credit condition or financial default, of the related Obligor, (ii) Taxes that are otherwise indemnified under Section 5.03 (other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax Claim or that are specifically described below), and (iii) Initial Servicer Indemnified Amounts to the extent the same includes losses in respect of Pool Receivables that are uncollectible solely on account of the insolvency, bankruptcy, lack of creditworthiness or other financial inability to pay of the related Obligor. Without limiting or being limited by the foregoing, the Initial Servicer shall pay on demand, to each Initial Servicer Indemnified Party any and all amounts necessary to indemnify such Initial Servicer Indemnified Party from and against any and all Initial Servicer Indemnified Amounts relating to or resulting from any of the following (but excluding Initial Servicer Indemnified Amounts described in clauses (i), (ii) and (iii) above):

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(i)            any Pool Receivable which the Initial Servicer includes (x) as an Eligible Receivable as part of the Net Pool Balance but which is not an Eligible Receivable at such time or (y) as an Additional Eligible Receivable as part of the Additional Net Pool Balance but which is not an Additional Eligible Receivable at such time;

(ii)           any representation, warranty or statement made or deemed made by the Initial Servicer (or any of its respective officers) under or in connection with this Agreement, any of the other Transaction Documents, any Information Package, any Interim Report or any other information or report delivered by or on behalf of the Initial Servicer pursuant hereto which shall have been untrue or incorrect when made or deemed made;

(iii)          the failure by the Initial Servicer to comply with any Applicable Law with respect to any Pool Receivable or the related Contract; or the failure of any Pool Receivable or the related Contract to conform to any such Applicable Law;

(iv)          any failure of the Initial Servicer to perform in all material respects any of its duties or obligations under any Contract related to any Receivable;

(v)           any failure by any Exela Party to obtain any Obligor’s consent to any transfer, sale or assignment of any rights and duties under a Contract that requires the Obligor thereunder to consent to any such transfer, sale or assignment of any rights and duties thereunder;

(vi)          the commingling of Collections of Pool Receivables at any time with other funds (other than other Collections of Collateral);

(vii)         any failure of the Initial Servicer to comply with its covenants, obligations and agreements contained in this Agreement or any other Transaction Document;

(viii)         any liability of the Borrower under Section 5.03 or resulting from a breach by the Borrower of the representations and warranties set forth in Section 7.01(z) or Section 7.01(aa) or the covenants set forth in Section 8.01(o), Section 8.03(k), Section 9.05(a)(ii) or Section 9.05(a)(iii).

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(b)            If for any reason the foregoing indemnification is unavailable to any Initial Servicer Indemnified Party or insufficient to hold it harmless, then the Initial Servicer shall contribute to such Initial Servicer Indemnified Party the amount paid or payable by such Initial Servicer Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative economic interests of the Initial Servicer and its Affiliates on the one hand and such Initial Servicer Indemnified Party on the other hand in the matters contemplated by this Agreement as well as the relative fault of the Initial Servicer and its Affiliates and such Initial Servicer Indemnified Party with respect to such loss, claim, damage or liability and any other relevant equitable considerations. The reimbursement, indemnity and contribution obligations of the Initial Servicer under this Section shall be in addition to any liability which the Initial Servicer may otherwise have, shall extend upon the same terms and conditions to each Initial Servicer Indemnified Party, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Initial Servicer and the Initial Servicer Indemnified Parties.

(c)            Any indemnification or contribution under this Section shall survive the payment in full of the Borrower Obligations and the termination of this Agreement.

For the avoidance of doubt, there shall be no recourse to the Borrower for Initial Servicer Indemnified Amounts other than to the extent expressly provided for in this Agreement or in any other Transaction Document.

ARTICLE XIV

MISCELLANEOUS

SECTION 14.01.            Amendments, Etc.

(a)            No failure on the part of any Credit Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. No amendment or waiver of any provision of this Agreement or consent to any departure by any of the Borrower or any Affiliate thereof shall be effective unless in a writing signed by the Administrative Agent and the Required Lenders (and, in the case of any amendment, also signed by the Borrower), and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (A) no amendment, waiver or consent shall, unless in writing and signed by the Servicer, affect the rights or duties of the Servicer under this Agreement; and (B) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent and each Lender:

(i)            change (directly or indirectly) the definitions of, Borrowing Base Deficit, Defaulted Receivable, Delinquent Receivable, Eligible Receivable, Term Final Maturity Date, Net Pool Balance, Additional Net Pool Balance, Additional Eligible Receivable, Adjusted Net Pool Balance, Eligible Receivable or Required Reserves, contained in this Agreement, or change the calculation of the Borrowing Base;

(ii)           reduce the amount of principal or Interest that is payable on account of any Loan or with respect to any other Credit Extension or delay any scheduled date for payment thereof;

(iii)          change any Event of Default or Initial Servicer Replacement Event;

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(iv)           release all or a material portion of the Collateral from the Administrative Agent’s security interest created hereunder;

(v)            release the Performance Guarantor from all or a material portion of its obligations under the Performance Guaranty or terminate the Performance Guaranty;

(vi)           change any of the provisions of this Section 14.01 or the definition of “Required Lenders”;

(vii)          change the order of priority in which Collections are applied pursuant to Section 4.01;

(viii)         amend, modify, terminate or waive any provision of Section 6.02 with regard to any Credit Extension without the consent of Required Lenders; or

(ix)            alter the required application of any repayments or prepayments as between Classes without the consent of Required Lenders.

Notwithstanding the foregoing, (A) no amendment, waiver or consent shall increase any Lender’s Commitment hereunder without the consent of such Lender and (B) no amendment, waiver or consent shall reduce any Fees payable by the Borrower to any Lender or delay the dates on which any such Fees are payable, in either case, without the consent of such Lender.

SECTION 14.02.            Notices, Etc. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile communication and e-mail) and faxed, emailed or delivered, to each party hereto, at its address set forth under its name on Schedule III hereto or at such other address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by (i) facsimile shall be effective when sent (and shall be followed by hard copy sent by regular mail), (ii) e-mail shall be effective when transmitted to an e-mail address and (iii) notices and communications sent by other means shall be effective when received; provided that notices and communications to the Administrative Agent shall not be effective until received by the Administrative Agent and all notices from or to a Credit Party shall be sent through the Administrative Agent.

SECTION 14.03.            Successors and Assigns; Participations.

(a)            Right to Assign. Each Lender shall have the right at any time to sell, assign or transfer all or a portion of its rights and obligations under this Agreement, including, without limitation, all or a portion of its Commitment or Loans owing to it or other Borrower Obligations (provided, however, that each such assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any Loan and any related Commitments):

(i)            to any Person meeting the criteria of clause (i) of the definition of the term of “Eligible Assignee” upon the giving of notice to the Borrower and the Administrative Agent; and

(ii)          to any Person otherwise constituting an Eligible Assignee with the consent of each of the Administrative Agent and the Borrower (in each case, not to be unreasonably withheld or delayed); provided, that (i) no consent of the Borrower shall be required if an Event of Default has occurred and is continuing and (ii) unless an Event of Default shall exists, no assignment may be made to an Ineligible Institution; provided, each such assignment hereunder shall be in an aggregate amount of not less than $1,000,000 (or such lesser amount as may be agreed to by the Borrower and the Administrative Agent or as shall constitute the aggregate amount of the Commitments of the assigning Lender) with respect to the assignment of the Commitments and Loans. Notwithstanding anything to the contrary contained in this Agreement, (a) the Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to an Ineligible Institution and (b) the Borrower and the Lenders acknowledge and agree that the Administrative Agent shall have no responsibility or obligation to determine whether any Lender or potential Lender is an Ineligible Institution and that the Administrative Agent shall have no liability with respect to any assignment or participation made to an Ineligible Institution.

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(b)            Conditions to Assignment. Assignments shall be subject to the following additional conditions:

(i)            the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance Agreement, together with (unless waived by the Administrative Agent in its sole discretion) a processing and recordation fee of $3,500; and

(ii)           the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent all documentation and other information reasonably determined by the Administrative Agent to be required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

(c)            Register. The Administrative Agent shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain at one of its offices a copy of each Assignment and Acceptance Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders, the Commitment of each Lender and the aggregate outstanding principal (and stated interest) of the Loans of each Lender from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Initial Servicer, the Administrative Agent, the Lenders, and the other Credit Parties shall treat each Person whose name is recorded in the Register as a Lender under this Agreement for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, the Initial Servicer, or any Lender at any reasonable time and from time to time upon reasonable prior written notice.

(d)            Procedure. Upon its receipt of an Assignment and Acceptance Agreement executed and delivered by an assigning Lender and an Eligible Assignee or assignee Lender, the processing fee and the “know your customer” information reasonably requested by the Administrative Agent, the Administrative Agent shall, if such Assignment and Acceptance Agreement has been duly completed, (i) accept such Assignment and Acceptance Agreement, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower and the Initial Servicer.

(e)            Representations and Warranties of Assignee. Each Lender, upon execution and delivery hereof or upon executing and delivering an Assignment and Acceptance Agreement, as the case may be, represents and warrants as of the Closing Date or as of the applicable Effective Date (as defined in the applicable Assignment and Acceptance Agreement) that (i) it is an Eligible Assignee; (ii) it has experience and expertise in the making of or investing in commitments or loans such as the applicable Commitments or Loans, as the case may be; (iii) it will make or invest in, as the case may be, its Commitments or Loans for its own account in the ordinary course of its business and without a view to distribution of such Commitments or Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this Section 14.03(d), the disposition of such Commitments or Loans or any interests therein shall at all times remain within its exclusive control); and (iv) such Lender does not own or control, or own or control any Person owning or controlling, any trade debt or Debt of any Exela Party other than the Borrower Obligations or any Capital Stock of any Exela Party.

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(f)            Effect of Assignment. Subject to the terms and conditions of this Section 14.03, as of the later (i) of the “Effective Date” specified in the applicable Assignment and Acceptance Agreement or (ii) the date such assignment is recorded in the Register: (A) the assignee thereunder shall have the rights and obligations of a “Lender” hereunder to the extent such rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance Agreement and shall thereafter be a party hereto and a “Lender” for all purposes hereof; (B) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned thereby pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination of this Agreement) and be released from its obligations hereunder (and, in the case of an Assignment and Acceptance Agreement covering all or the remaining portion of an assigning Lender’s rights and obligations hereunder, such Lender shall cease to be a party hereto; provided, anything contained in any of the Transaction Documents to the contrary notwithstanding, such assigning Lender shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising out of the prior involvement of such assigning Lender as a Lender hereunder); and (C) the Commitments shall be modified to reflect the Commitment of such assignee and any Commitment of such assigning Lender, if any.

(g)            Participations. Each Lender shall have the right at any time to sell one or more participations to any Person (other than any Exela Party or any of its Affiliates) in all or any part of its Commitments, Loans or in any other Borrower Obligation. The holder of any such participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except with respect to any amendment, modification or waiver that would (i) extend the final scheduled maturity of any Loan in which such participant is participating, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Initial Servicer Replacement Event, Amortization Event, Unmatured Event of Default or Event of Default or of a mandatory reduction in the Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant’s participation is not increased as a result thereof), (ii) consent to the assignment or transfer by any Exela Party of any of its rights and obligations under this Agreement, or (iii) release all or substantially all of the Collateral under the Transaction Documents (in each case, except as expressly provided in the Transaction Documents) supporting the Loans hereunder in which such participant is participating. The Borrower agrees that each participant shall be entitled to the benefits of Article V to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to the terms of this Agreement; provided, a participant that would not be a U.S. Person if it were a Lender shall not be entitled to the benefits of Section 5.03, unless, at the time such participant is claiming such benefits, the Borrower is notified of the participation sold to such participant and such participant agrees, for the benefit of the Borrower, to comply with Section 5.03 as though it were a Lender. To the extent permitted by law, each participant also shall be entitled to the benefits of Section 5.03 as though it were a Lender, provided such Participant agrees to be subject to Section 5.03 as though it were a Lender.

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(h)            Participant Register. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the participant Register (including the identity of any participant or any information relating to a participant’s interest in any Commitments, Loans, or its other obligations under any this Agreement) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and Section 1.163-5(b)(1) of the United States Proposed Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(i)            Assignments by Agents. This Agreement and the rights and obligations of the Administrative Agent herein shall be assignable by the Administrative Agent; provided that in the case of an assignment to a Person that is not an Affiliate of the Administrative Agent, so long as no Event of Default or Unmatured Event of Default has occurred and is continuing, such assignment shall require the Borrower’s consent (not to be unreasonably withheld, conditioned or delayed).

(j)            Assignments by the Borrower or the Servicer. Neither the Borrower nor, except as provided in Section 9.01, the Servicer may assign any of its respective rights or obligations hereunder or any interest herein without the prior written consent of the Administrative Agent and each Lender (such consent to be provided or withheld in the sole discretion of such Person).

(k)            Pledge to a Federal Reserve Bank. In addition to any other assignment permitted pursuant to this Section 14.03, any Lender may assign, pledge and/or grant a security interest in, all or any portion of its Loans and the other Borrower Obligations owed by or to such Lender to secure obligations of such Lender or any of its Affiliates to any Person providing any loan, letter of credit or other extension of credit or financial arrangement to or for the account of such Lender or any of its Affiliates and any agent, trustee or representative of such Person (without the consent of, or notice to, or any other action by, any other party hereto), including, without limitation, any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank; provided, no Lender, as between the Borrower and such Lender, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge; provided further, in no event shall such Person, agent, trustee or representative of such Person or the applicable Federal Reserve Bank be considered to be a “Lender” or “Agent” or be entitled to require the assigning Lender or the Administrative Agent to take or omit to take any action hereunder.

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SECTION 14.04.            Costs and Expenses. In addition to the rights of indemnification granted under Section 13.01 hereof, whether or not the transactions contemplated hereby shall be consummated, the Borrower agrees to pay promptly (a) all of each Credit Party’s and Administrative Agent’s actual and reasonable costs and expenses of preparation of the Transaction Documents and any consents, amendments, waivers or other modifications thereto; (b) all the reasonable fees, expenses and disbursements of counsel to each Credit Party and Administrative Agent in connection with the negotiation, preparation, execution and administration of the Transaction Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by the Borrower; (c) all the actual costs and reasonable expenses of creating and perfecting security interests in favor of Administrative Agent, for the benefit of Secured Parties, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums and reasonable fees, expenses and disbursements of counsel to each Credit Party and Administrative Agent and of counsel providing any opinions that any Credit Party may request in respect of the Collateral or security interests created pursuant to the Transaction Documents; (d) all of each Credit Party’s and Administrative Agent’s actual costs and reasonable fees, expenses for, and disbursements of any of such Credit Party’s or Administrative Agent’s auditors, accountants, consultants or appraisers whether internal or external, and all reasonable attorneys’ fees (including allocated costs of internal counsel and expenses and disbursements of outside counsel) incurred by each Credit Party and the Administrative Agent; (e) all the actual costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any appraisers, consultants, advisors and agents employed or retained by Administrative Agent and its counsel) in connection with the custody or preservation of any of the Collateral; (f) all the actual costs and reasonable expenses of the Credit Parties, Administrative Agent and Lenders in connection with the attendance at any meetings in connection with this Agreement and the other Transaction Documents; (g) all other actual and reasonable costs and expenses incurred by each Credit Party and Administrative Agent in connection with the syndication of the Loans and Commitments and the negotiation, preparation and execution of the Transaction Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; and (h) after the occurrence of an Initial Servicer Replacement Event, Unmatured Event of Default or an Event of Default, all costs and expenses, including reasonable attorneys’ fees (including allocated costs of internal counsel) and costs of settlement, incurred by any Credit Party, Administrative Agent and Lenders in enforcing any Borrower Obligations of or in collecting any payments due from any Exela Party hereunder or under the other Transaction Documents by reason of such Initial Servicer Replacement Event, Unmatured Event of Default or Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Transaction Documents) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work out” or pursuant to any insolvency or bankruptcy cases or proceedings.

SECTION 14.05.            No Proceedings. Each of the Servicer, each Credit Party and each assignee of a Loan or any interest therein, hereby covenants and agrees that it will not institute against, or join any other Person in instituting against, any Bankruptcy Remote Entity any Event of Bankruptcy until one year and one day after the Final Payout Date; provided, that the Administrative Agent may take any such action in its sole discretion following the occurrence of an Event of Default.

SECTION 14.06.            Confidentiality.

(a)            Administrative Agent and each other Credit Party shall hold all non-public information regarding the Exela Parties and their businesses identified as such by such Exela Party and obtained by such Credit Party from such Exela Party pursuant to the requirements hereof in accordance with such Credit Party’s customary procedures for handling confidential information of such nature, it being understood and agreed by the Exela Parties that, in any event, any Credit Party may make (i) disclosures of such information to Affiliates of such Credit Party and to their agents, advisors, directors, officers, financing sources, partners, managers and shareholders (and to other persons authorized by a Credit Party to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 14.06), (ii) disclosures of such information reasonably required by any bona fide or potential assignee, transferee or participant in connection with the contemplated assignment, transfer or participation by any such Credit Party of any Loans or any participations therein, (iii) disclosure to any rating agency when required by it, provided that, prior to any disclosure, such rating agency shall undertake in writing to preserve the confidentiality of any confidential information relating to the Exela Parties received by it from any of the Credit Parties, (iv) disclosure to any Credit Party’s financing sources, provided that prior to any disclosure, such financing source is informed of the confidential nature of the information, (v) disclosures of such information to any investors, members and partners of any Credit Party or their Affiliates, provided that prior to any disclosure, such investor or partner is informed of the confidential nature of the information, and (vi) disclosure required or requested in connection with any public filings, whether pursuant to any securities laws or regulations or rules promulgated therefor (including the Investment Company Act or otherwise) or representative thereof or by the National Association of Insurance Commissioners (and any successor thereto) or pursuant to legal or judicial process; provided, unless specifically prohibited by applicable law or court order, each Credit Party shall make reasonable efforts to notify the Borrower of any request by any Governmental Authority or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of such Credit Party by such Governmental Authority) for disclosure of any such non-public information prior to disclosure of such information. Notwithstanding the foregoing, on or after the Closing Date, any Credit Party may, at its own expense issue news releases and publish “tombstone” advertisements and other announcements relating to this transaction in newspapers, trade journals and other appropriate media (which may include use of logos of one or more of the Exela Parties)(collectively, “Trade Announcements”). No Exela Party shall issue any Trade Announcement or disclose to any Person, the terms of this Agreement or the AG Fee Letter (including any fees payable in connection with this Agreement, the AG Fee Letter or any other Transaction Document) or the identity of the Administrative Agent or any other Credit Party except (A) disclosures required by applicable law, regulation, legal process or the rules of the Securities and Exchange Commission or (B) with the prior approval of Administrative Agent and such other Credit Party.

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SECTION 14.07.            GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE PERFECTION, THE EFFECT OF PERFECTION OR PRIORITY OF THE INTERESTS OF ADMINISTRATIVE AGENT OR ANY CREDIT PARTY IN THE COLLATERAL IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

SECTION 14.08.            Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart hereof by facsimile or other electronic means shall be equally effective as delivery of an originally executed counterpart.

SECTION 14.09.            Integration; Binding Effect; Survival of Termination. This Agreement and the other Transaction Documents contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until the Final Payout Date; provided, however, that the provisions of Sections 3.08, 3.09, 3.10, 5.01, 5.02, 5.03, Article XI, 12.04, 13.01, 13.02, 14.04, 14.05, 14.06, 14.09, 14.11 and 14.13 shall survive the payment in full of the Borrower Obligations and the termination of this Agreement.

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SECTION 14.10.            CONSENT TO JURISDICTION.

(a)            ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST BORROWER OR SERVICER ARISING OUT OF OR RELATING HERETO OR ANY OTHER TRANSACTION DOCUMENT, OR ANY OF THE BORROWER OBLIGATIONS, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH OF BORROWER AND SERVICER, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NON-EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO IT AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 14.02 IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER IT IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (IV) AGREES THAT CREDIT PARTIES RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST IT IN THE COURTS OF ANY OTHER JURISDICTION.

(b)            EACH OF THE BORROWER AND THE SERVICER CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO IT AT ITS ADDRESS SPECIFIED IN SECTION 14.02. NOTHING IN THIS SECTION 14.10 SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY OTHER CREDIT PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

SECTION 14.11.            WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER TRANSACTION DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 14.11 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER TRANSACTION DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

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SECTION 14.12.            Ratable Sharing. The Lenders hereby agree among themselves that, except as otherwise provided in the Transaction Documents with respect to amounts realized from the exercise of rights with respect to security interests in the Collateral, if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms hereof), through the exercise of any right of set off or banker’s lien, by counterclaim or cross action or by the enforcement of any right under the Transaction Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to such Lender hereunder or under the other Transaction Documents (collectively, the “Aggregate Amounts Due” to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (a) notify Administrative Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided, if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of the Borrower or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Borrower expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker’s lien, set off or counterclaim with respect to any and all monies owing by Borrower to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

SECTION 14.13.            Limitation of Liability.

(a)            No claim may be made by the Borrower or any Affiliate thereof or any other Person against any Credit Party or their respective Affiliates, members, directors, officers, employees, incorporators, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any other Transaction Document, or any act, omission or event occurring in connection herewith or therewith; and each of the Borrower and the Servicer hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor. None of the Credit Parties and their respective Affiliates shall have any liability to the Borrower or any Affiliate thereof or any other Person asserting claims on behalf of or in right of the Borrower or any Affiliate thereof in connection with or as a result of this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby, except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Borrower or any Affiliate thereof result from gross negligence or willful misconduct of such Credit Party in performing its duties and obligations hereunder and under the other Transaction Documents to which it is a party.

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(b)            The obligations of the Administrative Agent and each of the other Credit Parties under this Agreement and each of the Transaction Documents are solely the corporate obligations of such Person. No recourse shall be had for any obligation or claim arising out of or based upon this Agreement or any other Transaction Document against any member, director, officer, employee or incorporator of any such Person.

SECTION 14.14.            Intent of the Parties. The parties hereto have structured this Agreement with the intention that the Loans and the obligations of the Borrower hereunder will be treated, for purposes of United States federal income tax and applicable state, local and foreign tax measured by net income, as debt (the “Intended Tax Treatment”). The Borrower, the Initial Servicer, the Administrative Agent and the other Credit Parties agree not to file any income tax return, and not to take any action, inconsistent with the Intended Tax Treatment unless required by law. Each assignee and each Participant acquiring an interest in a Credit Extension, by its acceptance of such assignment or participation, agrees to comply with the immediately preceding sentence.

SECTION 14.15.            USA Patriot Act. Each of the Administrative Agent and each of the other Credit Parties hereby notifies the Borrower and the Servicer that pursuant to the requirements of the PATRIOT Act it may be required to obtain, verify and record information that identifies each Exela Party, which information includes the name and address of the Exela Parties and other information that will allow such Credit Party or the Administrative Agent, as applicable, to identify the Exela Parties in accordance with the PATRIOT Act.

SECTION 14.16.            Right of Setoff. Each Credit Party is hereby authorized (in addition to any other rights it may have), at any time during the continuance of an Event of Default, to setoff, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by such Credit Party (including by any branches or agencies of such Credit Party) to, or for the account of: (a) the Borrower against amounts owing by the Borrower hereunder (even if contingent or unmatured) or (b) the Initial Servicer against amounts owing by the Initial Servicer hereunder (even if contingent or unmatured); provided that such Credit Party shall notify the Borrower or the Initial Servicer, as applicable, promptly following such setoff.

SECTION 14.17.            Severability. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 14.18.            Mutual Negotiations. This Agreement and the other Transaction Documents are the product of mutual negotiations by the parties thereto and their counsel, and no party shall be deemed the draftsperson of this Agreement or any other Transaction Document or any provision hereof or thereof or to have provided the same. Accordingly, in the event of any inconsistency or ambiguity of any provision of this Agreement or any other Transaction Document, such inconsistency or ambiguity shall not be interpreted against any party because of such party’s involvement in the drafting thereof.

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SECTION 14.19.            Captions and Cross References. The various captions (including the table of contents) in this Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement. Unless otherwise indicated, references in this Agreement to any Section, Schedule or Exhibit are to such Section Schedule or Exhibit to this Agreement, as the case may be, and references in any Section, subsection, or clause to any subsection, clause or subclause are to such subsection, clause or subclause of such Section, subsection or clause.

SECTION 14.20.            Judgment Currency. This is an international financial transaction in which the specification of a currency and payment in Illinois is of the essence. U.S. Dollars shall be the currency of account in the case of all payments pursuant to or arising under this Agreement or under any other Transaction Document, and all such payments shall be made to the Administrative Agent in Illinois in immediately available funds. To the fullest extent permitted by Applicable Law, the obligations of any Exela Party to the Credit Parties under this Agreement and under the other Transaction Documents shall not be discharged by any amount paid in any other currency or in a place other than to the Administrative Agent in Illinois to the extent that the amount so paid after conversion under this Agreement and transfer to Illinois does not yield the amount of U.S. Dollars in Illinois due under this Agreement and under the other Transaction Documents. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder in U.S. Dollars into an Alternative Currency, to the fullest extent permitted by applicable law, the rate of exchange used shall be that at which Administrative Agent could, in accordance with normal procedures, purchase U.S. Dollars with the Alternative Currency on the Business Day preceding that on which final judgment is given. The obligation of each Exela Party in respect of any such sum due from it to the Credit Parties hereunder shall, notwithstanding any judgment in such Alternative Currency, be discharged only to the extent that, on the Business Day immediately following the date on which Administrative Agent receives any sum adjudged to be so due in the Alternative Currency, Administrative Agent may, in accordance with normal banking procedures, purchase U.S. Dollars with the Alternative Currency. If the U.S. Dollars so purchased are less than the sum originally due to the Credit Parties in U.S. Dollars, each Exela Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Credit Parties against such loss, and if the U.S. Dollars so purchased exceed the sum originally due to the Credit Parties in Dollars, the Credit Parties agrees to remit to the Exela Parties such excess.

SECTION 14.21.            No Fiduciary Duty. Each Affected Person may have economic interests that conflict with those of the Exela Parties and their Affiliates (collectively, solely for purposes of this paragraph, the “Loan Parties”). Each Affected Person and each Loan Party agrees that nothing in the Transaction Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty of any Affected Person and its Related Parties to any Loan Party and its Related Parties.  Each Loan Party and each Affected Person acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Loan Party agrees that it will not claim that any Affected Person or their Related Parties has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Loan Party, in connection with such transaction or the process leading thereto.  In addition, no Affected Person shall claim that Guggenheim Securities, LLC has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Affected Person in connection with such transaction or the process leading thereto. For purposes of this section, “Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the directors, officers, shareholders, partners, trustees, employees, agents, administrators, managers, representatives and advisors of such Person and of such Person’s Affiliates.

119

SECTION 14.22.            Limited Recourse. Except as otherwise set forth in any Transaction Document, the obligations of the Borrower under this Agreement and the other Transaction Documents to which it is a party shall be payable out of the assets of the Borrower and shall be obligations of the Borrower.  No recourse shall be had for the payment of any amount owing by the Borrower in respect of this Agreement or the other Transaction Documents or for the payment of any fee hereunder or for any other obligation or claim arising out of or based upon this Agreement against the Servicer or any Affiliate of any of the foregoing (other than the Borrower or the Pledgor), or any stockholder, employee, officer, director, incorporator or beneficial owner of any of the foregoing; provided, however, that the foregoing shall not in any manner affect, limit or waive any of the obligations of the Servicer or any Affiliate (including, for the avoidance of doubt, the Originators and IP Licensee) of any of the foregoing that such Person may have under any Transaction Document.

[Signature Pages Follow]

120

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

EXELA RECEIVABLES 3, LLC, as the Borrower

By:	/s/ Shrikant Sortur
Name: Shrikant Sortur
Title: Chief Financial Officer

EXELA TECHNOLOGIES, INC., as the Initial Servicer

By:	/s/ Shrikant Sortur
Name: Shrikant Sortur
Title: Chief Financial Officer

S-1	Loan and Security Agreement

Alter Domus (US) LLC, as Administrative Agent

By:	/s/ Jon Kirschmeier
Name: Jon Kirschmeier
Title: Associate Counsel

S-1	Loan and Security Agreement

ANGELO, GORDON & CO., as Lender Representative

By:	/s/ Frank Stadelmaier
Name:	Frank Stadelmaier
Title:	Authorized Signatory

[LENDERS]

By:
Name:
Title:

S-1	Loan and Security Agreement

EXHIBIT A
Form of Loan Request

[Letterhead of Borrower]

[Date]

Alter Domus (US) LLC
225 W. Washington Street, 9th Floor
Chicago, Illinois 60606
Attention: Legal Department and Lisa Schutz
Email: legal@alterdomus.com and lisa.schutz@alterdomus.com

[Lenders]

Re:       [Loan Request]

Ladies and Gentlemen:

Reference is hereby made to that certain Loan and Security Agreement, dated as of December 10, 2020 among Exela Receivables 3, LLC (the “Borrower”), Exela Technologies, Inc., as Initial Servicer (the “Initial Servicer”), the Lenders party thereto, the Lenders party thereto and Alter Domus (US) LLC, as Administrative Agent (in such capacity, the “Administrative Agent”) (as amended, supplemented or otherwise modified from time to time, the “Agreement”). Capitalized terms used in this [Loan Request] and not otherwise defined herein shall have the meanings assigned thereto in the Agreement.

This letter constitutes a Loan Request pursuant to Section 2.02(b) of the Agreement. The Borrower hereby request a Loan in the amount of [$_______] to be made on [_____, 20__]. The proceeds of such Loan should be deposited to [Account number], at [Name, Address and ABA Number of Bank]. After giving effect to such Loan, the Aggregate Loan Amount will be [$_______].

The Borrower hereby represents and warrants as of the date hereof, and after giving effect to such Credit Extension, as follows:

(i)            the representations and warranties of the Borrower and the Initial Servicer contained in Sections 7.01 and 7.02 are true and correct in all material respects on and as of the date of such Credit Extension as though made on and as of such date unless such representations and warranties by their terms refer to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date;

(ii)           no Amortization Event, Event of Default or Unmatured Event of Default has occurred and is continuing, and no Amortization Event, Event of Default or Unmatured Event of Default would result from such Credit Extension; and

(iii)           no Borrowing Base Deficit exists or would exist after giving effect to such Credit Extension.

Exhibit A-1

IN WITNESS WHEREOF, the undersigned has executed this letter by its duly authorized officer as of the date first above written.

Very truly yours,

[_____]]

By:
Name:
Title:

Exhibit A-1

EXHIBIT B
[Form of Assignment and Acceptance Agreement]

Dated as of ___________, 20__

This Assignment and Acceptance (the “Assignment and Acceptance”) is dated as of the Effective Date set forth below and is entered into between the Assignor named below (the “Assignor”) and the Assignee named below (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Loan and Security Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit and guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by the Assignor

1.	Assignor:

2.	Assignee:

3.	Borrower: Exela Receivables 3, LLC

4.	Administrative Agent: Alter Domus (US) LLC, as the administrative agent under the Credit Agreement

5.	Credit Agreement: Loan and Security Agreement, dated as of December 10, 2020 (as may be amended, amended and restated, and modified from time to time, the “Credit Agreement”) among the Borrower, Initial Servicer, the Lenders party thereto, and Administrative Agent.

Exhibit B-2

6.	Assigned Interest[s]

Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[1]
$	$		%
$	$		%
$	$		%

Effective Date of this Assignment and Acceptance Agreement: [__________][TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

_(Signature Pages Follow)

1 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders.

Exhibit B-2

ASSIGNOR: [_________]

By:
Name:
Title

ASSIGNEE:	[_________]

By:
Name:
Title:

[Address]

Accepted as of date first above written:

Alter Domus (US) LLC,

as Administrative Agent

By:
Name:
Title:

[_____],

as Borrower

By:
Name:
Title:]

Exhibit B-2

ANNEX 1 TO ASSIGNMENT AND ACCEPTANCE

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender and (v) if it is not an existing Lender, shall deliver to the Administrative Agent all “know your customer” as requested by the Administrative Agent and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

2. Documentation. The Assignor and Assignee shall deliver to the Administrative Agent a fully-executed Assignment and Acceptance, the applicable “know your customer” documentation as reasonably requested by the Administrative Agent, if applicable, and the processing and recordation fee in the amount of $3,500 unless waived by the Administrative Agent, in its sole discretion.

3. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

4. General Provisions. This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by email or telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance. This Assignment and Acceptance shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT C
[Form of Notice of Conversion/Continuation]

FORM OF CONVERSION/CONTINUATION NOTICE

Date: ___________, _____

To:	Alter Domus (US) LLC 225 W. Washington Street, 9th Floor Chicago, Illinois 60606 Attention: Legal Department and Lisa Schutz Email: legal@alterdomus.com and lisa.schutz@alterdomus.com

Ladies and Gentlemen:

Reference is hereby made to that certain Loan and Security Agreement, dated as of December 10, 2020 among Exela Receivables 3, LC (the “Borrower”), Exela Technologies, Inc., as Initial Servicer (the “Initial Servicer”), the Lenders party thereto and Alter Domus (US) LLC, as Administrative Agent (in such capacity, the “Administrative Agent”) (as amended, supplemented or otherwise modified from time to time, the “Agreement”). Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement.

Pursuant to Section 2.03 of the Credit Agreement, the Borrower is requesting a [conversion of Loans from one Type to the other][continuation of LIBOR Rate Loans] on the terms set forth below:

1.           [Option 1] [Base Rate Loans] [LIBOR Rate Loans] to be converted to [Base Rate Loans][LIBOR Rate Loans].

[Option 2] [LIBOR Rate Loans] to be continued.

2.            Effective as of ___________________________ (which shall be a Business Day).

3.            In the principal amount of $ __________________.1

4.            With an Interest Period of [       ] months.2

[The remainder of this page is intentionally left blank.]

1 Each conversion to or continuation of LIBOR Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Each conversion to Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof.

2 Include only for a continuation of, or conversion to, LIBOR Rate Loans.

Exhibit C-1

IN WITNESS WHEREOF, the undersigned has executed this letter by its duly authorized officer as of the date first above written.

Very truly yours,

[_____]

By:
Name:
Title:

Exhibit C-2

EXHIBIT D
Credit and Collection Policy*

Exhibit D

EXHIBIT E

Form of Information Package*

Exhibit E

EXHIBIT F

Form of Compliance Certificate

To: Alter Domus (US) LLC, as Administrative Agent

This Compliance Certificate is furnished pursuant to that certain Loan and Security Agreement, dated as of December 10, 2020 among Exela Receivables 3, LLC (the “Borrower”), Exela Technologies, Inc., as Initial Servicer (the “Initial Servicer”), the Lenders party thereto and Alter Domus (UC) LLC, as Administrative Agent (in such capacity, the “Administrative Agent”) (as amended, supplemented or otherwise modified from time to time, the “Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1.            I am the duly elected ________________of Exela Technologies, Inc. (the “Parent”).

2.            I have reviewed the terms of the Agreement and each of the other Transaction Documents and I have made, or have caused to be made under my supervision, a detailed review of the transactions and condition of the Borrower during the accounting period covered by the attached financial statements.

3.            The examinations described in paragraph 2 above did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Initial Servicer Replacement Event, Amortization Event, an Event of Default or an Unmatured Event of Default, as each such term is defined under the Agreement, during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate[, except as set forth in paragraph 5 below].

4.            Schedule I attached hereto sets forth financial statements of the Parent and its Subsidiaries for the period referenced on such Schedule I.

[5.           Described below are the exceptions, if any, to paragraph 3 above by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Borrower has taken, is taking, or proposes to take with respect to each such condition or event:]

Exhibit F -2

The foregoing certifications are made and delivered this ______ day of ___________________, 20___.

Exela TECHNOLOGIES, INC.

By:
Name:
Title:

Exhibit F -2

SCHEDULE I TO COMPLIANCE CERTIFICATE

This schedule relates to the month ended: __________________.

A.           Schedule of Compliance as of ______________, 20__ with Section 8.05(a) of the Agreement. Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

B.            The following financial statements of the Parent and its Subsidiaries for the period ending on ______________, 20__, are attached hereto:

Exhibit F -3

EXHIBIT G

Closing Date Memorandum*

Exhibit G-1

EXHIBIT H

Form of Interim Report*

Exhibit H-1

EXHIBIT I

Parent Change of Control

A “Parent Change of Control” shall be deemed to occur if:

(a)          any person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act, but excluding any employee benefit plan of such person, entity or “group” and its subsidiaries and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than the Permitted Holders (or any holding company parent of the Borrower owned directly or indirectly by the Permitted Holders), shall at any time have acquired direct or indirect beneficial ownership (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act) of voting power of the outstanding Capital Stock of Exela Intermediate LLC having more than the greater of (A) 35% of the ordinary voting power for the election of directors of Exela Intermediate LLC and (B) the percentage of the ordinary voting power for the election of directors of Exela Intermediate LLC owned in the aggregate, directly or indirectly, beneficially, by the Permitted Holders, unless in the case of this clause (a), the Permitted Holders have, at such time, the right or the ability by voting power, contract or otherwise to elect or designate for election at least a majority of the members of the board of directors of Exela Intermediate LLC; or

(b)          a “Change in Control” (as defined in (i) the Notes Indenture until the discharge or the redemption of the same, (ii) the Credit Agreement, (iii) any indenture or credit agreement in respect of refinancing Debt permitted under the Existing Specified Secured Debt Documents (as in effect on the date hereof) with respect to the notes constituting Debt in an amount exceeding $75,000,0000 or (iv) any indenture or credit agreement in respect of any junior financing constituting Debt in an amount exceeding $75,000,0000) shall have occurred; or

(c)          Exela Intermediate Holdings LLC shall fail to own, directly or indirectly, beneficially and of record, 100% of the issued and outstanding Equity Interests of Exela Intermediate LLC.

For purposes of this definition:

(i) no person or “group” will be deemed to have beneficial ownership of any securities that such person or “group” has the right to acquire or vote only upon the happening of any future event or contingency (including the passage of time)that has not yet occurred;

(ii) the provisions of Rule 13d-3(b) shall be disregarded for all purposes of determining beneficial ownership and

(iii) Unless otherwise defined in the Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Investor” shall mean, collectively, investment funds managed by Affiliates of Apollo Global Management, LLC, investment funds managed by Affiliates of HandsOn Global Management, LLC, and other co-investors in the Equity Interests of Parent as of the Closing Date.

Exhibit I-2

“Investor Affiliates” shall mean each Affiliate of the Investors that is neither a “portfolio company” (which means a company actively engaged in providing goods or services to unaffiliated customers), whether or not controlled, nor a company controlled by a “portfolio company”.

“Management Group” shall mean the group consisting of the directors, executive officers and other management personnel of the Borrower, Holdings or any Parent Entity, as the case may be, on the Closing Date after giving effect to the Transactions together with (a) any new directors whose election by such Boards of Directors or whose nomination for election by the shareholders of Exela Intermediate LLC or any direct or indirect owner of Exela Intermediate LLC, as the case may be, was approved by a vote of a majority of the directors of Exela Intermediate LLC or any direct or indirect owner of Exela Intermediate LLC, as the case may be, then still in office who were either directors on July 12, 2017 or whose election or nomination was previously so approved and (b) executive officers and other management personnel of Exela Intermediate LLC or any direct or indirect owner of Exela Intermediate LLC, as the case may be, hired at a time when the directors on July 12, 2017, together with the directors previously so approved constituted a majority of the directors of Exela Intermediate LLC or any direct or indirect owner of Exela Intermediate LLC, as the case may be.

“Permitted Holders” shall mean, at any time, each of (i) the Investors and the Investor Affiliates (excluding any of their portfolio companies), (ii) the Management Group, (iii) any Person that has no material assets other than the Capital Stock of the Exela Intermediate LLC or any direct or indirect parent of Exela Intermediate LLC and that, directly or indirectly, holds or acquires beneficial ownership of 100% on a fully diluted basis of the total voting power of the Capital Stock of Exela Intermediate LLC, and of which no other Person or “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act as in effect on the date hereof), other than any of the other Permitted Holders specified in clauses (i), (ii) and (iii), beneficially owns more than 50% on a fully diluted basis of the total voting power of the Capital Stock thereof and (iv) any “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act as in effect on the date hereof) the members of which include any of the other Permitted Holders specified in clauses (i), (ii) and (iii) above and that, directly or indirectly, hold or acquire beneficial ownership of the Capital Stock of Exela Intermediate LLC (a “Permitted Holder Group”), so long as (1) each member of the Permitted Holder Group has voting rights proportional to the percentage of ownership interests held or acquired by such member and (2) no Person or other “group” (other than the other Permitted Holders specified in clauses (i), (ii) and (iii) above) beneficially owns more than 50% on a fully diluted basis of the Capital Stock held by the Permitted Holder Group. Any Person or group whose acquisition of beneficial ownership constitutes a Parent Change of Control in respect of an offer made in accordance with the requirements of the Existing Specified Secured Debt Documents (as in effect on the date hereof) will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

Exhibit I-2

Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been redacted.

EXHIBIT J-1

Contracts:

[***]

Exhibit J-1

Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been redacted.

EXHIBIT J-2

Contracts:

[***]

Exhibit J-2

EXHIBIT K-1

Form of First Tier Receivables Purchase and Sale Agreement*

[Executed version filed as Exhibit 10.2 to this Current Report of Form 8-K]

Exhibit K-1

EXHIBIT K-2

Form of First Tier Inventory Purchase and Sale Agreement

Exhibit K-2

EXHIBIT K-2

FIRST TIER INVENTORY PURCHASE AND SALE AGREEMENT

dated as of [●]

between

EXELA TECHNOLOGIES, INC.,

as Initial Servicer,

and the

ORIGINATORS FROM TIME TO TIME PARTY HERETO,

as Originators

and

EXELA RECEIVABLES 3 HOLDCO, LLC

as Buyer

Page

ARTICLE I DEFINITIONS AND RELATED MATTERS	1

SECTION 1.01.	Defined Terms	1

SECTION 1.02.	Other Interpretive Matters	3

ARTICLE II AGREEMENT TO PURCHASE, SELL AND CONTRIBUTE	3

SECTION 2.01.	Purchase, Sale and Contribution	3

SECTION 2.02.	Timing of Purchases, Sales and Contributions	3

SECTION 2.03.	Payment of Purchase Price	3

SECTION 2.04.	[Reserved]	3

SECTION 2.05.	No Recourse or Assumption of Obligations	3

ARTICLE III ADMINISTRATION AND COLLECTION	4

SECTION 3.01.	Exela to Act as Servicer	4

SECTION 3.02.	Further Assurances	4

SECTION 3.03.	Reconveyance Under Certain Circumstances	5

ARTICLE IV REPRESENTATIONS AND WARRANTIES	5

SECTION 4.01.	Mutual Representations and Warranties	5

SECTION 4.02.	Additional Representations and Warranties of Each Originator	6

ARTICLE V GENERAL COVENANTS	9

SECTION 5.01.	Mutual Covenants	9

SECTION 5.02.	Additional Covenants of Each Originator	10

SECTION 5.03.	Reporting Requirements	11

SECTION 5.04.	Negative Covenants of Each Originator	13

ARTICLE VI TERMINATION OF PURCHASES	15

SECTION 6.01.	[Reserved]	15

SECTION 6.02.	Automatic Termination	15

ARTICLE VII INDEMNIFICATION	15

SECTION 7.01.	Each Originator’s Indemnity	15

SECTION 7.02.	Contribution	17

ARTICLE VIII MISCELLANEOUS	18

SECTION 8.01.	Amendments, Etc.	18

SECTION 8.02.	No Waiver; Remedies	18

SECTION 8.03.	Notices, Etc.	18

SECTION 8.04.	Binding Effect; Assignment	19

SECTION 8.05.	Survival	19

-i-

ARTICLE IX JOINDER OF ADDITIONAL ORIGINATORS	22

SECTION 9.01.	Addition of New Originators	22

-ii-

(continued)

Page

ANNEX 1	UCC Details Schedule
ANNEX 2	Notice Information

EXHIBIT 9	Form of Joinder Agreement

-iii-

FIRST TIER INVENTORY PURCHASE AND SALE AGREEMENT

THIS FIRST TIER INVENTORY PURCHASE AND SALE AGREEMENT dated as of [●] (this “Agreement”) is among EXELA TECHNOLOGIES, INC., a Delaware corporation (“Exela”), as initial servicer (in such capacity, the “Initial Servicer”), THE PERSONS IDENTIFIED ON THE SIGNATURE PAGES HERETO AS ORIGINATORS (the “Originators” and each, an “Originator” unless such Person is no longer an affiliate of Exela as set forth in this Agreement), and EXELA RECEIVABLES 3 HOLDCO, LLC, a Delaware limited liability company (the “Buyer”).

BACKGROUND

1.            The Buyer is a special purpose limited liability company, all of the issued and outstanding membership interests of which are owned by the Originators.

2.            Each Originator owns the Transferred Assets in the ordinary course of its businesses.

3.            Each Originator, in order to finance its business, wishes to Convey the Transferred Assets to the Buyer, and the Buyer is willing to purchase or accept such Transferred Assets from such Originator, on the terms and subject to the conditions set forth herein.

4.            Each Originator and the Buyer intend each such Conveyance to be a “true sale” or a “true contribution” or an “absolute assignment” of the Transferred Assets by such Originator to the Buyer, providing the Buyer with the full benefits of ownership of the Transferred Assets, and no Originator nor the Buyer intend the transactions hereunder to be characterized as a loan from the Buyer to the Originators.

5.            The Buyer intends to Convey the Transferred Assets to the Borrower pursuant to the Second Tier Purchase and Sale Agreement.

6.            The Borrower intends to pledge the Transferred Assets to the Administrative Agent pursuant to the Loan and Security Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I

DEFINITIONS AND RELATED MATTERS

SECTION 1.01.     Defined Terms. In this Agreement, unless otherwise specified: (a) capitalized terms are used as defined in (or by reference in) the Loan and Security Agreement dated December 10, 2020 (as amended, restated, modified or otherwise supplemented from time to time, the “Loan and Security Agreement”) among Exela Receivables 3, LLC, as Borrower (“Borrower”), Initial Servicer, the Persons from time to time party thereto as Lenders and Alter Domus (US) LLC, as Administrative Agent and (b) as used in this Agreement, unless the context otherwise requires, the following capitalized terms have the meanings indicated below:

“Convey” means to sell, transfer, assign, contribute or otherwise convey assets; and “Conveyed” and “Conveyance” have correlative meanings.

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“Conveyance Date” means the date of a Conveyance as deemed to arise under Section 2.01.

“Joinder Agreement” has the meaning given in Section 9.01.

“Marks” means all trademarks, service marks, certification marks, trade dress, uniform resource locations (URLs), internet domain names, social media accounts, corporate names and trade names, whether registered or unregistered, all registrations and applications for the foregoing, together, in each case, with the goodwill symbolized thereby, including all renewals and extensions thereof, all rights to recover for all past, present and future infringements thereof and all rights to sue therefor, and all rights corresponding thereto throughout the world.

“Purchase and Sale Termination Date” means, with respect to any Originator, the date that Transferred Assets cease being Conveyed to the Buyer under this Agreement pursuant to Article VI of this Agreement.

“Purchase and Sale Termination Event” means the occurrence of any of the following events or occurrences:

(a)            any Originator shall fail to make when due any payment or deposit to be made by it under this Agreement or any other Transaction Documents to which it is a party and such failure shall remain uncured for two (2) Business Days;

(b)            any representation or warranty of any Originator set forth in any Transaction Document shall prove to have been false or incorrect when made or deemed to be made by such Originator and such breach shall remain uncured (to the extent such breach may be cured) for a period of five (5) Business Days after the earlier to occur of (x) written notice to such Originator by the Administrative Agent and (y) actual knowledge of such Originator; provided, that no breach of a representation or warranty set forth in Section 4.02(a) or (c) shall constitute a Purchase and Sale Termination Event pursuant to this clause (b) if the applicable Transferred Assets are reconveyed and the reconveyance price paid as required pursuant to Section 3.03; provided, further, that such circumstance shall not constitute a Purchase and Sale Termination Event if such representation or warranty is part of an Information Package or Interim Report, and is corrected promptly (but not later than two (2) Business Days) after any Originator has knowledge or receives notice thereof;

(c)            any Originator shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or any other Transaction Document to which it is a party on its part to be performed or observed and such failure shall continue uncured (to the extent such failure may be cured) for ten (10) Business Days after the earlier of (i) such Originator having actual knowledge thereof or (ii) written notice to such Originator by the Administrative Agent; or

(d)            an Event of Bankruptcy shall have occurred with respect to any Originator.

“Transferred Assets” means, with respect to any Originator and as of any date of determination, all Inventory owned by such Originator on such date, together with, (a) all Records relating to such Inventory, (b) all rights, claims, causes of actions and remedies of such Originator under any Transaction Documents and any other rights or assets pledged or otherwise Conveyed to Buyer hereunder relating to such Inventory, and (c) all products and proceeds of any of the foregoing. For the avoidance of doubt, the “Transferred Assets” shall not include any obligations of such Originator under any Records related to such Transferred Assets. For the avoidance of doubt, the “Transferred Assets” shall not include any of such Originator’s rights, title or interests in any Marks owned by it.

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SECTION 1.02.     Other Interpretive Matters. The interpretation of this Agreement, unless otherwise specified, is subject to Section 1.02 of the Loan and Security Agreement, and Section 1.04 of the Loan and Security Agreement is hereby incorporated herein by reference and shall apply as if set forth herein mutatis mutandis.

ARTICLE II

AGREEMENT TO PURCHASE, SELL AND CONTRIBUTE

SECTION 2.01.     Purchase, Sale and Contribution. Upon the terms and subject to the conditions set forth in this Agreement, each Originator hereby absolutely and irrevocably Conveys to Buyer, and Buyer hereby purchases or acquires from each Originator, as applicable, all of such Originator’s right, title and interest in, to and under the Transferred Assets, in each case whether now existing or hereafter arising or acquired and wherever located.

SECTION 2.02.     Timing of Purchases, Sales and Contributions.

(a)            All of the Transferred Assets existing at the opening of each Originator’s business on the Closing Date are hereby Conveyed to Buyer on such date in accordance with the terms hereof.

(b)            On and after the Closing Date, until the Purchase and Sale Termination Date, upon the acquisition of any Transferred Asset by an Originator, such Originator shall immediately and automatically (without further action by any Person) be deemed to have Conveyed all of such Originator’s right, title and interest in, to and under such Transferred Assets, whether existing at such time or arising or acquired and wherever located.

SECTION 2.03.     Payment of Purchase Price.

(a)            The purchase price (“Purchase Price”) to be paid to each Originator for the Transferred Assets Transferred Assets on the Closing Date and each other Conveyance Date thereafter shall be a dollar amount equal to the fair market value as agreed upon between such Originator and Buyer as of the Closing Date or such Conveyance Date, as applicable.

(b)            On the Closing Date (or the date such Originator executes and delivers a Joinder Agreement, if applicable), each Originator shall contribute the Transferred Assets to Buyer as a capital contribution in the amount set forth in a written notice on the date thereof from such Originator to Buyer and Administrative Agent.

(c)            Buyer shall pay the related Originator the Purchase Price with respect the Transferred Assets as set forth above by transfer of funds in cash; provided, to the extent that the Buyer does not have funds available to pay such Purchase Price due on any day in cash, each Originator, as an equity owner of the Buyer, shall contribute (and shall be deemed to have contributed without further action or notice by any Person) to the capital of the Buyer Transferred Assets allocable to such insufficiency in return for an increase in the value of such Originator’s ownership interest in the Buyer.

SECTION 2.04.     [Reserved].

SECTION 2.05.     No Recourse or Assumption of Obligations. Except as specifically provided in this Agreement, the Conveyance of Transferred Assets under this Agreement shall be without recourse to any Originator. Each Originator and Buyer intend the transactions hereunder to constitute absolute and irrevocable true sales or true contributions or absolute assignments of Transferred Assets by each Originator to Buyer, providing Buyer with the full risks and benefits of ownership of the Transferred Assets (such that the Transferred Assets would not be property of any Originator’s estate in the event of such Originator’s bankruptcy).

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None of Buyer, Administrative Agent, the Lenders or the other Affected Persons shall have any obligation or liability under any Transferred Assets, nor shall Buyer, Borrower, Administrative Agent, any Lender or the other Affected Persons have any obligation or liability to any customer or client of any Originator (including any obligation to perform any of the obligations of any Originator under any Transferred Assets) or to Servicer.

ARTICLE III

ADMINISTRATION AND COLLECTION

SECTION 3.01.     Exela to Act as Servicer. (a) Pursuant to the Loan and Security Agreement, the Initial Servicer has been appointed (subject to any rights of the Administrative Agent to terminate Initial Servicer and appoint a Successor Servicer) to service the Transferred Assets for the benefit of Buyer and for the benefit of Administrative Agent and Borrower (as Buyer’s assignees) pursuant to Article IX of the Loan and Security Agreement.

(a)            Each Originator shall perform all of its obligations under the Records to the same extent as if the Transferred Assets had not been Conveyed hereunder and the exercise by each of Buyer, Borrower, Servicer, Administrative Agent or any of their respective designees of its rights hereunder or under the Loan and Security Agreement shall not relieve such Originator from such obligations.

(b)            Each Originator hereby covenants and agrees that it shall provide the Servicer and Backup Servicer with all necessary servicing files and records relating to the Transferred Assets and it shall provide to the Backup Servicer reasonable access to and use by the Backup Servicer of all licenses, software, hardware, equipment, telephone, personnel, servicing systems, employees, facilities or other accommodations necessary or desirable to perform the backup servicing functions as set forth in the Backup Servicing Agreement.

SECTION 3.02.     Further Assurances.

(a)            Each Originator will upon the request of Buyer or the Administrative Agent authorize and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate to perfect the interests of Buyer, Borrower and the Administrative Agent, as its assignee, in the Transferred Assets Conveyed by such Originator.

(b)            Solely for the purpose of enabling the Buyer to exercise its rights hereunder and the Administrative Agent’s rights under the Loan and Security Agreement, and for no other purpose, solely upon the occurrence of an Event of Default and during the continuation thereof, each Originator hereby grants to the Buyer, to the extent licensable, an irrevocable (solely during the continuance of such Event of Default) and subject to any third party rights, nonexclusive license (exercisable without payment of royalty or other compensation to such Originator) to use, license or sublicense, Marks now owned or hereafter acquired by such Originator, solely to the extent used or useful in connection with such Transferred Assets for the purpose of marketing, advertising for sale and selling or otherwise disposing of such Transferred Assets, wherever the same may be located, provided that such Originator shall have and retain such rights of quality control to maintain the validity and enforceability of such Marks.

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SECTION 3.03.     Reconveyance Under Certain Circumstances. Each Originator agrees to accept the reconveyance from the Buyer of all the Transferred Assets if the Buyer notifies any Originator of a breach of any representation or warranty set forth in Section 4.02(a), (c) or (m) or a material breach of any other representation or warranty made or deemed made by such Originator pursuant to Article IV with respect to any of the Transferred Assets, then and such Originator shall fail to cure such breach within fifteen (15) days (or, in the case of the representations and warranties in Section 4.02(a), three (3) days) of such notice), then each Originator agrees to accept the reconveyance from the Buyer of all such Transferred Assets. The reconveyance price shall be paid by the applicable Originator to the Buyer in immediately available funds on such 15th day (or 3rd day, if applicable) in an amount equal to the aggregate Purchase Price of all such reconvened Transferred Assets at such time.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.01.     Mutual Representations and Warranties. Each Originator represents and warrants to Buyer, Administrative Agent and each Secured Party, and Buyer represents and warrants to each Originator, Administrative Agent and each Secured Party as of the date hereof and as of each Conveyance Date as follows:

(a)            Organization and Good Standing. It has been duly organized and is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of its jurisdiction of organization, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted, except to the extent that the failure to have such power and authority could not reasonably be expected to have a Material Adverse Effect.

(b)            Due Qualification. It is duly qualified to do business as a foreign organization in good standing and has obtained all necessary qualifications, licenses and approvals, in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualifications, licenses or approvals, except where the failure to be in good standing or to hold any such qualifications, licenses and approvals could not reasonably be expected to have a Material Adverse Effect.

(c)            Power and Authority; Due Authorization. It (i) has all necessary power, authority and legal right to (A) execute and deliver this Agreement and the other Transaction Documents (and Joinder Agreement, if applicable) to which it is a party, (B) carry out the terms of and perform its obligations under the Transaction Documents to which it is a party, (C) with respect to the Originators, Convey the Transferred Assets to Buyer on the terms and conditions herein provided and (D) with respect to Buyer, purchase, acquire and own the Transferred Assets on the terms and conditions herein provided and (ii) has duly authorized by all necessary corporate or limited liability company action, as applicable, the execution, delivery and performance of this Agreement and the other Transaction Documents (and Joinder Agreement, if applicable) to which it is a party in any capacity.

(d)            Binding Obligations. This Agreement constitutes, and each other Transaction Document (and Joinder Agreement, if applicable) to be signed by it when duly executed and delivered by it will constitute, a legal, valid and binding obligation of it, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar Applicable Laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

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(e)            No Violation. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents and the fulfillment of the terms hereof and thereof by it will not, (i) conflict with, result in any breach or (without notice or lapse of time or both) a default under, (A) its articles of incorporation, by-laws, certificate of formation or limited liability company agreement, as applicable, or (B) any Debt, (ii) result in the creation or imposition of any Adverse Claim upon any of its property or any of its Subsidiaries property, other than any Adverse Claim created in connection with this Agreement and the other Transaction Documents, (iii) conflict with, result in any breach or (without notice or lapse of time or both) a default under any other agreement or instrument to which it is a party or by which it or any of its properties is bound, (iv) result in the creation or imposition of any Adverse Claim upon any of its properties pursuant to the terms of any such other agreement or instrument to which it is a party or by which it or any of its properties is bound, other than any Adverse Claim created in connection with this Agreement and the other Transaction Documents or (v) violate any Applicable Law applicable to it or any of its properties.

(f)            No Proceedings. There are no actions, suits, proceedings, claims, disputes, or investigations pending, or to its knowledge threatened, before any Governmental Authority (i) asserting the invalidity of this Agreement or any other Transaction Document (and Joinder Agreement, if applicable) to which it is a party, (ii) seeking to prevent the Conveyance of any Transferred Assets or the consummation of the purposes of this Agreement or of any of the other Transaction Documents (and Joinder Agreement, if applicable) to which it is a party, or (iii) seeking any determination or ruling that has had or could reasonably be expected to have a Material Adverse Effect.

(g)            Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by it of this Agreement or any other Transaction Document (and Joinder Agreement, if applicable) to which it is a party, except for the filing of the UCC financing statements referred to in Article VI of the Loan and Security Agreement, all of which, at the time required in Article VI of the Loan and Security Agreement, shall have been duly filed and shall be in full force and effect.

(h)            Litigation. No injunction, decree or other decision has been issued or made by any Governmental Authority against it or any material portion of its properties that prevents, and, to its knowledge, no threat by any Person has been made to attempt to obtain any such decision against it or its properties, and there are no actions, suits, litigation or proceedings pending or threatened against it or its properties in or before any Governmental Authority that has had or could reasonably be expected to have a Material Adverse Effect or would prevent it from conducting its business operations relating to the Transferred Assets or the performance of its duties and obligations hereunder or under the other Transaction Documents.

SECTION 4.02.     Additional Representations and Warranties of Each Originator. Each Originator represents and warrants to Buyer, Administrative Agent and each Secured Party as of the date hereof and as of each Conveyance Date, as follows:

(a)            Valid Sale. This Agreement constitutes an absolute and irrevocable valid sale, transfer and assignment or contribution, as applicable, of the Transferred Assets to Buyer free and clear of any Adverse Claim.

(b)            Use of Proceeds. The use of all funds obtained by such Originator under this Agreement will not conflict with or contravene any of Regulations T, U and X promulgated by the Federal Reserve Board.

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(c)            Quality of Title; Fair Consideration. Prior to its Conveyance to Buyer hereunder, each Transferred Asset of such Originator is owned by it free and clear of any Adverse Claim; and when Buyer purchases or acquires by Conveyance such Transferred Assets and all proceeds if any of the foregoing, Buyer shall have acquired legal and equitable title to such Transferred Asset, for fair consideration and reasonably equivalent value, free and clear of any Adverse Claim; and no financing statement or other instrument similar in effect covering any Transferred Asset and any interest therein is on file in any recording office, except such as may be filed (i) in favor of Buyer or Borrower in accordance with any Purchase and Sale Agreement (and assigned to Administrative Agent) and (ii) in favor of Administrative Agent in accordance with the Loan and Security Agreement or any Transaction Document.

(d)            Accurate Reports. No Information Package, Interim Report or any other written information, exhibit, financial statement, document, book, record or report furnished or to be furnished by or on behalf of such Originator or any of its Affiliates to Buyer, the Borrower, Administrative Agent or any other Secured Party in connection with this Agreement or any other Transaction Document, whether before or after the date of this Agreement: (i) was or will be untrue or inaccurate in any material respect as of the date it was or will be dated or as of the date so furnished; or (ii) contained or will contain when furnished any material misstatement of fact or omitted or will omit to state a material fact or any fact necessary to make the statements contained therein not misleading; provided, that, with respect to projected financial information and information of a general economic or industry specific nature, each Originator represents only that such information has been prepared in good faith based on assumptions believed by such Originator to be reasonable at the time such information was delivered and such information is not to be viewed as fact, is subject to significant uncertainties and contingencies beyond the control of such Originator, no assurance can be given that any particular projection or other information will be realized and actual results during the period or periods covered by such information may differ from such projections and that the differences may be material.

(e)            UCC Details and Transferred Assets. (i) Such Originator’s true legal name as registered in the sole jurisdiction in which it is organized, the jurisdiction of such organization, its organizational identification number, if any, as designated by the jurisdiction of its organization, its federal employer identification number, if any, (ii) the location of its chief executive office and principal place of business are specified in Annex 1 and the offices where such Originator keeps all its Records relating to the Transferred Assets are located at the addresses specified in Annex 1 (or at such other locations, notified to Administrative Agent and Buyer in accordance with Section 7.01(l) or 8.01(f) of the Loan and Security Agreement), in jurisdictions where all actions required under Section 9.06 of the Loan and Security Agreement has been taken and completed. Except as described in Annex 1, such Originator has no, and has never had any, trade names, fictitious names, assumed names or “doing business as” names and such Originator has never changed the location of its chief executive office or its true legal name, identity or corporate structure. Each Originator is organized only in a single jurisdiction.

(f)            Tax Status. Such Originator (i) has timely filed all material tax returns required to be filed by it and (ii) has paid or caused to be paid all material taxes, assessments and other governmental charges, other than taxes, assessments and other governmental charges being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in accordance with GAAP.

(g)            Compliance with Applicable Law. Such Originator has complied in all material respects with all Applicable Law (but not including Sanction or Ant-Corruption Laws, which are discussed in clause (p) below).

(h)            Adverse Change. Since December 31, 2019, no event or occurrence exists that has caused, or could reasonably be expected to cause, a Material Adverse Effect.

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(i)            Financial Information. All financial statements of the Parent and its consolidated Subsidiaries delivered in connection with this Agreement or any other Transaction Document were prepared in accordance with GAAP in effect on the date such statements were prepared and fairly present in all material respects the consolidated financial position of the Parent and its consolidated Subsidiaries and their results of operations as of the date and for the period presented or provided (other than in the case of annual financial statements, subject to the absence of footnotes and year-end audit adjustments). Since December 31, 2019, there has been no change in the business, property, operations or financial condition of the Parent and its Subsidiaries, taken as a whole, that could reasonably be expected to have a Material Adverse Effect.

(j)            Investment Company Act. Such Originator is not (i) required to register as an “Investment Company” or (ii) “controlled” by an “Investment Company”, under (and as to each such term, as defined in) the Investment Company Act.

(k)           ERISA. Except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Exela Party and its respective ERISA Affiliates (i) have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Pension Plan; (ii) are in compliance in all material respects with the applicable provisions of ERISA and the Code with respect to each Pension Plan and Multiemployer Plan; (iii) have not incurred any liability to the PBGC or to any Pension Plan or Multiemployer Plan under Title IV of ERISA, other than a liability to the PBGC for premiums under Section 4007 of ERISA already paid or not yet due; (iv) have not incurred any liability to the PBGC or to any Pension Plan under Title IV of ERISA with respect to a plan termination under Section 4041 of ERISA; and (v) have not incurred any Withdrawal Liability to a Multiemployer Plan. No steps have been taken by any Person to terminate any Pension Plan the assets of which are not sufficient to satisfy all of its benefit liabilities under Title IV of ERISA.

(l)            No Default. No event has occurred and is continuing and no condition exists, or would result from the Conveyance of the Transferred Assets originated by such Originator, that constitutes an Unmatured Initial Servicer Default, Initial Servicer Default, Amortization Event, Event of Default or Unmatured Event of Default.

(m)          No Fraudulent Conveyance; No Avoidance. No Conveyance hereunder constitutes a fraudulent transfer or conveyance under any United States federal or applicable state bankruptcy or insolvency laws and the rules regulations thereunder or is otherwise void or voidable under such or similar laws or principles or for any other reason. Each such Conveyance referred to in the preceding sentence shall not have been made for or on account of an antecedent debt owed by it to the Buyer and, accordingly, no such transfer is or may be voidable or subject to avoidance under the any United States federal or applicable state bankruptcy or insolvency laws and the rules regulations thereunder.

(n)           Solvent. Such Originator is Solvent.

(o)           Reliance on Separate Legal Identity. Such Originator hereby acknowledges that the Secured Parties, the Lenders and the Administrative Agent are entering into the transactions contemplated by this Agreement and the other Transaction Documents in reliance upon such Originator’s identity as a legal entity separate from any Bankruptcy Remote Entity.

(p)           Sanctions; Anti-Corruption; Export Controls; Anti-Money Laundering. (i) Each Exela Party, its Subsidiaries and the officers and directors and, to the knowledge of such Originator, employees, Affiliates and agents of each Exela Party and its Subsidiaries is in compliance with (A) Anti-Corruption Laws and applicable Sanctions, and (B) in all material respects, Anti-Money Laundering Laws and Export Controls; (ii) such Originator has instituted and maintains in effect policies and procedures designed to promote and achieve compliance by such Originator and its directors, officers, employees and agents with Anti-Corruption Laws, Anti-Money Laundering Laws, Export Controls and applicable Sanctions; and (iii) none of the Exela Parties, their respective Subsidiaries or the officers or directors or, to the knowledge of such Originator, employees, Affiliates or agents of the Exela Parties or their respective Subsidiaries: (A) is a Blocked Person, or (B) has, in the past five years, engaged in any dealings of, with or involving a Blocked Person.

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(q)            Opinions. The facts regarding each Exela Party, the Transferred Assets, the transactions contemplated by the Transaction Documents and the related matters set forth or assumed in each opinion of counsel delivered in connection with this Agreement and the Transaction Documents are true and correct in all material respects.

(r)            Securitization Assets.

(i)            None of the Collateral is subject to any Lien of any Debt of Exela or any of its Affiliates other than the Lien of the Administrative Agent under the Transaction Documents. Without limiting the foregoing, all of the Collateral satisfies the definition of “Securitization Assets” sold to a “Special Purpose Securitization Subsidiary” in connection with a “Permitted Securitization Financing,” and therefore is “Excluded Property” that is free and clear of any Adverse Claim of any Existing Specified Secured Debt.

(ii)            As of the Closing Date, the Exela Parties are not obligated (whether as a borrower, guarantor or otherwise) under any secured Debt outstanding in an aggregate amount exceeding $75,000,000 other than the Existing Specified Secured Debt and the Transaction Documents.

ARTICLE V

GENERAL COVENANTS

SECTION 5.01.     Mutual Covenants. At all times prior to the Final Payout Date, Buyer and each Originator shall:

(a)            Compliance with Applicable Laws, Etc. Comply in all material respects with all Applicable Laws with respect to it, its business and its properties, the Transferred Assets (but with respect to each Originator, not including Sanction or Ant-Corruption Laws, which are discussed in Section 5.02(e) below).

(b)            Preservation of Existence. Preserve and maintain its existence, rights (including Intellectual Property), franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified to do business and in good standing as a foreign organization in each jurisdiction except where the failure to qualify or preserve or maintain such existence, rights, franchises or privileges or to be so qualified could not, individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

(c)            Separateness. (i) To the extent applicable to it, observe the applicable legal requirements for the recognition of any Bankruptcy Remote Entity as a legal entity separate and apart from Exela and any Affiliate of Exela, including complying with (and causing to be true and correct) each of the facts and assumptions contained in the legal opinions of counsel delivered in connection with this Agreement and the other Transaction Documents regarding “true” sale and “substantive consolidation” matters (and any later bring-downs or replacements of such opinions), and (ii) not take any actions inconsistent with the terms of Section 8.08 of the Loan and Security Agreement or any Bankruptcy Remote Entity’s limited liability company agreement.

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The Parent may issue consolidated financial statements that include Buyer, but such financial statements shall contain a footnote to the effect that the Transferred Assets of Buyer are not available to creditors of the Parent. If any Originator provides Records relating to Transferred Assets to any creditor of such Originator, such Originator shall also provide to such creditor a notice indicating that such Transferred Assets have been conveyed to the Buyer, subsequently conveyed by the Buyer to Borrower and pledged to the Administrative Agent in accordance with the Transaction Documents. Each Originator shall cause its financial statements to disclose the separateness of Buyer and that the Transferred Assets originated by such Originator are owned by Buyer and are not available to creditors of such Originator or of its Affiliates.

(d)            Nonpetition Covenant. Prior to the date that is one year (or, if longer, the applicable preference period then in effect) and one day after the Final Payout Date, shall not initiate against, or join any Person in initiating against, the Borrower (and in the case of any Originator, the Buyer), any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any applicable federal or state bankruptcy or similar law, or the appointment of a receiver, liquidator, assignee, trustee, custodia, sequestrator or other similar official of the Borrower (and in the case of any Originator, the Buyer) or any substantial part of its property or the ordering or winding up or liquidation of the affairs of the Borrower (and in the case of any Originator, the Buyer).

SECTION 5.02.     Additional Covenants of Each Originator. At all times prior to the Final Payout Date, each Originator shall:

(a)            Inspections. (i) From time to time, upon reasonable notice from Buyer or Administrative Agent, as applicable, and during regular business hours, permit Buyer, Administrative Agent, each other Credit Party and any of their respective agents, regulators or representatives including certified public accountants or other auditors or consultants acceptable to Administrative Agent, such Credit Party or Buyer, as applicable (at the sole cost and expense of such Originator), (A) to examine and make copies of and abstracts from all Records relating to the Transferred Assets in the possession or under the control of such Originator or its Affiliates or agents, and (B) to visit the offices and properties of such Originator or its agents or Affiliates for the purpose of examining such materials described in clause (A) above, and to discuss matters relating to the Transferred Assets originated by such Originator, such Originator’s performance hereunder or such Originator’s financial condition and results of operations with any of the officers or employees of such Originator or its Affiliates having knowledge of such matters; provided that, unless a Purchase and Sale Termination Event, Unmatured Initial Servicer Default, Initial Servicer Default, Unmatured Event of Default, Amortization Event or Event of Default shall have occurred and be continuing at the time any such audit/inspection is requested, such Originator shall only be required to reimburse any Person for reasonable, documented costs and expenses related to two such audit/inspections during any calendar year (excluding any audits/inspections requested by Buyer).

(b)            Keeping of Records and Books of Account; Delivery, Location of Records. Maintain and implement, or cause to be maintained and implemented, administrative and operating procedures, and keep and maintain, or cause to be kept and maintained (or transferred to Servicer), all documents, books, records and other information necessary or advisable for the transactions contemplated hereunder.

(c)            Location of Records. Keep its principal place of business and chief executive office, and the offices where it keeps its Records relating to the Transferred Assets (and all original documents relating thereto), at the address(es) of such Originator referred to in Annex 1 or, upon ten (10) days’ prior written notice to the Administrative Agent, at such other locations in jurisdictions where all action required by Section 9.06 of the Loan and Security Agreement shall have been taken and completed.

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(d)            Insurance. Keep its insurable properties insured at all times by financially sound and responsible insurers; maintain insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies of the same or similar size in the same or similar businesses in the same geographic area; maintain in full force and effect public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it, in such amounts and with such deductibles as are customary with companies of the same or similar size in the same or similar businesses and in the same geographic area; and maintain such other insurance as may be required by Applicable Law.

(e)            Sanctions; Anti-Corruption; Export Controls; Anti-Money Laundering. The Exela Parties and their respective employees, Affiliates and agents shall: (i) not conduct any business or engage in any transaction or dealing of, with or involving any Blocked Person, (ii) comply with (A) Anti-Corruption Laws or applicable Sanctions, or (B) in any material respect, Anti-Money Laundering Laws or Export Controls and (iii) continue to maintain and enforce policies and procedures designed to promote and achieve compliance by the Borrower and its directors, officers, employees and agents with Anti-Corruption Laws, Anti-Money Laundering Laws, Export Controls and applicable Sanctions.

(f)            Exchange Act Disclosure. It will file a Current Report on Form 8-K under the Exchange Act to report the transactions contemplated by this Agreement and in its future Forms 10-K and 10-Q until the Final Payout Date. The disclosure in each of such Exchange Act filings shall include an explicit statement that any amendment or modification to any Existing Specified Secured Debt Documents is prohibited if such amendment or modification could : (i) by its terms cause any Exela Party to be unable to perform its obligations under the Transaction Documents, (ii) cause any inaccuracy or breach of any representation, warranty or covenant of any Exela Party (iii) could subject any existing or subsequently arising Collateral to an Adverse Claim or (iv) adversely affect any rights or remedies of the Credit Parties under the Transaction Documents.

SECTION 5.03.     Reporting Requirements. From the date hereof until the Final Payout Date, each Originator will furnish (or cause to be furnished) to Buyer, the Servicer (or Backup Servicer), to Administrative Agent and each Lender, each of the following; provided, that notice delivered by any other Exela Party (notwithstanding the requirement below as to delivery from such Originator or Responsible Officer thereof) as to a given event shall be deemed to satisfy such requirement:

(a)            Financial Statements and Other Information.

(i)            (x) within sixty (60) days after the close of each fiscal quarter period of each fiscal year of the Parent, the quarterly financial statements described in Section 8.05(a)(i)(A) of the Loan and Security Agreement and (y) within thirty (30) days after the end of each calendar month of Parent, the monthly reports described in Section 8.05(a)(i)(B) of the Loan and Security Agreement;

(ii)            within 105 days after the close of each fiscal year of the Parent, the annual financial statements described in Section 8.05(a)(ii) of the Loan and Security Agreement, and with respect to the Servicer (or Backup Servicer), together with any information required by such Servicer (or Backup Servicer) to prepare and deliver the compliance certificate described in Section 8.05(a)(iii) of the Loan and Security Agreement;

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(iii)            promptly following a request therefor, any documentation or other information (including with respect to any Exela Party) that Buyer, Administrative Agent or any Lender reasonably requests in order to comply with its ongoing obligations under the applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act; and

(iv)            from time to time such further information regarding the business, affairs and financial condition of the Exela Parties as Buyer, Administrative Agent or any Lender shall reasonably request.

(b)            ERISA.

(i)            Promptly after the filing or receiving thereof, copies of (I) all reports and notices with respect to any Reportable Event with respect to any Pension Plan, which any Exela Party or any of their respective ERISA Affiliates files under ERISA with the Internal Revenue Service, the PBGC or the U.S. Department of Labor or which any Exela Party or any of their respective ERISA Affiliates receives from the Internal Revenue Service, the PBGC or the U.S. Department of Labor, and (II) all reports and documents which it files under any other applicable pension benefits legislation that relate to matters concerning, or that would or could, individually or in the aggregate, reasonably be expected to affect, the Transferred Assets (including the value, the validity, the collectability, or the enforceability thereof), the transactions contemplated by the Transaction Documents, or the performance of such Originator (or any of its Affiliates), or the ability of such Originator (or any of its Affiliates) to perform, thereunder.

(ii)            Promptly after such Originator becomes aware of the occurrence of any of the events listed in clauses (A) through (F) below, a notice indicating that such event has occurred:

(A)	the Secretary of the Treasury issues a notice to any Exela Party that a Pension Plan has ceased to be a plan described in Section 4021(a)(2) of Title IV of ERISA or when the Secretary of Labor determines that any such plan is not in compliance with Title I of ERISA;

(B)	the Secretary of the Treasury determines that there has been a termination or a partial termination within the meaning of Section 411(d)(3) of the Code or any Pension Plan; or there has been a termination, or notice of a termination, of any Pension Plan under Section 4041 or Section 4042 of ERISA;

(C)	any Pension Plan fails to meet the minimum funding standards under Section 412 of the Code or Section 302 of ERISA;

(D)	any Pension Plan is unable to pay benefits thereunder when due;

(E)	any Exela Party or any of their respective ERISA Affiliates liquidates in a case under the Bankruptcy Code, or under any similar law as now or hereafter in effect; or

(F)	any Exela Party or any of their respective ERISA Affiliates incurs Withdrawal Liability.

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(c)            Default. Notice of the occurrence of any Initial Servicer Default, Event of Default, Unmatured Event of Default, Amortization Event, or termination of any sale or contribution of Transferred Assets under this Agreement, accompanied, if applicable, by a written statement of a Responsible Officer of such Originator setting forth details of such event and the action that such Originator proposes to take with respect thereto, such notice to be provided promptly (but not later than two (2) Business Days) after such Originator obtains knowledge of any such event.

(d)            Servicing Programs. If any Successor Servicer has been appointed or if any Initial Servicer Default or Event of Default has occurred and is continuing and a license or approval is required for Buyer’s, the Administrative Agent’s or such Successor Servicer’s use of any software or other computer program used by such Successor Servicer in the servicing of the Transferred Assets, then at the request of Buyer, the Administrative Agent or a Successor Servicer, each Originator, as applicable, shall at its own expense arrange for Buyer, Administrative Agent and such Successor Servicer to receive any such required license or approval.

(e)            Litigation. Promptly, and in any event within three (3) Business Days after such Originator obtains knowledge thereof, notice of (i) any litigation, investigation or proceeding (including a contingency thereof) initiated against such Originator and (ii) any development in litigation previously disclosed by it, in each case, related to an amount in controversy in excess of $10,000,000 or that could otherwise reasonably be expected to have a Material Adverse Effect.

(f)            Notice of Change in Board of Directors. With reasonable promptness, written notice of any change in the Board of Directors (or similar governing body) of such Originator, any other Exela Party or any Subsidiary of any Exela Party.

(g)            Other Information. Promptly, from time to time, such Records or other information, documents, records or reports respecting the condition or operations, financial or otherwise, of such Originator as Administrative Agent or Buyer may from time to time reasonably request in order to protect the interests of Buyer, Administrative Agent or any Lender or the Backup Servicer under or as contemplated by this Agreement or any other Transaction Document or to comply with any Applicable Law or any Governmental Authority.

SECTION 5.04.     Negative Covenants of Each Originator. From the date hereof until the Final Payout Date, each Originator shall not, without the prior written consent of Administrative Agent, the Required Lenders, and Buyer, do or permit to occur any act or circumstance which it has covenanted not to do or permit to occur in any other Transaction Document to which it is a party in any capacity, or:

(a)            Sales, Adverse Claims, Etc. Except as otherwise expressly provided herein or in the other Transaction Documents, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to its equity interest in Buyer.

(b)            Change in Business. Make any change in the character of such Originator’s business that has or could reasonably be expected to materially and adversely affect the ability of such Originator to perform its obligations hereunder or that would prevent such Originator from conducting its business operations relating to the Transferred Assets, its servicing of the Transferred Assets or the performance of its duties and obligations hereunder or under the other Transaction Documents, without the prior written consent of Buyer, Administrative Agent and the Required Lenders.

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(c)            Mergers, Acquisitions, Sales, Etc. Consolidate or merge with or into any other Person (other than with another Originator) or sell, lease or transfer all or substantially all of its property and assets (other than to another Originator), or agree to do any of the foregoing, unless (i) no Unmatured Initial Servicer Default, Initial Servicer Default, Event of Default, Amortization Event or Unmatured Event of Default has occurred and is continuing or would result immediately after giving effect thereto, (ii) such Originator shall have given Buyer and Administrative Agent not less than fifteen (15) Business Days’ prior written notice thereof, (iii) if such Originator is not the surviving corporation or if such Originator sells, leases or transfers all or substantially all of its property and assets, the surviving corporation or the Person purchasing or being leased the assets is (A) a Subsidiary of Performance Guarantor and agrees to be bound by the terms and provisions of the Transaction Documents applicable to such Originator hereunder and (B) an entity organized or existing under the laws of the United States, any state or commonwealth thereof, the District of Columbia or any territory thereof, (iv) no Change in Control shall result, (v) Performance Guarantor reaffirms in a writing, in form and substance reasonably satisfactory to Administrative Agent, that its obligations under the Performance Guaranty shall apply to the surviving entity, (vi) Administrative Agent, the Required Lenders and Buyer have consented thereto in writing and (vii) Administrative Agent receives such additional certifications, documents, instruments, agreements and opinions of counsel as it shall reasonably request, including as to the necessity and adequacy of any new UCC financing statements or amendments to existing UCC financing statements.

(d)            Change in Organization, Etc. Change its jurisdiction of organization or its name, identity or corporate organization structure or make any other change such that any financing statement filed or other action taken to perfect Buyer’s or Administrative Agent’s interests hereunder and under the Loan and Security Agreement, as applicable, would become seriously misleading or would otherwise be rendered ineffective, unless (i) no Unmatured Initial Servicer Default, Initial Servicer Default, Event of Default, Amortization Event or Unmatured Event of Default has occurred and is continuing or would result immediately after giving effect thereto, (ii) such Originator shall have given Buyer and Administrative Agent not less than fifteen (15) Business Days’ prior written notice of such change and shall have cured such circumstances, (iii) no Change in Control shall result, (iv) Performance Guarantor reaffirms in a writing, in form and substance reasonably satisfactory to Administrative Agent, that its obligations under the Performance Guaranty shall apply to the new entity, (v) Administrative Agent, the Required Lenders, and Buyer have consented thereto in writing, and (vi) Administrative Agent, the Required Lenders, and Buyer have received such certificates, documents, instruments, agreements and opinions of counsel as they shall reasonably request, including as to the necessity and adequacy of any new UCC financing statements or amendments to existing UCC financing statements. Each Originator shall at all times maintain its jurisdiction of organization and its chief executive office within a jurisdiction in the United States of America in which Article 9 of the UCC is in effect.

(e)            Buyer’s Tax Status. Take or cause any action to be taken that would cause the Buyer to (i) be treated other than as than as a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3 that is disregarded as separate from U.S. Person for U.S. federal income tax purposes or (ii) become an association taxable as a corporation or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

(f)            Sanctions; Anti-Corruption; Anti-Money Laundering. Permit any Exela Party or any of their respective Affiliates or agents to:

(i)            conduct any business or engage in any transaction or dealing of, with or involving any Blocked Person,

(ii)           fail to (comply with (A) Anti-Corruption Laws or applicable Sanctions, or (B) in any material respect, Anti-Money Laundering Laws or Export Controls or

(iii)          fail to maintain and enforce policies and procedures designed to promote and achieve compliance by the Borrower and its directors, officers, employees and agents with Anti-Corruption Laws, Anti-Money Laundering Laws, Export Controls and applicable Sanctions.

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(g)            Exclusivity. Sell, factor, assign or otherwise finance any Transferred Assets (or similar assets and property that would be Transferred Assets if Conveyed hereunder) except as contemplated by this Agreement and the other Transaction Documents.

(h)            Restrictions on Exela Secured Debt. Permit any Exela Party or any Affiliate thereof to incur any new secured Debt or consent to any amendment or modification to any Debt of Exela or any of its Affiliates, including (without limitation) any Existing Specified Secured Debt Documents, the effect of which could: (i) by its terms cause any Exela Party to be unable to perform its obligations under the Transaction Documents, (ii) cause any inaccuracy or breach of any representation, warranty or covenant of any Exela Party (iii) could subject any existing or subsequently arising Collateral to an Adverse Claim or (iv) adversely affect any rights or remedies of the Credit Parties under the Transaction Documents.

ARTICLE VI

TERMINATION OF PURCHASES

SECTION 6.01.            [Reserved].

SECTION 6.02.            Automatic Termination. This Agreement shall automatically terminate upon the earliest of (i) an Event of Bankruptcy shall have occurred and remain continuing with respect to any Originator or Buyer and (ii) the Final Payout Date.

ARTICLE VII

INDEMNIFICATION

SECTION 7.01.            Each Originator’s Indemnity. General Indemnity. Without limiting any other rights which any such Person may have hereunder or under Applicable Law, but subject to Section 8.06, each Originator, jointly and severally, hereby agrees to indemnify and hold harmless Buyer, Buyer’s Affiliates, the Borrower, Administrative Agent and any Secured Party under the Loan and Security Agreement and all of their respective successors, transferees, participants and assigns, and all officers, members, managers, directors, shareholders, officers, employees and agents of any of the foregoing (each an “Originator Indemnified Party”), forthwith on demand, from and against any and all damages, losses, claims, liabilities and related reasonable and documented out-of-pocket costs and expenses (including all filing fees), including reasonable and documented Attorney Costs, and reasonable consultants’ and accountants’ fees and disbursements (all of the foregoing being collectively referred to as “Originator Indemnified Amounts”) awarded against or incurred by any of them arising out of, resulting from, relating to or in connection with the Transaction Documents, any of the transactions contemplated thereby, or the ownership, maintenance or purchasing of the Transferred Assets or in respect of or related to any Transferred Assets, or otherwise arising out of or relating to or in connection with the actions or inactions of Buyer, Performance Guarantor, such Originator or any Affiliate of any of them; provided, notwithstanding anything to the contrary in this Article VII, excluding Originator Indemnified Amounts solely to the extent resulting solely from the gross negligence or willful misconduct on the part of such Originator Indemnified Party, as determined by a final non-appealable judgment by a court of competent jurisdiction. Without limiting or being limited by the foregoing, each Originator, jointly and severally, shall pay on demand indemnify, subject to the express limitations set forth in this Section 7.01, and hold harmless each Originator Indemnified Party for any and all amounts necessary to indemnify such Originator Indemnified Party from and against any and all Originator Indemnified Amounts arising out of, relating to, resulting from or in connection with:

(a)            the transfer by such Originator of any interest in any Transferred Asset other than the Conveyance of any Transferred Asset to Buyer pursuant to this Agreement and the grant of a security interest or ownership interest to Buyer pursuant to this Agreement or the subsequent assignment to the Borrower and pledge to the Administrative Agent;

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(b)            any representation, warranty or statement made or deemed made by such Originator (or any of its officers or Affiliates) under or in connection with this Agreement or any Transaction Document, any Information Package, any Interim Report or any other information or report delivered by or on behalf of any Originator pursuant hereto, which shall have been untrue, false or incorrect when made or deemed made;

(c)            the failure of such Originator to comply with the terms of any Transaction Document or any other Applicable Law with respect to any Transferred Assets (including with respect to any Transferred Assets transferred by such Originator) or the nonconformity of any such Transferred Assets with any such Applicable Law;

(d)            the lack of an enforceable ownership interest or a first priority perfected security interest in the Transferred Assets transferred by such Originator, or purported to be transferred by such Originator, to Buyer pursuant to this Agreement against all Persons (including any bankruptcy trustee or similar Person), in each case free and clear of any Adverse Claims;

(e)            any attempt by any Person (including Buyer) to void the transfers by such Originator contemplated hereby under statutory provisions or common law or equitable action;

(f)            the failure to have filed, or any delay in filing, financing statements, financing statement amendments, continuation statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other Applicable Laws with respect to any Transferred Asset transferred by such Originator, or purported to be transferred by such Originator, to Buyer pursuant to this Agreement whether at the time of any purchase or acquisition, as applicable, or at any subsequent time;

(g)            any failure of such Originator to perform any of its duties or obligations in accordance with the provisions hereof and of each other Transaction Document or to timely and fully comply with the Credit and Collection Policy in regard to the Transferred Assets;

(h)            any suit or claim related to the Transferred Assets transferred by such Originator, or purported to be transferred by such Originator, to Buyer pursuant to this Agreement (including any products liability or environmental liability claim arising out of or in connection with merchandise or services that are the subject of any such Transferred Asset);

(i)             any products liability, environmental or other claim arising out of or in connection with any Transferred Assets or other merchandise, goods or services which are the subject of or related to any Transferred Assets;

(j)             the ownership, delivery, non-delivery, possession, design, construction, use, maintenance, transportation, performance (whether or not according to specifications), operation (including the failure to operate or faulty operation), condition, return, sale, repossession or other disposition or safety of any Transferred Assets (including claims for patent, trademark, or copyright infringement and claims for injury to persons or property, liability principles, or otherwise, and claims of breach of warranty, whether express or implied);

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(k)            any investigation, litigation or proceeding (actual or threatened) related to this Agreement or any other Transaction Document or the use of proceeds of any purchase hereunder or in respect of any Transferred Asset;

(l)             any failure of such Originator to comply with its covenants, obligations and agreements contained in this Agreement or any other Transaction Document;

(m)            any Taxes imposed upon any Originator Indemnified Party or upon or with respect to the Transferred Assets transferred by such Originator (whether or not imposed on any Person, including a Lender), or purported to be transferred by such Originator, to Buyer pursuant to this Agreement arising by reason of the purchase or ownership, contribution or sale of such Transferred Assets (or of any interest therein);

(n)            the failure by such Originator or the Buyer to pay when due any Taxes, including sales, excise or personal property taxes with respect to the Transferred Assets;

(o)            any claim brought by any Person other than an Originator Indemnified Party arising from any activity by such Originator or an Affiliate of such Originator in servicing, administering or collecting any Transferred Asset;

(p)            any loss arising, directly or indirectly, as a result of the failure by such Originator to timely collect and remit to the appropriate authority any sales or similar transfer type Taxes on or with respect to the Transferred Assets (to the extent not duplicative of clause (xvi) above);

(q)            any inability of such Originator or Buyer to assign any Transferred Asset as contemplated under the Transaction Documents;

(r)            any other amount paid or payable pursuant to Section 5.02 or 14.04 of the Loan and Security Agreement; or

(s)            the failure to pay when due any Taxes described in clauses (a), (b) and (c) of Section 5.03 of the Loan and Security Agreement.

SECTION 7.02.            Contribution. If for any reason the indemnification provided above in this Article VII is unavailable to an Originator Indemnified Party or is insufficient to hold an Originator Indemnified Party harmless, then each Originator shall contribute to the amount paid or payable by such Originator Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Originator Indemnified Party on the one hand and such Originator on the other hand but also the relative fault of such Originator Indemnified Party as well as any other relevant equitable considerations.

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ARTICLE VIII

MISCELLANEOUS

SECTION 8.01.            Amendments, Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by any Originator therefrom shall in any event be effective unless the same shall be in writing and signed by Buyer, Administrative Agent (with the consent of the Required Lenders) and (if an amendment) such Originator, and if such amendment or waiver affects the obligations of the Performance Guarantor, the Performance Guarantor consents in writing thereto, and then any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No Originator may amend or otherwise modify any other Transaction Document executed by it without the written consent of Buyer, Administrative Agent the Required Lenders, and if such amendment or waiver affects the obligations of the Performance Guarantor, the Performance Guarantor consents in writing thereto.

SECTION 8.02.            No Waiver; Remedies. No failure on the part of Buyer or any Originator Indemnified Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. If an Event of Default has occurred and is continuing, Buyer (or Administrative Agent as assignee of Buyer’s rights hereunder) shall have, in addition to all other rights and remedies under this Agreement, any other Transaction Document or otherwise, all other rights and remedies provided under the UCC of each applicable jurisdiction and other Applicable Laws (including all the rights and remedies of a secured party upon default under the UCC (including the right to Convey any or all of the Transferred Assets)). The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by Applicable Law. Each Originator hereby consents to and agrees to be bound by the specific remedies provisions of Section 9.03 and 9.04 of the Loan and Security Agreement as if they were set forth herein mutatis mutandis. Without limiting the foregoing, the Administrative Agent, each Lender and their respective Affiliates (the “Set-off Parties”) are each hereby authorized by each of the parties hereto, at any time and from time to time during the continuance of an Event of Default, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by and other indebtedness at any time owing to any such Set-off Party to or for the credit to the account of such party, against all due but unpaid obligations of such party, now or hereafter existing under this Agreement or any other Transaction Document (other than in respect of any repayment of the Aggregate Loan Amount or Interest by Buyer pursuant to the Loan and Security Agreement), to any Affected Person, any Originator Indemnified Party or any other Affected Person; provided, that any Set-off Party shall notify such party prior to or concurrently with any such set off.

SECTION 8.03.            Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile and email communication) and faxed, emailed or delivered, to each party hereto, at its address set forth under its name Annex 2 or at such other address, facsimile number or email address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by (i) facsimile shall be effective when sent (and shall be followed by hard copy sent by regular mail), (ii) e-mail shall be effective when transmitted to an e-mail address and (iii) notices and communications sent by other means shall be effective when received; provided that notices and communications to the Administrative Agent shall not be effective until received by the Administrative Agent and all notices from or to a Credit Party shall be sent through the Administrative Agent.

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SECTION 8.04.            Binding Effect; Assignment. Each Originator acknowledges that institutions providing financing pursuant to the Loan and Security Agreement may rely upon the terms of this Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall also, to the extent provided herein, inure to the benefit of the parties to the Loan and Security Agreement. Each Originator acknowledges that Buyer’s rights under this Agreement may be collaterally assigned to Borrower under the Second Tier Purchase and Sale Agreement and to the Administrative Agent or another Secured Party under the Loan and Security Agreement, consents to such assignment and to the exercise of those rights directly by Borrower, the Administrative Agent or another Secured Party to the extent permitted by the Second Tier Purchase and Sale Agreement or the Loan and Security Agreement and acknowledges and agrees that Borrower, the Administrative Agent, a Lender and the other Affected Persons and each of their respective successors and permitted assigns are express third party beneficiaries of this Agreement and the provisions of this Agreement are intended for the benefit of and will be enforceable by and shall not be amended without the consent of the Borrower and the Administrative Agent and its successors, transferees and assigns in their respective capacity as Administrative Agent on behalf of the other Secured Parties.

SECTION 8.05.            Survival. The rights and remedies with respect to any breach of any representation and warranty made by any Originator or Buyer pursuant to Section 3.02 or Article IV the indemnification provisions of Article VII, and the provisions of Sections 8.04, 8.05, 8.06, 8.08, 8.09, 8.10, 8.11, 8.12 and 8.14 shall survive any termination of this Agreement.

SECTION 8.06.            Costs and Expenses. In addition to its obligations under Article VII whether or not the transactions contemplated hereby shall be consummated, each Originator, jointly and severally, agrees to pay promptly (a) all of Buyer’s, each Credit Party’s and Administrative Agent’s actual and reasonable costs and expenses of preparation of the Transaction Documents and any consents, amendments, waivers or other modifications thereto; (b) all the reasonable fees, expenses and disbursements of outside counsel to Buyer, each Credit Party and Administrative Agent in connection with the negotiation, preparation, execution and administration of the Transaction Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by any Exela Party; (c) all the actual costs and reasonable expenses of creating and perfecting security interests in favor of Administrative Agent, for the benefit of Secured Parties, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums and reasonable fees, expenses and disbursements of counsel to Buyer, each Credit Party and Administrative Agent and of counsel providing any opinions that any Credit Party may request in respect of the Transferred Assets or security interests created pursuant to the Transaction Documents; (d) all of Buyer, each Credit Party’s and Administrative Agent’s actual costs and reasonable fees, expenses for, and disbursements of any of Buyer’s, such Credit Party’s or Administrative Agent’s auditors, accountants, consultants or appraisers whether internal or external, and all reasonable attorneys’ fees (including allocated costs of internal counsel and expenses and disbursements of outside counsel) incurred by Buyer, each Credit Party and the Administrative Agent; (e) all the actual costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any appraisers, consultants, advisors and agents employed or retained by Administrative Agent and its counsel) in connection with the custody or preservation of any of the Transferred Assets; (f) all the actual costs and reasonable expenses of the Credit Parties, Administrative Agent and Lenders in connection with the attendance at any meetings in connection with this Agreement and the other Transaction Documents; (g) all other actual and reasonable costs and expenses incurred by Buyer, each Credit Party and Administrative Agent in connection with the syndication of the Loans and Commitments and the negotiation, preparation and execution of the Transaction Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; and (h) after the occurrence of an Unmatured Initial Servicer Default, Initial Servicer Default, an Unmatured Event of Default, Amortization Event or an Event of Default, all costs and expenses, including reasonable attorneys’ fees (including allocated costs of internal counsel) and costs of settlement, incurred by Buyer, any Credit Party, Administrative Agent and Lenders in collecting any payments due from any Exela Party hereunder or under the other Transaction Documents by reason of such Unmatured Initial Servicer Default, Initial Servicer Default, Unmatured Event of Default, Amortization Event or Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Transferred Assets or the enforcement of the Transaction Documents) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work out” or pursuant to any insolvency or bankruptcy cases or proceedings.

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SECTION 8.07.            Execution in Counterparts; Integration. This Agreement may be executed in any number of counterparts and by the different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement, together with the other Transaction Documents, contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire understanding among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

SECTION 8.08.            Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE PERFECTION, THE EFFECT OF PERFECTION OR PRIORITY OF THE INTERESTS OF ADMINISTRATIVE AGENT OR ANY CREDIT PARTY IN THE TRANSFERRED ASSETS IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK).

SECTION 8.09.            Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER TRANSACTION DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 8.09 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER TRANSACTION DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

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SECTION 8.10.            Consent to Jurisdiction; Waiver of Immunities. EACH ORIGINATOR AND BUYER HEREBY ACKNOWLEDGES AND AGREES THAT:

(a)            ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST IT ARISING OUT OF OR RELATING HERETO OR ANY OTHER TRANSACTION DOCUMENT, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, IT, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NON-EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO IT AT ITS ADDRESS PROVIDED IN THIS AGREEMENT IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER IT IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (IV) AGREES THAT CREDIT PARTIES RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST IT IN THE COURTS OF ANY OTHER JURISDICTION.

(b)            IT CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO IT AT ITS ADDRESS SPECIFIED IN THIS AGREEMENT. NOTHING IN THIS SECTION 8.10 SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY OTHER CREDIT PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

SECTION 8.11.           Confidentiality. Each party hereto agrees to comply with, and be bound by, the confidentiality provisions of Section 14.06 of the Loan and Security Agreement as if they were set forth herein mutatis mutandis.

SECTION 8.12.           No Proceedings. Each Originator agrees, for the benefit of the parties to the Loan and Security Agreement, that it will not institute against, or join any other Person in instituting against, any Bankruptcy Remote Entity any Event of Bankruptcy until one year and one day after the Final Payout Date. In addition, all amounts payable by Buyer to any Originator pursuant to this Agreement shall be payable solely from funds available for that purpose.

SECTION 8.13.           No Recourse Against Other Parties. No recourse under any obligation, covenant or agreement of Buyer contained in this Agreement shall be had against any stockholder, employee, officer, director, member, manager incorporator or organizer of Buyer.

SECTION 8.14.           Grant of Security Interest. It is the intention of the parties to this Agreement that each Conveyance of each Originator’s right, title and interest in and to the Transferred Assets and all the proceeds of all of the foregoing to Buyer pursuant to this Agreement shall constitute an absolute and irrevocable purchase and sale or capital contribution, as applicable, and not a loan or pledge. Notwithstanding the foregoing, if the Conveyance hereunder shall be characterized as a loan and not a transfer and/or contribution, then (i) this Agreement shall be deemed to be, and hereby is, a security agreement within the meaning of the Uniform Commercial Code and other applicable law and (ii) any applicable Conveyance by any Originator pursuant to this Agreement shall be deemed to be, and hereby is, the granting and creation of a first priority security interest in such Originator’s right, title and interest in such Transferred Assets (whether now owned or hereafter acquired) and all proceeds of the foregoing to secure an obligation of such Originator to pay over and transfer to Buyer any and all distributions received by such Originator in relation to the applicable Transferred Assets from time to time, whether in cash or in kind, so that the Buyer will receive all distributions under and proceeds of and benefits of ownership of the applicable Transferred Assets. If any Conveyance hereunder shall be characterized as a loan and not as a transfer and/or contribution, the Buyer and its assignees shall have, with respect to such applicable Transferred Assets and other related rights, in addition to all the other rights and remedies available to the Buyer and its assignees hereunder and under the underlying instruments, all the rights and remedies of a secured party under any applicable Uniform Commercial Code or any equivalent foreign law, as applicable. Each applicable Originator and the Buyer shall take such actions as may be necessary to ensure that any security interest pursuant to this Section 8.14 would be deemed to be a first priority perfected security interest in favor of the Buyer under Applicable Law and will be maintained as such throughout the term of this Agreement or until such time as the applicable Conveyance is no longer deemed to be the granting of a security interest.

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SECTION 8.15.           Binding Terms in Other Transaction Documents. Each Originator hereby makes for the benefit of the Administrative Agent, each Lender, each other Secured Party, each of the representations, warranties, covenants, and agreements, and accepts all other binding terms, including the waiver of any rights, which are made applicable to any Originator in any other Transaction Document, each as if the same (together with any provisions incorporated therein by reference) were set forth in full herein.

SECTION 8.16.           Joint and Several Liability. Each of the representations, warranties, covenants, obligations, indemnities and other undertakings of any Originator hereunder shall be made jointly and severally, and are joint and several liabilities of each of the Originators hereunder.

SECTION 8.17.           Severability. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

ARTICLE IX

JOINDER OF ADDITIONAL ORIGINATORS; REMOVAL OF ORIGINATORS

SECTION 9.01.            Addition of New Originators. Additional Persons may be added as Originators hereunder, with the prior written consent of Buyer, Servicer, the Required Lenders and the Administrative Agent, provided, that the following conditions are satisfied on or before the date of such addition:

(a)            Servicer shall have given Administrative Agent, and Buyer at least thirty (30) days’ prior written notice of such proposed addition and the identity of each such proposed additional Originator and shall have provided such other information with respect to such proposed additional Originator as Administrative Agent may reasonably request;

(b)            Performance Guarantor shall have executed and delivered to Administrative Agent a Performance Guaranty in form and substance acceptable to Administrative Agent (in its sole discretion) guaranteeing the timely payment and performance of all of each such proposed additional Originator’s obligations hereunder and under each other Transaction Document, if any, to which such proposed Originator is a party in any capacity;

(c)            each such proposed additional Originator has executed and delivered to the Buyer and Administrative Agent an agreement substantially in the form attached hereto as Exhibit 9 (a “Joinder Agreement”);

(d)            each such proposed additional Originator has delivered to Buyer and Administrative Agent each of the applicable documents with respect to such Originator described in Section 6.01 of the Loan and Security Agreement;

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(e)            the Purchase and Sale Termination Date shall not have occurred;

(f)            no Unmatured Initial Servicer Default, Initial Servicer Default, Event of Default, Amortization Event or Unmatured Event of Default shall have occurred and be continuing; and

(g)            each such proposed additional Originator is organized under the laws of (i) the United States or any state of subdivision thereof or (ii) after such time as the Administrative Agent has satisfactorily completed tax and legal analysis of the implications of the joinder of any Canadian Originators, United States or any state of subdivision thereof.

SECTION 9.02.            Removal of Originators. If in connection with a Business Unit Sale, Parent (or another Exela Party) enters into definitive agreements to sell the Capital Stock of any Originator (a “Terminating Originator”) or all or substantially all of such Terminating Originator’s assets to a Person that is not Exela or an Affiliate of Exela then such Terminating Originator may terminate its obligation to sell and assign Transferred Assets to Buyer hereunder so long as each of the following conditions is satisfied:

(a)            Buyer and the Administrative Agent, shall have received prior written notice from Exela or such Terminating Originator specifying the effective date for such termination which shall not be sooner than five (5) days after Buyer and the Administrative Agent receives such notice;

(b)            immediately after giving effect to such termination, no Borrowing Base Deficit shall exist (and the Servicer shall have delivered an Interim Report setting forth the calculations evidencing satisfaction of this condition precedent);

(c)            both immediately before and after giving effect to such termination, no Purchase and Sale Termination Event, Unmatured Initial Servicer Default, Initial Servicer Default, Amortization Event, Event of Default or Unmatured Event of Default shall have occurred and be continuing or shall reasonably be expected occur (unless such sale of the Terminating Originator or its assets shall cure such event) and such Terminating Originator shall be deemed to have represented and warranted as to such on and as of the Termination Effective Date (such representation and warranty to survive such Terminating Originator’s termination as a party hereto) and, in connection therewith, Liquidity and the Borrowing Base shall be reported on a pro forma basis;

(d)            any Inventory of such Terminating Originator are repurchased by such Terminating Originator pursuant to an agreement acceptable to the Administrative Agent;

(e)            such Terminating Originator is not obligated to perform any transitional services with respect to any Inventory or any Transaction Document other than such Inventory being repurchased pursuant to clause (d) hereof and those Transaction Documents such Terminating Originator is simultaneously terminating its obligations under; and

(f)            the Parent (or another Exela Party) has entered into definitive agreements to sell the Capital Stock of such Terminating Originator or all or substantially all of such Terminating Originator’s assets to a Person that is not Exela or an Affiliate of Exela.

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Any termination by an Originator pursuant to this Section 9.02 shall become effective on the later to occur of (x) the first Business Day that follows the day on which the requirements of foregoing clauses (a) through (c) shall have been satisfied or (y) the date specified in the notice referred to in the foregoing clause (a) (the “Termination Effective Date”). Any termination by an Originator pursuant to this Section 9.02 shall terminate such Originator’s right and obligation to sell or contribute Transferred Assets to Buyer and Buyer’s agreement, with respect to such Originator, to purchase or accept contributions of such Transferred Assets; provided, however, that such termination shall not relieve such Originator of any of its other obligations, to the extent such obligations relate to Transferred Assets transferred prior to the Termination Effective Date and not repurchased pursuant to this Section 9.02.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

EXELA TECHNOLOGIES, INC.,
as Initial Servicer

By:
Name:
Title:

EXELA RECEIVABLES 3 HOLDCO, LLC,
as Buyer

By:
Name:
Title:

BANCTEC, INC.,
ECONOMIC RESEARCH SERVICES, INC.
EXELA ENTERPRISE SOLUTIONS, INC.,
SOURCEHOV HEALTHCARE, INC.
UNITED INFORMATION SERVICES, INC.,
HOV ENTERPRISE SERVICES, INC.,
HOV SERVICES, INC.,
HOV SERVICES, LLC,
J & B SOFTWARE, INC.,
REGULUS GROUP II LLC,
REGULUS GROUP LLC,
REGULUS INTEGRATED SOLUTIONS LLC,
SOURCECORP BPS INC.,
SOURCECORP MANAGEMENT, INC.,
each as an Originator

By:
Name:
Title:

NOVITEX GOVERNMENT SOLUTIONS, LLC,
as an Originator

By:
Name:
Title:

Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been redacted.

ANNEX 1

UCC Details

[***]

ANNEX 2

NOTICE INFORMATION

If to an Originator or Buyer, to the following:

300 First Stamford Place, Second Floor West
Stamford, CT 06902
Attention: Secretary
Email: legalnotices@exelatech.com
Telephone: 203-487-5345

With a copy to Administrative Agent at its address set forth in the Loan and Security Agreement.

With an additional copy to legal team at:

With a copy to:
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019
Attn: Brian Kim

Tel: 373-3780

Email: bkim@paulweiss.com

Exhibit 9

FORM OF JOINDER AGREEMENT

JOINDER AGREEMENT

THIS JOINDER AGREEMENT is executed and delivered by ____________________, a ____________________ (“New Originator”), in favor of EXELA RECEIVABLES 3 HOLDCO, LLC, a Delaware limited liability company (“Buyer”), with respect to that certain First Tier Inventory Purchase and Sale Agreement, dated as of [●], by and among the various originators from time to time party thereto, the Initial Servicer and Buyer (as amended, restated, supplemented and otherwise modified from time to time, the “Purchase and Sale Agreement”). Capitalized terms used and not otherwise defined are used with the meanings attributed thereto in the Purchase and Sale Agreement (including those incorporated by reference therein).

Subject to receipt of counterparts hereof signed by the signatories below, by its signature below, New Originator hereby absolutely and unconditionally agrees to become a party to the Purchase and Sale Agreement as an Originator thereunder and to be bound by all of the provisions thereof, and hereby makes as to itself, as of the date hereof, each of the representations and warranties in Article IV of the Purchase and Sale Agreement.

Attached hereto are amended and restated versions of Annexes 1 and 2 to the Purchase and Sale Agreement incorporating relevant information with respect to New Originator. After giving effect to the amendments and restatements embodied therein, each of the representations and warranties contained in Sections 4.01 and 4.02 of the Purchase and Sale Agreement will be true and correct as to New Originator.

The provisions of Article VIII of the Purchase and Sale Agreement are incorporated in this Joinder Agreement by this reference with the same force and effect as if set forth in full herein except that references in such Article VIII to “this Agreement” shall be deemed to refer to “this Joinder Agreement and to the Purchase and Sale Agreement as modified by this Joinder Agreement.”

Delivered herewith are each of the documents, certificates and opinions required to be delivered by New Originator pursuant to Section 9.01 of the Purchase and Sale Agreement.

Please acknowledge your consent to New Originator’s joinder to the Purchase and Sale Agreement by signing the enclosed copy hereof in the appropriate space provided below.

[signature pages follow]

IN WITNESS WHEREOF, New Originator has executed this Joinder Agreement as of the _____ day of ____________________.

[NEW ORIGINATOR]

By:
Name:
Title:

Each of the undersigned hereby consents
to New Originator’s joinder to the Sale Agreement:

ALTER DOMUS (US) LLC,

as Administrative Agent, on behalf of itself and at the direction of the Required Lenders

By:
Name:
Title:

EXELA RECEIVABLES 3 HOLDCO LLC,

as Buyer

By:
Name:
Title:

EXELA TECHNOLOGIES, INC.,

as Initial Servicer

By:
Name:
Title:

EXELA TECHNOLOGIES, INC.,

as Performance Guarantor

By:
Name:
Title:

EXHIBIT K-3

Form of First Tier IP Purchase and Sale Agreement

Exhibit K-3

EXHIBIT K-3

FIRST TIER INTELLECTUAL PROPERTY PURCHASE AND SALE AGREEMENT

dated as of [●]

between

EXELA TECHNOLOGIES, INC.,

as Initial Servicer,

and the

ORIGINATORS FROM TIME TO TIME PARTY HERETO,

as Originators

and

EXELA RECEIVABLES 3 HOLDCO, LLC

as Buyer

-i-

-ii-

(continued)

Page
ANNEX 1	UCC Details Schedule

ANNEX 2	Notice Information

ANNEX 3	Schedule of Intellectual Property

EXHIBIT A	Form of IP Assignment

EXHIBIT B	Form of Joinder Agreement

-iii-

FIRST TIER INTELLECTUAL PROPERTY PURCHASE AND SALE AGREEMENT

THIS FIRST TIER INTELLECTUAL PROPERTY PURCHASE AND SALE AGREEMENT dated as of [●] (this “Agreement”) is among EXELA TECHNOLOGIES, INC., a Delaware corporation (“Exela”), as initial servicer (in such capacity, the “Initial Servicer”), THE PERSONS IDENTIFIED ON THE SIGNATURE PAGES HERETO AS ORIGINATORS (the “Originators” and each, an “Originator”), and EXELA RECEIVABLES 3 HOLDCO, LLC, a Delaware limited liability company (the “Buyer”).

BACKGROUND

1.            The Buyer is a special purpose limited liability company, all of the issued and outstanding membership interests of which are owned by the Originators.

2.            On the Closing Date, Exela will transfer, or cause the transfer of all Initial Transferred Assets it holds directly and indirectly through subsidiaries to the Originators, and the Originators will Convey, to Buyer, without recourse except to the extent specifically provided herein, and Buyer will acquire or accept a Conveyance of, the Initial Transferred Assets.

3.            After the Closing Date, Exela will transfer, or cause the transfer to the Originators and the Originators will Convey, from time to time on each applicable Conveyance Date, to Buyer, without recourse except to the extent specifically provided herein, and Buyer will, from time to time on each Conveyance Date, acquire or accept a Conveyance of, the Additional Transferred Assets (as defined below) in accordance with the terms and conditions set forth herein.

4.            Each Originator wishes to Convey the Transferred Assets to the Buyer, and the Buyer is willing to purchase or accept such Transferred Assets from such Originator, on the terms and subject to the conditions set forth herein.

5.            Each Originator and the Buyer intend each such Conveyance to be a “true sale” or a “true contribution” or an “absolute assignment” of the Transferred Assets by such Originator to the Buyer, providing the Buyer with the full benefits of ownership of the Transferred Assets, and no Originator nor the Buyer intend the transactions hereunder to be characterized as a loan from the Buyer to the Originators.

6.            The Buyer intends to Convey the Transferred Assets to the Borrower pursuant to the Second Tier Purchase and Sale Agreement.

7.            The Borrower intends to pledge the Transferred Assets to the Administrative Agent pursuant to the Loan and Security Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

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ARTICLE I

DEFINITIONS AND RELATED MATTERS

SECTION 1.01.      Defined Terms. In this Agreement, unless otherwise specified: (a) capitalized terms are used as defined in (or by reference in) the Loan and Security Agreement dated December 10, 2020 (as amended, restated, modified or otherwise supplemented from time to time, the “Loan and Security Agreement”) among Exela Receivables 3, LLC, as Borrower (“Borrower”), Initial Servicer, the Persons from time to time party thereto as Lenders and Alter Domus (US) LLC, as Administrative Agent and (b) as used in this Agreement, unless the context otherwise requires, the following capitalized terms have the meanings indicated below:

“Additional Transferred Assets” means (i) all of each Originator’s right, title and interest in, to and under the Intellectual Property owned, purported to be owned, or acquired by each Originator and (ii) all of each Originator’s rights to use any such Intellectual Property, in each case, including all Patents, Copyrights, Software, and Trade Secrets embedded in or related to any such Intellectual Property and other registered or unregistered, unregistered copyrights in software and source code and applications to register any of the foregoing, in each case used in connection with the operations of such Originator’s business operations, after the Closing Date, that, if such Intellectual Property had existed as of the Closing Date would have been included in the Initial Transferred Assets, and in each case together with, (a) all Records relating to such Intellectual Property, (b) all rights and remedies of such Originator under any Transaction Documents and any other rights or assets pledged or otherwise Conveyed to Buyer hereunder relating to such Intellectual Property, including (i) the right to sue, counterclaim and recover for past, present and future infringement, misappropriation or unauthorized use thereof, and all rights to recover damages or lost profits in connection with such Intellectual Property and (ii) any and all rights, claims (including “claims” within the meaning of Section 101(5) of the Bankruptcy Reform Act of 1978, 11 U.S.C. §§ 101 et seq., as amended) and causes of action against such Intellectual Property and any other Person that arise under or in connection with such Intellectual Property and (c) all products and proceeds of any of the foregoing.

“Convey” means to sell, transfer, assign, contribute or otherwise convey assets; and “Conveyed” and “Conveyance” have correlative meanings.

“Conveyance Date” means the date of a Conveyance as deemed to arise under Section 2.01.

“Joinder Agreement” has the meaning given in Section 9.01.

“Initial Transferred Assets” means (i) all of each Originator’s right, title and interest in, to and under the Intellectual Property owned, purported to be owned by each Originator and (ii) all of each Originator’s rights to use any such Intellectual Property, in each case, as of the Closing Date, including all Patents, Copyrights, Software, and Trade Secrets embedded in or related to any such Intellectual Property and other registered or unregistered, unregistered copyrights in software and source code and applications to register any of the foregoing, in each case, used in connection with the operations of such Originator’s business operations, including the Intellectual Property set forth on Annex 3, and in each case together with, (a) all Records relating to such Intellectual Property, (b) all rights and remedies of such Originator under any Transaction Documents and any other rights or assets pledged or otherwise Conveyed to Buyer hereunder relating to such Intellectual Property, including (i) the right to sue, counterclaim and recover for past, present and future infringement, misappropriation or unauthorized use thereof, and all rights to recover damages or lost profits in connection with such Intellectual Property and (ii) any and all rights, claims (including “claims” within the meaning of Section 101(5) of the Bankruptcy Reform Act of 1978, 11 U.S.C. §§ 101 et seq., as amended) and causes of action against such Intellectual Property and any other Person that arise under or in connection with such Intellectual Property and (c) all products and proceeds of any of the foregoing.

“Intellectual Property” means, the collective reference to all rights in or to (a) patents and patent applications (“Patents”), (b) registered copyrights and applications for registration of copyrights (“Copyrights”), (c) Trade Secrets, and (d) all other intellectual property, whether registered or unregistered, unregistered copyrights in Software and source code and applications to register any of the foregoing. For the avoidance of doubt, “Trademarks” shall not be included in the definition of “Intellectual Property”.

2

“IP Assignment” has the meaning given in Section 3.02

“Purchase and Sale Termination Date” means, with respect to any Originator, the date that Transferred Assets cease being Conveyed to the Buyer under this Agreement pursuant to Article VI of this Agreement.

“Purchase and Sale Termination Event” means the occurrence of any of the following events or occurrences:

(a)            any Originator shall fail to make when due any payment or deposit to be made by it under this Agreement or any other Transaction Documents to which it is a party and such failure shall remain uncured for two (2) Business Days;

(b)            any representation or warranty of any Originator set forth in any Transaction Document shall prove to have been false or incorrect when made or deemed to be made by such Originator and such breach shall remain uncured (to the extent such breach may be cured) for a period of five (5) Business Days after the earlier to occur of (x) written notice to such Originator by the Administrative Agent and (y) actual knowledge of such Originator; provided, that no breach of a representation or warranty set forth in Section 4.02(a) or (c) shall constitute a Purchase and Sale Termination Event pursuant to this clause (b) if the applicable Transferred Assets are reconveyed and the reconveyance price paid as required pursuant to Section 3.03;

(c)            any Originator shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or any other Transaction Document to which it is a party on its part to be performed or observed and such failure shall continue uncured (to the extent such failure may be cured) for ten (10) Business Days after the earlier of (i) such Originator having actual knowledge thereof or (ii) written notice to such Originator by the Administrative Agent; or

(d)            an Event of Bankruptcy shall have occurred with respect to any Originator.

“Software” means all rights in (a) computer programs (whether in source code, object code, human readable or other forms), software implementation of algorithms, models and methodologies, development tools, and user interfaces and application programming interfaces and (b) all documentation, including user manuals, training materials, design notes and programmers’ notes in connection therewith.

“Trade Secrets” means confidential and proprietary information, including trade secrets (as defined under the Uniform Trade Secrets Act or the federal Defend Trade Secrets Act of 2016) and proprietary know-how, which may include all inventions (whether or not patentable), invention disclosures, methods, processes, designs, algorithms, source code, customer lists and data, databases, compilations, collections of data, practices, processes, specifications, test procedures, flow diagrams, research and development, or formulas.

“Trademarks” means all trademarks, service marks, certification marks, trade dress, uniform resource locations (URLs), internet domain names, social media accounts, corporate names and trade names, whether registered or unregistered, all registrations and applications for the foregoing, together, in each case, with the goodwill symbolized thereby, including all renewals and extensions thereof, all rights to recover for all past, present and future infringements thereof and all rights to sue therefor, and all rights corresponding thereto throughout the world.

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“Transferred Assets” means, with respect to any Originator, the Initial Transferred Assets of such Originator and the Additional Transferred Assets of such Originator, as applicable.

SECTION 1.02.      Other Interpretive Matters. The interpretation of this Agreement, unless otherwise specified, is subject to Section 1.02 of the Loan and Security Agreement, and Section 1.04 of the Loan and Security Agreement is hereby incorporated herein by reference and shall apply as if set forth herein mutatis mutandis.

ARTICLE II

AGREEMENT TO PURCHASE, SELL AND CONTRIBUTE

SECTION 2.01.      Purchase, Sale and Contribution. Upon the terms and subject to the conditions set forth in this Agreement, each Originator hereby absolutely and irrevocably Conveys to Buyer, and Buyer hereby purchases or acquires from each Originator, as applicable, all of such Originator’s right, title and interest in, to and under the Transferred Assets, in each case whether now existing or hereafter arising or acquired and wherever located.

SECTION 2.02.      Timing of Purchases, Sales and Contributions.

(a)            All of the Transferred Assets existing at the opening of each Originator’s business on the Closing Date are hereby Conveyed to Buyer on such date in accordance with the terms hereof.

(b)            On and after the Closing Date, until the Purchase and Sale Termination Date, upon the creation or acquisition of any Additional Transferred Assets by an Originator (the date of such creation or acquisition, the “New Asset Date”), such Originator shall immediately and automatically (without further action by any Person) be deemed to have Conveyed all of such Originator’s right, title and interest in, to and under such Additional Transferred Assets, whether existing at such time or hereafter arising or acquired and wherever located, together with all proceeds of the foregoing. The applicable Conveyance Date for each such Additional Transferred Asset shall be deemed to be the New Asset Date. Annex 3 shall be deemed updated on such Conveyance Date to reflect the new Intellectual Property and the corresponding Additional Transferred Asset(s). Within five (5) Business Days following the end of each calendar quarter, the Transferor shall deliver an updated Annex 3 to Buyer and the Administrative Agent for distribution to the Lenders, reflecting the then current information of the type described in Section 4.02(e) after giving effect to such Conveyance.

SECTION 2.03.      Payment of Purchase Price.

(a)            On each Conveyance Date Buyer shall pay the related Originator an amount in cash as agreed by the parties for the Transferred Assets transferred by such Originator and the excess, if any, of the value of the Transferred Assets shall be (and shall be deemed to be) a contribution to the capital of the Buyer in return for an increase in the value of such Originator's ownership interest in the Buyer

SECTION 2.04.      [Reserved].

SECTION 2.05.      No Recourse or Assumption of Obligations. Except as specifically provided in this Agreement, the Conveyance of Transferred Assets under this Agreement shall be without recourse to any Originator. Each Originator and Buyer intend the transactions hereunder to constitute absolute and irrevocable true sales or true contributions or absolute assignments of Transferred Assets by each Originator to Buyer, providing Buyer with the full risks and benefits of ownership of the Transferred Assets (such that the Transferred Assets would not be property of any Originator’s estate in the event of such Originator’s bankruptcy).

4

None of Buyer, Administrative Agent, the Lenders or the other Affected Persons shall have any obligation or liability under any Transferred Assets, nor shall Buyer, Borrower, Administrative Agent, any Lender or the other Affected Persons have any obligation or liability to any licensee, licensor, customer or client of any Originator (including any obligation to perform any of the obligations of any Originator under any Transferred Assets) or to Servicer.

ARTICLE III

ADMINISTRATION AND COLLECTION

SECTION 3.01.      Exela to Act as Servicer. (a)          Pursuant to the Loan and Security Agreement, the Initial Servicer has been appointed (subject to any rights of the Administrative Agent to terminate Initial Servicer and appoint a Successor Servicer) to service the Transferred Assets (including to provide the IP Services) for the benefit of Buyer and for the benefit of Administrative Agent and Borrower (as Buyer’s assignees) pursuant to Article IX of the Loan and Security Agreement.

(b)            Each Originator hereby covenants and agrees that it shall provide the Servicer and Backup Servicer with all necessary servicing files and records relating to the Transferred Assets and it shall provide to the Backup Servicer reasonable access to and use by the Backup Servicer of all licenses, software, hardware, equipment, telephone, personnel, servicing systems, employees, facilities or other accommodations necessary or desirable to perform the backup servicing functions as set forth in the Backup Servicing Agreement.

SECTION 3.02.      Further Assurances.  Each Originator will upon the request of Buyer or the Administrative Agent authorize and file such financing or continuation statements, or amendments thereto or assignments thereof and one or more intellectual property assignment agreements and intellectual property security agreements in the proper filing office in the appropriate jurisdictions under Applicable Law, and such other instruments or notices, as may be necessary or appropriate to perfect the interests of Buyer, Borrower and the Administrative Agent, as its assignee, in the Transferred Assets Conveyed by such Originator. Each Originator agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, including but not limited to an assignment set forth in Exhibit A (the “IP Assignment”), and take all actions as may be reasonably necessary or as Buyer may reasonably request, in order to perfect or protect the interest of Buyer in the Transferred Assets Conveyed hereunder or to enable Buyer to exercise or enforce any of its rights hereunder, in each case, subject to the terms of the Loan and Security Agreement.

SECTION 3.03.      Reconveyance Under Certain Circumstances.  Each Originator agrees to accept the reconveyance from the Buyer of all the Transferred Assets if the Buyer notifies any Originator of a breach of any representation or warranty set forth in Section 4.02(a), (c) or (m) or a material breach of any other representation or warranty made or deemed made by such Originator pursuant to Article IV with respect to any of the Transferred Assets, then and such Originator shall fail to cure such breach within fifteen (15) days (or, in the case of the representations and warranties in Section 4.02(a), three (3) days) of such notice), then each Originator agrees to accept the reconveyance from the Buyer of all such Transferred Assets. The reconveyance price shall be paid by the applicable Originator to the Buyer in immediately available funds on such 15th day (or 3rd day, if applicable) in an amount equal to (i)  the aggregate value attributable to such Transferred Assets as reasonably determined by the applicable Originator, the Buyer and the Lead Lender at such time or (ii) in the case of a reconveyance of all or substantially all of the Transferred Assets, an aggregate amount equal to the sum of (x) the Borrowing Base Deficit (calculated after giving effect to the occurrence of the IP Release Date) and (y) the aggregate Junior Lien Obligations outstanding, in each case on such day.

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ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.01.      Mutual Representations and Warranties. Each Originator represents and warrants to Buyer, Administrative Agent and each Secured Party, and Buyer represents and warrants to each Originator, Administrative Agent and each Secured Party as of the date hereof and as of each Conveyance Date as follows:

(a)            Organization and Good Standing. It has been duly organized and is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of its jurisdiction of organization, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted, except to the extent that the failure to have such power and authority could not reasonably be expected to have a Material Adverse Effect.

(b)            Due Qualification. It is duly qualified to do business as a foreign organization in good standing and has obtained all necessary qualifications, licenses and approvals, in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualifications, licenses or approvals, except where the failure to be in good standing or to hold any such qualifications, licenses and approvals could not reasonably be expected to have a Material Adverse Effect.

(c)            Power and Authority; Due Authorization. It (i) has all necessary power, authority and legal right to (A) execute and deliver this Agreement and the other Transaction Documents (and Joinder Agreement, if applicable) to which it is a party, (B) carry out the terms of and perform its obligations under the Transaction Documents to which it is a party, (C) with respect to the Originators, Convey the Transferred Assets to Buyer on the terms and conditions herein provided and (D) with respect to Buyer, purchase, acquire and own the Transferred Assets on the terms and conditions herein provided and (ii) has duly authorized by all necessary corporate or limited liability company action, as applicable, the execution, delivery and performance of this Agreement and the other Transaction Documents (and Joinder Agreement, if applicable) to which it is a party in any capacity.

(d)            Binding Obligations. This Agreement constitutes, and each other Transaction Document (and Joinder Agreement, if applicable) to be signed by it when duly executed and delivered by it will constitute, a legal, valid and binding obligation of it, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar Applicable Laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(e)            No Violation. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents and the fulfillment of the terms hereof and thereof by it will not, (i) conflict with, result in any breach or (without notice or lapse of time or both) a default under, (A) its articles of incorporation, by-laws, certificate of formation or limited liability company agreement, as applicable, or (B) any Debt, (ii) result in the creation or imposition of any Adverse Claim upon any of its property or any of its Subsidiaries property, other than any Adverse Claim created in connection with this Agreement and the other Transaction Documents, (iii) conflict with, result in any breach or (without notice or lapse of time or both) a default under any other agreement or instrument to which it is a party or by which it or any of its properties is bound, (iv) result in the creation or imposition of any Adverse Claim upon any of its properties pursuant to the terms of any such other agreement or instrument to which it is a party or by which it or any of its properties is bound, other than any Adverse Claim created in connection with this Agreement and the other Transaction Documents or (v) violate any Applicable Law applicable to it or any of its properties.

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(f)            No Proceedings. There are no actions, suits, proceedings, claims, disputes, or investigations pending, or to its knowledge threatened, before any Governmental Authority (i) asserting the invalidity of this Agreement or any other Transaction Document (and Joinder Agreement, if applicable) to which it is a party, (ii) seeking to prevent the Conveyance of any Transferred Assets or the consummation of the purposes of this Agreement or of any of the other Transaction Documents (and Joinder Agreement, if applicable) to which it is a party, or (iii) seeking any determination or ruling that has had or could reasonably be expected to have a Material Adverse Effect.

(g)            Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by it of this Agreement or any other Transaction Document (and Joinder Agreement, if applicable) to which it is a party, except for the filing of the UCC financing statements referred to in Article VI of the Loan and Security Agreement, all of which, at the time required in Article VI of the Loan and Security Agreement, shall have been duly filed and shall be in full force and effect.

(h)            Litigation. No injunction, decree or other decision has been issued or made by any Governmental Authority against it or any material portion of its properties that prevents, and, to its knowledge, no threat by any Person has been made to attempt to obtain any such decision against it or its properties, and there are no actions, suits, litigation or proceedings pending or threatened against it or its properties in or before any Governmental Authority that has had or could reasonably be expected to have a Material Adverse Effect or would prevent it from conducting its business operations relating to the Transferred Assets or the performance of its duties and obligations hereunder or under the other Transaction Documents.

SECTION 4.02.      Additional Representations and Warranties of Each Originator.  Each Originator represents and warrants to Buyer, Administrative Agent and each Secured Party as of the date hereof and as of each Conveyance Date, as follows:

(a)            Valid Sale. This Agreement constitutes an absolute and irrevocable valid sale, transfer and assignment or contribution, as applicable, of the Transferred Assets to Buyer free and clear of any Adverse Claim.

(b)            Use of Proceeds. The use of all funds obtained by such Originator under this Agreement will not conflict with or contravene any of Regulations T, U and X promulgated by the Federal Reserve Board.

(c)            Quality of Title; Fair Consideration. Prior to its Conveyance to Buyer hereunder, each Transferred Asset of such Originator is owned by it free and clear of any Adverse Claim; and when Buyer purchases or acquires by Conveyance such Transferred Assets and all proceeds if any of the foregoing, Buyer shall have acquired legal and equitable title to such Transferred Asset, for fair consideration and reasonably equivalent value, free and clear of any Adverse Claim; and no financing statement or other instrument similar in effect covering any Transferred Asset and any interest therein is on file in any recording office, except such as may be filed (i) in favor of Buyer or Borrower in accordance with any Purchase and Sale Agreement (and assigned to Administrative Agent) and (ii) in favor of Administrative Agent in accordance with the Loan and Security Agreement or any Transaction Document.

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(d)            UCC Details and Transferred Assets. (i) Such Originator’s true legal name as registered in the sole jurisdiction in which it is organized, the jurisdiction of such organization, its organizational identification number, if any, as designated by the jurisdiction of its organization, its federal employer identification number, if any, (ii) the location of its chief executive office and principal place of business are specified in Annex 1 and the offices where such Originator keeps all its Records relating to the Transferred Assets are located at the addresses specified in Annex 1 (or at such other locations, notified to Administrative Agent and Buyer in accordance with Section 7.01(l) or 8.01(f) of the Loan and Security Agreement), in jurisdictions where all actions required under Section 9.06 of the Loan and Security Agreement has been taken and completed and (iii) the information contained in Annex 3 (as updated and supplemented from time to time) is true, correct and complete in all material respects as of the Closing Date and each such Conveyance Date. Except as described in Annex 1, such Originator has no, and has never had any, trade names, fictitious names, assumed names or “doing business as” names and such Originator has never changed the location of its chief executive office or its true legal name, identity or corporate structure. Each Originator is organized only in a single jurisdiction.

(e)            Tax Status. Such Originator (i) has timely filed all material tax returns required to be filed by it and (ii) has paid or caused to be paid all material taxes, assessments and other governmental charges, other than taxes, assessments and other governmental charges being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in accordance with GAAP.

(f)            Compliance with Applicable Law. Such Originator has complied in all material respects with all Applicable Law (but not including Sanction or Ant-Corruption Laws, which are discussed in clause (p) below).

(g)            Intellectual Property. Each of the Transferred Assets owned by such Originator is subsisting, in full force and effect, and, to the knowledge of such Originator, valid and enforceable, has not been abandoned, canceled or terminated, and is not subject to any outstanding order, judgment or decree restricting its use or adversely affecting such Originator’s rights thereto. To the knowledge of such Originator, there is no infringement by others of any Transferred Assets. No product, process, method, or service or goods practicing or using any Transferred Assets used or employed by such Originator, has infringed or violated, or infringes or violates, any Intellectual Property owned by any other Person in any material respect, and no claim or litigation regarding any of the foregoing is pending or, to the knowledge of such Originator, threatened in writing. Each Person (including any current or former employees, contractors or consultants) who have developed, created, conceived or reduced to practice any Transferred Assets of such Originator has assigned all right, title and interest in and to all such Transferred Assets pursuant to a valid and enforceable written contract, by operation of law or has otherwise permitted the use of such Intellectual Property by such Originator. The Transferred Assets of such Originator includes all material Intellectual Property owned or purported to be owned by each Originator and necessary and required to operate the business of such Originator as operated on the Closing Date. As of the Closing Date, after the Transferred Assets have been Conveyed, if such Originator did not have the rights to such Transferred Assets granted, directly or indirectly, under the IP License, it would not be able to operate its business as operated on the Closing Date.

(h)            Adverse Change. Since December 31, 2019, no event or occurrence exists that has caused, or could reasonably be expected to cause, a Material Adverse Effect.

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(i)            Financial Information. All financial statements of the Parent and its consolidated Subsidiaries delivered in connection with this Agreement or any other Transaction Document were prepared in accordance with GAAP in effect on the date such statements were prepared and fairly present in all material respects the consolidated financial position of the Parent and its consolidated Subsidiaries and their results of operations as of the date and for the period presented or provided (other than in the case of annual financial statements, subject to the absence of footnotes and year-end audit adjustments). Since December 31, 2019, there has been no change in the business, property, operations or financial condition of the Parent and its Subsidiaries, taken as a whole, that could reasonably be expected to have a Material Adverse Effect.

(j)            Investment Company Act. Such Originator is not (i) required to register as an “Investment Company” or (ii) “controlled” by an “Investment Company”, under (and as to each such term, as defined in) the Investment Company Act.

(k)            ERISA. Except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Exela Party and its respective ERISA Affiliates (i) have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Pension Plan; (ii) are in compliance in all material respects with the applicable provisions of ERISA and the Code with respect to each Pension Plan and Multiemployer Plan; (iii) have not incurred any liability to the PBGC or to any Pension Plan or Multiemployer Plan under Title IV of ERISA, other than a liability to the PBGC for premiums under Section 4007 of ERISA already paid or not yet due; (iv) have not incurred any liability to the PBGC or to any Pension Plan under Title IV of ERISA with respect to a plan termination under Section 4041 of ERISA; and (v) have not incurred any Withdrawal Liability to a Multiemployer Plan. No steps have been taken by any Person to terminate any Pension Plan the assets of which are not sufficient to satisfy all of its benefit liabilities under Title IV of ERISA.

(l)            No Default. No event has occurred and is continuing and no condition exists, or would result from the Conveyance of the Transferred Assets originated by such Originator, that constitutes an Unmatured Initial Servicer Default, Initial Servicer Default, Amortization Event, Event of Default or Unmatured Event of Default.

(m)            No Fraudulent Conveyance; No Avoidance. No Conveyance hereunder constitutes a fraudulent transfer or conveyance under any United States federal or applicable state bankruptcy or insolvency laws and the rules regulations thereunder or is otherwise void or voidable under such or similar laws or principles or for any other reason. Each such Conveyance referred to in the preceding sentence shall not have been made for or on account of an antecedent debt owed by it to the Buyer and, accordingly, no such transfer is or may be voidable or subject to avoidance under the any United States federal or applicable state bankruptcy or insolvency laws and the rules regulations thereunder.

(n)            Solvent. Such Originator is Solvent.

(o)            Reliance on Separate Legal Identity. Such Originator hereby acknowledges that the Secured Parties, the Lenders and the Administrative Agent are entering into the transactions contemplated by this Agreement and the other Transaction Documents in reliance upon such Originator’s identity as a legal entity separate from any Bankruptcy Remote Entity.

(p)            Sanctions; Anti-Corruption; Export Controls; Anti-Money Laundering. (i) Each Exela Party, its Subsidiaries and the officers and directors and, to the knowledge of such Originator, employees, Affiliates and agents of each Exela Party and its Subsidiaries is in compliance with (A) Anti-Corruption Laws and applicable Sanctions, and (B) in all material respects, Anti-Money Laundering Laws and Export Controls; (ii) such Originator has instituted and maintains in effect policies and procedures designed to promote and achieve compliance by such Originator and its directors, officers, employees and agents with Anti-Corruption Laws, Anti-Money Laundering Laws, Export Controls and applicable Sanctions; and (iii) none of the Exela Parties, their respective Subsidiaries or the officers or directors or, to the knowledge of such Originator, employees, Affiliates or agents of the Exela Parties or their respective Subsidiaries: (A) is a Blocked Person, or (B) has, in the past five years, engaged in any dealings of, with or involving a Blocked Person.

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(q)            Opinions. The facts regarding each Exela Party, the Transferred Assets, the transactions contemplated by the Transaction Documents and the related matters set forth or assumed in each opinion of counsel delivered in connection with this Agreement and the Transaction Documents are true and correct in all material respects.

(r)            Securitization Assets.

(i)            None of the Collateral is subject to any Lien of any Debt of Exela or any of its Affiliates other than the Lien of the Administrative Agent under the Transaction Documents. Without limiting the foregoing, all of the Collateral satisfies the definition of “Securitization Assets” sold to a “Special Purpose Securitization Subsidiary” in connection with a “Permitted Securitization Financing,” and therefore is “Excluded Property” that is free and clear of any Adverse Claim of any Existing Specified Secured Debt.

(ii)            As of the Closing Date, the Exela Parties are not obligated (whether as a borrower, guarantor or otherwise) under any secured Debt outstanding in an aggregate amount exceeding $75,000,000 other than the Existing Specified Secured Debt and the Transaction Documents.

(s)            Transferred Assets. With respect to the Transferred Assets, Annex 3 sets forth all Patents, Copyrights, Software and applications to register any of the foregoing, in each case, used in connection with the operations of the Parent’s and its Subsidiaries’ business operations. The Transferred Assets constitute all of the Intellectual Property consisting of Patents, Copyrights, Software and source code and applications to register any of the foregoing, in each case, owned by the Originators and used in connection with the operations of the Parent and its Subsidiaries business operations. The information contained in Annex 3 (as updated and supplemented from time to time) is true, correct and complete in all material respects as of each such Conveyance Date.

ARTICLE V

GENERAL COVENANTS

SECTION 5.01.      Mutual Covenants.  At all times prior to the Final Payout Date, Buyer and each Originator shall:

(a)            Compliance with Applicable Laws, Etc. Comply in all material respects with all Applicable Laws with respect to it, its business and its properties, the Transferred Assets (but with respect to each Originator, not including Sanction or Ant-Corruption Laws, which are discussed in Section 5.02(e) below).

(b)            Preservation of Existence. Preserve and maintain its existence, rights (including Intellectual Property), franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified to do business and in good standing as a foreign organization in each jurisdiction except where the failure to qualify or preserve or maintain such existence, rights, franchises or privileges or to be so qualified could not, individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

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(c)            Separateness. (i) To the extent applicable to it, observe the applicable legal requirements for the recognition of any Bankruptcy Remote Entity as a legal entity separate and apart from Exela and any Affiliate of Exela, including complying with (and causing to be true and correct) each of the facts and assumptions contained in the legal opinions of counsel delivered in connection with this Agreement and the other Transaction Documents regarding “true” sale and “substantive consolidation” matters (and any later bring-downs or replacements of such opinions), and (ii) not take any actions inconsistent with the terms of Section 8.08 of the Loan and Security Agreement or any Bankruptcy Remote Entity’s limited liability company agreement.

The Parent may issue consolidated financial statements that include Buyer, but such financial statements shall contain a footnote to the effect that the Transferred Assets of Buyer are not available to creditors of the Parent. If any Originator provides Records relating to Transferred Assets to any creditor of such Originator, such Originator shall also provide to such creditor a notice indicating that such Transferred Assets have been conveyed to the Buyer, subsequently conveyed by the Buyer to Borrower and pledged to the Administrative Agent in accordance with the Transaction Documents. Each Originator shall cause its financial statements to disclose the separateness of Buyer and that the Transferred Assets originated by such Originator are owned by Buyer and are not available to creditors of such Originator or of its Affiliates.

(d)            Nonpetition Covenant. Prior to the date that is one year (or, if longer, the applicable preference period then in effect) and one day after the Final Payout Date, shall not initiate against, or join any Person in initiating against, the Borrower (and in the case of any Originator, the Buyer), any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any applicable federal or state bankruptcy or similar law, or the appointment of a receiver, liquidator, assignee, trustee, custodia, sequestrator or other similar official of the Borrower (and in the case of any Originator, the Buyer) or any substantial part of its property or the ordering or winding up or liquidation of the affairs of the Borrower (and in the case of any Originator, the Buyer).

SECTION 5.02.      Additional Covenants of Each Originator.  At all times prior to the Final Payout Date, each Originator shall:

(a)            Inspections. (i) From time to time, upon reasonable notice from Buyer or Administrative Agent, as applicable, and during regular business hours, permit Buyer, Administrative Agent, each other Credit Party and any of their respective agents, regulators or representatives including certified public accountants or other auditors or consultants acceptable to Administrative Agent, such Credit Party or Buyer, as applicable (at the sole cost and expense of such Originator), (A) to examine and make copies of and abstracts from all Records relating to the Transferred Assets in the possession or under the control of such Originator or its Affiliates or agents, and (B) to visit the offices and properties of such Originator or its agents or Affiliates for the purpose of examining such materials described in clause (A) above, and to discuss matters relating to the Transferred Assets originated by such Originator, such Originator’s performance hereunder or such Originator’s financial condition and results of operations with any of the officers or employees of such Originator or its Affiliates having knowledge of such matters; provided that, unless a Purchase and Sale Termination Event, Unmatured Initial Servicer Default, Initial Servicer Default, Unmatured Event of Default, Amortization Event or Event of Default shall have occurred and be continuing at the time any such audit/inspection is requested, such Originator shall only be required to reimburse any Person for reasonable, documented costs and expenses related to two such audit/inspections during any calendar year (excluding any audits/inspections requested by Buyer).

(b)            Keeping of Records and Books of Account; Delivery, Location of Records. Maintain and implement, or cause to be maintained and implemented, administrative and operating procedures, and keep and maintain, or cause to be kept and maintained (or transferred to Servicer), all documents, books, records and other information necessary or advisable for the transactions contemplated hereunder.

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(c)            Location of Records. Keep its principal place of business and chief executive office, and the offices where it keeps its Records relating to the Transferred Assets (and all original documents relating thereto), at the address(es) of such Originator referred to in Annex 1 or, upon ten (10) days’ prior written notice to the Administrative Agent, at such other locations in jurisdictions where all action required by Section 9.06 of the Loan and Security Agreement shall have been taken and completed.

(d)            Insurance. Keep its insurable properties insured at all times by financially sound and responsible insurers; maintain insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies of the same or similar size in the same or similar businesses in the same geographic area; maintain in full force and effect public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it, in such amounts and with such deductibles as are customary with companies of the same or similar size in the same or similar businesses and in the same geographic area; and maintain such other insurance as may be required by Applicable Law.

(e)            Sanctions; Anti-Corruption; Export Controls; Anti-Money Laundering. The Exela Parties and their respective employees, Affiliates and agents shall: (i) not conduct any business or engage in any transaction or dealing of, with or involving any Blocked Person, (ii) comply with (A) Anti-Corruption Laws or applicable Sanctions, or (B) in any material respect, Anti-Money Laundering Laws or Export Controls and (iii) continue to maintain and enforce policies and procedures designed to promote and achieve compliance by the Borrower and its directors, officers, employees and agents with Anti-Corruption Laws, Anti-Money Laundering Laws, Export Controls and applicable Sanctions.

(f)            Exchange Act Disclosure. It will file a Current Report on Form 8-K under the Exchange Act to report the transactions contemplated by this Agreement and in its future Forms 10-K and 10-Q until the Final Payout Date. The disclosure in each of such Exchange Act filings shall include an explicit statement that any amendment or modification to any Existing Specified Secured Debt Documents is prohibited if such amendment or modification could : (i) by its terms cause any Exela Party to be unable to perform its obligations under the Transaction Documents, (ii) cause any inaccuracy or breach of any representation, warranty or covenant of any Exela Party (iii) could subject any existing or subsequently arising Collateral to an Adverse Claim or (iv) adversely affect any rights or remedies of the Credit Parties under the Transaction Documents.

SECTION 5.03.      Reporting Requirements. From the date hereof until the Final Payout Date, each Originator will furnish (or cause to be furnished) to Buyer, the Servicer (or Backup Servicer), to Administrative Agent and each Lender, each of the following; provided, that notice delivered by any other Exela Party (notwithstanding the requirement below as to delivery from such Originator or Responsible Officer thereof) as to a given event shall be deemed to satisfy such requirement:

(a)            Financial Statements and Other Information.

(i)            (x) within sixty (60) days after the close of each fiscal quarter periods of each fiscal year of the Parent, the quarterly financial statements described in Section 8.05(a)(i)(A) of the Loan and Security Agreement and (y) within thirty (30) days after the end of each calendar month of Parent, the monthly reports described in Section 8.05(a)(i)(B) of the Loan and Security Agreement;

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(ii)            within 105 days after the close of each fiscal year of the Parent, the annual financial statements described in Section 8.05(a)(ii) of the Loan and Security Agreement, and with respect to the Servicer (or Backup Servicer), together with any information required by such Servicer (or Backup Servicer) to prepare and deliver the compliance certificate described in Section 8.05(a)(iii) of the Loan and Security Agreement;

(iii)            promptly following a request therefor, any documentation or other information (including with respect to any Exela Party) that Buyer, Administrative Agent or any Lender reasonably requests in order to comply with its ongoing obligations under the applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act; and

(iv)            from time to time such further information regarding the business, affairs and financial condition of the Exela Parties as Buyer, Administrative Agent or any Lender shall reasonably request.

(b)            ERISA.

(i)            Promptly after the filing or receiving thereof, copies of (I) all reports and notices with respect to any Reportable Event with respect to any Pension Plan, which any Exela Party or any of their respective ERISA Affiliates files under ERISA with the Internal Revenue Service, the PBGC or the U.S. Department of Labor or which any Exela Party or any of their respective ERISA Affiliates receives from the Internal Revenue Service, the PBGC or the U.S. Department of Labor, and (II) all reports and documents which it files under any other applicable pension benefits legislation that relate to matters concerning, or that would or could, individually or in the aggregate, reasonably be expected to affect, the Transferred Assets (including the value, the validity, the collectability, or the enforceability thereof), the transactions contemplated by the Transaction Documents, or the performance of such Originator (or any of its Affiliates), or the ability of such Originator (or any of its Affiliates) to perform, thereunder.

(ii)            Promptly after such Originator becomes aware of the occurrence of any of the events listed in clauses (A) through (F) below, a notice indicating that such event has occurred:

(A)	the Secretary of the Treasury issues a notice to any Exela Party that a Pension Plan has ceased to be a plan described in Section 4021(a)(2) of Title IV of ERISA or when the Secretary of Labor determines that any such plan is not in compliance with Title I of ERISA;

(B)	the Secretary of the Treasury determines that there has been a termination or a partial termination within the meaning of Section 411(d)(3) of the Code or any Pension Plan; or there has been a termination, or notice of a termination, of any Pension Plan under Section 4041 or Section 4042 of ERISA;

(C)	any Pension Plan fails to meet the minimum funding standards under Section 412 of the Code or Section 302 of ERISA;

(D)	any Pension Plan is unable to pay benefits thereunder when due;

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(E)	any Exela Party or any of their respective ERISA Affiliates liquidates in a case under the Bankruptcy Code, or under any similar law as now or hereafter in effect; or

(F)	any Exela Party or any of their respective ERISA Affiliates incurs Withdrawal Liability.

(c)            Default. Notice of the occurrence of any Initial Servicer Default, Event of Default, Unmatured Event of Default, Amortization Event, or termination of any sale or contribution of Transferred Assets under this Agreement, accompanied, if applicable, by a written statement of a Responsible Officer of such Originator setting forth details of such event and the action that such Originator proposes to take with respect thereto, such notice to be provided promptly (but not later than two (2) Business Days) after such Originator obtains knowledge of any such event.

(d)            Servicing Programs. If any Successor Servicer has been appointed or if any Initial Servicer Default or Event of Default has occurred and is continuing and a license or approval is required for Buyer’s, the Administrative Agent’s or such Successor Servicer’s use of any software or other computer program used by such Successor Servicer in the servicing of the Transferred Assets, then at the request of Buyer, the Administrative Agent or a Successor Servicer, each Originator, as applicable, shall at its own expense arrange for Buyer, Administrative Agent and such Successor Servicer to receive any such required license or approval.

(e)            Litigation. Promptly, and in any event within three (3) Business Days after such Originator obtains knowledge thereof, notice of (i) any litigation, investigation or proceeding (including a contingency thereof) initiated against such Originator and (ii) any development in litigation previously disclosed by it, in each case, related to an amount in controversy in excess of $10,000,000 or that could otherwise reasonably be expected to have a Material Adverse Effect.

(f)            Notice of Change in Board of Directors. With reasonable promptness, written notice of any change in the Board of Directors (or similar governing body) of such Originator, any other Exela Party or any Subsidiary of any Exela Party.

(g)            Other Information. Promptly, from time to time, such Records or other information, documents, records or reports respecting the condition or operations, financial or otherwise, of such Originator as Administrative Agent or Buyer may from time to time reasonably request in order to protect the interests of Buyer, Administrative Agent or any Lender or the Backup Servicer under or as contemplated by this Agreement or any other Transaction Document or to comply with any Applicable Law or any Governmental Authority.

(h)            Infringement. Promptly, upon any Originator having reason to believe that any of the Transferred Assets has been or is about to be materially infringed, misappropriated or violated by a third party, and an explanation of any actions being taken with respect thereto.

SECTION 5.04.      Negative Covenants of Each Originator. From the date hereof until the Final Payout Date, each Originator shall not, without the prior written consent of Administrative Agent, the Required Lenders, and Buyer, do or permit to occur any act or circumstance which it has covenanted not to do or permit to occur in any other Transaction Document to which it is a party in any capacity, or:

(a)            Sales, Adverse Claims, Etc. Except as otherwise expressly provided herein or in the other Transaction Documents, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to its equity interest in Buyer.

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(b)            Change in Business. Make any change in the character of such Originator’s business that has or could reasonably be expected to materially and adversely affect the ability of such Originator to perform its obligations hereunder or that would prevent such Originator from conducting its business operations relating to the Transferred Assets, its servicing of the Transferred Assets or the performance of its duties and obligations hereunder or under the other Transaction Documents, without the prior written consent of Buyer, Administrative Agent and the Required Lenders.

(c)            Mergers, Acquisitions, Sales, Etc. Consolidate or merge with or into any other Person (other than with another Originator) or sell, lease or transfer all or substantially all of its property and assets (other than to another Originator), or agree to do any of the foregoing, unless (i) no Unmatured Initial Servicer Default, Initial Servicer Default, Event of Default, Amortization Event or Unmatured Event of Default has occurred and is continuing or would result immediately after giving effect thereto, (ii) such Originator shall have given Buyer and Administrative Agent not less than fifteen (15) Business Days’ prior written notice thereof, (iii) if such Originator is not the surviving corporation or if such Originator sells, leases or transfers all or substantially all of its property and assets, the surviving corporation or the Person purchasing or being leased the assets is (A) a Subsidiary of Performance Guarantor and agrees to be bound by the terms and provisions of the Transaction Documents applicable to such Originator hereunder and (B) an entity organized or existing under the laws of the United States, any state or commonwealth thereof, the District of Columbia or any territory thereof, (iv) no Change in Control shall result, (v) Performance Guarantor reaffirms in a writing, in form and substance reasonably satisfactory to Administrative Agent, that its obligations under the Performance Guaranty shall apply to the surviving entity, (vi) Administrative Agent, the Required Lenders and Buyer have consented thereto in writing and (vii) Administrative Agent receives such additional certifications, documents, instruments, agreements and opinions of counsel as it shall reasonably request, including as to the necessity and adequacy of any new UCC financing statements or amendments to existing UCC financing statements or new intellectual property security agreements or intellectual property assignment agreements for filing with the applicable filing office under Applicable Law.

(d)            Change in Organization, Etc. Change its jurisdiction of organization or its name, identity or corporate organization structure or make any other change such that any financing statement or intellectual property assignment agreement or intellectual property security agreement filed or other action taken to perfect Buyer’s or Administrative Agent’s interests hereunder and under the Loan and Security Agreement, as applicable, would become seriously misleading or would otherwise be rendered ineffective, unless (i) no Unmatured Initial Servicer Default, Initial Servicer Default, Event of Default, Amortization Event or Unmatured Event of Default has occurred and is continuing or would result immediately after giving effect thereto, (ii) such Originator shall have given Buyer and Administrative Agent not less than fifteen (15) Business Days’ prior written notice of such change and shall have cured such circumstances, (iii) no Change in Control shall result, (iv) Performance Guarantor reaffirms in a writing, in form and substance reasonably satisfactory to Administrative Agent, that its obligations under the Performance Guaranty shall apply to the new entity, (v) Administrative Agent, the Required Lenders, and Buyer have consented thereto in writing, and (vi) Administrative Agent, the Required Lenders, and Buyer have received such certificates, documents, instruments, agreements and opinions of counsel as they shall reasonably request, including as to the necessity and adequacy of any new UCC financing statements or amendments to existing UCC financing statements. Each Originator shall at all times maintain its jurisdiction of organization and its chief executive office within a jurisdiction in the United States of America in which Article 9 of the UCC is in effect..

(e)            Buyer’s Tax Status. Take or cause any action to be taken that would cause the Buyer to (i) be treated other than as than as a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3 that is disregarded as separate from U.S. Person for U.S. federal income tax purposes or (ii) become an association taxable as a corporation or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

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(f)            Sanctions; Anti-Corruption; Anti-Money Laundering. Permit any Exela Party or any of their respective Affiliates or agents to:

(i)            conduct any business or engage in any transaction or dealing of, with or involving any Blocked Person,

(ii)            fail to (comply with (A) Anti-Corruption Laws or applicable Sanctions, or (B) in any material respect, Anti-Money Laundering Laws or Export Controls or

(iii)            fail to maintain and enforce policies and procedures designed to promote and achieve compliance by the Borrower and its directors, officers, employees and agents with Anti-Corruption Laws, Anti-Money Laundering Laws, Export Controls and applicable Sanctions.

(g)            Restrictions on Exela Secured Debt. Permit any Exela Party or any Affiliate thereof to incur any new secured Debt or consent to any amendment or modification to any Debt of Exela or any of its Affiliates, including (without limitation) any Existing Specified Secured Debt Documents, the effect of which could: (i) by its terms cause any Exela Party to be unable to perform its obligations under the Transaction Documents, (ii) cause any inaccuracy or breach of any representation, warranty or covenant of any Exela Party (iii) could subject any existing or subsequently arising Collateral to an Adverse Claim or (iv) adversely affect any rights or remedies of the Credit Parties under the Transaction Documents.

SECTION 5.05.      Covenants of Exela. Exela hereby covenants and agrees with Buyer that it hereby contributes or hereby causes to be contributed, directly or indirectly, any Transferred Asset to Transferor (including any Transferred Assets acquired or created after the Closing Date).

ARTICLE VI

TERMINATION OF PURCHASES

SECTION 6.01.      [Reserved].

SECTION 6.02.      Automatic Termination. This Agreement shall automatically terminate upon the earliest of (i) an Event of Bankruptcy shall have occurred and remain continuing with respect to any Originator or Buyer and (ii) the Final Payout Date.

ARTICLE VII

INDEMNIFICATION

SECTION 7.01.      Each Originator’s Indemnity. General Indemnity. Without limiting any other rights which any such Person may have hereunder or under Applicable Law, but subject to Section 8.06, each Originator, jointly and severally, hereby agrees to indemnify and hold harmless Buyer, Buyer’s Affiliates, the Borrower, Administrative Agent and any Secured Party under the Loan and Security Agreement and all of their respective successors, transferees, participants and assigns, and all officers, members, managers, directors, shareholders, officers, employees and agents of any of the foregoing (each an “Originator Indemnified Party”), forthwith on demand, from and against any and all damages, losses, claims, liabilities and related reasonable and documented out-of-pocket costs and expenses (including all filing fees), including reasonable and documented Attorney Costs, and reasonable consultants’ and accountants’ fees and disbursements (all of the foregoing being collectively referred to as “Originator Indemnified Amounts”) awarded against or incurred by any of them arising out of, resulting from, relating to or in connection with the Transaction Documents, any of the transactions contemplated thereby, or the ownership, maintenance or purchasing of the Transferred Assets or in respect of or related to any Transferred Assets, or otherwise arising out of or relating to or in connection with the actions or inactions of Buyer, Performance Guarantor, such Originator or any Affiliate of any of them; provided, notwithstanding anything to the contrary in this Article VII, excluding Originator Indemnified Amounts solely to the extent resulting solely from the gross negligence or willful misconduct on the part of such Originator Indemnified Party, as determined by a final non-appealable judgment by a court of competent jurisdiction. Without limiting or being limited by the foregoing, each Originator, jointly and severally, shall pay on demand indemnify, subject to the express limitations set forth in this Section 7.01, and hold harmless each Originator Indemnified Party for any and all amounts necessary to indemnify such Originator Indemnified Party from and against any and all Originator Indemnified Amounts arising out of, relating to, resulting from or in connection with:

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(a)            the transfer by such Originator of any interest in any Transferred Asset other than the Conveyance of any Transferred Asset to Buyer pursuant to this Agreement and the grant of a security interest or ownership interest to Buyer pursuant to this Agreement or the subsequent assignment to the Borrower and pledge to the Administrative Agent;

(b)            any representation, warranty or statement made or deemed made by such Originator (or any of its officers or Affiliates) under or in connection with this Agreement or any Transaction Document, any Information Package, any Interim Report or any other information or report delivered by or on behalf of any Originator pursuant hereto, which shall have been untrue, false or incorrect when made or deemed made;

(c)            the failure of such Originator to comply with the terms of any Transaction Document or any other Applicable Law with respect to any Transferred Assets (including with respect to any Transferred Assets transferred by such Originator) or the nonconformity of any such Transferred Assets with any such Applicable Law;

(d)            the lack of an enforceable ownership interest or a first priority perfected security interest in the Transferred Assets transferred by such Originator, or purported to be transferred by such Originator, to Buyer pursuant to this Agreement against all Persons (including any bankruptcy trustee or similar Person), in each case free and clear of any Adverse Claims;

(e)            any attempt by any Person (including Buyer) to void the transfers by such Originator contemplated hereby under statutory provisions or common law or equitable action;

(f)            the failure to have filed, or any delay in filing, financing statements, financing statement amendments, continuation statements, intellectual property assignment agreements, intellectual property security agreements, any amendments of the foregoing or any instruments or documents under the UCC of any applicable jurisdiction or other Applicable Laws with respect to any Transferred Asset transferred by such Originator, or purported to be transferred by such Originator, to Buyer pursuant to this Agreement whether at the time of any purchase or acquisition, as applicable, or at any subsequent time;

(g)           any failure of such Originator to perform any of its duties or obligations in accordance with the provisions hereof and of each other Transaction Document or to timely and fully comply with the Credit and Collection Policy in regard to the Transferred Assets;

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(h)            any suit or claim related to the Transferred Assets transferred by such Originator, or purported to be transferred by such Originator, to Buyer pursuant to this Agreement (including any products liability or environmental liability claim arising out of or in connection with merchandise or services that are the subject of any such Transferred Asset);

(i)            any products liability, environmental, infringement or other claim arising out of or in connection with any Transferred Assets or other merchandise, goods or services which are the subject of or related to any Transferred Assets;

(j)            the ownership, delivery, non-delivery, possession, design, construction, use, maintenance, transportation, performance (whether or not according to specifications), operation (including the failure to operate or faulty operation), condition, return, sale, repossession or other disposition or safety of any Transferred Assets (including claims for patent or copyright infringement, misappropriation of Trade Secrets, and claims for injury to persons or property, liability principles, or otherwise, and claims of breach of warranty, whether express or implied);

(k)            any investigation, litigation or proceeding (actual or threatened) related to this Agreement or any other Transaction Document or the use of proceeds of any purchase hereunder or in respect of any Transferred Asset;

(l)            any failure of such Originator to comply with its covenants, obligations and agreements contained in this Agreement or any other Transaction Document;

(m)          any Taxes imposed upon any Originator Indemnified Party or upon or with respect to the Transferred Assets transferred by such Originator (whether or not imposed on any Person, including a Lender), or purported to be transferred by such Originator, to Buyer pursuant to this Agreement arising by reason of the purchase or ownership, contribution or sale of such Transferred Assets (or of any interest therein);

(n)            the failure by such Originator or the Buyer to pay when due any Taxes, including sales, excise or personal property taxes with respect to the Transferred Assets;

(o)            any claim brought by any Person other than an Originator Indemnified Party arising from any activity by such Originator or an Affiliate of such Originator in servicing, administering or collecting any Transferred Asset;

(p)            any loss arising, directly or indirectly, as a result of the failure by such Originator to timely collect and remit to the appropriate authority any sales or similar transfer type Taxes on or with respect to the Transferred Assets (to the extent not duplicative of clause (xvi) above);

(q)            any inability of such Originator or Buyer to assign any Transferred Asset as contemplated under the Transaction Documents;

(r)            any other amount paid or payable pursuant to Section 5.02 or 14.04 of the Loan and Security Agreement; or

(s)            the failure to pay when due any Taxes described in clauses (a), (b) and (c) of Section 5.03 of the Loan and Security Agreement.

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SECTION 7.02.      Contribution. If for any reason the indemnification provided above in this Article VII is unavailable to an Originator Indemnified Party or is insufficient to hold an Originator Indemnified Party harmless, then each Originator shall contribute to the amount paid or payable by such Originator Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Originator Indemnified Party on the one hand and such Originator on the other hand but also the relative fault of such Originator Indemnified Party as well as any other relevant equitable considerations.

ARTICLE VIII

MISCELLANEOUS

SECTION 8.01.      Amendments, Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by any Originator therefrom shall in any event be effective unless the same shall be in writing and signed by Buyer, Administrative Agent (with the consent of the Required Lenders) and (if an amendment) such Originator, and if such amendment or waiver affects the obligations of the Performance Guarantor, the Performance Guarantor consents in writing thereto, and then any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No Originator may amend or otherwise modify any other Transaction Document executed by it without the written consent of Buyer, Administrative Agent the Required Lenders, and if such amendment or waiver affects the obligations of the Performance Guarantor, the Performance Guarantor consents in writing thereto.

SECTION 8.02.      No Waiver; Remedies. No failure on the part of Buyer or any Originator Indemnified Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. If an Event of Default has occurred and is continuing, Buyer (or Administrative Agent as assignee of Buyer’s rights hereunder) shall have, in addition to all other rights and remedies under this Agreement, any other Transaction Document or otherwise, all other rights and remedies provided under the UCC of each applicable jurisdiction and other Applicable Laws (including all the rights and remedies of a secured party upon default under the UCC (including the right to Convey any or all of the Transferred Assets)). The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by Applicable Law. Each Originator hereby consents to and agrees to be bound by the specific remedies provisions of Section 9.03 and 9.04 of the Loan and Security Agreement as if they were set forth herein mutatis mutandis. Without limiting the foregoing, the Administrative Agent, each Lender and their respective Affiliates (the “Set-off Parties”) are each hereby authorized by each of the parties hereto, at any time and from time to time during the continuance of an Event of Default, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by and other indebtedness at any time owing to any such Set-off Party to or for the credit to the account of such party, against all due but unpaid obligations of such party, now or hereafter existing under this Agreement or any other Transaction Document (other than in respect of any repayment of the Aggregate Loan Amount or Interest by Buyer pursuant to the Loan and Security Agreement), to any Affected Person, any Originator Indemnified Party or any other Affected Person; provided, that any Set-off Party shall notify such party prior to or concurrently with any such set off.

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SECTION 8.03.      Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile and email communication) and faxed, emailed or delivered, to each party hereto, at its address set forth under its name Annex 2 or at such other address, facsimile number or email address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by (i) facsimile shall be effective when sent (and shall be followed by hard copy sent by regular mail), (ii) e-mail shall be effective when transmitted to an e-mail address and (iii) notices and communications sent by other means shall be effective when received; provided that notices and communications to the Administrative Agent shall not be effective until received by the Administrative Agent and all notices from or to a Credit Party shall be sent through the Administrative Agent.

SECTION 8.04.      Binding Effect; Assignment. Each Originator acknowledges that institutions providing financing pursuant to the Loan and Security Agreement may rely upon the terms of this Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall also, to the extent provided herein, inure to the benefit of the parties to the Loan and Security Agreement. Each Originator acknowledges that Buyer’s rights under this Agreement may be collaterally assigned to Borrower under the Second Tier Purchase and Sale Agreement and to the Administrative Agent or another Secured Party under the Loan and Security Agreement, consents to such assignment and to the exercise of those rights directly by Borrower, the Administrative Agent or another Secured Party to the extent permitted by the Second Tier Purchase and Sale Agreement or the Loan and Security Agreement and acknowledges and agrees that Borrower, the Administrative Agent, a Lender and the other Affected Persons and each of their respective successors and permitted assigns are express third party beneficiaries of this Agreement and the provisions of this Agreement are intended for the benefit of and will be enforceable by and shall not be amended without the consent of the Borrower and the Administrative Agent and its successors, transferees and assigns in their respective capacity as Administrative Agent on behalf of the other Secured Parties.

SECTION 8.05.      Survival. The rights and remedies with respect to any breach of any representation and warranty made by any Originator or Buyer pursuant to Section 3.02 or Article IV the indemnification provisions of Article VII, and the provisions of Sections 8.04, 8.05, 8.06, 8.08, 8.09, 8.10, 8.11, 8.12 and 8.14 shall survive any termination of this Agreement.

SECTION 8.06.      Costs and Expenses. In addition to its obligations under Article VII whether or not the transactions contemplated hereby shall be consummated, each Originator, jointly and severally, agrees to pay promptly (a) all of Buyer’s, each Credit Party’s and Administrative Agent’s actual and reasonable costs and expenses of preparation of the Transaction Documents and any consents, amendments, waivers or other modifications thereto; (b) all the reasonable fees, expenses and disbursements of outside counsel to Buyer, each Credit Party and Administrative Agent in connection with the negotiation, preparation, execution and administration of the Transaction Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by any Exela Party; (c) all the actual costs and reasonable expenses of creating and perfecting security interests in favor of Administrative Agent, for the benefit of Secured Parties, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums and reasonable fees, expenses and disbursements of counsel to Buyer, each Credit Party and Administrative Agent and of counsel providing any opinions that any Credit Party may request in respect of the Transferred Assets or security interests created pursuant to the Transaction Documents; (d) all of Buyer, each Credit Party’s and Administrative Agent’s actual costs and reasonable fees, expenses for, and disbursements of any of Buyer’s, such Credit Party’s or Administrative Agent’s auditors, accountants, consultants or appraisers whether internal or external, and all reasonable attorneys’ fees (including allocated costs of internal counsel and expenses and disbursements of outside counsel) incurred by Buyer, each Credit Party and the Administrative Agent; (e) all the actual costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any appraisers, consultants, advisors and agents employed or retained by Administrative Agent and its counsel) in connection with the custody or preservation of any of the Transferred Assets; (f) all the actual costs and reasonable expenses of the Credit Parties, Administrative Agent and Lenders in connection with the attendance at any meetings in connection with this Agreement and the other Transaction Documents; (g) all other actual and reasonable costs and expenses incurred by Buyer, each Credit Party and Administrative Agent in connection with the syndication of the Loans and Commitments and the negotiation, preparation and execution of the Transaction Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; and (h) after the occurrence of an Unmatured Initial Servicer Default, Initial Servicer Default, an Unmatured Event of Default, Amortization Event or an Event of Default, all costs and expenses, including reasonable attorneys’ fees (including allocated costs of internal counsel) and costs of settlement, incurred by Buyer, any Credit Party, Administrative Agent and Lenders in collecting any payments due from any Exela Party hereunder or under the other Transaction Documents by reason of such Unmatured Initial Servicer Default, Initial Servicer Default, Unmatured Event of Default, Amortization Event or Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Transferred Assets or the enforcement of the Transaction Documents) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work out” or pursuant to any insolvency or bankruptcy cases or proceedings.

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SECTION 8.07.      Execution in Counterparts; Integration. This Agreement may be executed in any number of counterparts and by the different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement, together with the other Transaction Documents, contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire understanding among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

SECTION 8.08.      Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE PERFECTION, THE EFFECT OF PERFECTION OR PRIORITY OF THE INTERESTS OF ADMINISTRATIVE AGENT OR ANY CREDIT PARTY IN THE TRANSFERRED ASSETS IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK).

SECTION 8.09.      Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER TRANSACTION DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 8.09 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER TRANSACTION DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

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SECTION 8.10.      Consent to Jurisdiction; Waiver of Immunities. EACH ORIGINATOR AND BUYER HEREBY ACKNOWLEDGES AND AGREES THAT:

(a)            ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST IT ARISING OUT OF OR RELATING HERETO OR ANY OTHER TRANSACTION DOCUMENT, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, IT, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NON-EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO IT AT ITS ADDRESS PROVIDED IN THIS AGREEMENT IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER IT IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (IV) AGREES THAT CREDIT PARTIES RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST IT IN THE COURTS OF ANY OTHER JURISDICTION.

(b)            IT CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO IT AT ITS ADDRESS SPECIFIED IN THIS AGREEMENT. NOTHING IN THIS SECTION 8.10 SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY OTHER CREDIT PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

SECTION 8.11.      Confidentiality. Each party hereto agrees to comply with, and be bound by, the confidentiality provisions of Section 14.06 of the Loan and Security Agreement as if they were set forth herein mutatis mutandis.

SECTION 8.12.      No Proceedings. Each Originator agrees, for the benefit of the parties to the Loan and Security Agreement, that it will not institute against, or join any other Person in instituting against, any Bankruptcy Remote Entity any Event of Bankruptcy until one year and one day after the Final Payout Date. In addition, all amounts payable by Buyer to any Originator pursuant to this Agreement shall be payable solely from funds available for that purpose.

SECTION 8.13.      No Recourse Against Other Parties. No recourse under any obligation, covenant or agreement of Buyer contained in this Agreement shall be had against any stockholder, employee, officer, director, member, manager incorporator or organizer of Buyer.

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SECTION 8.14.      Grant of Security Interest. It is the intention of the parties to this Agreement that each Conveyance of each Originator’s right, title and interest in and to the Transferred Assets and all the proceeds of all of the foregoing to Buyer pursuant to this Agreement shall constitute an absolute and irrevocable purchase and sale or capital contribution, as applicable, and not a loan or pledge. Notwithstanding the foregoing, if the Conveyance hereunder shall be characterized as a loan and not a transfer and/or contribution, then (i) this Agreement shall be deemed to be, and hereby is, a security agreement within the meaning of the Uniform Commercial Code and other applicable law, (ii) any applicable Conveyance by any Originator pursuant to this Agreement shall be deemed to be, and hereby is, the granting and creation of a first priority security interest in such Originator’s right, title and interest in such Transferred Assets (whether now owned or hereafter acquired) and all proceeds of the foregoing to secure an obligation of such Originator to pay over and transfer to Buyer any and all distributions received by such Originator in relation to the applicable Transferred Assets from time to time, whether in cash or in kind, so that the Buyer will receive all distributions under and proceeds of and benefits of ownership of the applicable Transferred Assets and (iii) each applicable Originator hereby grants an irrevocable and perpetual exclusive license to use such Transferred Assets, which license is otherwise subject to the terms and conditions of the IP License. If any Conveyance hereunder shall be characterized as a loan and not as a transfer and/or contribution, the Buyer and its assignees shall have, with respect to such applicable Transferred Assets and other related rights, in addition to all the other rights and remedies available to the Buyer and its assignees hereunder and under the underlying instruments, all the rights and remedies of a secured party under any applicable law, any applicable Uniform Commercial Code or any equivalent foreign law, as applicable. Each applicable Originator and the Buyer shall take such actions as may be necessary to ensure that any security interest pursuant to this Section 8.14 would be deemed to be a first priority perfected security interest in favor of the Buyer under Applicable Law and will be maintained as such throughout the term of this Agreement or until such time as the applicable Conveyance is no longer deemed to be the granting of a security interest.

SECTION 8.15.      Binding Terms in Other Transaction Documents. Each Originator hereby makes for the benefit of the Administrative Agent, each Lender, each other Secured Party, each of the representations, warranties, covenants, and agreements, and accepts all other binding terms, including the waiver of any rights, which are made applicable to any Originator in any other Transaction Document, each as if the same (together with any provisions incorporated therein by reference) were set forth in full herein.

SECTION 8.16.      Joint and Several Liability. Each of the representations, warranties, covenants, obligations, indemnities and other undertakings of any Originator hereunder shall be made jointly and severally, and are joint and several liabilities of each of the Originators hereunder.

SECTION 8.17.      Severability. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

ARTICLE IX

Joinder of additional originators; REMOVAL OF ORIGINATORS

SECTION 9.01.      Addition of New Originators. Additional Persons may be added as Originators hereunder, with the prior written consent of Buyer, Servicer, the Required Lenders and the Administrative Agent, provided, that the following conditions are satisfied on or before the date of such addition:

(a)            Servicer shall have given Administrative Agent, and Buyer at least thirty (30) days’ prior written notice of such proposed addition and the identity of each such proposed additional Originator and shall have provided such other information with respect to such proposed additional Originator as Administrative Agent may reasonably request;

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(b)            Performance Guarantor shall have executed and delivered to Administrative Agent a Performance Guaranty in form and substance acceptable to Administrative Agent (in its sole discretion) guaranteeing the timely payment and performance of all of each such proposed additional Originator’s obligations hereunder and under each other Transaction Document, if any, to which such proposed Originator is a party in any capacity;

(c)            each such proposed additional Originator has executed and delivered to the Buyer and Administrative Agent an agreement substantially in the form attached hereto as Exhibit B (a “Joinder Agreement”);

(d)            each such proposed additional Originator has delivered to Buyer and Administrative Agent each of the applicable documents with respect to such Originator described in Section 6.01 of the Loan and Security Agreement;

(e)            the Purchase and Sale Termination Date shall not have occurred;

(f)            no Unmatured Initial Servicer Default, Initial Servicer Default, Event of Default, Amortization Event or Unmatured Event of Default shall have occurred and be continuing; and

(g)            each such proposed additional Originator is organized under the laws of (i) the United States or any state of subdivision thereof or (ii) after such time as the Administrative Agent has satisfactorily completed tax and legal analysis of the implications of the joinder of any Canadian Originators, United States or any state of subdivision thereof.

SECTION 9.02.      Removal of Originators. If in connection with a Business Unit Sale, Parent (or another Exela Party) enters into definitive agreements to sell the Capital Stock of any Originator (a “Terminating Originator”) or all or substantially all of such Terminating Originator’s assets to a Person that is not Exela or an Affiliate of Exela then such Terminating Originator may terminate its obligation to sell and assign Transferred Assets to Buyer hereunder so long as each of the following conditions is satisfied:

(a)            Buyer and the Administrative Agent, shall have received prior written notice from Exela or such Terminating Originator specifying the effective date for such termination which shall not be sooner than five (5) days after Buyer and the Administrative Agent receives such notice;

(b)            immediately after giving effect to such termination, no Borrowing Base Deficit shall exist (and the Servicer shall have delivered an Interim Report setting forth the calculations evidencing satisfaction of this condition precedent);

(c)            both immediately before and after giving effect to such termination, no Purchase and Sale Termination Event, Unmatured Initial Servicer Default, Initial Servicer Default, Amortization Event, Event of Default or Unmatured Event of Default shall have occurred and be continuing or shall reasonably be expected occur (unless such sale of the Terminating Originator or its assets shall cure such event) and such Terminating Originator shall be deemed to have represented and warranted as to such on and as of the Termination Effective Date (such representation and warranty to survive such Terminating Originator’s termination as a party hereto) and, in connection therewith, Liquidity and the Borrowing Base shall be reported on a pro forma basis;

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(d)            any Intellectual Property of such Terminating Originator are repurchased by such Terminating Originator pursuant to an agreement acceptable to the Administrative Agent;

(e)            such Terminating Originator is not obligated to perform any transitional services with respect to any Intellectual Property other than such Intellectual Property Receivables being repurchased pursuant to clause (d) hereof or any Transaction Document other than those Transaction Documents such Terminating Originator is simultaneously terminating its obligations under;; and

(f)            the Parent (or another Exela Party) has entered into definitive agreements to sell the Capital Stock of such Terminating Originator or all or substantially all of such Terminating Originator’s assets to a Person that is not Exela or an Affiliate of Exela.

Any termination by an Originator pursuant to this Section 9.02 shall become effective on the later to occur of (x) the first Business Day that follows the day on which the requirements of foregoing clauses (a) through (c) shall have been satisfied or (y) the date specified in the notice referred to in the foregoing clause (a) (the “Termination Effective Date”). Any termination by an Originator pursuant to this Section 9.02 shall terminate such Originator’s right and obligation to sell or contribute Transferred Assets to Buyer and Buyer’s agreement, with respect to such Originator, to purchase or accept contributions of such Transferred Assets; provided, however, that such termination shall not relieve such Originator of any of its other obligations, to the extent such obligations relate to Transferred Assets transferred prior to the Termination Effective Date and not repurchased pursuant to this Section 9.02.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

EXELA TECHNOLOGIES, INC.,
as Initial Servicer

By:

Name:
Title:

EXELA RECEIVABLES 3 HOLDCO, LLC,
as Buyer

By:

Name:
Title:

BANCTEC, INC.,
ECONOMIC RESEARCH SERVICES, INC.
EXELA ENTERPRISE SOLUTIONS, INC.,
SOURCEHOV HEALTHCARE, INC.
UNITED INFORMATION SERVICES, INC.,
HOV ENTERPRISE SERVICES, INC.,
HOV SERVICES, INC.,
HOV SERVICES, LLC,
J&B SOFTWARE, INC.,
REGULUS GROUP II LLC,
REGULUS GROUP LLC,
REGULUS INTEGRATED SOLUTIONS LLC,
SOURCECORP BPS INC.,
SOURCECORP MANAGEMENT, INC.,
each as an Originator

By:

Name:
Title:

NOVITEX GOVERNMENT SOLUTIONS, LLC,
as an Originator

By:

Name:
Title:

SOURCEHOV LLC,
as an Originator

By:

Name:
Title:

Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been redacted.

ANNEX 1

UCC Details

[***]

ANNEX 2

NOTICE INFORMATION

If to an Originator or Buyer, to the following:

300 First Stamford Place, Second Floor West
Stamford, CT 06902
Attention: Secretary
Email: legalnotices@exelatech.com
Telephone: 203-487-5345

With a copy to Administrative Agent at its address set forth in the Loan and Security Agreement.

With an additional copy to legal team at:

With a copy to:
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019
Attn: Brian Kim

Tel: 373-3780

Email: bkim@paulweiss.com

Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been redacted.

ANNEX 3

INTELLECTUAL PROPERTY

[***]

EXHIBIT A

INTELLECTUAL PROPERTY ASSIGNMENT

This INTELLECTUAL PROPERTY ASSIGNMENT (this “Assignment”), dated effective as of [●], is by and between each entity listed on the signature pages hereto as an Assignor, (collectively, the “Assignors” and each, an “Assignor”) and EXELA RECEIVABLES 3 HOLDCO, LLC (“Assignee”). Assignee and Assignors are referred to herein individually as a “Party” and collectively, as the “Parties”. All capitalized terms used but not defined herein shall have the respective meanings specified in, or incorporated by reference into the Agreement (defined below).

RECITALS:

WHEREAS, Assignors and Assignee have entered into that certain First Tier Intellectual Property Purchase and Sale Agreement dated as of [●] (the “Agreement”) whereby each Assignor has agreed to Convey the Transferred Assets to Assignee and Assignee has agreed to acquire the Transferred Assets from Assignors;

WHEREAS, pursuant to the foregoing, each Assignor desires to convey, transfer, assign and deliver to Assignee, and Assignee desires to accept from such Assignor, all of the Intellectual Property of such Assignor associated with the Transferred Assets as set forth below.

WHEREAS, Assignee desires each Assignor to enter into this Assignment so that Assignee may record with the United States Patent and Trademark Office, United States Copyright Office, and other applicable governmental authorities and other registrars the transfer and assignment of the Intellectual Property by such Assignor to Assignee.

NOW, THEREFORE, for valuable consideration, including without limitation the consideration received by each Assignor under the Agreement, the receipt of which is hereby acknowledged, each Assignor and Assignee hereby agree as follows:

1.	Grant of Assignment. Each Assignor hereby irrevocably sells, assigns, conveys, grants and transfers to Assignee, and its successors and assigns, all of its right, title and interest, of whatever kind, throughout the world, in and to the Intellectual Property, including any applications, registrations, renewals and extensions thereof for the Intellectual Property, including as further detailed in the attached Exhibit A, and all other corresponding rights at common law or otherwise that are or may be secured under the laws of the United States or any foreign country, now or hereafter in effect, the same to be held and enjoyed by Assignee, as fully and entirely as the same would have been held and enjoyed by such Assignor had this assignment not been made.

2.	Rights. The foregoing assignment includes all rights to collect royalties, products and proceeds in connection with any of the Intellectual Property and all rights to sue for past, present or future infringement, misappropriation or other violation of the Intellectual Property, and all rights to recover damages or lost profits in connection therewith. In addition, Assignor agrees that it shall not oppose any application, seek to cancel any registration or initiate re-examination, object to any use by Assignee of the Intellectual Property, or assist any third party in any of the foregoing.

3.	Further Assurances. Each Assignor will promptly take such actions, including, without limitation, the prompt execution and delivery of documents in recordable form, as may be reasonably requested by Assignee to vest, secure, and perfect, the rights and interests of Assignee in and to the Intellectual Property assigned herein.

4.	Binding Effect. This Assignment inures to the benefit of and is binding upon Assignee and each Assignor and their respective heirs, successors and permitted assigns. Each Assignor agrees that this Assignment and any of its rights, interests or obligations hereunder shall not be assigned, directly or indirectly, including without limitation, by operation of law, without the prior written consent of Assignee. Assignee may freely assign this Assignment and any of its rights, interests or obligations hereunder.

5.	Conflict With Agreement. This Assignment is executed and delivered pursuant to the Agreement and shall be subject to the terms and conditions of, and interpreted in accordance with, the Agreement. To the extent of any conflict between the terms and conditions of this Assignment and the terms and conditions of the Agreement, the terms and conditions of the Agreement shall govern, supersede and prevail.

6.	Counterparts. This Assignment may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which together shall constitute one and the same instrument.

7.	Electronic Signatures. A signature to this Assignment delivered by email or other electronic means will be deemed valid.

8.	Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof).

9.	Amendment. This Assignment may not be amended, modified, waived, or terminated except in a writing signed by each Assignor, on the one hand, and Assignee, on the other hand.

IN WITNESS WHEREOF, each of the Parties has caused this Assignment to be duly executed and delivered by its duly authorized representative as of the date first written above.

Assignor:

BANCTEC, INC.,

ECONOMIC RESEARCH SERVICES, INC.

EXELA ENTERPRISE SOLUTIONS, INC.,

SOURCEHOV HEALTHCARE, INC.

UNITED INFORMATION SERVICES, INC.,

HOV ENTERPRISE SERVICES, INC.,

HOV SERVICES, INC.,

HOV SERVICES, LLC,

J&B SOFTWARE, INC.,

REGULUS GROUP II LLC,

REGULUS GROUP LLC,

REGULUS INTEGRATED SOLUTIONS LLC,

SOURCECORP BPS INC.,

SOURCECORP MANAGEMENT, INC.,
SOURCEHOV LLC

By:

Name:
Title:

NOVITEX GOVERNMENT SOLUTIONS, LLC,

By:

Name:
Title:

ASSIGNEE:

EXELA RECEIVABLES 3 HOLDCO, LLC

By:

Name:
Title:

Exhibit A

Intellectual Property

EXHIBIT B

FORM OF JOINDER AGREEMENT

JOINDER AGREEMENT

THIS JOINDER AGREEMENT is executed and delivered by ____________________, a ____________________ (“New Originator”), in favor of EXELA RECEIVABLES 3 HOLDCO, LLC, a Delaware limited liability company (“Buyer”), with respect to that certain First Tier Intellectual Property Purchase and Sale Agreement, dated as of [●], by and among the various originators from time to time party thereto, the Initial Servicer and Buyer (as amended, restated, supplemented and otherwise modified from time to time, the “Purchase and Sale Agreement”). Capitalized terms used and not otherwise defined are used with the meanings attributed thereto in the Purchase and Sale Agreement (including those incorporated by reference therein).

Subject to receipt of counterparts hereof signed by the signatories below, by its signature below, New Originator hereby absolutely and unconditionally agrees to become a party to the Purchase and Sale Agreement as an Originator thereunder and to be bound by all of the provisions thereof, and hereby makes as to itself, as of the date hereof, each of the representations and warranties in Article IV of the Purchase and Sale Agreement.

Attached hereto are amended and restated versions of Annexes 1, 2 and 3 to the Purchase and Sale Agreement incorporating relevant information with respect to New Originator. After giving effect to the amendments and restatements embodied therein, each of the representations and warranties contained in Sections 4.01 and 4.02 of the Purchase and Sale Agreement will be true and correct as to New Originator.

The provisions of Article VIII of the Purchase and Sale Agreement are incorporated in this Joinder Agreement by this reference with the same force and effect as if set forth in full herein except that references in such Article VIII to “this Agreement” shall be deemed to refer to “this Joinder Agreement and to the Purchase and Sale Agreement as modified by this Joinder Agreement.”

Delivered herewith are each of the documents, certificates and opinions required to be delivered by New Originator pursuant to Section 9.01 of the Purchase and Sale Agreement.

Please acknowledge your consent to New Originator’s joinder to the Purchase and Sale Agreement by signing the enclosed copy hereof in the appropriate space provided below.

[signature pages follow]

IN WITNESS WHEREOF, New Originator has executed this Joinder Agreement as of the _____ day of ____________________.

[NEW ORIGINATOR]

By:

Name:
Title:

Each of the undersigned hereby consents
to New Originator’s joinder to the Sale Agreement:

ALTER DOMUS (US) LLC,

as Administrative Agent, on behalf of itself and at the direction of the Required Lenders

By:
Name:
Title:

EXELA RECEIVABLES 3 HOLDCO LLC,
as Buyer

By:
Name:
Title:

EXELA TECHNOLOGIES, INC.,
as Initial Servicer

By:
Name:
Title:

EXELA TECHNOLOGIES, INC.,
as Performance Guarantor

By:
Name:
Title:

EXHIBIT L

Form of Performance Guaranty

[Executed version filed as Exhibit 10.6 to this Current Report of Form 8-K]

Exhibit L

EXHIBIT M

Form of IP License

Exhibit M

EXHIBIT M

INTELLECTUAL PROPERTY LICENSE AGREEMENT

by and between

EXELA RECEIVABLES 3, LLC,

as Licensor,

and

SOURCECORP BPS, INC.,

as Licensee

dated as of [●]

This INTELLECTUAL PROPERTY LICENSE AGREEMENT (the “Agreement”) is entered into as of [●] (the “Effective Date”), by and between Exela Receivables 3, LLC, a Delaware limited liability company (“Borrower” or “Licensor”) and SourceCorp BPS, Inc., a Delaware corporation (“Licensee”). Licensor and Licensee are each individually referred to herein as a “Party” and jointly and severally as the “Parties”.

RECITALS

WHEREAS, pursuant to that certain (a) First Tier IP Purchase and Sale Agreement among Exela Technologies, Inc. (“Exela”), Licensee and other Originators, as sellers, and the Pledgor, as buyer and (b) Second Tier IP Purchase and Sale Agreement between the Pledgor, as seller, and the Borrower, as buyer, each dated as of the Effective Date (collectively, the “Purchase and Sale Agreements”), Exela, Licensee and certain other Originators have indirectly transferred its rights to the Contributed Intellectual Property to Borrower;

WHEREAS, Borrower and Exela intend to enter into that certain Loan and Security Agreement, dated as of December 10, 2020 (the “Loan and Security Agreement”), among Borrower and Exela, certain Persons from time to time party thereto, as lenders (the “Lenders”), and Alter Domus (US) LLC, as Administrative Agent, pursuant to which the Lenders will make loans to the Borrower; and

WHEREAS, Licensor desires to grant, and Licensee desires to receive, a perpetual, exclusive, irrevocable (except as set forth in Article 5), royalty-bearing, worldwide license (with the right to sublicense) to use the Contributed Intellectual Property, as more particularly described herein.

NOW, THEREFORE, in consideration of the premises, the mutual promises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	DEFINITIONS AND CONFLICTS

1.1	Definitions. For purposes of this Agreement, the following words and phrases when capitalized shall have the following meanings:

“Agreement” has the meaning ascribed to it in the preamble.

“Bankruptcy Code” means The Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, and codified as 11 U.S.C. Section 101 et seq.

“Bankruptcy Law” means the Bankruptcy Code or any similar federal, state or foreign law relating to reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other debtor relief, each as amended from time to time, and any bankruptcy, insolvency, winding up, reorganization or similar law enacted under the laws of any applicable jurisdiction.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York City are required or authorized to remain closed.

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“Claims” has the meaning ascribed to it in Section 8.1.

“Contributed Intellectual Property” means the Intellectual Property transferred to Exela Receivables 3, LLC pursuant to the Purchase and Sale Agreements.

“Copyrights” has the meaning ascribed to it in the definition of Intellectual Property.

“Effective Date” has the meaning ascribed to it in the preamble.

“GMLF Payment” has the meaning ascribed to it in Section 6.2.

“Guaranteed Minimum License Fee” has the meaning ascribed to it in Section 6.2.

“Indemnified Parties” has the meaning ascribed to it in Section 8.1.

“Intellectual Property” means any and all rights in or to (a) patents and patent applications (“Patents”), (b) registered copyrights and applications for registration of copyrights (“Copyrights”), (c) Trade Secrets, and (d) all other intellectual property, whether registered or unregistered, unregistered copyrights in Software and source code and applications to register any of the foregoing (“Other IP”). For the avoidance of doubt, Trademarks shall not be included in the definition of “Intellectual Property.”

“IP License” means this Agreement.

“Lenders” has the meaning ascribed to it in the recitals.

“License Fee” has the meaning ascribed to it in Section 6.1.

“License Fee Statement” has the meaning ascribed to it in Section 6.3.

“Licensed Copyrights” means any and all Copyrights owned by or registered to Licensor as of the Effective Date or thereafter, including any Copyrights included in the Contributed Intellectual Property, and any Modifications to any of the foregoing.

“Licensed Intellectual Property” means, collectively, the (a) Licensed Copyrights, (b) Licensed Patents, (c) Licensed Software, (d) Licensed Trade Secrets and (e) Licensed Other IP.

“Licensed Other IP” means any and all Other IP owned by Licensor as of the Effective Date or thereafter, including any Other IP included in the Contributed Intellectual Property.

“Licensed Patents” means any and all Patents owned by, issued to or licensed by Licensor as of the Effective Date or thereafter, including any Patents included in the Contributed Intellectual Property, and all Patents that claim priority thereto (including foreign counterparts) or that issue therefrom.

“Licensed Products” means any and all of Licensee’s or its Affiliates’ products, goods and services covered by or marketed or sold under any of the Licensed Intellectual Property.

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“Licensed Software” means any and all Software owned by Licensor as of the Effective Date or thereafter, including any Software included in the Contributed Intellectual Property, and any Modifications of any of the foregoing.

“Licensed Trade Secrets” means any and all Trade Secrets owned by Licensor as of the Effective Date or thereafter, including any Trade Secrets included in the Contributed Intellectual Property.

“Licensee” has the meaning ascribed to it in the preamble.

“Licensor” has the meaning ascribed to it in the preamble.

“Loan and Security Agreement” has the meaning ascribed to it in the recitals.

“Modifications” means any and all improvements, additions, changes, modifications, enhancements, corrections, updates, releases, revisions, and versions of the Licensed Intellectual Property.

“Net Sales” shall mean invoiced gross revenues from sales of Licensed Products by Licensee and its Affiliates less, in each case, solely to the extent relating to such Licensed Products and solely to the extent actually incurred, allowed, paid, accrued, recorded, charged or specifically allocated to the invoiced gross revenues in accordance with GAAP: (a) sales and value added taxes paid; and (b) expected product returns, trade discounts and customer allowances, which include costs associated with off-invoice mark-downs and other price reductions, as well as trade promotions and coupons. Net Sales is determined from books and records maintained in accordance with United States generally accepted accounting principles as consistently applied with respect to sales of Licensed Products.

“Party” and “Parties” have the meanings ascribed to them in the preamble.

“Patents” has the meaning ascribed to it in the definition of Intellectual Property.

“Permitted Sublicensee” has the meaning ascribed to it in Section 2.3.

“Purchase and Sale Agreements” has the meaning ascribed to it in the recitals.

“Software” means all rights in (a) computer programs (whether in source code, object code, human readable or other forms), software implementation of algorithms, models and methodologies, development tools, and user interfaces and application programming interfaces, and (b) all documentation, including user manuals, training materials, design notes and programmers’ notes in connection therewith.

“Termination Event” has the meaning ascribed to it in Section 5.2.

“Third-Party Rights” means any rights existing on the Effective Date granted to any Person (other than to Exela, Licensee or any of its Affiliates) to use the Licensed Intellectual Property under any third-party licenses granted.

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“Trademarks” means all trademarks, service marks, certification marks, trade dress, uniform resource locations (URLs), internet domain names, social media accounts, corporate names and trade names, whether registered or unregistered, all registrations and applications for the foregoing, together, in each case, with the goodwill symbolized thereby, including all renewals and extensions thereof, all rights to recover for all past, present and future infringements thereof and all rights to sue therefor, and all rights corresponding thereto throughout the world.

“Trade Secrets” means confidential and proprietary information, including trade secrets (as defined under the Uniform Trade Secrets Act or the federal Defend Trade Secrets Act of 2016) and proprietary know-how, which may include all inventions (whether or not patentable), invention disclosures, methods, processes, designs, algorithms, source code, customer lists and data (including data included in the Licensed Intellectual Property), databases, compilations, collections of data, practices, processes, specifications, test procedures, flow diagrams, research and development, or formulas.

1.2	Other Defined Terms. Any capitalized term not defined in Section 1.1 shall have the meaning ascribed to such term in the Loan and Security Agreement.

1.3	Conflict with Other Agreements. In the event of a conflict between any provision of this Agreement and any provision of the Loan and Security Agreement or other Transaction Documents, the provisions of this Agreement shall control.

2.	LICENSE GRANT

2.1	License to Software.

(a)	Subject to the terms and conditions set forth herein, Licensor hereby grants to Licensee, and Licensee hereby accepts, subject in each case to any Third Party Rights, a perpetual, exclusive (even as to Licensor), irrevocable (in each case, except as set forth in Article 5), royalty-bearing, worldwide license to use or otherwise exploit the Licensed Software, which license includes the right to access, modify, display, copy, integrate with other Software or technologies, create derivative works of, publish, and reproduce the Licensed Software.

(b)	To the extent that Licensor, either itself or through a third party, makes any Modifications to the Licensed Software, Licensor shall retain all rights, title, and interest in and to any and all such Modifications and such Modifications shall be deemed a part of the Licensed Software.

(c)	To the extent that Licensee, for its benefit, either itself, its employees, a Permitted Sublicensee, or through a third-party, makes any Modifications to the Licensed Software, such Modifications shall be deemed “works made for hire” in favor of Licensor, and Licensee hereby assigns its right, title, and interest in and to any and all such Modifications to Licensor, and such Modifications shall be deemed a part of the Licensed Software. Licensee shall cause any Permitted Sublicensee, or third party that contributes to such Modifications as an author to execute a written agreement whereby the Permitted Sublicensee, or third-party subcontractor assigns all of its rights, title, and interest in and to the Modifications to Licensor.

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2.2	License to Copyrights, Patents, Trade Secrets, and Other IP.

(a)	Subject to the terms and conditions set forth herein, Licensor hereby grants to Licensee, and Licensee hereby accepts, subject in each case to any Third-Party Rights, a perpetual, exclusive, royalty-bearing, irrevocable (except as set forth in Article 5), worldwide license to use or otherwise exploit the Licensed Copyrights, Licensed Patents, Licensed Trade Secrets, and Licensed Other IP, which license includes the right to access, practice, modify, display, copy, create derivative works of, publish, and reproduce the foregoing.

(b)	To the extent that Licensee, for its benefit, either itself, its employees, a Permitted Sublicensee, or through any third-party, makes any Modifications to the Licensed Copyrights, Licensed Trade Secrets or Licensed Other IP, such Modifications shall be deemed “works made for hire” in favor of Licensor, and Licensee hereby assigns its right, title, and interest in and to any and all such Modifications to Licensor, and such Modifications shall be deemed a part of the Licensed Intellectual Property. Licensee shall cause any Permitted Sublicensee, or third-party that contributes to such Modifications as an author to execute a written agreement whereby such Permitted Sublicensee, or third-party subcontractor assigns all of its rights, title, and interest in and to the Modifications to Licensor.

2.3	Sublicenses.

(a)	Subject to the terms of this Section 2.3(a), Licensee may sublicense on a non-exclusive basis; except for fields of use that are more limited than the field of use set forth in Section 2.1(a) and Section 2.2(a), the Licensed Intellectual Property solely to its Affiliates or a third-party (each a “Permitted Sublicensee”); provided that in each case (i) the Permitted Sublicensee is bound by terms and conditions consistent with Licensee’s obligations set forth in this Agreement, (ii) no sublicense by Licensee will relieve Licensee of any of its obligations under this Agreement, whether or not such sublicense is permitted under the terms of this Agreement, and (iii) each sublicense granted to a third party must: (a) include a written agreement by the applicable sublicensee to assume and otherwise comply with all of the obligations of Licensee hereunder with regard to the Licensed Intellectual Property and (b) other than sublicenses granted to third parties in the ordinary course of business, be approved in writing by Licensor (such approval not to be unreasonably withheld, delayed, or conditioned).

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(b)	With respect to each sublicense granted pursuant to Section 2.3(a), so long as the Permitted Sublicensee is not in default (beyond any period given to cure such default) under its sublicense, and the terms of such sublicense comply with the requirements of this Agreement, the Permitted Sublicensee’s respective rights to use the Licensed Intellectual Property shall survive any Termination Event, and Licensee’s rights and obligations under the relevant sublicense shall be assigned to Licensor upon such Termination Event, such assignment to be effective as of the date of termination of this Agreement (the “Sublicense Assignment Effective Date”). To the extent that a sublicense is assigned to Licensor pursuant to this Section 2.3(b), Licensor shall assume Licensee’s obligations under such sublicense from and after the Sublicense Assignment Effective Date. Except, if applicable, with respect to sublicensee defaults occurring after the Sublicense Assignment Effective Date, Licensee shall require each sublicensee to comply with the terms of the applicable sublicense and the terms of this Agreement applicable to sublicensees, and Licensee shall be liable to Licensor for any non-compliance by any sublicensee with any such terms.

2.4	Bankruptcy. All rights and licenses granted by Licensor and accepted by Licensee under this Agreement are and will be deemed to be rights and licenses to “intellectual property” as such term is used in, and interpreted under, Section 365(n) of the Bankruptcy Code. The Parties agree that Licensee will retain and may fully exercise all of its respective rights and elections as a licensee of intellectual property under the Bankruptcy Code, subject to termination as a result of a Termination Event. The Parties further agree and acknowledge that enforcement by Licensee of any of its rights under Section 365(n) of the Bankruptcy Code in connection with this Agreement shall not violate the automatic stay of Section 362 of the Bankruptcy Code and waive any right to object on such basis, so long as no Termination Event has occurred.

2.5	No Other Rights. No other rights are granted or licensed to Licensee or its Affiliates under this Agreement, by implication, estoppel, statute, or otherwise, except as expressly provided in this Agreement. Any and all rights in and to the Licensed Intellectual Property not expressly granted to Licensee hereunder are hereby reserved and retained by Licensor.

3.	LICENSE TERM

The term of this Agreement shall commence on the Effective Date and shall continue until terminated pursuant to Article 5.

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4.	Ownership AND PROTECTION OF LICENSED INTELLECTUAL PROPERTY

4.1	Ownership. Licensee acknowledges Licensor’s ownership of the entire right, title, and interest in and to the Licensed Intellectual Property and all registrations and applications therefor throughout the world, including any and all Modifications, whether now existing or hereinafter acquired. Neither Licensee nor its Affiliates (other than Licensor) shall at any time acquire any rights under this Agreement in the Licensed Intellectual Property, including any Modifications, other than as expressly granted by this Agreement. If Licensee obtains any rights, title or interest in or to any of the Licensed Intellectual Property (other than the rights expressly granted under this Agreement, or it relates to or is symbolized by any Trademarks), Licensee hereby irrevocably assigns and transfers all of such rights, title and interest to Licensor.

4.2	Right to Register. Licensee acknowledges that Licensor expressly reserves the right to obtain all extensions, renewals, reissues, divisions, continuations, continuations-in-part, reexaminations or extensions of the Licensed Intellectual Property, the right to sue for past, present and future infringements of any of the foregoing, and all moral rights associated with any of the foregoing. Any and all such extensions, renewals, reissues, divisions, continuations, continuations-in-part, reexaminations or extensions shall be the sole and exclusive property of Licensor.

4.3	No Challenges. Licensee shall not challenge the validity, enforceability or ownership of any Licensed Intellectual Property, including any registrations or applications thereto, in each case on the basis that Licensor did not acquire good title to the Licensed Intellectual Property pursuant to the Purchase and Sale Agreements.

4.4	Prosecution and Maintenance. Licensee shall maintain the registrations for the Licensed Intellectual Property during the term of this Agreement. Subject to its reasonable business judgment, Licensee shall ensure that all post-registration filings and renewal applications, including any registration, renewal or maintenance fees, required by a government entity or by applicable law in connection with the Licensed Intellectual Property are completed and paid in a timely manner. At Licensee’s reasonable request and at Licensee’s sole cost and expense, Licensor shall cooperate with Licensee to provide information reasonably required by Licensee to submit to the U.S. Patent and Trademark Office, U.S. Copyright Office and relevant offices in foreign jurisdictions such post-registration filings and renewal applications. At Licensor’s reasonable request, Licensee shall prepare and file new applications to register the Licensed Intellectual Property with the U.S. Patent and Trademark Office, U.S. Copyright Office or relevant offices in foreign jurisdictions. Licensee shall keep Licensor fully informed of progress with regard to the preparation, filing, prosecution, and maintenance of any Licensed Intellectual Property, and shall provide Licensor with a quarterly report of such activities undertaken in the preceding calendar quarter. As between the Parties, and except as provided in this Agreement, Licensee shall be solely responsible for the payment of all costs associated with the enforcement, prosecution, and maintenance of the registrations for and applications for registration of the Licensed Intellectual Property, and the enforcement and defense of the Licensed Intellectual Property.

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4.5	Enforcement and Defense.

(a)	Each Party shall provide the other Party with prompt notice of any infringement or apparent infringement of any Licensed Intellectual Property or any petition to challenge or invalidate any item of registered or pending Licensed Intellectual Property. As between the Parties, Licensee, in consultation with Licensor, shall have the first right, but not the obligation, to (i) initiate and prosecute or defend any actions for any infringement of the Licensed Intellectual Property and (ii) initiate or defend any petition to invalidate or cancel any item of registered or pending Licensed Intellectual Property. To the extent Licensee exercises any of the rights in the preceding sentence, as between the Parties, Licensee shall solely control any such action, petition, or opposition and shall have the sole authority and sole control of the defense or settlement of such claim, including the negotiation, litigation, prosecution or settlement of any such action or claim. Any damages and costs recovered through such action or proceeding shall belong exclusively to Licensee. Each of the Parties shall cooperate with respect to the foregoing, including by joining any proceeding as a necessary party.

(b)	If Licensee fails to bring an action or proceeding with respect to infringement of the Licensed Intellectual Property within ninety (90) days following notice by Licensor of any alleged third party infringement, or violation of the Licensed Intellectual Property, and such alleged third party infringement or violation is of a nature that a similarly situated intellectual property owner in the industry would pursue, then Licensor shall have the right to bring and control any such action, by counsel mutually acceptable to Licensor and Licensee, and the right to settle such action and recover profits and damages from such action. To the extent Licensee elected not to take such action based on its reasonable business judgment that pursuing such an action would be detrimental or disadvantageous to its business, Licensor shall take such considerations into account prior to assuming control of any such action. To the extent Licensor assumes such control of such an action, all reasonable costs associated with such action shall be at Licensee’s sole expense. Licensee shall cooperate with all reasonable requests for assistance by Licensor in connection with the foregoing, including being named as a party in any related court proceedings.

4.6	Registration of License. At the reasonable request of Licensee, Licensor shall cooperate in good faith and take actions, at Licensee’s expense, that are reasonably necessary for Licensee to register the licenses granted hereunder in the intellectual property office or other applicable office in any jurisdiction where such registration is required with respect to the enforcement of Licensee’s rights under this Agreement.

9

Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been redacted.

5.	TERMINATION OF LICENSES

5.1	General. This Agreement and the licenses granted hereunder may only be terminated as expressly permitted by this Article 5. Neither Party shall terminate or attempt to terminate this Agreement or the licenses granted hereunder other than as expressly permitted by this Article 5.

5.2	Licensor Termination. Licensor shall have the right to immediately terminate this Agreement if: (i) an Amortization Event under the Loan and Security Agreement of the type described in clause (e) of the definition thereof has occurred and is continuing or (ii) an Event of Default under the Loan and Security Agreement has occurred that is not immediately cured (each, a “Termination Event”).

5.3	Licensee Termination Right. Licensee shall have the right to terminate this Agreement upon written notice to Licensor and the Administrative Agent at any time upon the occurrence of the Final Payout Date under the Loan and Security Agreement; provided that termination of this Agreement by Licensee pursuant to this Section 5.3 shall not affect any rights and obligations of the Parties that may have accrued prior to such termination, or as a result of such termination, or that expressly survive termination pursuant to the terms of this Agreement. Licensee shall not otherwise have any right to terminate this Agreement under Article 5.

5.4	License Termination. Upon the occurrence of a Termination Event, this Agreement will immediately terminate five (5) Business Days after the Licensor’s and Administrative Agent’s knowledge of such Termination Event unless the Administrative Agent delivers a written notice to Licensee that such Termination Event has been waived, continued or otherwise cured.

5.5	Effect of Termination Event. Upon the termination of this Agreement: (a) Licensee shall immediately cease and forever refrain from using any of the Licensed Intellectual Property, and all the rights granted to Licensee pursuant to this Agreement shall immediately cease; (b) Licensee shall remove or cause to be removed any reference to the Licensed Intellectual Property that may exist on any physical or digital materials, and any websites, maintained by Licensee in connection with its activities and/or the business of Licensee; and (c) the Parties will cooperate and do all acts and things reasonably required to properly conclude matters pursuant to this Agreement.

6.	FINANCIAL PROVISIONS

6.1	License Fee. As consideration for the licenses granted under this Agreement, within thirty (30) days after the end of each calendar quarter, Licensee shall pay to Licensor a license fee of [***] of the Licensed Products during the respective preceding calendar quarter (the “License Fee”), which shall be prorated for the first calendar quarter of the term of this Agreement.

10

Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been redacted.

6.2	Guaranteed Minimum License Fee. If, for any reason, the total aggregate amount of License Fee that Licensee pays to Licensor under Section 6.1 for any calendar month starting in 2021 is less than [***] (the “Guaranteed Minimum License Fee”), then within thirty (30) days after the end of each calendar month, Licensee shall pay to Licensor the shortfall between the amounts actually paid and the Guaranteed Minimum License Fee for the applicable month (the “GMLF Payment”). If this Agreement terminates for any reason, the Guaranteed Minimum License Fee for the applicable calendar month shall be reduced pro-rata and the GMLF Payment based on the shortfall between the amounts actually paid and the prorated Guaranteed Minimum License Fee shall be due immediately upon such termination.

6.3	Payments and Statements. All payments of the License Fee and Guaranteed Minimum License Fee shall with respect to payments due to Licensor be payable in immediately available funds in U.S. dollars by wire transfer into the Collection Account. For the purpose of converting the local currency into U.S. dollars, the rate of exchange to be applied shall be that used by Licensee in preparing its most recent quarterly filing with the U.S. Securities and Exchange Commission. All payments to Licensor pursuant to this Article 6 shall be accompanied by an accurate and complete statement (“License Fee Statement”), which shall be audited each fiscal year by a nationally recognized accounting firm, delivered to Licensor showing the total Net Sales of the Licensed Products in the relevant period.

6.4	Unconditional and Irrevocable Payment Obligations. Licensee’s obligation to make payment of any amounts under this Agreement shall be unconditional, irrevocable and irrespective of, without limitation:

(a)	the validity, enforceability, discharge, disaffirmance, settlement, rejection or compromise (by any Person, including a trustee in bankruptcy) of such obligations or this Agreement;

(b)	the absence of any attempt to collect such amounts;

(c)	the waiver or consent by Licensee with respect to any provision of this Agreement;

(d)	any change of the time, manner or place of payment, or of any other term, of the License Fee or any other amount required to be paid by Licensee under this Agreement;

(e)	any defense under or pursuant to any law, regulation or order of any jurisdiction affecting any term of any obligations of Licensee under this Agreement or rights of Licensor with respect thereto;

(f)	any default or breach of Licensee under this Agreement; and

(g)	any other circumstances or occurrences that might otherwise constitute a legal or equitable discharge or defense.

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6.5	Annual Audit. Licensee shall keep, and shall cause its Subsidiaries and sublicensees to keep, full, true and accurate books and records containing all particulars relevant to its sales of the Licensed Products in sufficient detail to verify the amounts payable to it under this Agreement. During the term of this Agreement and a period of one (1) year thereafter, Licensee shall cause to have performed an audit of its books and records, and any other records related to the Licensed Products, after the end of each calendar year, by an independent certified public accountant in connection with its annual audit for the purpose of determining the correctness of the License Fee or Guaranteed Minimum License Fee paid and the License Fee Statements delivered for that calendar year under this Agreement. Immediately upon receipt of an audit report from the independent certified public accountant, Licensee shall provide written notice to Licensor of whether the License Fee Statements and License Fees paid under this Agreement were correctly made, the amounts of error in such payments, and the nature and extent of the errors of the applicable License Fee Statements and License Fees, if any. If the audit reveals a deficiency of any License Fee due or paid by Licensee to Licensor under this Agreement, Licensee shall, within fifteen (15) days of receipt of such written notice, cure the deficiency by making a payment to Licensor of said deficiency. Licensee shall bear the full cost of such audits, including reasonable expenses related thereto.

6.6	No Set-Off. Licensee hereby waives (to the extent permitted by law) any and all rights to set-offs, withholding, reductions, recovery and counterclaims, presentments and all judicial demands for performance against Licensor.

7.	REPRESENTATIONS AND WARRANTIES; Disclaimer

7.1	Mutual Representations and Warranties. Each Party represents and warrants to the other Party, that: (a) it is duly authorized and licensed to do business and carry out its obligations under this Agreement; (b) it has full power and authority to enter into this Agreement and the execution, delivery and performance of this Agreement has been authorized by all necessary corporate action; (c) it has obtained all consents required to enter into this Agreement and neither the execution, delivery or performance of this Agreement will conflict with or constitute a breach of its certificate of incorporation, charter or by-laws; (d) when executed and delivered by the Parties, this Agreement shall constitute the legal, valid, and binding obligation of the Parties, enforceable against each Party in accordance with its terms; and (e) the provisions of this Agreement are not and were not intended to hinder, delay, or defraud any creditor.

7.2	Licensor’s Representations and Warranties. Licensor represents that, subject to any Third-Party Rights, it has the authority to grant the licenses set forth herein.

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7.3	Licensee’s Representations and Warranties. Licensee represents and warrants to Licensor that (a) this Agreement, and the License Fee to be paid by Licensor to Licensee pursuant to this Agreement, are and will all be for reasonably equivalent value, and are and will all be made for fair consideration and in good faith; (b) Licensee has used its reasonable best efforts to market, advertise, sell and distribute products and services under the Licensed Intellectual Property in the operation of its business; (c) the Agreement does not violate or conflict with or result in the breach of any of the terms, conditions or provisions of any agreement, contract or instrument to which Licensee is a party or by which Licensee is or may be bound, or give rise to a right of termination or accelerate the performance of any obligations thereunder, or constitute a default which has not been waived thereunder, or, other than pursuant to the Loan and Security Agreement, result in the creation or imposition of any lien, claim, charge, encumbrance or restriction of any nature whatsoever upon or against Licensee or any of the assets, contracts or business of Licensee; and (d) this Agreement does not violate any order, writ, injunction, decree, law, rule or regulation applicable to Licensee.

7.4	Disclaimer of Warranties. Licensor licenses the Licensed Intellectual Property to Licensee “as is.” Licensor makes no warranties of any kind, express or implied, in relation to the Licensed Intellectual Property. Without limiting the foregoing, Licensor expressly disclaims any and all implied warranties of merchantability, fitness for a particular purpose, and non-infringement.

8.	INDEMNIFICATION

8.1	Indemnification. Licensee agrees to protect, indemnify and hold harmless Licensor and its parent and Affiliates, and their directors, officers, employees, licensees, agents, representatives, successors and assigns (collectively, the “Indemnified Parties”), from and against any and all claims, suits, actions or allegations brought or asserted by a third party (each, a “Claim”) and any resulting liabilities, judgments, costs and expenses, including reasonable attorneys’ fees, arising out of or related to (a) Licensee’s use of the Licensed Intellectual Property pursuant to this Agreement; (b) Licensee’s breach of its representations, warranties and other obligations under this Agreement; (c) Licensee’s manufacture, distribution, advertising, marketing and sale of Licensed Products, including without limitation any personal injury claims or product liability claims related to the foregoing; and (d) any Claims arising out of or related to this Agreement or the other agreements and transactions contemplated thereby. Licensee shall keep Licensor fully informed of the status and progress with regard to any Claim and shall provide Licensor with copies of all documentation relating to the foregoing.

8.2	Notice of Claim. Licensor shall promptly notify Licensee upon the assertion of any Claim against an Indemnified Party and shall give Licensee a reasonable opportunity to defend and/or settle the Claim at its own expense. Licensee shall have the sole right to designate the counsel to handle any such defense and/or settlement negotiations. The Indemnified Parties shall provide Licensee with such assistance as it may reasonably request in order to ensure a proper and adequate defense of a Claim. Any settlement of a Claim must be approved in writing by the applicable Indemnified Party (not to be unreasonably withheld, delayed or conditioned) prior to the execution of any settlement agreement.

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8.3	Consequential Damages. Licensee will not assert any claim against any Indemnified Party, on any theory of liability, for any lost profits or special, indirect or consequential damages or (to the fullest extent a claim for punitive damages may lawfully be waived) any punitive damages arising out of, in connection with, or as a result of, this Agreement, and Licensee hereby forever waives, releases and agrees not to sue any Indemnified Party upon any claim for any such lost profits or special, indirect, consequential or (to the fullest extent lawful) punitive damages.

9.	GENERAL PROVISIONS

9.1	Notices. Any notice request, instruction, or other communication to be given under this Agreement by a Party shall be in writing and shall be deemed to have been given to the other Party: (a) when delivered, if delivered in person or by overnight delivery service (charges prepaid); (b) when sent, if sent via fax or email on a Business Day during or before the normal business hours of the intended recipient, and if not so sent on such a day and at such a time, on the following Business Day, provided that receipt is confirmed by the recipient; or (c) when received, if sent by registered or certified mail, return receipt requested, in each case, to the address or email address of such Party set forth below and marked to the attention of the designated individual:

If to Licensor:

2701 E. Grauwyler Road,
Irving, TX 75061
Attention: Ron Cogburn (CEO)
Email: Ronald.cogburn@exelatech.com

with a copy to:

300 First Stamford Place (Second Floor West)

Stamford, CT 06902

Attention: Erik Mengwall

Email legalnotices@exelatech.com

If to Licensee:

300 First Stamford Place (Second Floor West)

Stamford, CT 06902
Attention: Ron Cogburn (CEO)
Email: Ronald.cogburn@exelatech.com

with a copy to:

300 First Stamford Place (Second Floor West)

Stamford, CT 06902

Attention: Erik Mengwall

Email legalnotices@exelatech.com

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or to such other individual, address, or email address as a Party may designate for itself by notice given in accordance with this Section 9.1.

9.2	Amendment and Waiver. The terms of this Agreement may be amended, and the terms hereof may be waived, only by a written instrument signed by each of the Parties. No delay on the part of any Party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any Party of any right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

9.3	Assignment. Neither Party may assign, transfer or in any manner convey (including by merger, asset sale or otherwise) all or any part of its rights or obligations under this Agreement to any other Person, without the prior written consent of the other Party and, in each case, prior to the Final Payout Date under the Loan and Security Agreement, upon the written consent of the Administrative Agent if such consent is required pursuant to the terms of the Loan and Security Agreement; provided that Licensor may collaterally assign all of its right, title and interest in this Agreement to the Administrative Agent as security pursuant to the Transaction Documents. Any attempted assignment of this Agreement or of a Party’s rights or obligations under this Agreement in violation of this Section 9.3 shall be null and void, ab initio.

9.4	Security Interest. Each Party hereby expressly acknowledges that Licensor has granted a security interest in all of its right, title and interest in this Agreement to the Administrative Agent pursuant to the Loan and Security Agreement. Each Party hereby acknowledges and agrees that after the occurrence and during the continuance of an Event of Default, the Administrative Agent may exercise all rights provided in the other Transaction Documents with respect to this Agreement.

9.5	Entire Agreement. This Agreement sets forth the entire agreement of the Parties with respect to the transactions contemplated hereby and supersedes all prior agreements, arrangements and undertakings, both written and oral, among the Parties relating to the subject matter hereof.

9.6	Third-Party Beneficiary Rights. This Agreement shall inure to the benefit of and be binding upon the Parties. Each Party agrees that the Administrative Agent and its successors and permitted assigns shall be an express third-party beneficiary of this Agreement and the provisions of this Agreement are intended for the benefit of and will be enforceable by and shall not be amended without the consent of the Administrative Agent and its successors and permitted assigns in their respective capacity as Administrative Agent on behalf of itself and the other Secured Parties; provided that the Administrative Agent shall not have any duties or obligations under this Agreement or any liabilities arising hereunder. Except as otherwise provided in this Section 9.6, this Agreement is not intended to and shall not be construed to give any other third party any interest or rights (including any third-party beneficiary rights) with respect to or in connection with any agreement or provision contained herein or contemplated hereby.

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9.7	Governing Law. All matters relating to the interpretation, construction, validity and enforcement of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of laws of any jurisdiction other than the State of New York.

9.8	CONSENT TO JURISDICTION. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST LICENSOR OR LICENSEE ARISING OUT OF OR RELATING TO THIS AGREEMENT, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH OF LICENSOR AND LICENSEE, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NON-EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO IT AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 9.1 IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER IT IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (IV) AGREES THAT CREDIT PARTIES RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST IT IN THE COURTS OF ANY OTHER JURISDICTION.

9.9	WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.9.

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9.10	Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties to each such agreement in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other means of electronic transmission shall be as effective as delivery of a manually executed counterpart of any such Agreement.

9.11	Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

9.12	Survival. In the event of any expiration or termination of this Agreement, the following provisions of this Agreement shall survive: Sections 2.1(b) (but only with respect to Modifications made prior to such expiration or termination), 2.3, 4.1, 4.3, 5.5, and Articles 1, 6 (but only with respect to obligations arising prior to, or in connection with, such expiration or termination), 8, and 9.

9.13	Specific Performance. Each Party acknowledges that a breach or threatened breach by it of any of its obligations under Sections 2.1, 2.2, 2.3, 2.4, 4.1, 4.2, 4.3, 4.5 and 6.5 of this Agreement would give rise to irreparable harm to the other Persons party to this Agreement, for which monetary damages would not be an adequate remedy, and hereby agrees that in the event of a breach or a threatened breach by it of any of its obligations hereunder, the other Party and the Administrative Agent shall, in addition to any and all other rights and remedies that may be available to them in respect of such breach, be entitled to seek equitable relief, including a permanent or temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond or other security). Each Party hereby waives (a) any and all defenses in any proceeding for an injunction, specific performance or other equitable relief that the Person seeking such equitable relief or specific performance has an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity and (b) any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude either Party or the Administrative Agent from pursuing any other rights and remedies at law or in equity that such Party or the Administrative Agent may have.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the day and year first above written.

EXELA RECEIVABLES 3, LLC, as Licensor

By
Name:
Title:

SOURCECORP BPS, INC., as Licensee

By
Name:
Title:

Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been redacted.

EXHIBIT N

Form of [***]*

Exhibit N

EXHIBIT O

Form of Confirmation of Release*

Exhibit O

EXHIBIT P-1

Form of PNC Account Control Agreement*

Exhibit P-1

EXHIBIT P-2

Form of Bank of America Account Control Agreement*

Exhibit P-2

EXHIBIT P-3

Form of Bank of Texas Account Control Agreement*

Exhibit P-3

SCHEDULE I
Commitments

Party	Commitment
AG CREDIT SOLUTIONS NON-ECI MASTER FUND, LP	$93,918,279.03
AG CAPITAL SOLUTIONS SMA ONE, L.P.	$18,736,474.50
AG CATALOOCHEE, L.P.	$12,537,415.42
AG CENTRE STREET PARTNERSHIP, L.P.	$19,807,831.05
Total	$145,000,000.00

Schedule I-1

Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been redacted.

SCHEDULE II
Collection Accounts

[***]

Interim Collection Accounts

[***]

Schedule II-1

SCHEDULE III
Notice Addresses

(A)            in the case of the Borrower, at the following address:

2701 E. Grauwyler Road,
Irving, TX 75061
Attention: Ron Cogburn (CEO)
Email: Ronald.cogburn@exelatech.com

with a copy to:

300 First Stamford Place (Second Floor West)

Stamford, CT 06902

Attention: Erik Mengwall

Email legalnotices@exelatech.com

(B)            in the case of the Initial Servicer, at the following address:

2701 E. Grauwyler Road,
Irving, TX 75061
Attention: Ron Cogburn (CEO)
Email: Ronald.cogburn@exelatech.com

with a copy to:

300 First Stamford Place (Second Floor West)

Stamford, CT 06902

Attention: Erik Mengwall

Email legalnotices@exelatech.com

(C)            in the case of the Administrative Agent, at the following address:

Alter Domus (US) LLC
225 W. Washington Street, 9th Floor
Chicago, Illinois 60606
Attention: Legal Department and Lisa Schutz
Email: legal@alterdomus.com and lisa.schutz@alterdomus.com

With a copy to:

Holland & Knight LLP
150 N. Riverside Plaza, Suite 2700
Chicago, Illinois 60606

Attention: Joshua M. Spencer
Email: joshua.spencer@hklaw.com

SCHEDULE III-1

(D)            in the case of the Lender Representative, at the following address:

Angelo, Gordon & Co.

245 Park Avenue

New York, NY 10167

Attn: Mark Bernstein

Email: MBernstein@angelogordon.com

With a copy to:

Milbank LLP

Attn: Jeff Meyers
50 Hudson Yards
New York City, NY 10005

(E)            in the case of any other Person, at the address for such Person specified in the other Transaction Documents; in each case, or at such other address as shall be designated by such Person in a written notice to the other parties to this Agreement.

SCHEDULE III-1

SCHEDULE 7.01(l)
UCC Details

Legal Name: Exela Receivables 3, LLC

Other Names: None.

Jurisdiction of Organization: Delaware

Principal Place of Business:

2701 E. Grauwyler Road,
Irving, TX 75061

Schedule 7.01(l)-1

SCHEDULE 8.04(f)
Records Location:

2701 E. Grauwyler Road,
Irving, TX 75061

Schedule 8.04(f)-1